                                                                  Exhibit 10.6

                               AGREEMENT OF LEASE

                                     between

                             CTC INVESTMENTS LIMITED

                                  ("Landlord ")

                                       and

                           COACH DISTRIBUTION COMPANY

                                   ("Tenant")




                          Dated as of October 13, 1994

                                                 TABLE OF CONTENTS

ARTICLE 1             CERTAIN DEFINITIONS.......................................................................  1

ARTICLE 2             PREMISES AND TERM OF LEASE................................................................  8

ARTICLE 3             RENT......................................................................................  9

ARTICLE 4             IMPOSITIONS............................................................................... 13

ARTICLE 5             MONTHLY DEPOSITS.......................................................................... 16

ARTICLE 6             LATE CHARGES.............................................................................. 17

ARTICLE 7             INSURANCE................................................................................. 17

ARTICLE 8             USE OF INSURANCE PROCEEDS................................................................. 22

ARTICLE 9             CONDEMNATION.............................................................................. 28

ARTICLE 10            ASSIGNMENT, SUBLETTING AND MORTGAGES...................................................... 34

ARTICLE 11            LANDLORD'S AND TENANT'S PROPERTY.......................................................... 43

ARTICLE 12            REPAIRS; SERVICES......................................................................... 44

ARTICLE 13            CHANGES, ALTERATIONS AND ADDITIONS........................................................ 47

ARTICLE 14            REQUIREMENTS OF PUBLIC AUTHORITIES AND OF
                      INSURANCE UNDERWRITERS AND POLICIES; OBLIGATIONS
                      UNDER OTHER SUPERIOR AGREEMENTS........................................................... 50

ARTICLE 15            LEASEHOLD IMPROVEMENT AGREEMENT........................................................... 52

ARTICLE 16            DISCHARGE OF LIENS; BONDS................................................................. 53

ARTICLE 17            REPRESENTATIONS........................................................................... 54

ARTICLE 18            LANDLORD NOT LIABLE FOR INJURY OR DAMAGE, ETC............................................. 56

ARTICLE 19            INDEMNIFICATION OF LANDLORD............................................................... 57

ARTICLE 20            INDEMNIFICATION OF TENANT................................................................. 59

                                                         i

ARTICLE 21            RIGHT OF INSPECTION....................................................................... 61

ARTICLE 22            LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS............................................ 62

ARTICLE 23            NO TERMINATION OR ABATEMENT OF RENTAL..................................................... 63

ARTICLE 24            PERMITTED USE; NO UNLAWFUL OCCUPANCY;
                      OPERATION OF THE PREMISES................................................................. 65

ARTICLE 25            EVENTS OF DEFAULT, CONDITIONAL LIMITATIONS,
                      REMEDIES, ETC. ........................................................................... 66

ARTICLE 26            NOTICES................................................................................... 75

ARTICLE 27            SIGNAGE................................................................................... 76

ARTICLE 28            Omitted................................................................................... 78

ARTICLE 29            AMENDMENTS TO CC&R'S...................................................................... 78

ARTICLE 30            CERTAIN PROVISIONS RELATING TO SECURED LOANS.............................................. 79

ARTICLE 31            ENVIRONMENTAL MATTERS..................................................................... 80

ARTICLE 32            CERTIFICATES BY LANDLORD AND TENANT....................................................... 85

ARTICLE 33            CONSENTS AND APPROVALS.................................................................... 86

ARTICLE 34            SURRENDER AT END OF TERM OR RENEWAL TERMS................................................. 87

ARTICLE 35            ENTIRE AGREEMENT.......................................................................... 88

ARTICLE 36            QUIET ENJOYMENT........................................................................... 89

ARTICLE 37            LANDLORD'S CONTINGENCY.................................................................... 89

ARTICLE 38            INVALIDITY OF CERTAIN PROVISIONS.......................................................... 90

ARTICLE 39            FINANCIAL REPORTS......................................................................... 90

ARTICLE 40            RECORDING OF MEMORANDUM................................................................... 91

ARTICLE 41            Omitted................................................................................... 91

ARTICLE 42            MISCELLANEOUS............................................................................. 91

                                                        ii

ARTICLE 43            LIMITATION OF LIABILITY................................................................... 95

ARTICLE 44            SUCCESSORS AND ASSIGNS.................................................................... 96

ARTICLE 45            EXPANSION OPTIONS......................................................................... 96

ARTICLE 46            RENEWAL OPTIONS...........................................................................112

ARTICLE 47            Omitted...................................................................................113

ARTICLE 48            LANDLORD DEFAULTS.........................................................................113

ARTICLE 49            TITLE INSURANCE...........................................................................115


                                                     EXHIBITS

                                                                                   First Reference
Exhibit                    Exhibit Caption                                         in Lease
-------                    ---------------                                         ---------------
   A                       Description of Parcel A                                      Section  1

   B                       Title Matters                                                Section  1

   C                       Leasehold Improvement Agreement                              Section  1

   D                       Description of Parcel B                                      Section  1

   E                       Description of Parcel C                                      Section  1

   F                       Expansion Space Improvement Agreement                        Section  1

   G                       Description of Parcel D                                      Section  1

   H                       Warranties                                                   Section 12.4

   I                       Confidentiality Agreement                                    Section 21.1

   J                       Subordination Agreement                                      Section 30.2

   K                       Estoppel Letter                                              Section 32.1

   L                       Environmental Indemnity                                      Section 30.3

   M                       Illustrative Amortization
                           Schedule                                                     Section  9.1(d)

   N                       Preliminary Site Drawing                                     Section  1

                                      LEASE

         This AGREEMENT OF LEASE is made and entered into as of October 13, 1994, by and between CTC INVESTMENTS LIMITED, a Florida limited partnership having an office at 9665 Wilshire Blvd., Suite 200, Beverly Hills, California 90212 ("LANDLORD"), and COACH DISTRIBU TION COMPANY, a Delaware corporation having an office at 410 Commerce Boulevard, Carlstadt, New Jersey 07072 ("TENANT"), with the full guaranty of Tenant's obligations by Sara Lee Corporation, a Maryland corporation ("GUARANTOR").

                              W I T N E S S E T H:

         It is hereby mutually covenanted and agreed by and between the parties hereto that this Agreement of Lease is made and entered into by them upon the terms, covenants and conditions hereinafter set forth, and that for good and valuable consideration (the receipt and sufficiency of which are acknowledged by both of them) they agree as follows.

                                    ARTICLE 1
                               CERTAIN DEFINITIONS

         The terms defined in this ARTICLE 1 shall, for all purposes of this Lease, have the following meanings:

         "ADDITION" shall mean, at any time, such of the First Parcel B Addition, the Second Parcel B Addition, and the Office Facility Addition (if any) as to which Tenant shall theretofore duly and timely have exercised its option rights and become the tenant hereunder as set forth in ARTICLE 45 hereof.

         "AFFILIATE," when used with respect to any Person (hereinafter defined), shall mean any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of the foregoing definition, "CONTROL" (including "control by" and "under common control with") shall mean ownership of fifty percent (50%) or more of each class of the authorized and outstanding stock of a corporation and fifty percent (50%) or more of all of the interests in a partnership, trust or other business entity (determined without regard to cash flow preferences and similar items).

         "ASSOCIATION" shall mean the Jacksonville International Tradeport Owner's Association, Inc., a Florida non-profit corporation, and its successors and assigns.

         "BUILDINGS" shall mean and include, collectively, at any time, all buildings (including, without limitation, footings, foundations, building systems, and the interior of such buildings), structures, Equipment (hereinafter defined), fixtures, and other improvements and appurtenances of every kind and description then erected, constructed, placed or existing upon the Land (hereinafter defined). "BUILDING" shall mean and refer to any one of the Buildings.

         "BUSINESS DAYS" shall mean all days which are not a Saturday, Sunday or a day observed as a legal holiday by either the State of Florida, the State of California or the federal government.

         "CAPITAL IMPROVEMENT" shall have the meaning provided in SECTION
13.1.

         "CC&R'S" shall mean and include, collectively, the following: City of Jacksonville Resolutions 87-1009-572, 88-448-463, 88-1223-541 and
91-394-202; the Jacksonville International Tradeport (Phase One - Northeast Quadrant) Declaration of Covenants, Conditions, Restrictions and Easements made as of July 24, 1990 by Wilma/ Skyland Joint Venture, Ltd., as amended and recorded against the Premises in the real estate records of Duval County, Florida, from time to time; Notice of Adoption of a Development Order recorded in Volume 6644, page 922, of the real estate records of Duval County, Florida; Amendment to Preliminary Development Agreement recorded in Volume 6566, page 708, of the real estate records of Duval County, Florida; the Jacksonville International Tradeport Development Guidelines as in effect from time to time; and any other instru ment imposing conditions, covenants, easements or restrictions on all or any part of the Parcels (defined hereinafter) or the use thereof, which either are in effect on the effective date of this Lease (hereinafter defined) or are identified on EXHIBIT B attached hereto, as such documents or instruments be amended, modified or restated from time to time.

         "COMMENCEMENT DATE" shall have the meaning provided in ARTICLE 2.

         "CONSTRUCTION AGREEMENTS" shall mean and include all contracts or agreements for construction, Restoration (hereinafter defined), Capital Improvement, rehabilitation, alteration, conversion, extension, repair or demolition performed pursuant to this Lease.

         "CREDIT RATING" shall, at any time, mean, with respect to any Person, the rating then given by Moody's Investors Service or Standard & Poor's Corp., as the case may be, or their respective successors, to the longest-term unsecured, unsubordinated debt issue (which shall have at least ten years remaining to its maturity at that time) of such Person then outstanding (but if such Person does not then have outstanding any debt issue having at least ten years remaining to maturity which is then rated by Moody's or Standard & Poor's, it shall be deemed to have no Credit Rating for purposes of this Lease).

         "DEFAULT" shall mean any condition or event which constitutes or, after notice or lapse of time, or both, would constitute an Event of Default (hereinafter defined).

         "EQUIPMENT" shall mean and include all fixtures, equipment and personal property of any kind which is or becomes incorporated in or attached to and used or usable in the use or operation of the Premises at any time during the Term or any Renewal Term (hereinafter defined), excluding, however, any of the foregoing which are owned, leased, or used by (a) tenants or occupants of the

Premises (including, without limitation, Tenant or an Affiliate of Tenant) which such tenants or occupants have the express right to remove pursuant to the terms of this Lease (including, without limitation, Tenant's Property [hereinafter defined]), (b) contractors engaged in improving or maintaining the same, or (c) utility companies providing utilities to all or any part of the Parcels.

         "EXPANSION OPTION" shall mean, collectively, the First Parcel B Expansion Option, the Second Parcel B Expansion Option and the Office Facility Option, each of which terms is defined in ARTICLE 45 hereof.

         "EXPIRATION DATE" shall have the meaning provided in ARTICLE 2.

         "FINAL INSPECTION" shall mean, with respect to any Building or improvement, an inspection thereof made by the appropriate department or agency of the City of Jacksonville, Florida as a result of which Tenant may legally occupy and use such Building or improvement.

         "FINAL PLANS" shall mean, with respect to any Building or other structure, the drawings and specifications therefor filed with the Building Department of the City of Jacksonville, Florida (or its successor or substitute under applicable laws or ordinances), on the basis of which the Final Inspection thereof will be done.

         "FISCAL YEAR" shall mean a twelve-month period commencing July 1 and ending June 30, any portion of which occurs during the Term or any Renewal Term.

         "FIXED RENT" shall have the respective meanings provided in SECTION 3.1(a), ARTICLE 45 or ARTICLE 46 hereof.

         "GOVERNMENTAL AUTHORITY (OR AUTHORITIES)" shall mean and include the United States of America, the State of Florida, the County of Duval, the City of Jacksonville, and any agency, depart ment, commission, board, bureau, instrumentality or political subdivision of any of the foregoing, now existing or hereafter created, having jurisdiction over the Parcels or any portion thereof, or any officer or official of any of the foregoing acting in his official capacity.

         "GUARANTY" means and includes, collectively, any and all guaranties of any or all of Tenant's obligations hereunder given at any time or from time to time by Guarantor (including, without limitation, that certain Irrevocable Guaranty of Payment and Performance executed and delivered by Guarantor to Landlord substantially simultaneously with the execution and delivery of this Lease), as the same may from time to time be amended, modified or restated.

         "IMPOSITIONS" shall have the meaning provided in SECTION 4.1.

         "INITIAL BUILDING" shall mean the Building which Landlord is to cause to be constructed on Parcel A prior to the Commencement Date, for which Tenant has heretofore reviewed and approved a coordination set of architectural drawings and specifications prepared by Landlord's architect.

         "LAND" shall initially mean Parcel A (defined hereinafter), and (from and after the respective times such additional parcels are leased to Tenant hereunder) it shall also hereafter include such additional parcels of land (if any) that from time to time hereafter are leased by Landlord to Tenant pursuant to Tenant's due exercise of its Option rights pursuant to
ARTICLE 45 hereof.

         "LANDLORD" shall mean CTC Investments Limited, a Florida limited partnership, and its successors and assigns; provided however, that from and after such time (if any) as Landlord's interest in and to this Lease shall be assigned or transferred outright (and not just for collateral security purposes) in accordance with the provisions of this Lease, then from and after the effective date of such outright assignment or transfer and until the next permitted assignment or transfer (if any) occurs, the term "LANDLORD" shall mean the permitted assignee or transferee.

         "LATE CHARGE RATE" shall have the meaning provided in ARTICLE 6.

         "LEASE" shall mean this Agreement of Lease as it may from time to time be amended, modified, extended, restated or renewed.

         "LEASE YEAR" shall mean, in the case of the first Lease Year, the period beginning on the Commencement Date and ending on the day immediately preceding the first anniversary of the Commencement Date. Each subsequent Lease Year shall mean a twelve-month period beginning on an anniversary of the Commencement Date (so that, for example, the second Lease Year shall mean and refer to the 12-month period beginning on the first anniversary of the Commencement Date and ending on the day immediately preceding the second anniversary of the Commencement Date), except that the last Lease Year may be less than twelve months if this Lease expires or terminates on a date which is not the day immediately preceding an anniversary of the Commence ment Date, and in such case any annual amounts payable under this Lease (including, without limitation, Fixed Rent) shall be prorated for such last Lease Year.

         "LEASEHOLD IMPROVEMENT AGREEMENT" shall mean that certain agreement substantially in the form of EXHIBIT C attached hereto, which Landlord and Tenant have executed or will execute substantially simultaneously with the execution of this Lease.

         "OPTION" shall mean and refer to such of the Expansion Options or Renewal Options, as the context requires.

         "NOTICE" shall have the meaning provided in SECTION 26.1.

         "PARCEL A" shall mean the parcel of land described on EXHIBIT A attached hereto, except that Landlord and Tenant hereby agree that, on the written request of either of them delivered to the other not later than 180 days after final completion of the Initial Building, they will jointly cause the respective legal descriptions of Parcels A and B to be modified so that the boundary between those two parcels will be flush with the eastern edge of the Initial Building.

         "PARCEL B" shall mean the parcel of land described on EXHIBIT D attached hereto, except that Landlord and Tenant hereby agree that, on the written request of either of them delivered to the other not later than 180 days after final completion of the Initial Building, they will jointly cause the respective legal descriptions of Parcels A and B to be modified so that the boundary between those two parcels will be flush with the eastern edge of the Initial Building.

         "PARCEL C" shall mean the parcel of land described on EXHIBIT E attached hereto.

         "PARCEL D" shall mean the parcel of land described on EXHIBIT G attached hereto.

         "PARCELS" shall mean, collectively, at any time, Parcels A, B, C and D and any Buildings and other improvements then situated thereon.

         "PARKING/DRIVEWAY FACILITIES" shall mean, at any time, the South Access Roadway and such other parking lots and driveways (if any) as are then in existence and are necessary for the use and operation of, or access to, the Buildings, and which are located on the Parcels but outside the boundaries of the Land, and which Landlord and Tenant have identified, in a writing signed by both of them, as being Parking/Driveway Facilities under and for purposes of this Lease. Park ing/Driveway Facilities will initially include (i) the portions situated on Parcel D of (A) the cross- hatched and shaded area adjacent to and immediately to the south of the presently intended site for the Initial Building and (B) the strip of land extending south and westward from such cross-hatched and shaded area and indicated as an intended driveway, and (ii) the portion situated on Parcel B of the cross-hatched and shaded area in the northeast portion of Parcel B identified as "Parcel B Parking", all as shown on the preliminary site drawing attached hereto as EXHIBIT N. Such initial Parking/Driveway Facilities are referred to herein as the "INITIAL PARKING/DRIVEWAY FACILITIES"; and the strip of land described in clause (ii) of the preceding sentence has, for the present time, been designated by Landlord as the South Access Roadway (defined generally hereinbelow).

         "PERSON" shall mean and include an individual, corporation, partnership, joint venture, estate, trust, unincorporated association, tenancy-in-common, other business entity, Governmental Authority, and any federal, state, county or municipal government or any bureau, department, authority, agency or officer thereof.

         "PREMISES" shall mean, at any time, the Land and Buildings (as each such term is then defined for purposes hereof) which are then subject to this Lease as having been leased hereunder to Tenant by Landlord. The Premises shall initially consist of Parcel A and the Initial Building.

         "RENEWAL OPTION" shall have the meaning provided in ARTICLE 46.

         "RENEWAL TERM" shall have the meaning provided in ARTICLE 46.

         "RENTABLE SQUARE FEET" shall mean, with respect to any rentable space in a Building, the total floor area of the space in the Building, expressed in square feet, measured to the outside surface of the Building, based on the as-built drawings of the Building, determined by the Architect in accordance with professional standards of measurement for similar type buildings (to the extent applicable).

         "RENTAL" shall have the meaning provided in SECTION 3.4.

         "REQUIREMENTS" shall have the meaning provided in SECTION 14.1(a).

         "RESTORATION" shall have the meaning provided in SECTION 8.1(c).

         "RESTORATION FUNDS" shall have the meaning provided in SECTION
8.2(a).

         "RESTORE" shall have the meaning provided in SECTION 8.1(c).

         "SECURED LENDER" shall mean a lender which is the holder or beneficiary of a Secured Loan (or any assignee thereof) which, in the case of a construction loan, shall be an institutional lender.

         "SECURED LOAN" shall mean any loan of any kind (including, without limitation, any renewal, extension, or modification of any Secured Loan, and any Secured Loan which refinances any Secured Loan) which is secured by any mortgage, deed of trust or other security instrument (whether or not recorded) which constitutes or creates a lien, encumbrance or security interest on any portion of or interest in Landlord's interest in and to the Premises; provided, however, that the aggregate principal amount outstanding under Secured Loans shall not at any time exceed the sum of Fifteen Million Dollars ($15,000,000.00) plus the aggregate Total Construction Cost (if any) in respect of all of the exercised Expansion Options and Additions and (to the extent, if any, paid for with Secured Loan proceeds or Landlord's own funds) Restorations.

         "SOUTH ACCESS ROADWAY" shall mean that portion which lies entirely within Parcel D, of a 3-lane roadway or other right of way that will provide access from Parcel A across Parcel D to Stone Drive, the specific location of which South Access Roadway may be designated, or moved from time to time, by Landlord, provided that (i) any location to which it is moved provides Tenant with reasonably equivalent access and (ii) unless such move is either reasonably necessary to accommodate Tenant's exercise of an Option or is made at Tenant's written request, Landlord shall construct at its expense a new roadway substantially equivalent to the one it replaced (including curb, gutter, and median strips) and pay the cost of Tenant's moving its sign from the former roadway.

         "TAXES" shall have the meaning provided in SECTION 4.3(a).

         "TENANT" shall mean Coach Distribution Company, a Delaware corporation; provided, however, that after such time (if any) as all of Tenant's right, title and interest in, to and under this Lease and the leasehold estate hereby created shall have been assigned or transferred in accordance with the terms of this Lease, then from and after the effective date of such assignment or transfer and the assumption hereof by a permitted assignee pursuant to a written assignment agreement satisfactory to Landlord and all Secured Lenders and the release of the assigning Tenant from its obligations hereunder as provided in SECTION 10.2 below, and until the next permitted assignment or transfer (if any), the term "Tenant" shall mean the permitted assignee or transferee.

         "TENANT'S PROPERTY" shall have the meaning provided in SECTION 11.2.

         "TERM" shall have the meaning provided in ARTICLE 2.

         "UNAVOIDABLE DELAYS" shall mean actual delays suffered as a direct result of (i) strikes, lockouts, acts of God, enemy action, civil riots or inability to obtain labor or materials due to governmental restrictions, (ii) the wrongful failure of a party hereto to grant any consent or approval to the other, (iii) fire or other casualty or other causes beyond the control of the obligated party, and (iv) the breach or default of the other party to this Lease in the performance of its obligations under this Lease, or other act of such other party or any Person acting or claiming by, through or under such other party, which directly prevents the obligated party from performing its obligation hereunder; provided, however, that in each instance the party claiming unavoidable delay shall have notified in writing the other party thereof not later than five (5) Business Days after the incident causing the delay shall have occurred and become known to the claiming party.

         "WILMA" shall mean Wilma/Skyland Joint Venture, Ltd., a Georgia limited partnership, and its successors.

                                    ARTICLE 2
                           PREMISES AND TERM OF LEASE

         Landlord does hereby demise and lease Parcel A and the Initial Building to Tenant, and grants to Tenant, its guests, invitees and licensees all easements, rights and privileges appurtenant thereto, and Tenant does hereby lease and accept Parcel A and the Initial Building from Landlord, all subject to those matters set forth on EXHIBIT B attached hereto and made a part hereof and such other matters which either (i) result from the acts of Tenant or any Person acting or claiming by, through or under Tenant or (ii) have been or may hereafter be approved by Tenant (Tenant agrees that it will not withhold or delay its approval unreasonably).

         TO HAVE AND TO HOLD unto Tenant for the Term (as defined herein) and any Renewal Terms. "TERM" means the period commencing on the Commencement Date (as defined in the Leasehold Improvement Agreement) (the "COMMENCEMENT DATE") and expiring at 11:59 p.m. local Jacksonville, Florida, time on the date (the "EXPIRATION DATE") which is the first to occur of (1) the last to occur of (a) the day (the "INITIAL EXPIRATION DATE") which is twenty (20) years and 300 days after the date of this Lease, (b) the day preceding the tenth anniversary of the commencement of the First Renewal Term if Tenant exercises the First Renewal Option but not the Second Renewal Option, (c) the day preceding the tenth anniversary of the commencement of the Second Renewal Term if Tenant exercises both Renewal Options pursuant to ARTICLE 46, and (d) only as to any Addition and the Parcel of land on which it is situated, which are subjected to this Lease as a result of Tenant's due exercise of any Expansion Option (and not as to any other land or Building), the last day of the period to which the Term was extended as a result of the exercise of such Expansion Option pursuant to ARTICLE 45 hereof, and (2) such earlier date upon which the term of this Lease shall expire or be canceled or terminated pursuant to any of the conditions, provisions or covenants of this Lease or pursuant to law. Promptly following the Commencement Date, and also promptly following the due exercise of any Renewal Option or Expansion Option, the parties hereto shall enter into an agreement or memorandum in recordable form and otherwise reasonably satisfactory to the parties hereto, confirming (as the case may be) either the Commencement Date or the Expiration Date as then known to the parties.

         Landlord also hereby grants to Tenant a non-exclusive easement (which Landlord may, at any time and from time to time, on reasonable notice to Tenant, unilaterally relocate to any other location within the Parcels that will provide Tenant with a reasonably equivalent substitute) to use the Parking/Driveway Facilities for and during the Term.

         Landlord retains and reserves the right to use, and to license and grant to others the non-exclusive right to use, for trucks and other vehicles, the portions situated on Parcel A of (i) the South Access Roadway and (ii) the area (the "TRUCK STAGING AREA") on Parcel A which is adjacent to and south of the southern edge of the Initial Building and which is cross-hatched and shaded on EXHIBIT N attached hereto; and Tenant shall at all times cause and allow such portions of the South Access Roadway and the Truck Staging Area to be used by Landlord and its designees and licensees for trucks and other vehicles.

         Landlord retains, and reserves the right to transfer, any and all development rights applicable to Parcel A which are not utilized in connection with the Initial Building, except that Landlord will not transfer such of those retained development rights (if any) as may be necessary to permit the construction of additional Buildings for Tenant pursuant to such of the Expansion Options as have not lapsed or terminated or been fully exercised and satisfied.

                                    ARTICLE 3
                                      RENT

         SECTION 3.1.

                  (a) For and during the Term, Tenant shall pay to Landlord with respect to the initial Premises (I.E., Parcel A, the Initial Building and all other improvements now or hereafter situated on Parcel A, and exclusive of any Addition or other improvement that may be leased to Tenant pursuant to its exercise of any Expansion Option), a fixed rent ("FIXED RENT") in the respective amounts set forth below, all without any demand or notice therefor from Landlord:

                           (i) an amount per annum equal to the product of $4.40 multiplied by the Rentable Square Feet of the Initial Building situated on Parcel A, for the period beginning on the Commencement Date and ending on the last day of the fifth (5th) Lease Year;

                           (ii) an amount per annum equal to the product of $4.90 multiplied by the Rentable Square Feet of the Initial Building situated on Parcel A, for the period commencing on the first day of the sixth (6th) Lease Year and ending on the last day of the tenth (10th) Lease Year;

                           (iii) an amount per annum equal to the product of $5.45 multiplied by the Rentable Square Feet of the Initial Building situated on Parcel A, for the period commencing on the first day of the eleventh (11th) Lease Year and ending on the last day of the fifteenth
         (15th) Lease Year;

                           (iv) an amount per annum equal to the product of $5.95 multiplied by the Rentable Square Feet of the Initial Building situated on Parcel A, for the period beginning on the first day of the sixteenth (16th) Lease Year and ending on the last day of the twentieth
         (20th) Lease Year; and

                           (v) for any period within any Renewal Term, Fixed Rent determined as provided in ARTICLE 46 hereof.

                  (b) Prior to the Commencement Date, the Architect (as defined in the Leasehold Improvement Agreement) shall certify to the parties in writing, the number of Rentable Square Feet of the Initial Building. Such certification shall be binding and conclusive upon the parties, absent manifest error.

                  (c) In the event Tenant exercises any Expansion Option, Tenant shall also pay to Landlord, in addition to the Fixed Rent provided for in SECTION 3.1(a) above, Fixed Rent for the applicable Addition as determined in accordance with ARTICLE 45.

                  (d) In the event Tenant exercises any of the Renewal Options, Tenant shall pay Fixed Rent for the entire Premises (I.E., all Land and Buildings, including, without limitation, Parcel A and the Initial Building) for the applicable Renewal Term as determined in accordance with
ARTICLE 46.

                  (e) Fixed Rent shall be due and payable in equal monthly installments in advance, on the Commencement Date and on the first day of each calendar month thereafter during the Term, and (as to any Renewal Term) on the first day of such Renewal Term and on the first day of each calendar month thereafter during such Renewal Term. The monthly installment of Fixed Rent for any partial calendar month shall be prorated based on the number of actual days in such partial calendar month.

         SECTION 3.2.

                  (a) Fixed Rent (as the amount of such Fixed Rent may be adjusted as expressly provided in SECTION 9.3(c), ARTICLES 45 and 46, and EXHIBIT C), shall be absolutely net to Landlord without any abatement, counterclaim, offset, exception, qualification, or (except such as is expressly provided for in SECTION 48.2 hereof) deduction or reduction whatsoever.

                  (b) Except for debt service on any indebtedness owed by Landlord to a Person other than Tenant or Guarantor, and except as expressly required to be paid by Landlord or another Person by the express provisions of SECTION 3.3 or any other provision herein, Tenant shall pay all costs, expenses and charges of any and every kind and nature whatsoever (including, without limitation, Impositions [defined hereinafter], Taxes and insurance) of, for or relating to all of the Parcels or the ownership, use, operation, management, maintenance and repair thereof, which arise or become due or payable for, during, with respect to, or after (but attributable to a period falling within) the Term or any Renewal Term, even though Tenant may not own, lease, or have any right to use or occupy some or all of such Parcels. Impositions, Taxes, and all other amounts payable by Tenant hereunder shall be prorated for any partial Lease Year within the Term or any Renewal Term.

         SECTION 3.3.

                  (a) Notwithstanding SECTION 3.2 above, Tenant shall not be liable for the costs or other obligations (including, but not limited to, Impositions) described in SECTION 3.2(b) relating to Parcel B first arising and accruing from and after the later of (i) the eighth anniversary of the Commencement Date and (ii) the first anniversary of the earlier to occur of
(A) the date of Tenant's written notice to Landlord that Tenant irrevocably and unconditionally waives and releases all rights to exercise both of the First Parcel B Expansion Option and the Second Parcel B Expansion Option or
(B) the date as of which both the First Parcel B Expansion Option and the Second Parcel B Expansion Option have expired unexercised, it being understood and agreed that the excusal of Tenant from the payment of such costs relating to Parcel B which is provided for in this SECTION 3.3(a) shall be void and of no force or effect if either the First Parcel B Expansion Option or the Second Parcel B Expansion Option is exercised or is still available for exercise.

                  (b) Notwithstanding SECTION 3.2 above, Tenant shall not be liable for the costs or other obligations (including, but not limited to, Impositions) described in SECTION 3.2(b) relating to Parcel C first arising and accruing from and after the later of (i) the eighth anniversary of the Commencement Date and (ii) the first anniversary of the earlier to occur of
(A) the date of Tenant's written notice to Landlord that Tenant irrevocably and unconditionally waives and releases all rights to exercise the Office Facility Option or (B) the date upon which the Office Facility Option shall have expired unexercised, it being understood and agreed that the excusal of Tenant from the payment of such costs relating to Parcel C which is provided for in this SECTION 3.3(b) shall be void and of no force or effect if the Office Facility Option is exercised or is still available for exercise.

                  (c) Notwithstanding SECTION 3.2 above, Tenant shall not be liable for the costs or other obligations (including, without limitation, Impositions) described in SECTION 3.2(b) relating to Parcel D first arising and accruing from and after the date (if it should occur during the Term) as of which, pursuant to the provisions of SECTIONS 3.3(a) and (b) above, Tenant ceases to be liable for the costs and other obligations described in SECTION 3.2(b) relating to Parcel B.

         SECTION 3.4. All amounts of any and every kind whatsoever payable by Tenant pursuant to this Lease (collectively, "RENTAL"), including (without limitation) Fixed Rent, Impositions and all other amounts payable by Tenant under this Lease (other than Late Charges) shall constitute rent under this Lease, and all of the portions, amounts or components of Rental which are to be paid to Landlord pursuant to the provisions of this Lease shall be paid by wire transfer of immediately available funds in accordance with written wire transfer instructions provided by Landlord to Tenant from time to time, and all of the portions, amounts or components of Rental which are payable to any Persons other than Landlord shall be paid in full to the proper payees thereof, timely and by the time provided therefor in this Lease (or if the time for such payments is not expressly provided for in this Lease, then before the same becomes delinquent or past-due or any late payment penalty or charge becomes due with respect thereto. All Rental paid under this Lease to Persons other than Landlord who are the proper payees thereof shall be, and be construed as, payments made by Tenant for the benefit of Landlord. Tenant shall pay all Rental provided for in this Lease notwithstanding any casualty, destruction of the Buildings and other improvements, act of God, or any other event or occurrence of any kind and notwithstanding that Tenant does not own, lease, occupy or use (or have any right to acquire, lease, occupy or use) some or all of the Parcels, and in no event whatsoever shall there ever be any diminution or abatement of any Rental except in the specific circumstances, and to the specific extent, if any, expressly and specifically provided in this Lease.

         SECTION 3.5.  Omitted.

         SECTION 3.6.  Omitted.

         SECTION 3.7. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct amount of any Rental shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.

         SECTION 3.8. If any of the Fixed Rent, Impositions or any other Rental payable under the terms and provisions of this Lease shall be or become uncollectible, reduced or required to be refunded because of any rent control or similar act or law enacted by a Governmental Authority, Tenant shall enter into such agreements and take such other steps (without additional expense or liability to Tenant) as Landlord may reasonably request and as may be legally permissible to permit Landlord to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction, (a) the Rental in question shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination, and
(b) if permitted by law, Tenant shall pay to Landlord, to the maximum extent legally permissible, an amount equal to (i) the amount of the Rental in question which would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the amounts with respect to such Rental paid by Tenant during the period such legal rent restriction was in effect, plus interest on the net excess of (i) over (ii) at a reasonable rate agreed upon by the parties (and absent such agreement, at the rate of 8% per annum).

                                    ARTICLE 4
                                   IMPOSITIONS

         SECTION 4.1. Tenant covenants and agrees to pay or cause to be paid, as hereinafter provided, at Tenant's option either to Landlord or to the Governmental Authority or other Person imposing the same or to whom the same may be due and payable, all of the following items (collectively, "IMPOSITIONS") which accrue in or relate to any period beginning on or after the Commencement Date (except to the extent, if any, that any of such items are paid by Wilma or the Association): (a) Taxes (defined hereinafter) and real property assessments, (b) personal property taxes, (c) occupancy and rent taxes, (d) water, water meter and sewer rents, rates and charges, (e) excises, (f) levies, (g) license and permit fees, (h) service charges with respect to police protection, fire protection, common area maintenance, sanitation and water supply, if any, (i) Association assessments and charges, and (j) fines, penalties and other similar or like charges applicable to the foregoing and any interest or costs with respect thereto (only to the extent incurred by reason of Tenant's wrongful act or omission or Tenant's failure timely to pay the same or otherwise fully and timely to comply with any provision of this Lease), to the extent that at any time during the Term or any Renewal Term, such items listed in clauses (a) through (j) of this
SECTION 4.1 are assessed, levied, confirmed, imposed upon, or would grow or become due and payable out of or in respect of, or would be charged with respect to: (A) the Parcels or any personal property, Equipment or other facility used in the operation thereof, (B) any document (other than this Lease) by which Tenant directly or indirectly creates or transfers any interest or estate in the Parcels, (C) the use and occupancy of the Parcels by Tenant or any Person by, through or under Tenant, or (D) the Rental (or any portion thereof) payable by Tenant hereunder. Each such Imposition, or installment thereof, during the Term or any Renewal Term shall be paid at least five (5) days before the last day the same may be paid without fine, penalty, interest or additional cost; provided, however, that if, by law, any Imposition may at the option of the taxpayer be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the same in such installments and shall be responsible for the payment of such installments only (including, without limitation, any interest or late payment charges payable thereon or in connection therewith); provided, however, that all such installment payments relating to periods prior to the date definitely fixed for the expiration of the Term or any Renewal Terms shall be made prior to the Expiration Date.

         SECTION 4.2. If Tenant, or Landlord upon receipt from Tenant, is paying any Imposition directly to the Governmental Authority or other Person imposing the same, then each party, from time to time upon the request of the other party, shall furnish evidence reasonably satisfactory to the requesting party evidencing the payment of the Imposition.

         SECTION 4.3.

                  (a) "TAXES" shall mean and include (i) any and all real property or other ad valorem taxes assessed or levied against or with respect to the Parcels or any part thereof, and (ii) sales, rental, or other similar taxes on commercial rents and (iii) fines, penalties and other similar or like governmental charges applicable to the foregoing taxes or charges and any interest or costs with respect thereto.

                  (b) Nothing herein contained shall require Tenant to pay municipal, state or federal income, inheritance, estate, succession, capital levy, transfer or gift taxes of Landlord, or any corporate franchise tax imposed upon Landlord or any gross income or gross receipts taxes imposed upon Landlord, unless such tax is imposed in lieu of any of the taxes described in the preceding SECTION 4.3(a).

         SECTION 4.4. Any Imposition relating to a fiscal period of the imposing Governmental Authority or other Person, a part of which period is included within the Term or any Renewal Term and a part of which is included in a period of time prior to or after the Term or any Renewal Term, shall be apportioned between Landlord and Tenant as of the Commencement Date or Expiration Date, as the case may be, so that Tenant shall pay that portion of such Imposition which that part of such fiscal period included in the period of time on or after the Commencement Date and before the Expiration Date.

         SECTION 4.5. Tenant shall have the right, to the extent permitted by law, at its own expense, to contest the amount or validity, in whole or in part, of any Imposition it is obligated hereunder to pay, by appropriate proceedings diligently conducted in good faith. Notwithstanding the provisions of SECTION 4.1 hereof, payment of such Imposition shall be postponed if, and only as long as none of the Parcels nor any part thereof, nor any part of the rents, issues and profits thereof, would, by reason of such postponement or deferment, be, in the reasonable judgment of Landlord, in danger of being forfeited or lost, in which event the Tenant shall pay such Imposition or post a bond or other security sufficient to postpone forfeiture or levy. Upon the termination of such proceedings, including appeals, it shall be the obligation of Tenant to pay the amount of such Imposition or part thereof as finally determined in such proceedings or appeals, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees (including attorneys' fees and disbursements), interest, penalties or other liabilities in connection therewith.

         SECTION 4.6. Tenant shall have the right, to the extent permitted by law, and at Tenant's sole cost and expense, to seek a reduction in the valuation of the Parcels assessed for real property tax purposes and to prosecute any action or proceeding in connection therewith; provided, however, that during the last year of the Term (and any Renewal Term, if applicable), Landlord (and not Tenant) shall have the right (but no obligation), at Landlord's cost and expense, to seek a reduction in the valuation of the Parcels assessed for real property tax purposes and to prosecute any action or proceeding in connection therewith.

         SECTION 4.7.

                  (a) Landlord shall not be required to join in any proceedings referred to in SECTION 4.5 or 4.6 hereof unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by or in the name of Landlord, in which event Landlord shall join and cooperate in such proceedings or permit the same to be brought in its name, but shall not be liable for the payment of any costs or expenses in connection with any such proceedings, and Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from and against, any and all costs or expenses which Landlord may reasonably pay, sustain or incur in connection with any such proceedings.

                  (b) Tenant shall not be required to join in any proceedings referred to in the proviso at the end of 4.6 hereof unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by or in the name of Tenant, in which event Tenant shall join and cooperate in such proceedings or permit the same to be brought in its name, but shall not be liable for the payment of any costs or expenses in connection with any such proceedings, and Landlord shall reimburse Tenant for, and indemnify and hold Tenant harmless from and against, any and all costs or expenses which Tenant may reasonably pay, sustain or incur in connection with any such proceedings.

         SECTION 4.8. Any certificate, advice or bill of the appropriate official designated by law to make or issue the same or to receive payment of any Imposition asserting non-payment of such Imposition shall be prima facie evidence that such Imposition is due and unpaid at the time of the making or issuance of such certificate, advice or bill, at the time or date stated therein.

                                    ARTICLE 5
                                MONTHLY DEPOSITS

         From and after the occurrence of a monetary Event of Default hereunder, at Landlord's request Tenant shall deposit with Landlord, on a monthly basis together with Fixed Rent, one-twelfth of such amount as, in Landlord's reasonable judgment, is necessary so that Landlord will have sufficient funds on deposit to pay when due all Taxes, Impositions and insurance required to be paid by Tenant hereunder. In the event that at any time Landlord reasonably believes that it will have insufficient funds on hand based on the foregoing deposits, Landlord may require additional deposits, as necessary. Any such deposits shall be maintained by Landlord in a segregated interest-bearing account. All such deposits shall be deemed the property of Tenant and held in trust by Landlord, and all income thereon shall be deemed Tenant's income for purposes of federal and other income taxes, but Tenant shall not have access to, or direct the withdrawal or payment of, any funds in such account. If after payment of Taxes, Impositions and insurance for any Taxable Year, Landlord continues to hold any excess funds (including interest) which had been deposited by Tenant with

Landlord, Landlord shall within thirty (30) days after payment of the Taxes, Impositions and insurance for said Taxable Year return any excess funds to Tenant, provided, however, that if an Event of Default exists (and any applicable cure period has expired), such excess may continue to be held, or may be credited, by Landlord against future amounts due or to become due or payable by Tenant hereunder.

                                    ARTICLE 6
                                  LATE CHARGES

         If payment of any Fixed Rent, Impositions or any other Rental shall not have been paid in accordance with the provisions of SECTION 3.1, SECTION 3.4, or any other applicable provision hereof by the seventh day after the date on which such amount was due and payable under this Lease, a late charge ("LATE CHARGE") on the amount overdue at the rate ("LATE CHARGE RATE") of fifteen percent (15%) per annum from the date on which such amount was first due and payable until the date paid in full, shall at Landlord's option be payable as partial damages for Tenant's failure to make prompt payment, in addition to any other right or remedy of Landlord under this Lease. Late Charges shall be payable on demand. Nothing contained in this ARTICLE 6 and no acceptance of Late Charges by Landlord, shall be deemed to extend or change the time for payment of Fixed Rent, Impositions or any other Rental. No failure by Landlord to insist upon the strict performance by Tenant of its obligations to pay Late Charges shall constitute a waiver by Landlord of its right to enforce the provisions of this ARTICLE 6 in any instance thereafter occurring. The provisions of this ARTICLE 6 relate only to the imposition of Late Charges and shall not be construed in any way to create any grace period with respect to any Default or to extend the grace periods or notice periods provided for in ARTICLE 25.

                                    ARTICLE 7
                                    INSURANCE

         SECTION 7.1.

                  (a) Subject to the provisions herein, throughout the Term or any Renewal Terms, Tenant at its sole cost and expense shall:

                           (i) keep all Buildings or cause all Buildings to be kept insured under an "All Risk of Physical Loss" form of policy, also providing coverage for loss or damage by water, flood, subsidence and earthquake, and including coverage for changes in ordinances and laws by governmental authority resulting in consequential and contingent liabilities or increases in costs of construction, with such limits as are reasonably required by Landlord from time to time, and with deductibles not to exceed $100,000.00, except that the deduct ible may be $250,000.00 for loss or damage by flood and $500,000.00 for loss or damage by subsidence or earthquake, and excluding from such coverage normal settling only, and including war risks when and to the extent obtainable from the United States government or an agency thereof; such insurance to be in the amount set forth in the "agreed amount clause" endorsement to the policy in question, which endorsement shall be attached to the policy, provided that such amount shall be sufficient to prevent Landlord and Tenant from becoming co-insurers under provisions of applicable policies of insurance; and in the absence of such "agreed amount clause" endorsement, such insurance shall meet the requirements of this SECTION 7.1(a)(i) and shall be in an amount not less than one hundred percent (100%) of the actual full replacement cost (without reduction for depreciation or other matters) of all Buildings.

                           (ii) provide and keep, or cause to be provided and kept, in force comprehensive general liability insurance against liability for bodily injury and death and property damage, it being agreed that such insurance shall be in an amount as may from time to time be reasonably required by Landlord, but not less than $20,000,000.00 combined single limit for liability for bodily injury, death and property damage; such insurance shall include all of the Parcels and all sidewalks adjoining or appurtenant to the Parcels, shall contain blanket contractual coverage and shall also provide the following protection:

                                    (1) completed operations;

                                    (2) personal injury protection (exclusions a
                  and c of current forms deleted);

                                    (3) sprinkler leakage-water damage legal
                  liability; and

                                    (4) fire legal liability, if not otherwise
                  covered under the comprehensive form of public liability insurance.

                           (iii) provide and keep, or cause to be provided and kept in force, automobile liability and property damage insurance for all owned, non-owned and hired vehicles insuring against liability for bodily injury and death and for property damage in an amount as may from time to time (but not more often than once every three (3) years) be reasonably required by Landlord but not less than $3,000,000.00 combined single limit, such insurance to contain the so-called "occurrence clause";

                           (iv) provide and keep, or cause to be provided and kept in force, workers' compensation providing statutory benefits for all persons employed by Tenant at or in connection with the Parcels;

                           (v) if a sprinkler system shall be located in any portion of any Building, provide and keep, or cause to be provided and kept in force, sprinkler leakage insurance in amounts reasonably required by Landlord;

                           (vi) provide and keep, or cause to be provided and kept, in force boiler and machinery insurance in an amount as may from time to time be reasonably required by

         Landlord but not less than $10,000,000.00 per accident on a combined basis covering direct property loss and loss of income and providing for all steam, mechanical and electrical equipment, including without limitation, all boilers, unfired pressure vessels, piping and wiring;

                           (vii) provide and keep, or cause to be provided and kept, in force such other insurance in such amounts as either (A) Landlord may reasonably require (including, without limitation, insurance against loss or damage to landscaping and to irrigation and lawn sprinkler systems) or (B) Landlord may from time to time be required to carry by any Secured Lender, in either such case against such other insurable risks or hazards as at the time are commonly insured against in the case of prudent owners of like buildings, improvements and property.

                  (b) All insurance provided or caused to be provided by Tenant as required by this Section 7.1 (except the insurance under SECTION 7.1(a)(iv)) shall name Tenant as a named insured and Landlord as a named insured and a loss payee and shall include a so-called "Landlord Protective Insurance" rider or endorsement providing, among other things, that Landlord has full rights to the full amount of the policy. The coverage provided or caused to be provided by Tenant as required by SECTIONS 7.1(a)(i), 7.1(a)(v) and 7.1(a)(vi), 7.1(a)(vii) and any property insurance required to be maintained pursuant to SECTION 7.1(a) shall also name as an additional insured and (if Landlord so requests) also as an additional loss payee, under a standard noncontributing mortgagee clause, each Secured Lender which Landlord requests Tenant so to name. The coverage provided or caused to be provided by Tenant as required by SECTIONS 7.1(a)(ii) and 7.1(a)(iii) and any liability insurance provided or caused to be provided by Tenant shall also name each Secured Lender as an additional insured.

         SECTION 7.2.

                  (a) The loss under all policies required by any provision of this Lease insuring against damage to the Buildings by fire or other casualty shall be payable jointly to Landlord or its designee, Tenant and (if Landlord so designates) Secured Lenders, for application in accordance with
ARTICLE 8 hereof.

                  (b) All insurance required by any provision of this Lease shall be in such form as is reasonably acceptable to Landlord and shall be issued by any insurance company licensed and authorized to do business in the State of Florida and having a Best's Insurance Reports (or any successor publication of comparable standing) rating of A XIII (or the then-equivalent of such rating) or better or by any other insurance company approved in writing by Landlord. All policies referred to in this Lease shall be procured, or caused to be procured, by Tenant, at no expense to Landlord and for periods of not less than one (1) year. Prior to the commencement of the term of each such policy, Tenant shall deliver to Landlord the following: (i) a certificate of insurance issued by the insurance carrier (not a broker or agent) evidencing all coverages required by this Lease and the respective amounts and limits thereof, such certificate to be satisfactory in all respects to Landlord and to each Secured Lender (in each such Secured Lender's absolute and unqualified discretion); and (ii) such additional evidence of insurance (if any) as any Secured Lender may, in its absolute discretion, require. Tenant hereby agrees to defend, indemnify and hold harmless Landlord and all Secured Lenders from and against any and all losses, liabilities, damages, costs, expenses and claims of any and every kind whatsoever which any or all of them may pay, incur or sustain, or which may be asserted against them, as a consequence or result of Tenant's having failed to obtain, carry or maintain any insurance coverage required by the provisions of this Lease. A similar certificate of insurance for any new or renewal policy that replaces any policy expiring during the Term or any Renewal Term, together with any additional evidence of such insurance that any Secured Lender may, in its absolute discretion, require, shall be delivered to Landlord as aforesaid at least twenty-five (25) days prior to the date of expiration of the old policy, together with proof reasonably satisfactory to Landlord that all premiums thereon have been paid for at least the first twelve months following the date of such certificate.

                  (c) Tenant and Landlord shall cooperate in connection with the collection of any insurance moneys that may be due in the event of loss, and Tenant and Landlord shall execute and deliver such proofs of loss and other instruments which may be reasonably required for the purpose of obtaining the recovery of any such insurance moneys.

                  (d) All property insurance policies as required by this Lease shall provide in substance that all adjustments for claims shall be made with the written consent of Landlord subject to the respective rights of Tenant and any Secured Lender as an insured or additional insured to participate in making such adjustment.

                  (e) Tenant shall not violate or permit to be violated any of the conditions or provisions of any insurance policy required hereunder, and Tenant shall so perform and satisfy or cause to be performed and satisfied the requirements of the companies writing such policies so that at all times companies of good standing, reasonably satisfactory to Landlord (as provided in SECTION 7.2(b) hereof), shall be willing to write and continue such insurance.

                  (f) Each policy of insurance required to be obtained or caused to be obtained by Tenant as herein provided, and each certificate or memorandum therefor issued by the insurer, shall contain (i) a provision that no act or omission of Tenant, Landlord or any Secured Lender shall affect or limit the obligation of the property insurance company to pay Landlord or any Secured Lender the amount of any loss sustained, (ii) an agreement by the insurer that such policy shall not be canceled or modified without at least thirty (30) days' prior written notice to Landlord and each Secured Lender, and (iii) a provision authorizing the waiver of subrogation by Tenant and Landlord of any right to recover the amount of any loss resulting from the negligence of the other or its agents, employees or licensees.

         SECTION 7.3. Notwithstanding any contrary provision contained in this Lease, Tenant hereby waives any and all rights of recovery, claim, action, or cause of action against Landlord or its partners, agents, contractors or employees, for any loss or damage that may occur to the Premises or the Parcels, or any property of Tenant therein or thereon, by reason of fire, the elements, or any other cause which is, or is required to be, insured against under insurance policies carried or required to be carried by Tenant under this Lease, regardless of cause or origin, including negligence of Landlord or its partners, agents, contractors or employees, and Tenant covenants that no insurer shall hold any right of subrogation against Landlord or any of such other Persons and all such insurance policies shall be amended or endorsed to reflect such waiver of subrogation.

         SECTION 7.4. The insurance required by this Lease, at the option of Tenant, may be effected by blanket and umbrella policies issued to Tenant covering the Parcels and other properties owned or leased by Tenant; provided, however, that any such blanket policies shall (a) separately set forth the amount of the insurance applicable to the Parcels, (b) otherwise comply with the provisions of this Lease, and (c) afford the same protection and rights to Landlord as would be provided by policies individually applicable to the Parcels.

                                    ARTICLE 8
                            USE OF INSURANCE PROCEEDS

         SECTION 8.1.

                  (a) If all or any part of any of the Buildings or access thereto shall be destroyed or damaged in whole or in part by fire or other casualty, Tenant shall give to Landlord immediate notice thereof.

                  (b) If any such casualty damage or destruction shall (i) occur at any time during the last two years of the Term or any Renewal Term,
(ii) render the Premises or a substantial portion thereof unusable for Tenant's uses hereunder (or the permitted uses of Tenant's assignee or sublessee), and (iii) cost more than $5,000,000.00 to restore, then Landlord or Tenant may in their sole discretion (but subject to any conditions precedent set out elsewhere in this SECTION 8.1), by written notice given to the other within ten (10) days after such damage or destruction, terminate this Lease (except that if, within such 10-day period, Tenant notifies Landlord that it wishes to extend such period from 10 days to any date specified in the notice which is not later than three months after the date of such damage or destruction, and Tenant acknowledges in writing that it will continue to pay all Rental hereunder and be responsible for all other obligations of Tenant hereunder for and during such period, then if no Default has occurred such 10-day period shall be extended to the date requested in such notice for the benefit of both Landlord and Tenant, each of whom may terminate this Lease during that period as provided in this sentence), in which case Landlord may obtain and retain all insurance proceeds payable for or on account of such damage or loss for Landlord's own account and, if Tenant makes the payments to Secured Lenders (if any) required by the last sentence of this paragraph, this Lease shall thereafter be of no further effect; provided, however, that Tenant shall have the right to nullify any Landlord termination by duly and timely exercising any Renewal Option pursuant to ARTICLE 46 (if then available for exercise pursuant to the provisions of said ARTICLE 46). If Tenant terminates this Lease and the insurance proceeds paid to Landlord are insufficient to satisfy all amounts due on outstanding Secured Loans, then Tenant, on behalf of

Landlord, shall pay to each Secured Lender such Secured Lender's share of such deficiency so that all of such Secured Loans shall be paid and satisfied in full (and Tenant's payment of such deficiency shall be a condition precedent to the effectiveness of Tenant's termination of this Lease); provided, however, that the aggregate amount Tenant shall be obligated so to pay to all of the Secured Lenders on account of all of the Secured Loans taken together shall be calculated in the same manner, and shall be subject to the same limitation as to the principal indebtedness component thereof, as is applicable to the Shortfall (defined hereinafter).

                  (c) If any such damage or destruction does not result in termination of this Lease in accordance with SECTION 8.1(b), and provided that all monies or proceeds received by Landlord and Secured Lender from insurance provided herein (payable to either, both or jointly) (other than rent insurance) are deposited into a segregated interest-bearing escrow account (which account is not available to satisfy claims of such Secured Lender's general creditors) with Secured Lender and made available for Restoration (defined herein), Tenant, at its sole cost and expense, for the benefit of Landlord, whether or not such damage or destruction shall have been insured or insurable, and whether or not insurance proceeds (if any) shall be sufficient for the purpose, with reasonable diligence (subject to Unavoidable Delays) shall repair, alter, restore, replace and rebuild or allow Landlord (at Tenant's sole cost and expense) to repair, alter, restore, replace and rebuild (collec tively, "RESTORE"; and the work with respect thereto is referred to herein collectively as "RESTORA TION") or cause to be Restored the same, to at least the extent of the value and as nearly as practicable to the character of the Building existing immediately prior to such occurrence (but in all events in compliance with all applicable laws and codes and the CC&Rs) and otherwise in substantial conformity with the Final Plans therefor; and Landlord shall in no event be called upon to Restore any Building or to pay any of the costs or expenses thereof. In the event all monies or proceeds received by Landlord and Secured Lender from insurance provided herein (payable to either, both or jointly) (other than rent insurance) are, through no fault of Tenant, not (within a reasonable time after such receipt thereof) made available for Restoration and are not maintained in an escrow account maintained by Secured Lender, Tenant, at Tenant's option, may terminate this Lease upon at least 15 Business Days' prior written notice to Landlord and Secured Lender, in which event Tenant shall (if such monies are not, within such 15-day period, deposited with the Secured Lender or otherwise made available for Restoration) be relieved of all obligations hereunder (but any such purported termination by Tenant will be ineffective if, within such 15-day period, such monies are deposited with the Secured Lender or otherwise made available for Restoration). If Tenant either (i) fails or neglects to Restore or cause to be Restored with reasonable diligence (subject to Unavoidable Delays) the Buildings or the portions thereof so damaged or destroyed or (ii) having so commenced such Restoration, fails to complete or cause to be completed the same with reasonable diligence (subject to Unavoidable Delays) in accordance with the terms of this Lease, then Landlord or Secured Lender may complete such Restoration for Tenant's account and at Tenant's sole cost and expense. For purposes of ARTICLES 8 and 9, the "RESTORING PARTY" shall mean Tenant; or, if Tenant allows Landlord, and Landlord (in its sole and absolute discretion) agrees, to be responsible for the Restoration, or if Landlord undertakes to restore in the event Tenant refuses or otherwise fails diligently to restore, Restoring Party shall then mean Landlord.

         SECTION 8.2.

                  (a) Subject to the provisions of SECTION 8.3, Secured Lender shall release to Restoring Party or to Restoring Party and its contractor(s) from time to time, upon the following terms and conditions, any monies or proceeds received by Landlord or Secured Lender from insurance provided herein (payable to either, both or jointly) (other than rent insurance) or cash or the proceeds of any security deposited with Secured Lender pursuant to SECTION 8.5 (collectively, "RESTORATION FUNDS"). Secured Lender shall release to Restoring Party, as hereinafter provided, the Restoration Funds, for the purpose of Restoration to be made by Restoring Party to Restore the Buildings to a value not less than their value prior to such fire or other casualty. Such Restoration shall be done in accordance with, and subject to, the provisions of ARTICLE 13, including, without limitation, the maintenance of the insurance coverage referred to in SECTION 13.1(d). The Restoration Funds shall be paid to or for the account of Restoring Party from time to time in installments as the Restoration progresses, upon application to be submitted from time to time by Restoring Party to the Secured Lender(s) as described in SECTION 8.3. The amount of any installment to be paid to or for the account of Restoring Party shall be such portion of the total Restoration Funds as the cost of work, labor, services, materials, fixtures and equipment theretofore incorporated in the Restoration bears to the total estimated cost of the Restoration, less (i) all payments thereto fore made to or for the account of the Restoring Party out of the Restoration Funds and (ii) a sum equal to ten percent (10%) of the amount so determined, the sums held back pursuant to this clause (ii) to be paid to or for the account of Restoring Party in the last installment of Restoration Funds upon the final completion of the Restoration. Upon payment in full for the Restoration, the balance (if any) of the Restoration Funds consisting of insurance proceeds shall be paid first to reimburse Tenant for the reasonable out-of-pocket costs (if any) paid by Tenant to the engineer or architect described in SECTION 8.2(B) for its cost estimate referred to therein, then to reimburse Landlord for the reasonable costs (if any) paid by Landlord to the engineer or architect described in SECTION 8.2(b) for its cost estimate referred to therein, then subject to the rights of any Secured Lender named as an insured, any remainder shall be paid to Landlord for its own account and, to the extent such balance consists of sums deposited by Tenant, shall (after first paying to Landlord therefrom an amount necessary to reimburse it for the reasonable costs, if any, paid by Landlord to the engineer or architect described in SECTION 8.2(b) for its cost estimate referred to therein) be paid over to Tenant. Subject to the provisions herein, in the event that the Restoration Funds are insuffi cient for the purpose of paying for the Restoration, Tenant nevertheless shall be required to cause the Restoration to be made, and shall pay or cause to be paid any additional sums required for the Restoration.

                  (b) Prior to the making of any Restoration which Tenant is required to make pursuant to SECTION 8.1, Tenant shall furnish Landlord with an estimate of the cost of such Restoration, prepared by a licensed professional engineer or registered architect approved by Landlord and (if Landlord so requests) any Secured Lender, which approval shall not be unreasonably withheld. Landlord, at its election, may engage a licensed professional engineer or registered architect to prepare its own estimates of the cost of such Restoration.

                  (c) In the event of damage to or destruction of any Building, if any emergency situation arises involving imminent danger either to human life or safety or of further substantial damage to the Premises, Tenant may (at Tenant's sole cost, expense, liability and risk) take such emergency actions on a temporary basis as are necessary to avoid such danger, but Tenant shall not be relieved of any of its obligations under this Lease (including, without limitation, its obligations concerning Restoration or the application of all insurance proceeds to Restoration) and none of such obligations shall be reduced, diminished, deferred or affected in any way.

         SECTION 8.3. The following shall be conditions precedent to each payment made to Restoring Party as provided in SECTION 8.2:

                  (a) there shall be submitted to the other party and the Secured Lender disbursing the Restoration Funds a certificate from the aforesaid engineer or architect (and, if required by the Secured Lender, also a similar certificate from such Secured Lender's own inspecting architect or engineer) stating (i) that the sum then requested to be withdrawn either has been paid by Restoring Party or is justly due to contractors, subcontractors, materialmen, engineers, architects or other Persons (whose names and addresses shall be stated) who have rendered or furnished work, labor, services, materials, fixtures or equipment for the work and giving a brief description of such work, labor, services, materials, fixtures or equipment and the principal subdivisions or categories thereof and the several amounts so paid or due to each of said Persons in respect thereof, and stating in reasonable detail the progress of the Restoration up to the date of said certificate; (ii) that the sum then requested does not exceed the value of the work, labor, services, materials, fixtures and equipment described in the certificate; (iii) that the balance of the Restoration Funds held by Secured Lender will be sufficient, upon completion of the Restoration, to pay for the same in full, and stating in reasonable detail an estimate of the cost of such completion; and (iv) that to the best of such persons's knowledge all work had been done in a good and workmanlike manner and in substantial compliance with the plans and specifications therefor which had been approved by Landlord and/or Secured Lender and with all applicable laws, ordinances and the CC&R's; and

                  (b) there shall be submitted to the other party and to the Secured Lender disbursing the Restoration Funds a contractor's sworn statement or affidavit in statutory form relating to all work done to date for which payment is then being requested from the general contractor and all appropriate subcontractors, together with supporting lien waivers in statutory form from the general contractor and all subcontractors and materialmen (all tiers) filing notices to owner or otherwise may have a lawful claim to a lien, as well as all other customary documentation (if any) as may reasonably be required by any Secured Lender; and

                  (c) with respect to any final payment, Restoring Party shall furnish to the other party and the Secured Lenders a final contractor's affidavit (with supporting lien waivers) in statutory form and an affidavit from Restoring Party that all parties having rights to lien the Premises have been paid in full; and

                  (d) at the time of making such payment, no uncured Event of Default exists (the condition precedent described in this clause (d) may be waived in writing by Landlord, in its absolute discretion, unilaterally and without the joinder or consent of any other Person).

         SECTION 8.4. If any material loss, damage or destruction occurs, Restoring Party shall furnish or cause to be furnished to the other party and all Secured Lenders holding a lien on or security interest in any of the damaged property or otherwise affected by such loss, at least ten (10) days before the commencement of any Restoration which Restoring Party is required or elects or is deemed to have elected to make pursuant to SECTION 8.1, the following:

                  (a) complete plans and specifications for the Restoration of the Building, prepared by a licensed professional engineer or registered architect whose qualifications shall meet with the reasonable approval of the other party and such Secured Lenders, and, at the request of the other party, any other drawings, information and samples that the other party may reasonably request, all of the foregoing to be subject to the other party's and such Secured Lenders' review and approval for substantial conformity with the Final Plans;

                  (b) a general contract to perform the Restoration work for a stipulated sum or for cost plus a fee with an upset price, in form assignable to the other party and such Secured Lenders, made with a reputable and responsible contractor, providing in substance for (i) the completion of the Restoration with reasonable diligence, subject to Unavoidable Delays, in accordance with said plans and specifications, free and clear of all liens, encumbrances, security agreements, interests and financing statements, and
(ii) a payment and performance bond by sureties reasonably satisfactory to the other party and such Secured Lenders, naming the contractor as principal and the other party and such Secured Lenders as dual obligees, in a penal sum equal to the amount of such contract, or a clean irrevocable negotiable letter of credit or other security reasonably satisfactory to the other party and such Secured Lenders in an amount equal to the amount of such contract; and

                  (c) if Landlord is not the Restoring Party, an assignment to Landlord of the contract so furnished and the bond, letter of credit or other security so provided, such assignment to be duly executed and acknowledged by Tenant, and acknowledged by the contractor, sureties and other parties, and by its terms to be effective only upon any termination of this Lease or upon Land lord's re-entry upon the Premises following an Event of Default, prior to the complete performance of such contract, such assignment also to include the benefit of all payments made on account of said contract including payments made prior to the effective date of such assignment.

         SECTION 8.5. If the estimated cost of any Restoration which Tenant is required to make pursuant to SECTION 8.1 exceeds the net insurance proceeds received by Landlord or the Secured Lender disbursing the Restoration Funds, then, prior to the commencement of such Restoration, or thereafter if it is determined that the cost to complete the Restoration exceeds the unapplied portion of such insurance proceeds, Tenant shall deposit with such Secured Lender a bond, cash, irrevocable letter of credit or other security reasonably satisfactory to such Secured Lender and Landlord in the amount of such excess, to be held and applied in accordance with the provisions of SECTION 8.2, as security for the timely and proper completion of the work free of liens.

         SECTION 8.6. Except as otherwise expressly and specifically provided herein, this Lease shall not terminate or be forfeited or be affected in any manner, and there shall be no reduction or abatement of the Rental payable hereunder by Tenant, by reason of damage to or total, substantial or partial destruction of the Buildings or any part thereof or by reason of the untenantability of the same or any part thereof, for or due to any reason or cause whatsoever, or because of any taking of all or part of the Premises by the power of eminent domain, or any other event or occurrence, and Tenant, notwithstanding any law or statute, present or future, irrevocably releases and waives any and all rights to terminate this Lease or to quit or surrender the Premises or any part thereof; and Tenant expressly agrees that its obligations hereunder (including, without limitation, the payment of Rental payable by Tenant hereunder) shall continue under all circumstances without abatement, suspension, diminution or reduction of any kind, as though the Buildings had not been damaged or destroyed and no part of the Premises had been taken.

         SECTION 8.7. For purposes of ARTICLES 8 and 9, if at the time of Restoration there is no Secured Lender, Tenant and Landlord agree that Landlord's original construction lender shall act as Secured Lender for the sole purpose of holding and disbursing the Restoration Funds. If Landlord's original construction lender is unwilling, or at any time refuses, to act as Secured Lender for those purposes, Tenant and Landlord shall select an institutional lender or a title insurance or trust company with offices in Jacksonville, Florida, mutually agreeable to both parties to act as said Secured Lender for such purposes.

         SECTION 8.8. In no event (other than as a result of a due and proper termination of this Lease effected in accordance with the express provisions hereof) shall there be any abatement, reduction or diminution of Rental in the event of any casualty regarding, relating to or affecting the Premises, Tenant agreeing to pay full Rental hereunder at all times after any and all such casualties have occurred regardless of whether Tenant is then able to use or occupy the Premises and regardless of whether or not any Restoration is being carried out.

                                    ARTICLE 9
                                  CONDEMNATION

         SECTION 9.1.

                  (a) If at any time during the Term or any Renewal Terms, the whole or substantially all of the Premises, Buildings, and Parking/Driveway Facilities shall be taken or sold under threat or notice thereof for any public or quasi-public purpose by any lawful power or authority by the exercise of the right of condemnation or eminent domain or by agreement among Landlord, Tenant and those authorized to exercise such right, this Lease and the Term or any Renewal Terms shall, on written notice of such termination given by Landlord or Tenant to the other not later than five Business Days after the effective date of such taking or sale, terminate effective as of the date of such taking or sale and the Rental payable by Tenant hereunder shall be paid to and apportioned as of the date of such taking or sale.

                  (b) If the whole or substantially all of the Premises, Buildings, and Park ing/Driveway Facilities shall be taken as provided in this SECTION 9.1, the proceeds of any condemnation awards shall be paid and distributed as follows: (i) there shall first be paid to Landlord an amount equal to the total of all amounts due on or outstanding under all Secured Loans (but the amount so paid to Landlord under this clause (i) on account of the aggregate principal amount outstanding under the Secured Loans shall be subject to the same limitation as applies in calculating the amount of the Shortfall [defined hereinbelow]); (ii) there shall next be paid to Tenant a sum equal to the then-unamortized cost (determined on the basis of Tenant's accounting records, which Tenant shall keep in a manner consistent with generally accepted accounting principles) of any Capital Improvements taken in such taking and which were made to the Premises by Tenant and paid for by Tenant with its own funds (and not with insurance or condemnation proceeds), less the cost of any work with respect to such Capital Improvements which was performed by Landlord for Tenant without any charge to Tenant or were otherwise paid for by Landlord, whether before or after the execution and delivery of this Lease; and (iii) the balance of the award, if any, shall be paid to Landlord.

                  (c) Each of the parties agrees to execute and deliver any and all documents that may be reasonably required in order to facilitate collection by them of such awards in accordance with the provisions of this
ARTICLE 9.

                  (d) If the whole or substantially all of the Premises shall be taken, and the total of the entire principal amount outstanding and all interest and other amounts (including, without limitation, all prepayment premiums, penalties and charges) of any and every kind which have accrued or will accrue or be payable under all Secured Loans as of the time the same are to be paid and satisfied in full as contemplated herein as a result of the condemnation exceeds the amount of the award paid to Landlord pursuant to clause (i) of SECTION 9.1(b) (the amount of such excess is referred to herein as the "SHORTFALL"), then Tenant on behalf of Landlord shall pay to each Secured Lender such Secured Lender's share of the Shortfall so that all of the Secured Loans (and all amounts payable in respect thereof) shall then be paid and satisfied in full. Solely for purposes of determining the amount of any Shortfall hereunder, the total principal amount (not including interest, prepayment penalties or premiums, or other charges or amounts) of all Secured Loans taken into consideration shall not exceed the sum of (i) $15,000,000.00 reduced in proportion to, and in accordance with the same time schedule as is applicable to, the regularly-scheduled principal amortization (if any) applicable to the first long-term Secured Loan obtained by Landlord to refinance the construction loan for the Initial Building (Landlord presently anticipates that it is likely to obtain such first long-term loan from Northwestern Mutual Life Insurance Company and that the principal balance of such loan will amortize in accordance with a schedule substantially similar to that set out in EXHIBIT M attached hereto), plus (ii) the then-outstanding aggregate principal balance of Secured Loans (as they may theretofore have been amortized in accordance with their respective terms) which financed costs paid or incurred for or in connection with any Additions, Expansion Options or Restorations.

Landlord shall have no obligation to disclose to Tenant the principal amortization schedule, or any other fact or matter relating to the amount of the indebtedness thereunder, under or concerning any Secured Loan until such time, if any, as Landlord makes a demand upon Tenant for payment of a Shortfall hereunder.

         SECTION 9.2. For purposes of this ARTICLE 9, the "date of taking" shall be deemed to be the earlier of (i) the date on which actual possession of the whole or substantially all of the Premises, or a part thereof, as the case may be, is acquired by any lawful power or authority pursuant to the provisions of the applicable federal or Florida state law, or (ii) the date on which title to the Premises or the aforesaid portion thereof shall have vested in any lawful power or authority pursuant to the provisions of the applicable federal or Florida state law.

         SECTION 9.3.

                  (a) If part but less than substantially all of the Premises or Buildings shall be taken as provided in this ARTICLE 9, and there has been no taking or impairment of parking therefor or access thereto that would materially adversely affect Tenant's use of the remaining facilities, then this Lease and the Term or any Renewal Terms shall continue unaffected, without abatement of the Rental or diminution of any of Tenant's obligations hereunder except as otherwise expressly provided in SECTIONS 9.3(b) and 9.3(c).

                  (b) If part but less than substantially all of the Premises, Buildings, Park ing/Driveway Facilities or access thereto shall be taken, and if the governing Secured Loan documents of the Secured Lenders whose Secured Loans are secured by the portions of the Premises affected by such taking require that there be paid to such Secured Lenders, on account of their respective Secured Loans, any amounts (collectively, the "SECURED LOAN REQUIRED PAYDOWN AMOUNT") because of such taking, then there shall be paid to such Secured Lenders from the condemnation award an aggregate amount equal to such Secured Loan Required Paydown Amount provided that it does not exceed the Proportional Loan Reduction Amount (defined hereinafter); and if the total net amount (after paying reasonable costs of collection) of all monies or proceeds received by Landlord or Secured Lender from condemnation award proceeds (payable to either, both or jointly) is insufficient therefor, Tenant shall pay such amount (subject to the limitations concerning the maximum amount of the principal indebtedness component of the Secured Loans as is set out at the end of SECTION 9.1(d)) as a Shortfall hereunder, but if the total of all such net proceeds received from condemnation awards exceeds the Proportional Loan Reduction Amount (if any), such excess shall be deposited into a segregated interest-bearing escrow account with a Secured Lender (or alternative institution as provided herein with respect to insurance proceeds) and made available for Restoration. Under the circumstances described in the preceding sentence, Tenant agrees, at its sole cost and expense, for the benefit of Landlord, whether or not the award or awards, if any, shall be sufficient for the purpose, to proceed with reasonable diligence (subject to Unavoidable Delays) to Restore or cause to be Restored any and all remaining parts of the Buildings not so taken so that the latter shall be a complete, rentable, self-contained architectural unit in good condition and repair. Subject to the provisions and limitations in this ARTICLE 9, Landlord and any Secured Lender shall make available to Restoring Party as much of that portion of the actual award (less all reasonable expenses of collection incurred by Landlord or Secured Party, and less the Secured Loan Required Paydown Amount [but not more than the Proportional Loan Reduction Amount], if any, paid to Secured Lenders; the net amount of such proceeds, after such reductions, is referred to herein as the "RESTORATION APPLICATION AMOUNT") received by Landlord or Secured Lender, if any, as may be necessary to pay the cost of Restoration of the part of the Buildings remaining. If, through no fault of Tenant, either (i) the Restoration Application Amount is not made available for Restoration and is not maintained in an escrow account maintained by a Secured Lender or appropriate alternative escrowee (Landlord shall have the right, but no obligation, to make up any deficiency in the Restoration Application Amount from its own funds), or (ii) if the Secured Loan Required Paydown Amount is greater than the Proportional Loan Reduction Amount and Landlord does not make up any deficiency in the Restoration Application Amount resulting therefrom, then Tenant, at Tenant's option, may terminate this Lease and thereby avoid any obligation with respect to such Restoration by giving Landlord and all Secured Lenders notice of its election to terminate within 15 days of Tenant's receiving notice that less than the Restoration Application Amount will be so deposited and made available for Restoration (but notwithstanding such termination by Tenant, Tenant will still be obligated promptly to pay to the Secured Lenders the entire
Shortfall amount [if any] -- subject to the limitations concerning the maximum amount of the principal indebtedness component of the Secured Loans as is set out at the end of Section 9.1(d) -- by which the Secured Loan
Paydown Amount [but not to exceed, for this purpose, the Proportional Loan Reduction Amount] exceeds the total net proceeds [after the deductions described hereinabove) of the condemnation award received by Landlord or Secured Lenders). Tenant's right to terminate this Lease as provided in the preceding sentence shall irrevocably and unconditionally lapse, expire and be of no further force or effect automatically if Tenant fails to give Landlord such a notice of termination within such 15-day period. Such Restoration, the estimated cost thereof, the payments to Restoring Party on account of the cost thereof, Landlord's and each Secured Lender's rights to perform the same and to perform Tenant's obligations with respect to condemnation proceeds held by each of such Persons, shall be done, determined, made and governed in accordance with and subject to the provisions of ARTICLES 8, 9 and 13. Any balance of the award held after completion of the Restoration shall be paid to Landlord, and any cash (and the proceeds of any security) deposited by Tenant with Secured Lender pursuant to SECTION 9.4 remaining after completion of the Restoration shall be paid to Tenant. Each of the parties agrees to execute and deliver any and all documents that may be reasonably required in order to facilitate collection of the awards. If the portion of the award made available by Landlord or Secured Lender is insufficient for the purpose of paying for the Restoration, Tenant shall nevertheless be required to make or cause to be made the Restoration and to pay or cause to be paid any additional sums required for the Restoration. For purposes hereof, "PROPORTIONAL LOAN REDUCTION AMOUNT" means, at any time, the amount
(expressed in dollars) equal to the product of multiplying the aggregate outstanding principal balances of all Secured Loans affected by the condemnation or other taking by the fraction of which the numerator is the total number of Rentable Square Feet taken or otherwise lost as a result of such condemnation or other taking and the denominator is the total number of Rentable Square Feet in the Buildings encumbered by such Secured Loans immediately before the effective ness of such condemnation or taking.

                  (c) If a taking of the nature described in SECTION 9.3(A) occurs and after the Restoration of any Building the number of Rentable Square Feet of such Building is less than the number prior to such taking and Restoration, then, from the date of such taking the annual Fixed Rent payable for and with respect to that Building shall be the amount determined by multiplying (i) the annual Fixed Rent per Rentable Square Foot by (ii) the number of Rentable Square Feet of the Restoration Building in question remaining after the taking (as shown on the "as-built" drawings of the Restored Building) and as recertified by the Architect.

         SECTION 9.4. If the estimated cost of any Restoration required by the terms of this ARTICLE 9 exceeds the condemnation award (after deducting all reasonable expenses of collection) received by Landlord and Secured Lenders, then, prior to the commencement of such Restoration or thereafter if it is determined that the cost to complete the Restoration exceeds the unapplied portion of such award, Tenant shall deposit with a Secured Lender (or suitable alternative escrowee as provided hereinabove) a bond, cash, irrevocable letter of credit or other security reasonably satisfac tory to Landlord and Secured Lenders in the amount of such excess, to be held and applied by Secured Lender in accordance with the provisions of SECTION 9.3, as security for the completion of the work free of public improvement, vendors', mechanics', laborers' or materialmen's statutory or other similar liens.

         SECTION 9.5. If the temporary use of the whole or any part of the Premises shall be taken at any time during the Term or any Renewal Term for any public or quasi-public purpose by any lawful power or authority by the exercise of the right of condemnation or eminent domain or by agreement, Tenant shall give prompt notice thereof to Landlord. Except as expressly and specifically provided in this ARTICLE 9, the Term and any Renewal Terms shall not be reduced or affected in any way and Tenant shall continue to pay in full the Rental payable by Tenant hereunder without reduction or abatement, and Tenant shall be entitled to receive for itself any award or payments for such use; provided, however, that if the taking is for a period beginning during, but extending beyond the end of, the Term or any Renewal Term, such award or payment shall be appor tioned between Landlord and Tenant as of the last day of the Term or any Renewal Term.

         SECTION 9.6. In case of any governmental action not resulting in the taking or condemnation of any portion of the Premises but creating a right to compensation therefor, such as the changing of the grade of any street upon which the Premises abut, then, except as otherwise provided in this ARTICLE 9, this Lease shall continue in full force and effect without reduction or abatement of Rental and, subject to the rights of the Secured Lenders, and any award shall be determined by applicable law.

         SECTION 9.7. Notwithstanding any contrary provision in this Article, with respect to any condemnation or similar taking that occurs after the end of the twentieth Lease Year, Tenant shall not be obligated to pay any Shortfall except a Shortfall that relates only to Secured Loans the proceeds of which financed or refinanced the costs of constructing one or more Additions or other improvements other than the Initial Building as in place on the Commencement Date. The preceding sentence shall not be construed as limiting or restricting in any way Tenant's obligations for or concerning Restorations.

         SECTION 9.8. Anything contained herein to the contrary notwithstanding, Landlord shall not settle or compromise any taking or other governmental action creating in Tenant either a right to compensation or an obligation to pay all or part of the Secured Loans as provided in this
ARTICLE 9 without the prior consent of Tenant, which consent shall not be unreasonably withheld or delayed.

         SECTION 9.9. Notwithstanding anything herein to the contrary, in connection with any taking or threat thereof, Tenant shall be entitled, at its sole expense, to make a separate claim, and to prove and receive an award, for (a) the value of Tenant's Property to the extent the same is taken, (b) any Capital Improvement owned by Tenant pursuant to ARTICLE 45, and (c) any business damages, moving allowances and other expenses or claims permitted by law, if any; and Landlord shall not be entitled to any portion of any award made solely for such items.

                                   ARTICLE 10
                      ASSIGNMENT, SUBLETTING AND MORTGAGES

         SECTION 10.1. Subject to the provisions of this Lease that apply thereto, Tenant shall have the absolute right, at any time when no Event of Default shall have occurred and remain uncured, upon prior written notice to Landlord, to sublet, assign or otherwise transfer all or any part of its interest in the Premises or the Lease, without Landlord's approval, written or otherwise, so long as Tenant's assignee's or sublessee's use of the Premises or part thereof is in all respects subject to, and complies with and conforms to, the provisions of this Lease and the CC&R's and all applicable laws, rules, statutes, codes, ordinances and regulations.

         SECTION 10.2. In the event Tenant duly assigns this Lease, in conformity with all of the applicable provisions of this Lease, to an assignee who has assumed all of Tenant's obligations under the Lease pursuant to a written assumption agreement satisfactory in all respects to Landlord and all Secured Lenders, then, if Tenant's assignee (or a guarantor who executes and delivers to Landlord a written agreement guaranteeing the payment and performance of all obligations of such assignee under or concerning this Lease, which written guaranty agreement is substantially identical to the Guaranty executed by Guarantor and delivered to Tenant substantially simultaneously with the execution of this Lease or is otherwise satisfactory in form and substance to Landlord and all Secured Lenders, respectively, in their sole, absolute and arbitrary discretion) then has a Credit Rating equal to or better than A1 from Moody's and AA minus from Standard & Poor's, and if Tenant pays Landlord a sum equal to 1% of the principal balance of all then-outstanding Secured Loans (to the extent that such amount is charged by, or paid or payable to, Secured Lenders holding such Secured Loans, for, on account of, or as a consequence of such assignment or such release), Tenant and Guarantor shall be freed and released from all of their respective agreements, covenants, and obligations under this Lease and the Guaranty, respectively. Otherwise, Tenant and Guarantor, respectively, shall remain primarily liable hereunder and with respect to this Lease and the Guaranty, respectively. Tenant and Guarantor, respectively, shall in all events remain primarily liable under this Lease and the Guaranty after, and notwithstanding, any Subleases (defined hereinafter).

         SECTION 10.3. If Tenant's entire interest under this Lease is duly assigned and Landlord is given notice thereof, Landlord shall accept Rental from the assignee and, if an Event of Default has occurred and is continuing, may (in its discretion) collect and enforce Rental directly from the assignee. If the Premises or any part thereof are sublet, used or occupied by any Person other than Tenant, Landlord may, in its discretion, if an Event of Default has occurred and is continuing, collect and enforce Rental directly from the subtenant or occupant. References in this Lease to use or occupancy by others (that is, any Person other than the Tenant) shall not be construed as limited to subtenants and those claiming through subtenants, but rather as including also licensees, concession aires, operators and others claiming under or through Tenant immediately or remotely a legal right of possession or occupancy of the Premises or any portion thereof (all such persons being referred to individually in this Lease as a "SUBTENANT" and collectively as "SUBTENANTS").

         SECTION 10.4. Notwithstanding anything to the contrary contained in this Article, if Tenant shall at any time or times during the Term or any Renewal Term of this Lease desire to assign this Lease or sublet all or part of the Premises, Tenant shall give thirty days prior written notice thereof to Landlord (or 90 days prior written notice if Tenant wishes for the Guarantor to be released from the Guaranty under SECTION 10.2), which notice shall be accompanied by a statement setting forth in reasonable detail the identity and business address of the proposed assignee or Subtenant, its proposed use of the Premises, and (in the case of a sublease) a detailed description of the portion of the Premises to be subleased. No assignment or sublease shall be valid or effective unless such notice has been duly given.

         SECTION 10.5. Notwithstanding anything to the contrary contained in this ARTICLE 10, it shall be a condition precedent to any assignment or subletting that each assignee shall expressly assume and agree to be subject to and bound by and personally obligated and liable for, and each sublessee shall agree to be subject to, all of the covenants, agreements, terms, provisions and conditions contained in this Lease, except such (if any) as by their nature are clearly and inherently irrelevant or inapplicable, in each such case pursuant to a written instrument satisfactory to Landlord (acting reasonably) which is signed by such assignee or sublessee and delivered to Landlord. Subject to SECTION 10.2: Tenant shall and will remain fully liable for the payment of all Rental due and thereafter to become due hereunder and for the performance of all of the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of any assignee or Subtenant or anyone claiming under or through any assignee or Subtenant which shall be in violation of any of the provisions of this Lease, and any such violation shall be deemed to be a violation by Tenant; and, Guarantor will continue to remain fully liable and obligated under the Guaranty.

         SECTION 10.6. With respect to each and every Sublease authorized under the provisions of this Lease, it is further agreed as follows:

                  (a) No subletting shall be for a term (including renewal or extension options) ending later than one day prior to the expiration of the Term or any relevant Renewal Term (if exercised) of this Lease.

                  (b) No Subtenant shall take possession of the Premises or any part thereof until an executed counterpart of such Sublease, conforming with the applicable provisions and requirements of this Lease, has been delivered to Landlord.

                  (c) Each Sublease shall expressly provide that (1) it is subject and subordinate to this Lease and to the matters to which Tenant's rights or interests under this Lease is or shall be subordinate, and that in the event of Landlord's termination of or re-entry or dispossess under this Lease, Landlord may, at its option and without the consent of the Subtenant, take over all of the right, title and interest of Tenant, as sublessor, under such Sublease, and (2) such Subtenant shall, if requested to do so by Landlord (in Landlord's absolute discretion), attorn to Landlord pursuant to the then-executory provisions of such Sublease or, at Landlord's option, enter into a direct lease on identical terms with Landlord for the balance of the unexpired term of the Sublease, except that Landlord shall not under any circumstance whatsoever be (i) liable for any previous act or omission of Tenant under or concerning such Sublease, (ii) subject to any offset, not expressly provided for in such Sublease, which theretofore accrued to such Subtenant against Tenant, (iii) liable for any security deposited by such Subtenant which has not been transferred to Landlord, (iv) bound by any previous modification of such Sublease not approved by Landlord, (v) bound by any prepayment of more than one month's rent, (vi) bound by any covenant of Tenant to undertake or complete any construction or improvement of the Premises or any portion thereof demised by such Sublease, or (vii) bound by any obligation of Tenant or any other Person to make any payment to, on behalf of, or for the account or benefit of, the Subtenant.

                  (d) Each Sublease shall expressly provide, in addition to such other matters as are required pursuant to this ARTICLE 10, that (1) the Subtenant will not pay any rent or other sums under the Sublease for more than one month in advance of the due date for any corresponding Rental obligation under this Lease, and (2) on the termination of this Lease pursuant to ARTICLE 25, upon Landlord's request the Subtenant will promptly deliver to Landlord "as-built" drawings of any and all construction, alteration, renovation or Restoration work performed or caused to be performed in the space demised under such Subtenant's Sublease, and if any construction, alteration, renovation or Restoration work with respect to such space is then proposed or in progress, such Subtenant's drawings and specifications, if any, for such work.

         SECTION 10.7. Tenant shall make reasonable efforts to cause all Subtenants to comply with their obligations under their respective subleases or occupancy, operating, license and concession agreements, as the case may be (individually, a "SUBLEASE" and collectively, "SUBLEASES"), and Tenant shall enforce with reasonable diligence all of its rights and remedies as the sublessor or licensor thereunder in accordance with the terms of each of the Subleases.

         SECTION 10.8. The fact that a violation or breach of any of the terms, provisions or conditions of this Lease results from or is caused by an act or omission by any of one or more Subtenants or (unless Tenant has been released from its obligations hereunder in connection with an assignment to such assignee as provided hereinabove) by an assignee shall not relieve Tenant of Tenant's obligations to cure, and to be responsible for all of the consequences, of such violation or breach.

         SECTION 10.9. To secure the prompt and full payment by Tenant of the Rental and the faithful performance by Tenant of all of the other terms and conditions herein contained on its part to be kept and performed, Tenant hereby assigns, transfers and sets over unto Landlord, subject to the conditions hereinafter set forth in this SECTION 10.9, all of Tenant's right, title and interest in and to all assignments of its interest under this Lease and all Subleases, and hereby confers upon Landlord and its agents and representatives a right of entry in, and sufficient possession of, the Premises to permit and insure the collection by Landlord of the rentals and other sums payable under the Subleases and such lease assignments, and further agrees that the exercise of the right of entry and qualified possession by Landlord shall not constitute an eviction of Tenant from the Premises or any portion thereof; provided, however, that Landlord may not enforce, or exercise any remedies under, such assignment to Landlord until
(a) an Event of Default shall have occurred and all applicable cure periods shall have expired, or (b) this Lease, the Term or any Renewal Terms shall be canceled or terminated pursuant to the terms, covenants and conditions hereof, or (c) there occurs repossession under a dispossess warrant or other judgment, order or decree of a court of competent jurisdiction and then only as to such of the Subleases (if any) that Landlord may elect to take over and assume.

         SECTION 10.10. Tenant shall deliver to Landlord on or before each December 31st during the Term and any Renewal Terms, a schedule of any lease assignment and all Subleases, if any, which schedule shall include the respective names of any assignee and all Subtenants and, with respect to each Sublease, a description of the space sublet, the expiration date, any extension or renewal options, rentals and other payment obligations, and any other information relating to such Subleases which Landlord reasonably requests. From time to time during the Term and any Renewal Terms, Landlord may change the date on which Tenant is required to deliver such schedule by giving Tenant thirty (30) days' prior notice thereof; provided, however, that Tenant shall not be required to deliver such schedule more than twice in any period of twelve consecutive months.

         SECTION 10.11. Notwithstanding anything to the contrary in this Lease, under no circumstance whatsoever may Tenant directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, assign, transfer, convey, grant, sell, encumber, pledge or dispose of any of the Expansion Options or the Renewal Options, or any other right or option of Tenant which is granted or expressed in ARTICLE 45 or ARTICLE 46, nor may Tenant contract or agree to do any of the foregoing, except (i) to an assignee of all of Tenant's right, title, estate and interest in and to this Lease and the Premises who acquires such interest in compliance with the provisions of SECTION 10.1 hereof, (ii) in all cases with the express prior written consent of Guarantor, which consent may be withheld arbitrarily and in the sole and absolute discretion of Guarantor, and (iii) in all cases (unless Guarantor has theretofore been released from its obligations under the Lease or, simultaneously with such assignment, Guarantor is being released and no substituted Guarantor will replace it as guarantor of

Tenant's or the assignee's obligations under the Lease) only upon delivery to Landlord of a written instrument signed by and binding upon Guarantor, which instrument is satisfactory and acceptable to Landlord in its reasonable judgment, in which Guarantor consents to the assignment and acknowledges and agrees that (A) any exercise by such assignee of any Option (specifically including, without limitation, any Expansion Option and any Renewal Option) and any Lease amendment that results from or relates to any such exercise will be deemed to have been approved by Guarantor for all purposes of the Guaranty and (B) all obligations of any and every kind whatsoever (including, without limitation, all obligations for Fixed Rent and for other Rental) which arise, accrue, relate to or result from the exercise by such assignee of any or all of the Options (whether accruing or arising in, or relating to, any Renewal Term or the Term as it relates to any Addition, or otherwise) shall be deemed for all purposes of the Guaranty to constitute Guarantied Obligations arising within the Guarantied Portion of the Term (those terms being defined for purposes hereof as they are defined in the Guaranty) for which Guarantor will be fully liable under the Guaranty; and any document, instrument, agreement, grant, contract or other act or thing purporting to or agreeing to accomplish or effect any of the foregoing to or in favor of a Person other than an assignee satisfying the requirements of the preceding clauses (i), (ii) and (iii) shall be absolutely and completely invalid, void ab initio, and of no force or effect whatsoever.

         SECTION 10.12.

                  (a) Notwithstanding anything which may be to the contrary in SECTION 10.7, Landlord covenants and agrees, for the benefit of any Subtenant who has duly subleased any space in the Premises in conformity with all applicable conditions, requirements and provisions of this Lease, that on and subject to the conditions set out in the proviso to this sentence, Landlord shall recognize the Subtenant as the direct tenant of Landlord upon the termination of this Lease pursuant to any of the provisions of ARTICLE 25 and the termination of any other Sublease superior to the Sublease of such Subtenant, but only if (1) Landlord (acting reasonably) is satisfied that the Guaranty will remain in effect thereafter and Guarantor remains ready, willing and able to perform all of its obligations thereunder, (2) such Subtenant's Sublease (A) obligates the Subtenant to pay, as rent thereunder, total amounts each month which are not less (per Rentable Square Foot) in total than the Rental payable under this Lease by Tenant for such space, (B) obligates the Subtenant to pay and perform all other obligations that Tenant is obligated to pay and perform under this Lease, and (C) is substantially identical to this Lease, and (3) each Secured Lender shall have agreed in writing that it will not join the Subtenant as a party defendant in any foreclosure action or proceeding which may be instituted or taken by the Secured Lender or evict the Subtenant from the portion of the Premises demised to it except by reason of the Subtenant's default under its Sublease or affect any of the Subtenant's rights under its Sublease by reason of any default under such Secured Lender's Secured Loan; provided, however, that at the time of the termination of this Lease (i) no default exists under the Subtenant's Sublease which would then permit the landlord thereunder to terminate the Sublease or to exercise any dispossess or similar remedy provided for therein, and (ii) the Subtenant executes and delivers to Landlord an instrument, satisfactory in form and substance to Landlord, confirming the agreement of the Subtenant to attorn to Landlord and to recognize Landlord as the Subtenant's landlord under the Sublease, which instrument shall (A) set out such Subtenant's agreement to deliver to Landlord and its designees such estoppel or confirmation letters concerning such Sublease as Landlord may request from time to time and (B) provide that neither Landlord nor anyone claiming by, through or under Landlord, shall be:

                           (1) liable for any act or omission of any prior sublandlord (including, without limitation, the then-defaulting sublandlord),

                           (2) subject to any offsets or defenses which the Subtenant may have against any prior sublandlord (including, without limitation, the then-defaulting sublandlord),

                           (3) bound by any payment of rent which the Subtenant might have made for more than one month in advance of the due date for any corresponding Rental obligation under this Lease to any prior sublandlord (including, without limitation, the then-defaulting sublandlord),

                           (4) liable for any security deposited by such Subtenant which has not been transferred to Landlord,

                           (5) bound by any covenant to undertake or complete any construction or improvement of the Premises or any portion thereof demised by said Sublease,

                           (6) bound by any obligation to make any payment to the Subtenant, it being expressly understood (without limitation of the foregoing) that Landlord shall not be bound by any obligation to make any payment to, on behalf of or for the account or benefit of a Subtenant with respect to construction performed by or on behalf of such Subtenant at the subleased premises, or

                           (7) bound by any modification of the Sublease which reduces the fixed rent, additional rent, supplemental rent or other charges or amounts payable by the Subtenant under the Sublease (except to the extent equitably reflecting any reduction in the space covered by the Sublease), or shortens or extends the term thereof, or increases the obligations of the landlord thereunder, or otherwise materially adversely affects the rights or interests of the landlord thereunder, made without the express written consent of Landlord.

                  (b) If a Subtenant entitled to such recognition, or Tenant on behalf of such Subtenant, shall so request in writing, Landlord shall execute and deliver an agreement, in form and substance reasonably satisfactory to Landlord, Tenant and such Subtenant, confirming that, subject to the provisions of clauses (i) and (ii) of SECTION 10.12(a) and the other applicable provisions and conditions of that Section, such Subtenant is entitled to such recognition.

         SECTION 10.13. Prior to the Commencement Date, except for any Secured Loan, Landlord shall not, whether voluntarily, involuntarily, or by operation of law or otherwise, assign, encumber, pledge, grant a security interest in, or otherwise transfer all or any portion of Landlord's interest in

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

this Lease or the Premises without obtaining the prior written consent of Tenant, which may be given or withheld in Tenant's sole discretion. For purposes of this SECTION 10.13, if Landlord is a corporation or partnership, and if at the time prior to the Commencement Date the Person or Persons which owns or own a majority voting control of such corporation's shares or the general partner's interest in such partnership, as the case may be, ceases or cease to own, directly or indirectly, a majority of those voting control shares or general partner's interest, as the case may be, whether by operation of law or otherwise, any such event shall be deemed to be an assignment of this Lease as to which Tenant's prior consent shall be required. After the Commencement Date, Landlord may assign, encumber, mortgage, pledge, grant a security interest in, or transfer all or any part of its interest in the Lease and the Premises without restriction or limitation of any kind, provided that the Person or Persons who then acquire or own Landlord's interest in the Lease or Premises, including without limitation the purchaser or transferee in any sale or transfer, must have the capability to and expressly agree in writing to assume and carry out any and all agreements, covenants and obligations of Landlord hereunder, in which event the original Landlord shall be freed and relieved of, and released from, all of its agreements, covenants and obligations under the Lease. Anything in the preceding portions of this SECTION 10.13 or elsewhere in this Lease to the contrary notwithstanding, Landlord may, at any time or from time to time, freely and without restriction or limitation of any kind, assign, encumber, mortgage, pledge, grant a security interest in, or transfer all or any part of its right, title, interest or estate in, under or to the Lease, the Premises and the Parcels to any Secured Lender (or such Secured Lender's designee in the case of a conveyance in lieu of foreclosure) or to any purchaser at a foreclosure, trustee's, or other similar sale; and any and all Secured Lenders, their designees, and such purchasers, and their successors, purchasers and assigns, shall be free of all of the restrictions and limitations set out in the preceding sentences of this SECTION 10.13.

         SECTION 10.14. Tenant shall not place any advertising signs on the Premises or otherwise advertise for subtenants or lease assignments without Landlord's prior written approval, which Landlord will not withhold unreasonably; provided, however, that in no event shall Tenant place any advertising signs on the Premises within the final two years of the Term or any Renewal Term. Any advertising sign which Tenant does place or allow to remain on the Premises shall at all times be clean, neat, dignified and in first-class condition. Without limiting the generality of the preceding sentence: no advertising sign or other advertisement shall be placed, or be allowed to remain, on the Premises in violation of any applicable law, code, ordinance or CC&Rs; no advertising sign shall remain on the Premises for longer than six months without being removed or replaced by a new sign which satisfies all of the requirements of this SECTION 10.14; and, any advertising sign placed or allowed to remain on the Premises shall expressly state that any available space is being offered by the lessee thereof for assignment or sublet.

         SECTION 10.15.

                  (a) Tenant may from time to time mortgage or grant a security interest in its rights under this Lease (including its option and other rights hereunder) and its leasehold interest in the Premises (a "LEASEHOLD MORTGAGE"), but only on and subject to all of the conditions and provisions applicable to an outright assignment of Tenant's interest hereunder as set out herein. On and subject to the satisfaction of all such conditions and provisions, the holder of any Leasehold Mortgage (a "LEASEHOLD MORTGAGEE") may be granted all rights and privileges of the Tenant under this Lease and may exercise any or all such rights in accordance with the provisions of the Leasehold Mortgage, but Landlord shall have no obligation to recognize or deal with any Leasehold Mortgagee unless and until all of such conditions and provisions have been fully satisfied and complied with. Tenant hereby agrees to defend, indemnify and hold Landlord harmless from and against any and all losses, liabilities, damages, costs, expenses and claims of any and every kind which Landlord may pay, suffer or incur, or which may be asserted against Landlord, as a result or consequence of Landlord's dealing with or taking any action (or refraining from taking any action) requested by any Leasehold Mortgagee.

                  (b) Within 30 days after being requested in writing to do so by Tenant, Landlord will deliver to Tenant or any Leasehold Mortgagee designated in writing by Tenant to Landlord a reasonable estoppel letter confirming (subject to such exceptions, qualifications, limitations or clarifications, if any, that Landlord may consider appropriate) the following: (i) the existence of this Lease and any amendments or modifications thereto, (ii) the absence of any material defaults under this Lease by Tenant known to Landlord or, if such defaults exist, identifying them, (iii) the Rental payable under this Lease and whether any waivers or concessions have been granted by Landlord with respect thereto, and (iv) such other information readily available to Landlord as Tenant or such Leasehold Mortgagee may reasonably request.

                  (c) Landlord agrees that if requested to do so in writing by Tenant and any one Leasehold Mortgagee, Landlord will (a) send to such Leasehold Mortgagee, at its address theretofore furnished to Landlord by Tenant in a written notice hereunder, a copy of any notice of default which Landlord may thereafter give under this Lease to Tenant, and (b) accept from such Leasehold Mortgagee any complete curing of any Default by Tenant hereunder on the same basis, within the same period of time, and subject to the same conditions, as Landlord would have been obligated to accept if such cure had been effected by Tenant. Landlord shall not be required to subordinate any of its rights, titles, estates or interests to any Leasehold Mortgage.

                                   ARTICLE 11
                        LANDLORD'S AND TENANT'S PROPERTY

         SECTION 11.1.

                  (a) Tenant acknowledges that the Buildings and all of the materials and Equipment incorporated therein are the property of Landlord, and Tenant agrees that, except for Tenant's Property and except as provided in ARTICLE 45, all materials and Equipment incorporated into any Building at any time during the Term shall immediately become and constitute the property of Landlord, and that title to all of the Buildings and such materials and Equipment shall continue in Landlord.

                  (b) Tenant covenants and agrees that all Construction Agreements between Tenant and any contractor shall include the following provision VERBATIM: "[contractor] [subcontractor] [materialman] shall look solely to [Tenant] [contractor][subcontractor] for payment for any and all materials sold, delivered or installed and for all services performed and labor provided, it being expressly understood and agreed that Landlord shall not be liable in any manner for payment or otherwise to [contractor] [subcontractor] [materialman] for or in connection with any such materials, services or labor, and Landlord shall have no obligation to pay any compensation to [contractor] [subcontractor][materialman] for or on account of such services, labor or materials becoming incorporated in the Premises of [insert name of the Landlord]; and [contractor][subcontractor] [materialman] shall not under any circumstance have or assert any lien or claim for lien against the Premises or Landlord's right, title, interest or estate therein or thereto."

         SECTION 11.2. All movable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment and other fixtures and personal property, whether or not attached to or built into the Premises, which are installed in the Premises by or for the account of Tenant and which can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property installed by or on account of Tenant and located in the Premises (herein collectively called "TENANT'S PROPERTY"), shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the term of this Lease or within 30 days after the Expiration Date; provided, however, that if any of Tenant's Property is removed at any time (whether before or after the Expiration Date), Tenant shall repair or pay the cost of repairing any damage to the Premises or to the Building resulting from the installation and removal thereof; and provided further, that it shall be a condition of Tenant's allowing any of Tenant's Property to remain on the Premises after the Expiration Date that it be in such condition and location that Landlord and its designees shall at all times after the Expiration Date have full and free access to all parts of the Premises (including, without limitation, all interior portions of all Buildings) to do any repairs, replacements, construction, maintenance, improvements or other work that Landlord may wish to do, and Landlord is hereby irrevocably granted full and complete authority to move any and all of Tenant's Property, at Tenant's cost and expense, to the extent reasonably necessary or useful to permit or facilitate Landlord's doing any of such work, and Landlord shall have no liability or responsibility of any kind for or on account of any damage to or destruction of Tenant's Property which results from the foregoing (except for any such damage caused by Landlord's malicious or willful damage thereto).

         SECTION 11.3.  Omitted.

         SECTION 11.4. Any items of Tenant's Property which shall remain in the Premises after the 30th day following the Expiration Date shall be deemed to have been abandoned, and in such case all such items shall automatically be and become Landlord's property, and may be retained by Landlord as its property or removed and disposed of by Landlord, without accountability, in such manner as Landlord shall determine, at Tenant's expense. Landlord shall have no obligation to Tenant with respect to any items of Tenant's Property remaining in the Premises after the Expiration Date. Tenant shall pay to Landlord, on demand, the total amount of the expenses paid or incurred by Landlord for or in connection with the removal, storage and disposition of such items, less the net salvage amount (if any) actually received by Landlord therefor.

                                   ARTICLE 12
                                REPAIRS; SERVICES

         SECTION 12.1. Except for Landlord's construction and (if any) repair obligations expressly set forth herein, Tenant, at its sole cost and expense, throughout the Term and all Renewal Terms (if exercised), shall take good care of the Parcels including, without limiting the generality of the foregoing, all structural components (including but not limited to all roofs, foundations, slabs, and supporting members), non-structural items, building systems, parking areas, driveways and other paved surfaces, and sidewalks and curbs in front of or adjacent to the Parcels, all landscaping and all irrigation and landscape watering systems, all water, sewer and gas connections, pipes and mains which service the Parcels and which neither the City of Jacksonville, the Association, Wilma nor a utility company is obligated to repair and maintain, and all Equipment, and shall keep and maintain the Parcels in good and safe order and working condition, and make all repairs therein and thereon necessary to keep the same in good and safe order and working condition and to comply with all applicable laws (including but not limited to the Americans with Disabilities Act), ordinances, orders, rules, regulations, codes and requirements of the City of Jacksonville and all other Governmental Authorities, howsoever the necessity or desirability of such repairs may occur, except for: (a) ordinary wear and tear (but Tenant shall be obligated to perform reasonable maintenance and shall also be obligated to perform all appropriate repairs as and when they become necessary even if they are necessitated by the effect of ordinary wear and tear); (b) damage by the elements, fire and other casualties unless Tenant is required by the provisions of this Lease, applicable law or the CC&Rs to repair and except that Tenant shall do such repairs, maintenance and other things described hereinabove to the extent that such damage is covered by insurance carried or required to be carried by Tenant hereunder; or (c) repairs or maintenance required as a result of the wrongful acts or wrongful failure to act of Landlord (but Tenant shall be required to do such repairs or maintenance to the extent that the same is covered by insurance carried or required to be carried by Tenant hereunder). (The provisions of this SECTION
12.1 shall not be construed as negating Tenant's authority to make alterations to the extent expressly permitted by other provisions of this Lease.) The necessity and adequacy of repairs made or to be made shall be measured by standards which are appropriate for buildings of similar age, construction and use that are situated in the City of Jacksonville, Florida. Tenant shall not commit or suffer, and Tenant shall use all reasonable precau tions to prevent, waste, damage, or injury to the Parcels. All repairs made by Tenant shall be at least equal in quality and class to the original work and shall be made in compliance with (i) all rules, orders, regulations and requirements of the Florida Board of Fire Underwriters or any successor thereto and (ii) all applicable laws, ordinances, orders, rules, regulations, codes and requirements of the City of Jacksonville and all other Governmental Authorities, and (iii) the CC&R's. When used in this Lease, the terms "REPAIR" or "REPAIRS" shall include all alterations, additions, installa tions, replacements, removals, renewals and Restorations. With respect to the repair of the Premises required as a result of any casualty or taking, if any of Tenant's obligations under this SECTION 12.1 shall be inconsistent with the requirements for Restoration under ARTICLES 8 and 9 hereof, the provisions of ARTICLES 8 and 9 shall govern.

         SECTION 12.2. Tenant, at its sole cost and expense, shall keep and maintain in clean and orderly condition the public and common portions and areas of the Parcels as necessary and keep clean and free from dirt, rubbish, obstructions and encumbrances, the sidewalks, driveways, parking areas, grounds, and curbs on, in front of or adjacent to the Parcels, and the plazas on the Parcels. Without limiting the generality of the foregoing, Tenant shall, at its expense, be responsible for causing the observance and compliance with all requirements for the landscaping, irrigation, maintenance, repair, cleanliness and condition of the Parcels as set out in the CC&Rs or in Section 12 of the Agreement for Purchase and Sale between Wilma (or its Affiliate) and Landlord pursuant to which Landlord purchased and acquired the Parcels; provided, however, that nothing herein shall be deemed to obligate Tenant to be responsible for the initial installation of irrigation equipment or landscaping as required therein.

         SECTION 12.3. Tenant's maintenance obligations shall include but not be limited to:

         a. Cleaning of the windows, both interior and exterior, no less frequently than every six months.

         b. Painting of the exterior surface of the tilt-up panels with the appropriate materials in a timely fashion to insure that each Building maintains a professional exterior appearance.

         c. Maintain the electrical circuitry with appropriate cleaning and inspection by an electrician on an annual basis.

         d. Follow and perform the maintenance guidelines as outlined in the operational and maintenance manuals for each and every piece of equipment or material installed in or on any Building by the Landlord.

         e.       Maintain the landscape as required by the CC&R's.

         f. Maintain the exterior masonry that forms the exterior of the office portion of each Building.

         g. Maintenance of the parking lots (including repairs caused by ordinary wear and tear).

         SECTION 12.4. Effective as of the Commencement Date, Landlord assigns to Tenant all assignable warranties from contractors, vendors, manufacturers and others that Landlord may obtain in connection with its construction or installation of any Building (including, without limitation, any Equipment) or other improvement on the Land (each such warranty being referred to herein as a "VENDOR'S WARRANTY"). Vendors' Warranties so assigned in connection with the construction of the

Initial Building shall be substantially in accordance with those described on EXHIBIT H attached hereto in the column captioned "WARRANTY". (If Tenant timely so requests of Landlord in writing, Landlord will cooperate in efforts by Tenant to obtain, at Tenant's sole cost, any of the additional warranty extensions from vendors as are described on EXHIBIT H, but Landlord shall have no liability or obligation of any kind under or concerning such additional warranty extensions or on account of their unavailability.) Landlord warrants to Tenant (such warranty being referred to herein as "LANDLORD'S BACKUP WARRANTY") that any Building constructed by Landlord for Tenant on the Land and leased by Landlord to Tenant under this Lease will be free of substantial defects in materials and workmanship for a period of one year from the date (which, in the case of the Initial Building, will be the Commencement Date) on which this Lease first becomes applicable to such Building; provided, however, that (i) with respect to such items as are also the subject of a Vendor's Warranty, (A) Landlord's Backup Warranty as set out and described in the preceding portion of this sentence will be for a period of two years (except for elevator, as to which it will remain one year) from the date on which this Lease first becomes applicable to such Building, and
(B) Tenant shall not have, and will not assert, any claim against Landlord under or with respect to Landlord's Backup Warranty except for a claim as to which Tenant has first made reasonably diligent efforts, in good faith, to obtain performance from the warrantor under the Vendor's Warranty but such warrantor has failed to perform under its Vendor's Warranty, and (ii) Landlord's Backup Warranty is the sole and exclusive warranty of Landlord concerning the Parcels, and Tenant shall not have or assert (and Tenant irrevocably waives and disclaims) any other warranty or basis for a claim in the nature of a warranty claim against Landlord for or concerning any Building or other improvement or the condition, quality, materials, workmanship, fitness, usefulness or utility thereof. For purposes of satisfying the one-year or two-year periods (as the case may be) applicable to Landlord's Backup Warranty, Tenant will be deemed to have asserted a claim thereunder as of the date when Tenant shall have asserted such claim with reasonable particularity, in writing, to and against the relevant vendor and shall have delivered a complete copy of such written claim to Landlord.

                                   ARTICLE 13
                       CHANGES, ALTERATIONS AND ADDITIONS

         SECTION 13.1. Subject to ARTICLES 8, 9 and 13, and except for construction which Landlord performs (or causes to be performed) in connection with the carrying out of its obligations with respect to duly exercised Expansion Options, neither Tenant nor Landlord shall demolish, replace or materially alter any Building or any part thereof, or make any addition thereto, or construct any additional building, whether voluntarily or in connection with any maintenance, repair or Restoration required by this Lease (collectively, "CAPITAL IMPROVEMENTS"; and, individually, a "CAPITAL IMPROVEMENT"), unless the following requirements and, if applicable, the additional requirements set forth in SECTION 13.2, are met (provided, however, that this Article shall not apply as to Landlord with respect to Parcels as to which no Expansion Option has been validly exercised and no Expansion Option remains unexercised and subject to future exercise by Tenant):

                  (a) Each Capital Improvement shall be made with reasonable diligence (subject to Unavoidable Delays) and in a good and workmanlike manner and in compliance with (i) all applicable licenses, permits and authorizations and all applicable building and zoning laws, (ii) all other applicable laws, ordinances, orders, rules, regulations and requirements of all Governmental Authorities, (iii) the orders, rules, regulations and requirements of any Board of Fire Underwriters having jurisdiction or any similar body exercising similar functions, and
(iv) all applicable requirements of the CC&Rs.

                  (b) Each Capital Improvement shall substantially conform to the plans and specifications for the Capital Improvement, as the same may be approved pursuant to SECTION 13.2 or, if SECTION 13.2 is not applicable thereto, the Final Plans therefor.

                  (c) Any Capital Improvement undertaken by Tenant shall be constructed so that the Landlord's interest in the Premises and the property and assets (including, without limitation, all Rental payable under this Lease) of, or funds appropriated to, Landlord, shall at all times be free of liens, claims for lien, security interests or other encumbrances for or on account of labor, services or materials supplied or claimed to have been supplied to or for the benefit of, or installed in, the Premises.

                  (d) No Capital Improvement shall be undertaken until the party undertaking the Capital Improvement ("RESPONSIBLE PARTY") shall have delivered to the other ("NONRESPONSIBLE PARTY") insurance policies or abstracts thereof issued by responsible insurers, bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Nonresponsible Party of such payments, for the following insurance, which shall be kept in full force and effect until the substantial completion of the Capital Improvement:

                           (i) comprehensive general liability insurance, naming Responsible Party as the insured and Nonresponsible Party and each Secured Lender as additional insureds, such insurance to insure against liability for bodily injury and death and for property damage in an amount as provided in SECTION 7.1(a)(ii), such insurance to include operationspremises liability, contractor's protective liability on the operations of all subcontractors, completed operations, broad form contractual liability (designating the indemnity provisions of the Construction Agreements if such coverage is provided by a contractor), and if the contractor is undertaking foundation, excavation or demolition work, an endorsement that such operations are covered and that the "XCU Exclusions" have been deleted;

                           (ii) automobile liability and property damage insurance as described in SECTION 7.1(a)(iii);

                           (iii) workers' compensation providing statutory benefits for all Persons employed in connection with the construction at the Premises;

                           (iv) builder's all-risk insurance written on a completed value basis with limits and other coverage (including coverage for changes in ordinances and laws by Government Authorities resulting in consequential and contingent liabilities or increases in the cost of construction, with such limits as are reasonably required by Nonresponsible Party). In addition, such insurance (x) shall contain an authorization for the waiver of subrogation by Tenant and Landlord, and an endorsement stating that "permission is granted to complete and occupy," and (y) if any offsite storage location listed with Responsible Party's insurer is used, shall cover, for full insurable value, all materials and equipment which have been delivered to and are stored at any such offsite storage location and which are intended for use with respect to the Premises.

Any proceeds received pursuant to the insurance coverage required under
SECTION 13.1(d)(iv) shall be paid in accordance with the provisions of
SECTION 7.2(a). Responsible Party shall comply with the provisions of SECTIONS 7.1(b), 7.2(b) and 7.2(d) - 7.2(f) with respect to the policies required by this SECTION 13.1(d). If under the provisions of any casualty, liability or other insurance policy or policies then covering the Premises or any part thereof any consent to such Capital Improvement by the insurance company or companies issuing such policy or policies shall be required to continue and keep such policy or policies in full force and effect, Responsible Party shall obtain such consents and pay any additional premiums or charges therefor that may be imposed by said insurance company or companies.

                  (e) Nonresponsible Party shall not refuse to join in the applications for such licenses, permits and authorizations, provided the same are made without cost or expense to Nonresponsible Party and will not in any way diminish the development rights of any Parcel which is not included within the Premises. Copies of all required permits and authorizations, certified to be true copies thereof by Responsible Party shall be delivered to Nonresponsible Party prior to the commencement of any Capital Improvement.

         SECTION 13.2. Responsible Party shall furnish to Nonresponsible Party at least ten (10) days before the commencement of any Capital Improvement, the items described in SECTION 8.4 with respect to the Capital Improvements.

         SECTION 13.3. Tenant shall pay to Landlord, within ten (10) days after Landlord's demand therefor, Landlord's reasonable costs and expenses of reviewing plans and specifications incurred by it if it is the Nonresponsible Party.

         SECTION 13.4. Title to all additions, alterations, improvements and replacements made to the Building, including, without limitation, Capital Improvements, shall be the property of the Responsible Party until the Expiration Date, at which time title thereto and ownership thereof shall (if not already vested in Landlord) automatically vest in Landlord as provided in
SECTION 11.1(a), without any obligation by Landlord to pay any compensation therefor to Tenant, or at Landlord's request, Tenant shall, at Tenant's cost, promptly remove the Capital Improvements and restore the Premises to their original condition.

         SECTION 13.5.  Omitted.

         SECTION 13.6. Responsible Party shall use reasonable efforts to cause its contractors and all other workers at the Premises connected with any maintenance, repairs, Restorations, additions, alterations, improvements and replacements made to the Building, including, without limitation, any Capital Improvements, to work harmoniously with each other and with the contractors and other workers of Nonresponsible Party, and neither party shall engage in or permit, nor shall use reasonable efforts to suffer, any conduct which may disrupt such harmonious relationship.

                                   ARTICLE 14
                    REQUIREMENTS OF PUBLIC AUTHORITIES AND OF
                INSURANCE UNDERWRITERS AND POLICIES; OBLIGATIONS
                         UNDER OTHER SUPERIOR AGREEMENTS

         SECTION 14.1.

                  (a) Unless required by the express provisions of this Lease to have been obtained or caused to be obtained by Landlord or another Person claiming by, through or under Landlord, throughout the Term or any Renewal Terms (if exercised) Tenant, at its sole cost and expense, shall (i) timely obtain and thereafter keep in full force and effect all licenses, permits, authorizations and approvals of Governmental Authorities required for the use, occupancy, operation, maintenance, repair and insurability of the Parcels, and (ii) unless caused by the negligence or wrongful acts of Landlord, promptly comply with and discharge of record any violations of any and all applicable present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes, resolutions and executive orders now existing or hereafter created, of all Governmental Authorities and of any and all of their departments and bureaus and of any applicable Fire Rating Bureau or other body exercising similar functions (collectively, "REQUIREMENTS") affecting the Parcels without regard to the nature of the work required to be done, whether ordinary or extraordinary, foreseen or unforeseen or involving or requiring any Capital Improvements, structural changes, alterations or additions in or to the Parcels and whether or not such changes, alterations or additions are required on account of any particular use to which the Premises or any part thereof may have been, then are being, or are proposed by Tenant (or anyone holding by, through or under Tenant) to be, put. Tenant also shall comply with any and all provisions and requirements of any casualty, liability or other insurance policy required to be carried by Tenant under the provisions of this Lease.

         SECTION 14.2. Tenant shall have the right, after notice to Landlord, to contest by appropriate legal proceedings the validity of any Requirements or the application thereof, at Tenant's sole cost and expense, but only so long as neither the Parcels nor any part thereof, nor any part of the rents, issues and profits thereof, would, by reason of such postponement or deferment, be, in the reasonable judgment of Landlord, in danger of being forfeited or lost, or becoming unavailable to Landlord or any Secured Lender or diminished in value. During such contest, compliance with any such contested Requirements may, subject to the following provisions of this Section, be deferred by Tenant. Any such proceeding instituted by Tenant shall be begun as soon as is reasonably possible after the issuance of any such contested matter and shall be prosecuted in good faith and with reasonable diligence to a final determination by the court or other Governmental Authority having final jurisdiction. Notwithstanding the foregoing, Tenant promptly shall comply with any such Requirements and compliance shall not be deferred if at any time the Parcels, or any part thereof, or any interest of Landlord or a Secured Lender, shall be in danger of being forfeited or lost or becoming unavailable to Landlord or any Secured Lender or diminished in value, or if Landlord or a Secured Lender shall be in danger of being subject to criminal or civil liability, penalty or other sanction by reason of noncompliance therewith. Landlord shall cooperate with Tenant in any such contest to the extent Tenant may reasonably request, provided that Landlord shall not thereby incur or be subject to any costs, expenses or liabilities (unless Landlord or another Person claiming by, through or under Landlord and for whose acts Landlord is responsible hereunder, is responsible for the noncompliance); and Tenant hereby agrees to reimburse, defend, indemnify and hold harmless Landlord for all such costs, expenses, claims and liabilities including, without limitation, reasonable attorneys' fees and expenses. Tenant shall defend, indemnify and hold Landlord harmless from and against all and any costs, expenses, losses, damages or liabilities that Landlord may sustain by reason of Tenant's failure or delay in complying with any Requirements for which Tenant is responsible and which is not caused by the wrongful act of Landlord or another Person claiming by, through or under Landlord and for whose acts Landlord is responsible hereunder, including, without limitation, any proceeding brought by Tenant. In the event that Tenant, as a result of such contest, receives any reimbursement or other payment on account of the cost of compliance with the contested Requirement, which compliance was performed by Landlord or any Secured Lender, then Tenant shall receive and hold the same in trust for Landlord or such Secured Lender (as the case may be) and, within ten (10) days after receiving the same, Tenant shall deliver the amount of such reimbursement or other payment to Landlord or such Secured Lender, as the case may be, less, however, the amount of the reasonable costs and expenses incurred by Tenant in such proceeding.

         SECTION 14.3. Prior to the Commencement Date, Landlord, at its sole cost and expense, and from and after the Commencement Date, Tenant, at its sole cost and expense, shall perform and comply with and cause the Parcels to comply with all of, and shall not do or permit anything which would violate any of, the terms, covenants and conditions (to the extent susceptible of performance and compliance by Tenant) which are applicable to the Parcels and pertain to any period of time during the Term or any Renewal Terms, under (a) the CC&Rs and all other laws, ordinances, covenants, orders, documents, restrictions, agreements and other matters listed on EXHIBIT B attached hereto and (b) any other covenants, documents, restrictions, agreements and other matters affecting the Parcels (or any of them) which are entered into or become effective after the date of this Lease to which Landlord (in the case of Landlord's obligation under this Section) or Tenant (in the case of Tenant's obligation under this Section) is a party or to which it consents.

                                   ARTICLE 15
                         LEASEHOLD IMPROVEMENT AGREEMENT

         Substantially simultaneously with the execution of this Lease, Landlord and Tenant will execute the Leasehold Improvement Agreement, in a form substantially identical to EXHIBIT C attached hereto but with such modifications, revisions and changes to such form (if any) as they may mutually agree upon. However, if by the 30th day following the date of this Lease Landlord and

Tenant shall have failed, for any reason whatsoever, to execute a separate Leasehold Improvement Agreement, they shall be contractually bound by each and every one of the terms, conditions and provisions of EXHIBIT C attached hereto as though they had executed such EXHIBIT C independently of their execution of this Lease.

                                   ARTICLE 16
                            DISCHARGE OF LIENS; BONDS

         SECTION 16.1. Tenant shall not create or cause to be created any lien, encumbrance, security interest or charge upon any property or assets (including, without limitation, any Rental payable hereunder) of Landlord, or upon the estate, rights or interest of Landlord in the Parcels or the Premises or any part thereof or in or concerning this Lease.

         SECTION 16.2. Subject to Tenant's rights to contest which are expressly set out herein, if at any time any mechanic's, laborer's or materialman's lien created or caused to be created by Tenant or arising as a result of any act or omission of, or relating to any contract of Tenant or any Person claiming or acting by, through or under Tenant shall be filed against Landlord's interest in the Parcels or the Premises or any part thereof, or if any public improvement lien created or caused to be created by Tenant shall be filed against any property or assets of Landlord, then Tenant, within twenty (20) days after actual notice of the filing thereof, or such shorter period as may be required by a Secured Lender, shall cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such lien to be discharged of record within the period aforesaid, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, cause the same of record to be discharged as aforesaid in any manner permitted by law. Any amount so paid by Landlord, including all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Landlord in connection therewith, together with interest thereon at the Late Charge Rate from the respective dates of Landlord's making of the payment or incurring of the costs and expenses until paid in full, shall constitute additional Rental payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand. Notwithstanding the foregoing provisions of this SECTION 16.2, Tenant shall not be required to discharge of record any such lien (i) which was not created or caused to be created by Tenant (or any Person acting by, through, for or under Tenant) or did not arise as a result of any act or omission of, or relate to any contract of, Tenant (or any Person acting by, through, for or under Tenant), or (ii) during such time as Tenant is in good faith contesting the same (but only as long as neither the Landlord's interest in the Premises nor any part thereof, nor any part of the rents, issues and profits thereof, would, by reason of such postponement or deferment, be, in the reasonable judgment of Landlord, in danger of being forfeited, lost or diminished in value).

         SECTION 16.3. Except for Restorations or Capital Improvements performed or installed by Tenant as expressly authorized by the provisions of this Lease, nothing in this Lease contained shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or services or the furnishing of any materials for any improvement, alteration or repair of any of the Parcels or any part thereof, nor as giving Tenant (or any Person acting by, through, for or under Tenant) any right, power or authority to contract for or permit the rendering of any labor or services or the furnishing of materials that could give rise to the filing of any lien against any of the Parcels or any part thereof or any property or assets (including, without limitation, any Rental payable hereunder) of Landlord. Notice is hereby given that Landlord shall not be liable for any work or services performed or to be performed at or for the benefit of the Parcels or for any materials furnished or to be furnished at or for the benefit of the Parcels for any of the foregoing, and that no mechanic's or other lien for such work or materials shall attach to or affect the estate or interest of Landlord in and to the Parcels or any part thereof or any property or assets (including, without limitation, any Rental payable hereunder) of Landlord.

                                   ARTICLE 17
                                 REPRESENTATIONS

         SECTION 17.1. Landlord represents and warrants as follows (all of the following representations and warranties are made as of the Commencement Date unless expressly stated below to be made as of a different date):

                  (a) To the best of Landlord's knowledge, the Parcels comply with all applicable laws, ordinances, rules and regulations of Governmental Authorities, including but not limited to Environmental Laws and the Americans with Disabilities Act. Landlord will provide at Landlord's expense all permits, authorizations and approvals required for the construction of the Initial Building and will promptly comply with and discharge of record any violations of any and all present Requirements.

                  (b) Except for the rights of Secured Lenders under collateral security documents securing Secured Loans and except for any rights which are junior and subordinate to, and are not inconsistent with, any of the rights or options granted to Tenant by this Lease, the Parcels are not subject to any outstanding agreement for sale, option, lease, or other rights of any Person other than Tenant to acquire an interest therein. Landlord has not received any notice of violation of any CC&R's, Restrictions or Requirements which has not been cured, dismissed or withdrawn, and Landlord covenants that it will immediately notify Tenant in writing upon Landlord's receipt of notice of any such violation.

                  (c) To the best of Landlord's actual knowledge, except as disclosed in writing to Tenant, all improvements and systems, whether mechanical or structural, on or within the Premises (including, but not limited to, Equipment installed by Landlord, roofs, exterior walls, floors, HVAC, electrical, plumbing and roads and parking lots) have been constructed in accordance with the Plans (as defined herein) and are in good working condition. (The Warranty set out in the preceding sentence is in addition to, and not in limitation or restriction of, Landlord's Backup Warranty.) All Vendors' Warranties made by third party contractors or vendors relating to the Initial Building that are identified on EXHIBIT H attached hereto (under the column headed "Warranty") are assignable to Tenant without the consent of any third party (or such consent has been or will be obtained) and effective as of the Commencement Date will be assigned by Landlord to Tenant. Landlord agrees to assist Tenant in purchasing (at Tenant's sole cost) the extended warranties offered by equipment manufacturers or suppliers as listed on EXHIBIT H, if requested in writing to do so by Tenant.

                  (d) Landlord is authorized to do business in the State of Florida and to own the Parcels and the Premises, and has full power and authority to enter into and perform this Lease in accordance with its terms. The persons executing this Lease on behalf of the Landlord have been duly authorized to do so. This Lease is a legal, valid and binding obligation of Landlord and is enforceable against Landlord in accordance with its terms.

                  (e) Prior to the Commencement Date, Landlord will not permit ad valorem taxes on the Parcels to become delinquent.

                  (f) Except in connection with any Secured Loan (including, without limitation, any loan to finance the construction by Landlord of the Initial Building or any improvements in connection with Tenant's exercise of any Expansion Option hereunder, and any loan which refinances any such loan), and except for any matter identified on EXHIBIT B, Landlord agrees not to convey or dedicate any portion of, or execute, grant or convey any lien, easement, license or other encumbrance on, the Premises or (so long as the Expansion Option applicable to such Parcel has not lapsed or terminated and is still in effect) Parcel B or Parcel C, without the prior written consent of Tenant, which consent Tenant agrees shall not unreasonably be withheld or delayed.

                  (g) Landlord holds (or before the Commencement Date will acquire) fee simple title to the Premises, and Landlord has (or will by that date have) the right to lease the Premises. So long as Tenant is not in default hereunder, Tenant shall have the peaceful and quiet use and possession of the Premises and any easements appurtenant thereto which have expressly been granted to Tenant hereunder, without hindrance on the part of Landlord, and Landlord shall warrant and defend Tenant such peaceful and quiet use and possession against the claims of all persons acting or claiming by, through or under Landlord, subject to the matters set forth on EXHIBIT B.

         SECTION 17.2. Landlord represents that as of the date of execution of this Lease there is, and as of the Commencement Date there will be, no pending litigation adversely affecting the Premises or the Parcels.

         SECTION 17.3. Tenant acknowledges and agrees as follows: (i) Landlord has made no representation regarding subsurface conditions on the Premises, and Landlord has delivered to Tenant the Report of Geotechnical Exploration dated June 17, 1994 by Law Engineering and Environmental Services as Law Project No. 442-07133-01, and Tenant is relying on said report but not on any representation or statement of Landlord; (ii) except as expressly set out herein, no representation, statement, or warranty of any kind, express or implied, has been made by or on behalf of Landlord in respect of the Parcels, the status of title to the Parcels, the zoning or other laws, regulations, ordinances, rules and orders applicable thereto, Taxes, Impositions, or the use that may be made of the Premises; except as expressly set out herein, no representation, statement or warranty of any kind, express or implied, has been made by or on behalf of Landlord that would entitle or permit Tenant to have any abatement, reduction, set-off, counterclaim, defense or deduction with respect to any Rental or other sum payable hereunder, and Tenant has relied on no such representation, statement or warranty, and in no event whatsoever shall Landlord be liable by reason of any claim of false, inaccurate or misleading representation or misrepresentation or breach of warranty with respect thereto.

         SECTION 17.4. Tenant represents and warrants that Tenant is, and at all times from the date hereof through the end of the Term will be, authorized to do business in the State of Florida and to lease, use and operate the Premises, and Tenant has full power and authority to enter into and perform its obligations under this Lease in accordance with its terms. The persons executing this Lease on behalf of the Tenant have been duly authorized to do so. This Lease is a legal, valid and binding obligation of Tenant enforceable against Tenant in accordance with its terms.

                                   ARTICLE 18
                 LANDLORD NOT LIABLE FOR INJURY OR DAMAGE, ETC.

         Except to the extent (if any) expressly provided herein, neither Landlord nor any Secured Lender, respectively, shall in any event whatsoever, unless caused by its own negligence or wrongful act or by the acts of any Person claiming by, through or under it or (in the case of Landlord) by Landlord's failure to perform its obligations herein, be liable for any injury, damage or loss to Tenant or to any Person claiming by, through or under Tenant, happening on, in or about the Premises or the Parcels or their appurtenances (including, without limitation, street and sidewalk areas) nor for any injury or damage to the Premises or the Parcels (except that the foregoing provision will not apply to Parcels B, C and D, respectively, from and after such time, if any, as Tenant is relieved, by operation of the provisions of Section 3.3 hereof, from all obligation, liability and responsibility hereunder to pay any Impositions for or relating to Parcels B, C and D, respective ly) or to any property belonging to Tenant or any Person claiming by, through or under Tenant, which may be caused by or result from any of the following occurring on or after the Commencement Date: (a) any fire or other casualty, (b) any action of wind, water, lightning or any other of the elements, (c) any use, misuse or abuse of any Building or any portion thereof, or other acts or negligence of Tenant, any Subtenant, licensee, invitee or contractor of Tenant or any Subtenant, happening on, in or about the Premises or the Parcels or their appurtenances (including, without limitation, street and sidewalk areas), (d) the condition of the Premises or the Parcels during the Term or any defect in the Land, any Building, the Equipment or any other equipment, machinery, wiring, apparatus or appliances whatsoever now or hereafter situate in, at, upon or about the Premises or the Parcels, or any leakage, bursting or breaking up of the same, (e) any failure or defect of water, heat, gas, chilled water, steam, electric light or power supply, or of any apparatus, machinery or appliance in connection therewith,
(f) any gasoline, oil, steam, gas, electricity, chemicals, water, rain, snow or mud which may leak, run or flow from the river, roadways, streets, subsurface areas and facilities, sewers, mains, pipes, conduits, Equipment, or any other facilities, equipment, machinery, wiring, apparatus or appliances whatsoever, now or hereafter situate in, at, upon, about or in the vicinity of the Premises or Parcels or (g) any other cause whatsoever.

                                   ARTICLE 19
                           INDEMNIFICATION OF LANDLORD

         SECTION 19.1. Tenant hereby agrees to defend, indemnify and save Landlord harmless from and against any and all liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses of any and every kind whatsoever (including, without limitation, reasonable engineers', architects' and attorneys' fees and disbursements) which may be imposed upon or incurred by or asserted against Landlord by reason of any of the following occurring during the Term or any Renewal Term (if exercised), except to the extent (if any) either caused by the negligent act of Landlord or any Person acting by, through or under Landlord or covered by insurance under which the insurer has acknowledged its liability to Landlord (Landlord shall have no obligation to carry or maintain any such insurance or to waive or release any rights of subrogation against Tenant in connection with any such insurance which it may decide to carry):

                  (a) the negligence or wrongful act or omission of Tenant or any Person acting, claiming or holding by, through or under Tenant;

                  (b) any work or thing done in, on or about the Parcels or any part thereof by a Person other than Landlord or a Person acting by, through or under Landlord;

                  (c) any use, non-use, possession, occupation, alteration, repair, condition, operation, maintenance or management of the Parcels or any part thereof or of any sidewalk or curb adjacent thereto after the Commencement Date;

                  (d) any accident, injury (including death at any time resulting therefrom) or damage to any Person or property occurring in, on or about the Parcels or any part thereof or in, on or about any sidewalk or curb adjacent thereto;

                  (e) any failure on the part of Tenant timely to pay Rental or to perform or comply with any of the covenants, agreements, warranties, terms or conditions contained in this Lease on Tenant's part to be performed or complied with;

                  (f) any lien or claim which may be filed, asserted or alleged to have arisen against or on Landlord's interest in the Premises or any of the Parcels created or caused to be created by Tenant or any Person acting, claiming or holding by, through or under Tenant, or any lien or claim of lien which may be filed, asserted or alleged to have arisen out of this Lease and created or caused to be created by Tenant or any Person acting, claiming or holding by, through or under Tenant against any property or assets (including, without limitation, any Rental) of Landlord under the laws of the State of Florida or of any other Governmental Authority or any liability created or caused to be created by Tenant or any Person acting, claiming or holding by, through or under Tenant which may be asserted against Landlord with respect thereto;

                  (g) any failure on the part of Tenant or any Person acting, claiming or holding by, through or under Tenant to keep, observe or perform any of the terms, covenants, agreements, provisions, conditions or limitations contained in any Construction Agreements, Subleases or other contracts and agreements affecting the Parcels, on Tenant's part to be kept, observed or performed;

                  (h) any contest permitted pursuant to the provisions hereof; or

                  (i) any breach by Tenant or any Person acting, holding or claiming by, through or under Tenant of any provision applicable to the Parcels under (1) any of the CC&R's, (2) any agreement affecting any of the Parcels which is entered into or becomes effective after the Commencement Date to which Tenant is a party or to which Tenant consents or (3) any agreement, document, covenant, guideline or other matter listed on EXHIBIT B attached hereto (except agreements between Landlord and a Secured Lender).

         SECTION 19.2. The obligations of Tenant under this ARTICLE 19 shall not be affected in any way by the absence in any case of covering insurance or by the failure or refusal of any insurance carrier to perform any obligation on its part under insurance policies.

         SECTION 19.3. If any claim, action or proceeding is made or brought against Landlord against which Landlord is indemnified pursuant to SECTION
19.1 or any other provision of this Lease, then, upon demand by Landlord, Tenant, at its sole cost and expense, shall diligently resist or defend such claim, action or proceeding in Landlord's name. The foregoing notwithstanding, Landlord may engage its own attorneys to defend it or to assist in its defense.

         SECTION 19.4. The provisions of this ARTICLE 19 shall survive the Expiration Date with respect to any liability, suit, obligation, fine, damage, penalty, claim, cost, charge or expense arising out of or in connection with any action or failure to take action or any other matter occurring during the Term or any Renewal Term of this Lease.

         SECTION 19.5. When a claim is caused by the joint negligence or willful conduct of Tenant and Landlord or Tenant and a Person unrelated to Tenant (except Tenant's agents, employees, officers, contractors, licensees, or invitees), Tenant's duty to defend, indemnify and save Landlord harmless shall be in proportion to Tenant's allocable share of the joint negligence or willful misconduct.

                                   ARTICLE 20
                            INDEMNIFICATION OF TENANT

         SECTION 20.1 Landlord hereby agrees to defend, indemnify and save Tenant harmless from and against any and all liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses of any and every kind whatsoever (including, without limitation, reasonable engineers', architects' and attorneys' fees and disbursements) which may be imposed upon or incurred by or asserted against Tenant by reason of any of the following caused by the negligence or wrongful act

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

or wrongful omission (but, nothing in this SECTION 20.1 shall be deemed to create or impose on Landlord any obligation or liability of any kind which is in the nature of, or has the same or similar effect as, a warranty of, concerning, relating to or on account of any construction by Landlord or its agents or contractors of any Building, structure or other improvements of any kind, and further, as to omissions after the Commencement Date, Landlord's undertakings hereunder shall apply only if Landlord was obligated by the express provisions of this Lease to act otherwise) of Landlord or its officers, employees, agents, contractors, licensees or invitees (except to the extent, if any, either caused by the negligence of Tenant or any Person acting by, through or under Tenant or covered by insurance under which the insurer has acknowledged its liability to Tenant) or required by the provisions of this Lease to be covered by insurance):

                  (a) any work or thing done in, on or about the Parcels or any part thereof by Landlord (or any Person acting for Landlord);

                  (b) any use, non-use, possession, occupation, alteration, repair, condition, operation, maintenance or management of the Parcels or any part thereof or of any sidewalk or curb adjacent thereto by Landlord before the Commencement Date, or any actual use or act of Landlord occurring after the Commencement Date;

                  (c) any accident, injury (including death at any time resulting therefrom) or damage to any Person or property occurring in, on or about the Parcels or any part thereof or in, on or about any sidewalk or curb adjacent thereto before the Commencement Date;

                  (d) any failure on the part of Landlord to perform or comply with any of the covenants, agreements, warranties, terms or conditions contained in this Lease on Landlord's part to be performed or complied with; or

                  (e) any failure or breach on the part of Landlord to keep, observe or perform any of the terms, covenants, agreements provisions, conditions, or limitations contained in any other contract or agreement affecting the Premises, on Landlord's part to be kept, observed or performed and not to be performed by Tenant pursuant to the provisions of this Lease.

         SECTION 20.2. The obligations of Landlord under this ARTICLE 20 shall not be affected in any way by the absence in any case of covering insurance or by the failure or refusal of any insurance carrier to perform any obligation on its part under insurance policies.

         SECTION 20.3. If any claim, action or proceeding is made or brought against Tenant against which Tenant is indemnified pursuant to SECTION 20.1 or any other provision of this Lease, then, upon demand by Tenant, Landlord, at its sole cost and expense, shall diligently resist or defend such claim, action or proceeding in Tenant's name. The foregoing notwithstanding, Tenant may engage its own attorneys to defend it or to assist in its defense.

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

         SECTION 20.4. The provisions of this ARTICLE 20 shall survive the Expiration Date with respect to any liability, suit, obligation, fine, damage, penalty, claim, cost, charge or expense arising out of or in connection with any action or failure to take action or any other matter occurring during the Term or any Renewal Term of this Lease.

         SECTION 20.5. When a claim is caused by the joint negligence or willful misconduct of Landlord and Tenant or Landlord and a Person unrelated to Landlord (except Landlord's agents, employees, officers, contractors, licensees, or invitees), Landlord's duty to defend, indemnify and save Tenant harmless shall be in proportion to Landlord's allocable share of the joint negligence or willful misconduct.

                                   ARTICLE 21
                               RIGHT OF INSPECTION

         SECTION 21.1. After the Commencement Date, Tenant shall permit Landlord and the Secured Lenders and their respective agents, representatives and contractors to enter the Premises at all reasonable times, on reasonable notice (except in the case of an emergency, in which event no notice will be required), for the purposes of (a) inspecting the Premises, (b) determining whether or not Tenant is in compliance with its obligations hereunder, (c) making any repairs or Restoration which Landlord is permitted or required to perform pursuant to the terms of this Lease, (d) in the case of an emergency (i.e., a condition presenting imminent danger to the health or safety of persons or to property), or following an Event of Default, making any necessary repairs or alterations to the Premises or performing any work therein, whether necessitated by a Requirement or otherwise, provided that in the case of an emergency Landlord or the Secured Lender shall make a reasonable attempt to communicate with Tenant to alert Tenant to the necessary repair, and (e) performing any other obligations of Landlord which reasonably require access to the Premises. Landlord's and each Secured Lender's respective inspection rights may not be exercised before an Event of Default occurs unless Landlord or such Secured Lender first executes a confidentiality agreement in the form of EXHIBIT I attached hereto (the "CONFIDENTIALITY AGREEMENT").

         SECTION 21.2. Landlord or a Secured Lender, as the case may be, during the progress of any Restoration or any Repair, alteration or work referred to in SECTION 21.1, may keep and store at the Premises in or at places to be reasonably designated by Tenant all necessary or useful materials, tools, supplies and equipment. Landlord or a Secured Lender, as the case may be, shall not be liable for inconvenience, annoyance, disturbance, or loss of business of Tenant or any Subtenant by reason of making such repairs, Restoration or the performance of any such work, or on account of bringing materials, tools, supplies and equipment into the Premises during the course thereof, and the obligations of Tenant under this Lease shall not be affected thereby. To the extent that Landlord or a Secured Lender undertakes such work or repairs and such work or repairs shall require interruption of any services to or access of Tenant or a Subtenant or the entry into any space covered by this Lease or a Sublease, such work or repairs shall be commenced and completed with reasonable diligence, subject to Unavoidable Delays, and in such a manner as not to unreasonably interfere with the conduct of business in such space and if requested by Tenant such work or repairs will be

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

performed outside of normal business hours and on weekends, at Tenant's expense, unless the work or repairs are required due to a breach by Landlord under this Lease.

         SECTION 21.3. Landlord and Persons authorized by Landlord shall have the right to enter and pass through the Premises at any reasonable time upon reasonable notice to Tenant to show the Premises to prospective purchasers, tenants and Secured Lenders; provided, however, that Landlord and any such Persons agree to execute the Confidentiality Agreement.

                                   ARTICLE 22
                 LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS

          SECTION 22.1.

                  (a) If an Event of Default occurs under this Lease and all applicable cure periods have expired, then Landlord, without waiving or releasing Tenant from any default or from any obligation of Tenant contained in this Lease, may (but shall be under no obligation to) perform such obligations on Tenant's behalf, at Tenant's cost. In addition, Landlord may so perform the obligation in question upon the occurrence of a Default without waiting until such Default has become an Event of Default if the failure to perform such obligation may result in a loss, forfeiture or diminution in value of the Premises or any part thereof or any part of the rents, issues and profits thereof. In addition to the foregoing, if Tenant shall have failed to deliver to Landlord a certificate or other evidence reasonably satisfactory to Landlord of the existence of any new or renewal insurance policy required under SECTION 7.1 of this Lease prior to the date that is seven (7) Business Days prior to the expiration of the policy in question or if for any other reason the insurance described in SECTION 7.1(a) is no longer in full force and effect, then upon twenty-four (24) hours' notice from Landlord or any time thereafter, Landlord, without waiving or releasing Tenant from any obligation of Tenant contained in this Lease, may (but shall be under no obligation to) obtain or cause to be obtained, at Tenant's sole cost and expense, some or all of the insurance (covering a period of one year or less) for which such certificate or other evidence has not been delivered to Landlord as aforesaid. Landlord may exercise the foregoing right without giving Tenant a notice of Default and Landlord shall have the right to enforce collection of its costs and expenses incurred in obtaining such insurance without declaring an Event of Default by Tenant.

                  (b) Without limiting Landlord's rights under SECTION 22.1(a) or elsewhere in this Lease contained, if Landlord shall be given any notice of default under any Secured Loan and Tenant is then in Default under this Lease with respect to an obligation the non-performance of which is the basis (in whole or in part) for such notice of default, then, whether or not such Default has become an Event of Default, Landlord, without waiving or releasing Tenant from any default or any obligation of Tenant contained in this Lease, may (but shall be under no obligation to) perform such obligation on Tenant's behalf, at Tenant's cost; provided, however, that Landlord shall immediately forward to Tenant a copy of any such notice of default received from such Secured Lender.

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

         SECTION 22.2. All reasonable sums paid by Landlord and all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Landlord in connection with its performance under SECTION 22.1 of any of Tenant's obligations, together with interest thereon at the Late Charge Rate from the respective dates that Landlord makes each such payment until the date of actual repayment to Landlord, shall be paid by Tenant to Landlord on demand as additional rent. Any payment or performance by Landlord pursuant to the foregoing provisions of this ARTICLE 22 shall not be a waiver or release of any breach or default of Tenant with respect thereto or of any right of Landlord to terminate this Lease, institute summary proceedings, exercise any other right or remedy, or take such other action as may be permissible hereunder if an Event of Default by Tenant shall have occurred. Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant arising out of or by reason of Tenant's failure to provide and keep insurance in force as aforesaid to the amount of the insurance premium or premiums not paid, but Landlord also shall be entitled to recover, as damages for such breach, the uninsured amount of any loss or damage and the costs and expenses of suit, including, without limitation, reasonable attorneys' fees and disbursements, suffered or incurred by reason of damage to or destruction of the Parcels which damage or destruction was required to be insured against hereunder.

                                   ARTICLE 23
                      NO TERMINATION OR ABATEMENT OF RENTAL

         SECTION 23.1. This Lease is a completely net lease to Landlord, and it shall not terminate except as expressly provided in SECTION 23.3 or ARTICLES 8, 9 and 25; nor shall Tenant be entitled to any abatement or reduction, set-off, counterclaim, defense or deduction with respect to any Rental or other sum payable hereunder except as expressly provided in ARTICLES 9 and 48 and EXHIBIT C; nor shall the obligations of Tenant hereunder be affected (except in accordance with an express provision of this Lease) by reason of (a) any prohibition, limitation, restriction or prevention of Tenant's use, occupancy or enjoyment of the Premises, or any interference with such use, occupancy or enjoyment by any Person, other than Landlord, a Secured Lender, or their respective agents or successors, (b) any default by or claim against Landlord hereunder or under any other agreement,
(c) the impossibility or illegality of performance by Landlord, Tenant or both, (d) any action of any Governmental Authority, or (e) any other cause whatsoever, whether similar or dissimilar to the foregoing. The covenants, agreements and obligations of Tenant hereunder are and shall in all events be construed as covenants, agreements and obligations which are separate and independent from those of Landlord, and they shall continue unaffected, regardless of any breach of Landlord's covenants and agreements hereunder, except to the extent (if any) such obligations of Tenant shall have been modified or terminated in writing pursuant to an express provision of this Lease.

         SECTION 23.2. Without limitation of the provisions of SECTION 23.1, except as expressly provided otherwise in this Lease, Tenant shall remain obligated under this Lease in accordance with its terms, shall remain in possession of the Premises within the meaning of Title 11 U.S.C. Section 365 (as the same may be amended from time to time) and shall not take any action to terminate, surren der, reject, disaffirm, rescind or avoid this Lease, or abate or defer any Rental, or claim a constructive eviction, by reason of any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding of or affecting Landlord or any of its assigns or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator or by any court.

         SECTION 23.3. Notwithstanding any provision herein to the contrary, if there is a complete and total failure of title to the Premises as a result of a matter which is not listed on Exhibit B and the origin of which is not caused by or through Tenant or any Person claiming or acting by, through or under Tenant, and as a result thereof Tenant is completely dispossessed from all or substantially all of the Premises, and such failure of title is covered by the respective mortgagees' policies of title insurance held by the Secured Lenders holding liens on the Premises such that those Secured Lenders are entitled, on account of such failure of title, to receive full compensation under their respective title insurance policies for the full amount of the indebtedness outstanding under their respective Secured Loans (or, if Secured Lenders are entitled to payment under their title insurance policies of less than the full amount of such indebtedness on account of such title failure, but Tenant tenders to such Secured Lenders an amount in cash equal to the full amount of the shortfall (the principal component of such shortfall being subject to the limitation set out in SECTION 9.1(d) hereinabove) less the amount (if any) which Landlord is entitled to receive under its owners policy of title insurance for and on account of such failure of title, with the result that such Secured Lenders will be repaid from Tenant and their title insurance policies and Landlord's title insurance policy together the full amount of their outstanding indebtedness), then Tenant may, by written notice given to Landlord and each of such Secured Lenders not later than 60 days after first learning of such failure of title is finally determined, terminate this Lease and be relieved of its obligations to pay Rental and other obligations hereunder that relate exclusively to the period after the effective date of such termination, except for those which specifically survive expiration or termination of the Lease.

                                   ARTICLE 24
                      PERMITTED USE; NO UNLAWFUL OCCUPANCY;

                            OPERATION OF THE PREMISES

         SECTION 24.1. Tenant shall not use the Premises in a manner, or for a use or purpose, not permitted by the provisions of this Lease.

         SECTION 24.2. Tenant shall not use or occupy the Premises or any part thereof, or permit or suffer the Premises or any part thereof to be used or occupied, for any unlawful business, use or purpose, or in an unlawful manner or such manner as to constitute in law or in equity a nuisance of any kind (public or private), or for any dangerous or noxious trade or business, or for any purpose or in any way in violation of (a) any certificate of occupancy for the Premises in effect from time to time during the Term or any Renewal Term, (b) any Requirement, (c) the CC&R's relating to the Premises, or (d) the provisions of this Lease, or which may make void or voidable any insurance then in force on the Premises (or any portion thereof). Tenant shall take, immediately upon the discovery of any unpermitted use, all reasonable necessary steps, legal and equitable, to compel the discontinuance of such unpermitted use and Tenant shall exercise all of its rights and remedies against any Subtenants responsible for such use.

         SECTION 24.3.

                  (a) Tenant may use and occupy the Premises for the processing, warehousing, and distribution of inventory, for administrative and general offices, and (subject to the provisions of SECTION 24.2) for any other lawful uses.

                  (b) If any licenses, permits or authorizations of any Governmental Authorities, other than those required or necessary to obtain Final Inspection (which licenses, approvals and authorizations necessary to obtain Final Inspection are the responsibility of Landlord, at Landlord's sole cost and expense), shall be required for the proper and lawful conduct in the Premises or any part thereof of the business or activities of Tenant (or any Person claiming by, through or under Tenant), then Tenant, at its sole cost and expense, shall duly procure and thereafter maintain such licenses, permits and authorizations in effect, and shall submit the same to Landlord for inspection. Tenant shall at all times comply with the terms and conditions of each such license, permit and authorization.

         SECTION 24.4. Notwithstanding anything herein to the contrary, nothing herein shall be construed as an obligation for Tenant to operate its business in the Premises. Tenant shall have the right to remove Tenant's Property and cease operations on or within the Premises at Tenant's sole discretion; however, the right to cease to operate its business on or within the Premises shall not diminish or affect in any way any of Tenant's obligations hereunder (including, without limitation, Tenant's obligations to pay all Rental and other amounts as they come due hereunder and to perform all covenants and obligations hereunder).

                                   ARTICLE 25
                   EVENTS OF DEFAULT, CONDITIONAL LIMITATIONS,
                                 REMEDIES, ETC.

         SECTION 25.1. The occurrence of any one or more of the following events shall be an "EVENT OF DEFAULT" hereunder:

                  (a) if Tenant shall fail to pay any installment of any Fixed Rent or Impositions, or any part thereof, when the same shall become due and payable, and such failure shall continue for a period of five days; provided, that twice in any period of twelve consecutive months Tenant shall have ten days after written notice from Landlord to Tenant to cure such Default, except that the preceding provisions of this proviso (which provide for notice and ten days' grace period under certain circumstances) shall not apply to any failure of Tenant to pay, before the same becomes past- due or any penalty attaches or accrues on account of nonpayment or late payment, any Imposition which is a tax, assessment or other amount payable to a Governmental Authority, and provided further, that Tenant's late payment of a particular installment of any Imposition which is a tax, assessment or other amount payable to a Governmental Authority will not be deemed to constitute an Event of Default (although it will be deemed to constitute a Default) if Tenant paid such installment in full (together with any and all interest, penalties and other amounts payable with respect thereto) within five (5) days after Tenant first received a copy of the tax bill relating thereto or other written notice of the amount of and due date for such installment of Taxes;

                  (b) if Tenant shall fail to make any payment of any Rental (other than Fixed Rent or Impositions) required to be paid by Tenant hereunder when the same shall become due and payable, and such failure shall continue for a period of ten days after written notice from Landlord to Tenant to cure such Default;

                  (c) if Tenant shall fail to deliver to Landlord a certificate or other evidence reasonably satisfactory to Landlord of the existence of any new or renewal insurance policy required under this Lease on or prior to the date the same is required to be delivered to Landlord, and such failure shall continue for seven days after notice from Landlord (but only two Business Days after notice if Landlord's notice is given ten or fewer days prior to the expiration of the policy in question);

                  (d) if Tenant shall fail to observe or perform any of the terms, conditions, covenants or agreements of this Lease which is not specifically the subject of any of the preceding CLAUSES (a)-(c), inclusive, of this SECTION 25.1, and such failure continues for a period of thirty days after notice thereof by Landlord to Tenant specifying such failure (unless such failure requires work to be performed, acts to be done, or conditions to be removed which cannot, either by their nature or by reason of Unavoidable Delays, reasonably be performed, done or removed, as the case may be, within such 30-day period, in which case no Event of Default shall be deemed to exist as long as Tenant shall have commenced curing the same promptly after the first notice from Landlord and shall thereafter at all times prosecute the same to completion with reasonable diligence, subject only to Unavoidable Delays);

                  (e) if Tenant or Guarantor shall make an assignment for the benefit of creditors;

                  (f) if Tenant or Guarantor voluntarily shall file a case or petition under Title 11 of the United States Code or any other bankruptcy, insolvency, reorganization or similar law, or if any such case or petition is filed against Tenant or Guarantor and an order for relief is entered, or if Tenant or Guarantor shall file any petition or answer seeking, consenting to or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under present or any future federal bankruptcy code or any other present or future applicable federal, state or other statute or law, or shall admit in writing that it is bankrupt or insolvent, or shall seek or consent to or acquiesce in or suffer the appointment of any trustee, receiver, custodian, assignee, sequestrator, liquidator or other similar official of Tenant or Guarantor or of all or any substantial part of its properties or of the Premises or any interest therein of Tenant or Guarantor, or if Tenant or Guarantor shall take any action in furtherance of any action described in SECTION 25.1(e), this SECTION 25.1(f), or SECTION 25.1(g) hereof;

                  (g) if within ninety days after the commencement of any proceeding against Tenant or Guarantor seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy code or any other present or future applicable federal, state or other statute or law, such proceeding shall not have been dismissed, discontinued or vacated or if, within ninety days after the appointment, without the consent or acquiescence of Tenant or Guarantor, of any trustee, receiver, custodian, assignee, sequestrator, liquidator or other similar official of Tenant or Guarantor or of all or any substantial part of its properties or of the Premises or any interest therein of Tenant or Guarantor, such appointment shall not have been vacated or stayed on appeal or otherwise, or if, within ninety days after the expiration of any such stay, such appointment shall not have been vacated;

                  (h) if this Lease or all or any part of the estate or interest of Tenant hereunder or created hereby shall be assigned, subleased, transferred, mortgaged, encumbered or otherwise disposed of without compliance with the provisions of this Lease applicable thereto, and such transaction shall not be made to comply, or voided ab initio, within thirty days after notice thereof from Landlord to Tenant; or

                  (i) if a levy under execution or attachment shall be made against Tenant's interest or estate in the Premises or any part thereof and such execution or attachment shall not be vacated or removed by court order, bonding or otherwise within a period of sixty days.

         SECTION 25.2. If an Event of Default shall occur, until such Event of Default shall have been completely cured Landlord may, in its sole discretion, exercise any or all rights and remedies available to Landlord hereunder or under applicable law (including, without limitation, proceeding by appropriate judicial proceedings, either at law or in equity, to mandate, enjoin or otherwise enforce the performance or observance by Tenant of the applicable provisions of this Lease, terminating this Lease and recovering damages for Tenant's breach hereof [including but not limited to any prepayment penalty incurred by Landlord under a Secured Loan as a result of the termination of this Lease, and brokerage commissions]), simultaneously or in such order as Landlord, in its discretion, may determine.

         SECTION 25.3.

                  (a) If any Event of Default shall occur and Landlord, at any time thereafter during the continuance of such Event of Default, at its option, gives written notice to Tenant stating that this Lease and the Term or any Renewal Terms shall expire and terminate on the date specified in such notice, which date shall be not less than ten days after the giving of such notice, then this Lease, the Term, any Renewal Terms, and all rights of Tenant under this Lease (including, without limitation, all rights relating to any and all Options) shall expire and terminate on the date specified in such notice as if such date were the date herein definitely fixed for the expiration of the Term or any Renewal Terms unless such Event of Default shall be sooner cured. Upon any termination of this Lease pursuant to this
SECTION 25.3, Tenant immediately shall quit and surrender the Premises, but Tenant shall remain liable for damages as hereinafter provided. Anything contained herein to the contrary notwithstanding, if such termination shall be stayed or enjoined by order of any court having jurisdiction over any proceeding described in either of SECTIONS 25.1(f) or 25.1(g) hereof, or by federal or state statute, then, following the expiration or vacation of any such stay or injunc tion, or if the trustee appointed in any such proceeding, Tenant, or Tenant as debtor-in-possession shall fail to assume Tenant's obligations under this Lease within the period prescribed therefor by law or within sixty days after entry of the order for relief or as may be allowed by the court, or if said trustee, Tenant or Tenant as debtor-in-possession shall fail to provide adequate protection of Landlord's right, title and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Tenant's obligations under this Lease as provided in
SECTION 25.16 hereof, Landlord shall have the right, at its election, to terminate this Lease on five days' notice to Tenant, Tenant as debtor-in-possession, or said trustee, and upon the expiration of said five-day period this Lease shall cease and expire as aforesaid and Tenant, Tenant as debtor-in-possession, and said trustee shall immediately quit and surrender the Premises as aforesaid.

                  (b) If an Event of Default shall occur and all applicable cure periods have expired, Landlord, without notice, may (unless such Event of Default shall have been completely cured) dispossess Tenant by summary proceedings or by any suitable action or proceeding at law, whether or not the Lease has terminated.

         SECTION 25.4. If this Lease shall be terminated as provided in
SECTION 25.3(a) or Tenant shall be dispossessed as provided in SECTION 25.3(b), then:

                  (a) Landlord or Landlord's agents or servants, may immediately or at any time thereafter re-enter the Premises and remove therefrom Tenant, its agents, employees, servants, licensees, and any subtenants and other persons holding or claiming by, through or under Tenant, and all or any of its or their property, without being liable to indictment, prosecution or damages therefor, and repossess and enjoy the Premises, together with all additions, alterations and improvements thereto;

                  (b) All of the right, title, estate and interest of Tenant in and to (i) the Premises, all Buildings (including, without limitation, all Equipment), all changes, additions and alterations therein, and all renewals and replacements thereof, (ii) all rents, issues and profits of the Premises, or any part thereof, whether then accrued or to accrue, (iii) all insurance policies and all insurance monies paid or payable thereunder, and (iv) subject to SECTION 25.17, the entire undisbursed balance of any funds (including the interest, if any, accrued thereon) then held by the Landlord, shall automatically pass to, vest in and belong to Landlord, without further action on the part of either party, free of any claim thereto by Tenant (and Landlord will not thereby be deemed to have assumed, or otherwise be or become subject to, any of Tenant's obligations or liabilities thereunder or with respect thereto), subject, however, to the rights, if any, of any Secured Lenders;

                  (c) Tenant shall immediately pay to Landlord all Rental payable by Tenant under this Lease to the date upon which this Lease and the Term or any exercised Renewal Term shall have expired and come to an end or to the date of re-entry upon the Premises by Landlord, as the case may be;

                  (d) Landlord may repair and alter the Premises in such manner as Landlord may deem necessary or advisable without relieving Tenant of any liability under this Lease or otherwise affecting any such liability, and let or relet the Premises or any parts thereof for the whole or any part of the remainder of the Term or for a longer period, in Landlord's name or as agent of Tenant, and out of any rent and other sums collected or received as a result of such reletting Landlord shall: (i) first, pay to itself the reasonable cost and expense of terminating this Lease, re-entering, retaking, repossessing, completing construction of and repairing and altering the Premises, or any part thereof, and the reasonable cost and expense of removing all persons and property therefrom, including in such costs reasonable brokerage commissions, legal expenses and attorneys' fees and disbursements; (ii) second, pay to itself the reasonable cost and expense sustained in securing any new tenants and other occupants, including in such costs reasonable brokerage commissions, legal expenses and attorneys' fees and disbursements and other expenses of preparing the Premises for reletting, and, if Landlord shall maintain and operate the Premises, the cost and expense of operating and maintaining the Premises; and (iii) third, pay to itself any balance remaining on account of the liability of Tenant to Landlord. Landlord in no way shall be responsible or liable for any failure to relet the Premises or any part thereof, or for any free rent or other concessions granted to any tenants in connection with any such reletting, or for any failure to collect any rent due on any such reletting, and no such failure to relet or to collect rent, or concessions granted, shall operate to relieve Tenant of any liability under this Lease or to otherwise affect any such liability; and in no event shall Tenant be entitled to receive any excess of such annual rents over the sums payable by Tenant to Landlord hereunder, provided, however, Landlord shall use reasonable efforts to mitigate its damages for any Tenant default under the Lease;

                  (e) Tenant shall be liable for and shall pay to Landlord, as damages, any deficiency ("DEFICIENCY") between (i) the Rental (including, without limitation, Fixed Rent, Impositions, and all other amounts comprising Rental hereunder) reserved in this Lease for the period from the time of the termination hereof or dispossession of Tenant hereunder through the date on which the Term (or any exercised Renewal Term) would have ended had no such termination or dispossession occurred and (ii) the net amount, if any, of rents collected under any reletting effected

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

pursuant to the provisions of SECTION 25.4(d) for any part of such period (which net amount shall be determined after deducting from the rents collected under any such reletting all of the payments to Landlord described in SECTION 25.4(d) hereof); any such Deficiency shall be paid in installments by Tenant on the respective days specified in this Lease for payment of installments or other payments of Rental, and Landlord shall be entitled to recover from Tenant each Deficiency install ment as the same shall arise, and no suit to collect the amount of the Deficiency for any installment period shall prejudice Landlord's right to collect the Deficiency for any subsequent installment period by a similar proceeding; and

                  (f) Whether or not Landlord shall have collected any Deficiency installments as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiencies, as and for liquidated and agreed final damages (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), a sum equal to the amount by which the Rental reserved in this Lease for the period following termination or dispossession exceeds the then fair market rental value of the Premises for the same period, both discounted to present worth at the rate per annum equal to the yield on then current Five-Year U.S. Treasury Index, less the aggregate amount of Deficiencies theretofore collected by Landlord pursuant to the provisions of
SECTION 25.4(c) for the same period (if any). In no event is Landlord entitled to accelerated nondiscounted rent.

         SECTION 25.5. No taking of possession of, or reletting of, the Premises or any part thereof pursuant to SECTIONS 25.3(b) or 25.4, or any other provision hereof, or as permitted by applicable law, shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such repossession or reletting except as otherwise specifically and expressly provided herein.

         SECTION 25.6. To the extent not prohibited by law, Tenant hereby waives and releases all rights now or hereafter conferred by statute or otherwise which would have the effect of limiting or modifying any of the provisions of, or limiting or restricting Landlord's rights or remedies under, this ARTICLE 25. Tenant shall execute, acknowledge and deliver any instruments which Landlord may reasonably request, whether before or after the occurrence of an Event of Default, evidencing such waiver or release.

         SECTION 25.7. Landlord hereby waives any contractual, statutory or other landlord's lien on Tenant's Property, furniture, fixtures, supplies, equipment and inventory and any Capital Improvement owned now or hereafter by Tenant or its assignees, Subtenants or licensees at and with respect to the Premises; provided, however, that the foregoing clause of this Section shall not be deemed to waive, release or diminish in any way any of the rights, remedies or authorities granted to Landlord by the provisions of this Lease. No provision in the Guaranty made by Guarantor and delivered to Landlord substantially simultaneously with the execution of this Lease shall be construed as obligating Tenant to grant to Landlord any security interest in any property of Tenant.

         SECTION 25.8. Suit or suits for the recovery of damages allowed hereunder or any Deficiencies or other sums payable by Tenant to Landlord pursuant to this ARTICLE 25 may be brought

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

by Landlord from time to time at Landlord's election, and nothing herein contained shall be deemed to require Landlord to await the date whereon this Lease or the Term or any Renewal Terms would have expired had there been no Event of Default by Tenant and termination.

         SECTION 25.9. Nothing contained in this ARTICLE 25 shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding an amount equal to the maximum allowed by any statute or rule of law governing such proceeding and in effect at the time when such damages are to be proved, whether or not such amount shall be greater than, equal to or less than the amount of the damages referred to in any of the preceding Sections of this ARTICLE 25.

         SECTION 25.10. No receipt of moneys by Landlord from Tenant after the termination of this Lease or after the giving of any notice of the termination of this Lease shall reinstate, continue or extend the Term or any Renewal Terms or affect any notice theretofore given to Tenant, or operate as a waiver of the right of Landlord to enforce the payment of Rental payable by Tenant hereunder or thereafter falling due, or operate as a waiver of the right of Landlord to recover possession of the Premises by proper remedy, except as herein otherwise expressly provided, it being agreed that after the giving of notice to terminate this Lease or the commencement of any suit or summary proceedings, or after a final order or judgment for the possession of the Premises, Landlord may demand, receive and collect any moneys due or thereafter falling due without in any manner affecting such notice, proceeding, order, suit or judgment, all such moneys collected being deemed payments on account of the use and occupation of the Premises or, at the election of Landlord, on account of Tenant's liability hereunder.

         SECTION 25.11. Except as otherwise expressly provided herein or as prohibited by applicable law, Tenant hereby expressly waives the service or giving of any notice of intention to re-enter provided for in any statute, or of the institution of legal proceedings to that end, and Tenant, for and on behalf of itself and all persons claiming through or under Tenant, also waives any and all rights provided by any law or statute now in force or hereafter enacted or otherwise, of redemption or re-entry or repossession or to restore the operation of this Lease in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge or in case of re-entry or repossession by Landlord or in case of any expiration or termination of this Lease. The terms "enter", "re-enter", "entry" or "re-entry" as used in this Lease are not restricted to their technical legal meaning. Nothing in this Section shall affect Tenant's rights, including rights to notice, which are expressly provided herein.

         SECTION 25.12. No failure by Landlord to insist upon the strict performance by Tenant of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no payment or acceptance of full or partial Rental during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Lease to be performed or complied with by Tenant, and no breach thereof, shall be waived, altered or modified except by the specific provisions of a written instrument executed by Landlord. No waiver by Landlord of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease

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

shall continue in full force and effect with respect to any other then-existing or subsequent breach thereof.

         SECTION 25.13. In the event of any breach or threatened breach or repudiation by Tenant of this Lease or of any of the covenants, agreements, terms or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach, threatened breach or repudiation and shall have the right to invoke any and all rights and remedies allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings, and other remedies were not provided for in this Lease.

         SECTION 25.14. Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

         SECTION 25.15. If after an Event of Default has occurred (and any applicable cure periods have expired) and while such Event of Default continues uncured, either (i) Guarantor shall have made a general assignment for the benefit of its creditors, or (ii) Guarantor or its estate shall have become the subject of any bankruptcy, insolvency, reorganization or similar proceeding, which proceeding shall not have been dismissed or vacated within 90 days after its commencement, or (iii) Guarantor shall have terminated its existence or gone out of business, or (iv) Guarantor shall have repudiated any of its material obligations under the Guaranty, then in addition to all other remedies of Landlord hereunder (other than its rights to terminate this Lease and/or dispossess Tenant, as to which see the final sentence of this Section), Landlord may, in its discretion, by notice to Tenant and Guarantor (which notice, referred to herein as a "SECTION 25.15 NOTICE," shall expressly state that Landlord is exercising its rights under this SECTION 25.15), accelerate all obligations of Tenant hereunder for Rental, in which case all amounts of Rental (including, without limitation, Fixed Rent) which would have become due or payable by Tenant to Landlord hereunder for any period or at any time through the end of the Term (including any Renewal Term, if exercised) shall immediately be due and payable in full (provided, however, that any such amounts so due and payable shall be discounted to present value at the rate per annum equal to the yield, as in effect on the date of the Section 25.15 Notice, on U.S. Treasury debt instruments which mature in the month in which the Lease Term is scheduled to end). From and after the time (if any) when Landlord has duly exercised its right to accelerate as provided in this Section and has also actually received in cash the full amount (discounted to present value as provided in the preceding sentence) of all Rental which would have become due or payable hereunder through the end of the Term as provided in the preceding sentence (the "FULL TERM RENTAL PAYMENT RECEIPT DATE"), Landlord shall not be entitled to terminate this Lease or to dispossess Tenant until the end of the Term with respect to which Landlord had received such accelerated, commuted payment of Rental; but Landlord may, at any time until the Full Term Rental Payment Receipt Date, rescind any Section 25.15 Notice it may

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

theretofore have given and thereafter exercise its rights to terminate this Lease or dispossess Tenant hereunder.

         SECTION 25.16. If an order for relief is entered or if a stay of proceeding or other acts becomes effective in favor of Tenant or Tenant's interest in this Lease, in any proceeding which is commenced by or against Tenant, under the present or any future federal bankruptcy code or any other present or future applicable federal, state or other statute or law, Landlord shall be entitled to invoke any and all rights and remedies available to it under such bankruptcy code, statute, law or this Lease, including, without limitation, such rights and remedies as may be necessary to adequately protect Landlord's right, title and interest in and to the Premises or any part thereof and adequately assure the complete and continuous future performance of Tenant's obligations under this Lease.

         SECTION 25.17. If this Lease shall terminate as a result of an Event of Default, and also (regardless of whether or not this Lease shall have terminated) at any time after an Event of Default has occurred (and any applicable cure period has expired), any funds of Tenant (including the interest, if any, accrued thereon) then held by Landlord may be applied by Landlord to any sums then due and owing by Tenant to Landlord hereunder and to any damages payable by Tenant (whether provided for herein or by law or in equity) as a result of such termination or Event of Default.

                                   ARTICLE 26
                                     NOTICES

         SECTION 26.1. All notices, demands, requests, consents, approvals or other communications (each of which is referred to herein as a "NOTICE") made or required to be given pursuant to, under or by virtue of this Lease must be in writing. Notices shall be delivered to the respective parties at the following respective addresses:

         If to Landlord:   CTC Investments Limited
                                            9665 Wilshire Blvd., Suite 200
                                            Beverly Hills, CA  90212
                                            Attention:  R. Christian B. Evensen
                                                             K. Robert Turner

         with a copy to:   Mayer, Brown & Platt
                                            190 South LaSalle Street
                                            Chicago, Illinois  60603
                                            Attention:  Robert M. Berger
                                                             Douglas Lubelchek

         If to Tenant:     Coach Distribution Company
                                            410 Commerce Boulevard
                                            Carlstadt, New Jersey  07072
                                            Attention:  Mr. Richard Jeffrey

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

         with a copy to:   Foley & Lardner
                                            200 Laura Street
                                            Jacksonville, Florida 32202
                                            Attention:  David C. Cook
                                                             John M. Welch

If Landlord should so request of Tenant, Tenant shall also deliver a copy of any Notice it gives to Landlord, to any Secured Lender that Landlord may designate in such request, at such Secured Lender's address as furnished to Tenant by Landlord. Any Notice shall be deemed given upon the first to occur of (i) actual receipt by the party to whom it is being given, (ii) the date on which proper delivery of such Notice is refused by the party to whom it is being given, (iii) the third Business Day after the date on which such Notice was deposited in the U.S. Mails, properly addressed, by first class certified mail return receipt requested, with all proper postage prepaid, or (iv) the first Business Day after being deposited with a recognized national overnight courier service for next-day delivery, properly addressed, with all charges prepaid or otherwise charged to the sender. Notices may be given on behalf of any party by such party's attorneys at law. Any party may change its address for purposes of receipt of Notices hereunder by giving notice of such change to the other party in accordance with this SECTION 26.1.

         SECTION 26.2. If Landlord shall designate the holder of any Secured Loan as a Person to whom copies of all Notices from Tenant shall be sent, such designation shall be irrevocable during the term of such Secured Loan, and no Notice from Tenant shall be deemed to have been validly given unless and until a copy thereof is also given to such holder. (Such Secured Lender may change its address or may be replaced by a new holder of such Secured Loan by Notice given to Landlord and Tenant.)

                                   ARTICLE 27
                                     SIGNAGE

         SECTION 27.1. Tenant shall, at its sole cost and expense, deliver to Landlord such signs, monuments or markers setting forth Tenant's name and logo as it may wish to have installed on (a) the entrance doors of any Building, (b) the exterior walls of any Building, and (c) in the parking areas of any Building. Tenant shall submit to Landlord for its approval the plans and specifications for such signs, monuments or markers ("SIGNAGE
PLAN") as soon as practical hereafter but no later than December 1, 1994; provided, however, that if the Signage Plan is delivered after December 1, 1994, then (i) Tenant will pay to Landlord on demand all amounts, costs, expenses and liabilities of every kind that Landlord may pay or incur (including, without limitation, construction costs and interest on any construction loan) as a direct or indirect result of such late delivery of the Signage Plan, and (ii) all deadlines, performance dates and similar time-related obligations of Landlord under or concerning this Lease (including, without limitation, the Required Delivery Date [defined in the Leasehold Improvement Agreement]) shall be deferred and moved back by an equal number of days or (if longer) the period of delay in the construction of the Initial Building that was directly or indirectly caused or occasioned by such late delivery of the Signage Plan. Landlord shall be responsible for installing any signs, monuments or markers delivered to it by Tenant in compliance with the Signage Plan, and Landlord shall obtain all necessary sign permits, approvals or certificates required by any Governmental Authorities, but Tenant shall pay all costs in excess of $2,500.00 which are paid or incurred in connection with such installation or obtaining of permits, approvals or certificates.

         SECTION 27.2. Tenant shall be responsible, at its sole cost and expense, for (a) maintaining in force all sign permits, if any, required by any Governmental Authorities, and (b) all maintenance, repair and cleaning of Tenant's and its Subtenants' signs, and the provisions and conditions of
ARTICLE 12 shall apply to each such sign. All such signs shall be deemed to be Tenant's Property for the purposes of ARTICLES 11 and 13.

         SECTION 27.3. At any time during the Term or any Renewal Term, Tenant may, at its sole cost and expense, remove or cause the removal of any signs installed or directed or permitted to be installed by Tenant. At the end of the Term or any Renewal Term, Tenant, at its sole cost and expense, shall remove from the Premises all signs installed or directed or permitted to be installed by Tenant or any Person acting, holding or claiming by, through or under Tenant. Upon the removal of any such sign, Tenant shall, at its sole cost and expense, (a) repair any damage caused by such sign or such removal, and (b) restore the elements of the Premises (including, without limitation, the Building) from which such signs are removed in accordance with the standards set out, and to the condition described, in SECTION 34.1.

         SECTION 27.4. The provisions of SECTION 10.14 shall apply to all signs of Tenant (or any Person holding or claiming by, through or under Tenant) that in any way, directly or indirectly, advertise or inform that space at or within the Premises is or may be available, whether by assignment, subletting or otherwise. The provisions of SECTION 27.2 and 27.3 shall also apply (INTER ALIA) to such signs, but in the event of an inconsistency between the provisions of SECTION 10.14 and the provisions of SECTIONS 27.2 and 27.3 as applied to such advertising signs, the provisions of SECTION 10.14 shall govern and control.

         SECTION 27.5. Tenant may, at its sole cost and expense, erect and maintain one dignified sign at the edge of the South Access Roadway where such roadway ends at the south boundary of Parcel D. Such sign shall at all times conform to the requirements of all applicable laws and ordinances and the CC&Rs, as well as to all provisions of this Lease applicable to signs. To the extent (if any) necessary from time to time under applicable zoning ordinances for the maintenance of such sign, Landlord agrees that if and to the extent it will not thereby become obligated to pay, incur, undertake or sustain any payment, liability, obligation or risk of any kind, Landlord will do one of the following (it shall be within Landlord's sole and absolute discretion to determine which of the following Landlord will do at any particular time, Landlord having the right at any time and from time to time to make a different election): (i) cause the fee title to the South Access Roadway or Parcel D to be held by the same Person who holds the fee title to Parcel A; (ii) cause the South Access Roadway to be leased to Tenant pursuant to a lease which grants to Tenant no rights of any kind whatsoever thereto, and reserves to Landlord or its designee all rights of every kind whatsoever thereto, except

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

only such bare leasehold estate as may be required to support Tenant's right to maintain thereupon the access sign described in this Section; or (iii) take any other action, or do any other thing, which (at no cost, expense, liability or risk to Landlord) would be sufficient to allow Tenant to maintain the sign described in this Section.

                                   ARTICLE 28
                                    Omitted.

                                   ARTICLE 29
                              AMENDMENTS TO CC&R'S

         Notwithstanding anything to the contrary provided herein, (a) Landlord shall not enter into or consent to any modification or amendment of the CC&R's which materially adversely affects Tenant without obtaining the written consent of Tenant (which consent shall not be unreasonably withheld or delayed by Tenant), and (b) Landlord shall not terminate or agree or consent to a termination of the CC&R's without the written consent of Tenant (which consent shall not be unreasonably withheld or delayed by Tenant). Landlord agrees to consent to, join in and execute (if required) any easement, modification or amendment to the CC&R's, licenses and any other agreement reasonably requested by Tenant, Wilma, the Association or any Governmental Authority which is necessary for Tenant's use or enjoyment of the Premises, but only if (i) the same does not impose any costs, obligations, liabilities or risks on Landlord (or Tenant delivers to Landlord the binding and enforceable written agreement of Tenant, satisfactory in all respects to Landlord, by which Tenant agrees to pay all such costs and to defend, indemnify and hold Landlord harmless from and against all such costs, obligations, liabilities and risks, it being expressly agreed hereby that any such agreement of Tenant, and all of Tenant's obligations and liabilities thereunder, shall also automatically constitute obligations of Tenant under this Lease, the breach or default with respect to which will also constitute a Default hereunder, and which constitute "Obligations" guarantied by Guarantor under the Guaranty), and (ii) the same does not adversely affect any of Landlord's other properties or the security or interests of any Secured Lender in, to or concerning the Premises, the Parcels or this Lease. Each party will provide to the other party, promptly after its receipt thereof, a copy of any notice such party receives concerning the CC&Rs.

                                   ARTICLE 30
                  CERTAIN PROVISIONS RELATING TO SECURED LOANS

         SECTION 30.1. If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, or to have any abatement or reduction of or offset against any Rental hereunder, Tenant shall not exercise such right until thirty (30) days after it has given written notice of such act or omission to Landlord and to each Secured Lender; and any purported exercise by Tenant of such right before 30 days have elapsed from its giving of such notice shall be void. The provisions of this SECTION 30.1 are not intended to, and shall not be construed to, limit, qualify or modify the provisions of ARTICLE 23 or any other provision of this Lease.

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         SECTION 30.2.

                  (a) Landlord shall cause each Secured Lender who holds a lien or security interest in the Premises or any of the Parcels as to which a valid, effective, unexercised Option then remains outstanding, to execute, acknowledge and deliver to Tenant, not later than thirty (30) days after Landlord acquires financing from any such Secured Lender, an instrument in substantially the form of one of the forms comprising EXHIBIT J attached hereto (or another form reasonably acceptable to Tenant) (herein called a "NONDISTURBANCE AGREEMENT"). Until such time (if any) as said Nondis turbance Agreement is delivered to Tenant, such Secured Lender shall not be entitled to any of the rights, benefits or privileges accorded to Secured Lenders under the provisions of this Lease.

                  (b) Not later than ten days after Landlord tenders to Tenant a form thereof signed by a Secured Lender or prospective Secured Lender, Tenant shall execute, acknowledge and deliver a Nondisturbance Agreement to any Secured Lender or any prospective Secured Lender designated by Landlord from time to time. If Tenant fails to deliver such Nondisturbance Agreement to any Secured Lender or prospective Secured Lender within such ten-day period, Landlord may execute and deliver such Nondisturbance Agreement in Tenant's name, place and stead, and Tenant hereby grants to Landlord an irrevocable power of attorney (which power Tenant acknowledges is coupled with an interest), in Tenant's name, place and stead to execute, acknowledge and deliver any such Nondisturbance Agreement.

         SECTION 30.3. Within ten Business Days after being requested to do so by Landlord, Tenant shall execute and deliver an Environmental Indemnity in a form substantially identical to the form of EXHIBIT L attached hereto to any Secured Lender or any prospective Secured Lender.

         SECTION 30.4. Upon reasonable request from Landlord, Tenant shall deliver to Landlord or any Secured Lender or prospective Secured Lender a written letter of opinion from Tenant's legal counsel satisfactory to Landlord or such Secured Lender (as the case may be), as to Tenant's authority to execute this Lease, Tenant's due execution of this Lease, the enforceability of this Lease and its nonconflict with laws and contracts, and Tenant's good standing in the state of its incorporation and the State of Florida.

         SECTION 30.5 Upon request from Landlord, Tenant shall deliver to Landlord, any Secured Lender or prospective Secured Lender, and any purchaser or prospective purchaser of all or part of Landlord's interest in the Premises or this Lease, an estoppel certificate as to the existence and validity of this Lease (as it may then have been amended, modified or restated), the nonexistence of any defaults hereunder, the nonpayment of any Rental in advance, the performance by Landlord of its obligations hereunder, and any other reasonable or customary matters.

                                   ARTICLE 31
                              ENVIRONMENTAL MATTERS

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     SECTION 31.1 Tenant covenants that after the Commencement Date: (a) the
Parcels shall be maintained free of contamination from any Hazardous Substances (hereinafter defined) except any which were present on the Parcels as of the Commencement Date through no fault of Tenant or any Person acting or claiming by, through or under Tenant; (b) the Premises shall not be used for the manufacture, storage, generation or disposal of any Hazardous Substances; (c) Tenant shall not be, and shall not permit any assignee or Subtenant to be, involved in operations at or near the Premises that could lead to the imposition on Landlord of liability, or the creation of a lien on the Premises or any assets of Landlord, under any Requirements relating to Hazardous Substances; and (d) Tenant shall not cause or permit to exist or occur any deposit, disposal, discharge, spillage, loss, emission, escape, migration, seepage or filtration of oil, petroleum, chemical liquids or solids, liquid or gaseous products, or any Hazardous Substances upon, under, above, from, or within the Parcels; provided, however, that Tenant may, at Tenant's sole risk, use upon the Premises any Hazardous Substances or hazardous materials which are necessary for Tenant to carry on, in the ordinary course of its business, its presently intended warehouse, distribution or office uses on the Premises so long as Tenant complies with all applicable Environmental Laws and with then-generally-accepted good and prudent business practices relating thereto. (Nothing in the proviso at the end of the preceding sentence shall be deemed to diminish, restrict, limit or affect in any way the breadth, generality or scope of Tenant's indemnification or other obligations or undertakings set out the remainder of this ARTICLE 31.)

         SECTION 31.2 Except for matters caused by Landlord's own acts or by the acts of any Person acting or claiming by, through or under Landlord (for all purposes of this Lease, the phrase "Persons acting or claiming by, through or under Landlord", and any similar phrase, does not include Tenant or its assignees, Subtenants, licensees, or Persons acting, claiming or holding by, through or under Tenant or its assignees, Subtenants or licensees), Tenant hereby agrees to defend, indemnify, and hold Landlord harmless from and against any and all losses, liabilities (including, without limitation, strict liability), damages, injuries, expenses (including, without limitation, attorneys' fees and disbursements), costs of any settlement or judgment, and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any Governmental Authority or other Person for, with respect to, or as a direct or indirect result of, the presence on, within or under, or the escape, seepage, leakage, spillage, discharge, emission, migration or release from, the Parcels of any Hazardous Substance, which conditions either (i) were created or caused by Tenant or any Person acting by, through or under Tenant or (ii) did not exist on the Parcels prior to the Commencement Date (including, without limitation, any losses, liabilities, including strict liability, damages, injuries expenses, including attorneys' fees and disbursements, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, RCRA, as amended, or any federal, state or local so-called "Superfund" or "Superlien" laws or any other statute, law, ordinance, code, rule, regulation, order or decree now or hereafter regulating, governing, controlling, relating to, or imposing liability [including, without limitation, strict liability] or standards of conduct for or concerning any Hazardous Substance
[collectively, "ENVIRONMENTAL LAWS"] and including amounts necessary to pay costs of investigation and clean-up of Hazardous Substances and toxic substances on or affecting the Property).

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

         SECTION 31.3 For purposes hereof, "HAZARDOUS SUBSTANCES" shall mean and include all elements, wastes, materials, substances or compounds which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency (the "EPA") or the Florida Department of Environmental Protection (the "DEP") or the list of toxic pollutants designated by Congress or the EPA or the DEP or defined by any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, governing or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material as now or at any time hereafter in effect, including, without limitation, asbestos, PCBs, radioactive substances, methane, petroleum distillates, compounds and derivatives, petrochemicals, volatile hydrocarbons and industrial solvents.

         SECTION 31.4 If either Tenant or Landlord receives any notice of (a) the happening of any event involving in any way the presence, spill, release, leak, seepage, discharge of cleanup of any Hazardous Substance on or from the Parcels, or (b) any complaint, order, citation or notice with regard to air emissions, water discharges, or any other environmental, health or safety matter affecting Landlord or the Parcels (an "ENVIRONMENTAL COMPLAINT") from any Person (including without limitation the EPA or the DEP), then such party receiving the notice shall immediately notify the other party of said notice and shall promptly send such other party a complete copy of any such notice that is in written form.

         SECTION 31.5 Unless caused by Landlord's own acts or by the acts of any Person acting or claiming by, through or under Landlord (for all purposes of this Lease, the phrase "Persons acting or claiming by, through or under Landlord", and any similar phrase, does not include Tenant or any assignee, Subtenant or licensee of or under Tenant or any other Person acting, claiming or holding by, through or under Tenant or any assignee, Subtenant or licensee of Tenant) and except for Hazardous Substances that were present on the Premises on the Commencement Date through no fault of Tenant or any Person acting or claiming by, through or under Tenant, Tenant shall bear the sole and complete responsibility and expense to clean up, remove, resolve or minimize the impact of, or otherwise deal with, any and all such Hazardous Substances and Environmental Complaints following receipt of any notice from any Person (including without limitation the EPA or the DEP) asserting the existence of any Hazardous Substance, or an Environmental Complaint, pertaining to the Parcels or any part thereof which could result in an order, judgment, complaint, decree, suit or other action against Landlord or any Secured Lender or Tenant or Tenant's representatives, agents or Subtenants or which, in the sole opinion or Landlord, could impair the value of Landlord's interest in the Premises or the Parcels. With respect to all matters described above, Tenant shall take all action necessary to obtain a closure letter or other final, favorable written disposition of the matter from the applicable Governmental Authorities and shall deliver said letter or other written disposition to Landlord. If Tenant fails to take any action required herein, Landlord shall have the right (but not the obligation), after providing Tenant with notice and a reasonable opportunity to cure, to enter onto the Premises or to take such other actions as it deems necessary or advisable so to clean up, remove, resolve, minimize the impact of, or otherwise deal with any such Hazardous Substances or Environmental Complaint, in which event all costs and expenses incurred by Landlord in the exercise of any such rights shall be paid and reimbursed to Landlord by Tenant upon demand.

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

         SECTION 31.6

         (a) Promptly after its receipt of any report of or concerning the environmental condition of, or the presence or absence of Hazardous Substances at, upon or under, or the compliance or noncompliance with any Environmental Laws of, the Parcels or any part thereof, Tenant will deliver a complete copy of such report to Landlord.

         (b) Each of Landlord and any Secured Lender shall have the right from time to time, in its reasonable discretion, to cause to be performed an environmental audit and, if deemed necessary by Landlord, an environmental risk assessment, concerning or relating to the Parcels (or any portions thereof) and the hazardous waste management practices of and the hazardous waste disposal sites used by Tenant and any other users of the Premises; and Tenant grants to Landlord and each such Secured Lender and their respective agents, contractors and designees an irrevocable license to enter upon the Premises at any reasonable time or times for purposes of performing the same. All costs and expenses incurred by Landlord in the exercise of such rights shall be payable by Landlord, except that Tenant shall pay the costs of (i) all such audits and reports as are done either (A) when Landlord or any Secured Lender has any reasonable basis to believe that any Hazardous Substance may be present on, under, at or about the Parcels or (B) in satisfaction of a requirement of a Secured Lender or (C) not sooner than three years after the date of the most recent such audit and report done at Landlord's request, as well as (ii) all audits and reports that disclose a violation not shown as existing in a written environmental consultant's report previously obtained by Landlord (except for violations which Tenant establishes existed before the Commencement Date and were not disclosed in any environmental report received by Tenant prior to the execution of this Lease).

         SECTION 31.7 Landlord represents to Tenant that, as of the date of this Lease, Landlord has, and as of the Commencement Date Landlord will have, no actual, conscious knowledge of any violation by the Parcels of any Environmental Law except as may be disclosed on any environmental consultants' reports delivered to Tenant before the date of this Lease. Tenant acknowledges that, except as set out in the preceding sentence, Landlord has made no representation of any kind regarding Hazardous Materials or Environmental Laws and that Tenant is relying, and is willing to rely, solely upon the environmental reports delivered to Tenant before the execution of this Lease.

         SECTION 31.8 Unless caused by Tenant's own acts or by the acts of any Person acting, holding or claiming by, through or under Tenant, Landlord hereby agrees to defend, indemnify and hold Tenant harmless from and against any and all losses, liabilities (including, without limitation, strict liability), damages, injuries, expenses (including, without limitation, attorneys' fees and disbursements), costs of any settlement or judgment, and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Tenant by any Governmental Authority or other Person for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, migration or release from, the Parcels of any Hazardous Substance which resulted solely from conditions existing on the Parcels on or prior to the Commencement Date (except for such, if any, as were disclosed in any environmental report delivered to Tenant before the date of this Lease), except to the extent the same was exaggerated,

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

exacerbated, aggravated or otherwise affected by any act of Tenant or any Person acting, holding or claiming by, through or under Tenant at any time or by any other Person after the Commencement Date (including, without limitation, any losses, liabilities, including strict liability, damages, injuries expenses, including attorneys' fees and disbursements, costs of any settlement or judgment or claims asserted or arising under any Environmental
Laws).

         SECTION 31.9 Unless caused by Tenant's own acts or by the acts of any Person acting, holding or claiming by, through or under Tenant, Landlord shall bear the sole and complete responsibility and expense to clean up, remove, resolve or minimize the impact of, or otherwise deal with, any Environmental Complaint with respect solely to environmental conditions that existed on the Premises on or prior to the Commencement Date (except for such, if any, as were disclosed in any environmental report delivered to Tenant before the date of this Lease), except to the extent the same was exaggerated, exacerbated, aggravated or otherwise affected by any act of Tenant or any Person acting, holding or claiming by, through or under Tenant at any time or by any other Person after the Commencement Date, following receipt of any such Environmental Complaint pertaining to the Premises or any part thereof as to such environmental conditions which could result in an order, suit or other action against Landlord or Tenant or Tenant's representatives, agents or Subten ants or which, in the reasonable opinion of Tenant, could impair the value of Tenant's interest in the Premises. If required herein, Landlord shall take all action necessary to obtain a closure letter or other final, favorable written disposition of such matter from the applicable Governmental Authori ties and shall deliver said letter or other disposition to Tenant. If Landlord fails to take any action required herein, Tenant shall have the right (but not the obligation), after providing Landlord with notice and a reasonable opportunity to cure, to take such actions as it deems necessary or advisable so to clean up, remove, resolve, minimize the impact of, or otherwise deal with any such Environ mental Complaint, in which event, all costs and expenses incurred by Tenant in the exercise of any such rights shall be paid and reimbursed to Tenant by Landlord upon demand.

         SECTION 31.10. All of Tenant's and Landlord's respective rights, remedies, liabilities and obligations under this ARTICLE 31 shall survive the expiration and the termination of this Lease (but neither party will have any obligation or liability of any kind to the other party under this ARTICLE 31 for or concerning (i) any condition that first came into existence after the Expiration Date or (ii) any violation of any Environmental Law that first occurred after the Expiration Date and was not caused by, and was not a consequence or result of, any action on omission of such party, or any condition that existed, before the expiration or termination of this Lease).

         SECTION 31.11. Under no circumstances whatsoever shall any Secured Lender (or any successor or assign of any Secured Lender) have any personal liability or obligation of any kind to Tenant under or with respect to this
ARTICLE 31 or any provision hereof (but the provisions of this Section shall not be construed as negating any liability of a Secured Lender in its capacity as outright owner of any Parcel for any act of such Secured Lender after it becomes the outright owner of such Parcel).

                                   ARTICLE 32

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                       CERTIFICATES BY LANDLORD AND TENANT

         SECTION 32.1. Tenant shall, within ten (10) days after each and every written request by Landlord, execute, acknowledge and deliver to Landlord or any other Person designated by Landlord a statement in writing certifying as to such matters regarding this Lease as Landlord may reasonably request and certifying that the statement shall be binding upon Tenant and may be relied upon by any then existing or prospective Secured Lender, assignee or purchaser of all or a portion of Landlord's interest in the Premises or this Lease or of an ownership interest in the Landlord. Tenant agrees that the certificate attached hereto as EXHIBIT K shall be deemed reasonable.

         SECTION 32.2. Landlord agrees at any time and from time to time upon not less than ten (10) days' prior written notice by Tenant, to execute, acknowledge and deliver to Tenant or any other Person designated by Tenant a statement in writing certifying as to such matters regarding this Lease as Tenant may reasonably request. Such statement shall be binding upon Landlord and may be relied upon by any then-existing or prospective permitted Subtenant, assignee or purchaser of all or a portion of Tenant's interest in this Lease or an ownership interest in Tenant.

                                   ARTICLE 33
                             CONSENTS AND APPROVALS

         SECTION 33.1.

                  (a) All consents and approvals which may be given under this Lease shall, as a condition of their effectiveness, be in writing. The granting of any consent or approval by a party to perform any act requiring consent or approval under the terms of this Lease, or the failure on the part of a party to object to any such action taken without the required consent or approval, shall not be deemed a waiver by the party whose consent was required of its right to require such consent or approval for any further similar act, and each party hereby expressly covenants and warrants that as to all matters requiring the other party's consent or approval under the terms of this Lease, the party requiring the consent or approval shall secure such consent or approval for each and every happening of the event requiring such consent or approval, and shall not claim any waiver on the part of the other party of the requirement to secure such consent or approval.

                  (b) If Tenant shall request Landlord's consent and Landlord shall fail or refuse to give such consent unreasonably in an instance where Landlord is required pursuant to a provision of this Lease not to withhold its consent unreasonably, Landlord's liability hereunder for damages, if any, shall be limited as provided in ARTICLE 43 and ARTICLE 48. Notwithstanding anything which may be to the contrary herein, Landlord shall conclusively be deemed to have reasonably withheld its consent or approval if Landlord has withheld its consent or approval because a Secured Lender who has a right of consent or approval with respect to the matter in question under the terms of the Secured Loan such Secured Lender is holding, has failed or declined to give its consent or approval. Whenever this Lease provides in substance that a matter shall be as

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

determined in the reasonable judgment of Landlord, and a Secured Loan provides in substance that such matter shall be as determined by the Secured Lender holding such Secured Loan, Landlord shall conclusively be deemed to have exercised its judgment reasonably in determining such matter as required by such Secured Lender. Landlord shall use reasonable efforts to obtain the consent or approval of such Secured Lender if Landlord would, with such consent or approval, give Landlord's consent or approval.

                  (c) Any matter or thing which is required under this Lease to be done "satisfactorily" or to the "satisfaction" of a party need only be done "reasonably satisfactorily" or to the "reasonable satisfaction" of that party.

                                   ARTICLE 34
                    SURRENDER AT END OF TERM OR RENEWAL TERMS

         SECTION 34.1. On the last day of the Term or any Renewal Term (if exercised), or upon the Expiration Date (if earlier), or upon a re-entry by Landlord upon the Premises pursuant to ARTICLE 25 hereof, Tenant shall surrender and deliver to Landlord the Premises (a) in the same or better condition as on the Commencement Date, (b) in good order, good and working condition and good repair, except for (i) ordinary wear and tear, (ii) damage by fire or other casualty or by condemnation or other taking that Tenant or Landlord is required under this Lease to Restore but, despite reasonable diligence, was not by that time able to Restore (provided that all insurance or condemnation proceeds comprising Restoration Funds which had not been applied to such Restora tion shall have been deposited with Secured Lender, together with any additional sums required to complete such Restoration as estimated pursuant to SECTION 8.2 hereof), (iii) damage from any cause not required to be repaired or Restored by Tenant or (iv) damage caused by Landlord or by Persons acting or holding by, through or under Landlord (but no provision of this Section shall be deemed to limit, restrict, diminish or affect in any way any right of Tenant or Landlord under any policy of insurance), and (c) free and clear of all lettings, occupancies, possessions, liens, security interests, charges and encumbrances other than those, if any, which existed as of the Commencement Date, were created by or consented to by Landlord, or which by their express written terms and conditions extend beyond the Expiration Date and which Landlord shall have expressly approved in writing. Tenant hereby irrevocably waives any notice now or hereafter required by law with respect to vacating the Premises on any such termination date or Expiration Date. Landlord shall have the right to make an inspection of the Parcels following the surrender by Tenant to determine if Tenant has complied with this Section and any other applicable provisions of this Lease.

         SECTION 34.2. On the last day of the Term or any Renewal Term (if exercised), or upon the Expiration Date (if earlier), or upon re-entry by Landlord upon the Premises pursuant to ARTICLE 25 hereof, Tenant shall deliver to Landlord, to the extent Tenant is then in possession or control of the same, Tenant's executed counterparts of all Subleases and any service and maintenance contracts then affecting the Parcels, true and complete maintenance records for the Parcels, all original licenses and permits then pertaining to the Parcels, permanent or temporary Certificates of Occupancy then in effect for any or all Buildings, and all warranties and guarantees then in effect which Tenant has received in connection with any work or services performed or Equipment installed in any or all Buildings, together with a duly executed assignment thereof to Landlord.

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

         SECTION 34.3. If Tenant fails for any reason whatsoever to deliver possession of the Premises to Landlord as provided herein on the Expiration Date (or earlier date on which Tenant is to return, surrender or deliver possession to Landlord as provided in ARTICLE 25, in SECTION 34.2, or in any other provision hereof; the earliest of such dates is referred to herein as the "POSSESSION TERMINATION DATE"), Tenant shall be deemed guilty of an illegal and wrongful holding over and shall (i) pay Landlord on demand, with respect to such holdover period, rent (prorated for the actual number of days in such holdover period until Tenant surrenders and returns possession to Landlord of the entire Premises) equal to the greater of (i) holdover rent calculated in the manner expressly authorized by applicable Florida statutes (if applicable Florida statutes expressly provide a formula or similar manner for calculating wrongful holdover rent for commercial or industrial rental properties), or (ii) if applicable Florida statutes do not expressly provide a formula or similar manner for calculating wrongful holdover rent for commercial or industrial rental properties, then at the rate equal to 150% of the Rental (including, without limitation, all Fixed Rent, Impositions and other components of Rental) that was applicable and payable by Tenant under the Lease for and with respect to the twelve months immediately preceding the Possession Termination Date. Notwithstanding Tenant's obligation to pay, or Tenant's payment of, such holdover rent for or on account of such holdover period, Tenant shall nevertheless at all times after the Possession Termination Date be and remain (i) guilty of wrongfully holding over possession and (ii) obligated to deliver and return to Landlord possession of the Premises in the condition specified in SECTION 34.1 and to make the deliveries to Landlord provided for in SECTION 34.2 hereof.

                                   ARTICLE 35
                                ENTIRE AGREEMENT

         This Lease (including the Exhibits attached hereto and comprising a part hereof) contains all of the promises, agreements, conditions, inducements and understandings between Landlord and Tenant and supersedes and entirely replaces any and all prior or contemporaneous agreements, promises and understandings, and there are no promises, agreements, conditions, understandings, inducements, warranties or representations, oral or written, expressed or implied, between them other than as herein expressly set forth.

                                   ARTICLE 36
                                 QUIET ENJOYMENT

         Landlord covenants that, if and as long as Tenant shall faithfully perform the agreements, terms, covenants and conditions hereof, Tenant and any Person who lawfully and in conformity with the provisions hereof claims through or under Tenant shall and may (subject, however, to the matters set out on EXHIBIT B hereof and to all of the other provisions, reservations, terms and conditions of this Lease) peaceably and quietly have, hold and enjoy the Premises for the term hereby granted without molestation or disturbance by or from Landlord or any person claiming through or under Landlord. Landlord warrants that as of the Commencement Date, it will own the Premises free of any encumbrance superior to this Lease and Tenant's interest hereunder created or suffered by Landlord, except (a) those matters described on EXHIBIT B hereof, and (b) Secured Loans as provided in ARTICLE 30. This covenant shall be construed as a covenant running with the Land, to and against successors to Landlord's interest in this Lease, and is not, nor shall it operate or be construed as, a personal covenant of Landlord, except to the extent of Landlord's interest in this Lease and only so long as such interest shall continue, and thereafter this covenant shall be binding only upon successors in interest of Landlord's interest in this Lease, to the extent of their respective interests, as and when they shall acquire the same, and so long as they shall retain such interest.

                                   ARTICLE 37
                             LANDLORD'S CONTINGENCY

         Landlord's obligations under this Lease shall be contingent upon Landlord's acquisition of fee simple title to and ownership of Parcel A, Parcel B, Parcel C and Parcel D on terms satisfactory to Landlord in its sole and absolute discretion. If the foregoing contingency is not satisfied on or prior to the 30th day after execution and delivery of the Lease by Tenant and Landlord and execution and delivery of the Guaranty by Guarantor to Landlord, then Landlord may (subject to the last sentence of this ARTICLE 37) terminate this Lease by notice given to Tenant on or before the 35th day after the execution and delivery of the Lease and Guaranty to Landlord, and in such case this Lease will then automatically become null and void. Landlord's failure to terminate the Lease by such date shall be deemed a waiver of such contingency. If Landlord's contingency described in the first sentence of this ARTICLE 37 has not been satisfied by the date specified therefor in the second sentence of this Article, Tenant may unilaterally extend the final date for satisfaction thereof from the 30th to the 60th day after execution and delivery of this Lease by both parties hereto, by sending Landlord notice of such extension before the 35th day after execution and delivery of this Lease, but if Tenant does so, and if during such 30-day extension period Landlord for any reason either fails to commence construction (including earth moving) work on Parcel A or, having commenced construction, stops or materially slows down construction work on Parcel A, then automatically and without further action of any Person each and every deadline or performance and penalty date applicable to Landlord under the Leasehold Improvement Agreement (including, without limitation, the stated Delivery Date specified therein) shall be extended and deferred 30 days beyond the date that would otherwise have been applicable thereto.

                                   ARTICLE 38
                        INVALIDITY OF CERTAIN PROVISIONS

         If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

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                                   ARTICLE 39
                                FINANCIAL REPORTS

         Tenant shall deliver to Landlord three copies of Guarantor's published annual reports, quarterly reports, and S.E.C. Forms 10-Q and 10-K (or any successor or replacement forms required by applicable law as in effect from time to time) during the Term of this Lease (but if Guarantor ceases to publish quarterly or annual financial reports, Tenant shall nevertheless be obligated to deliver to Landlord quarterly and annual financial statements of Guarantor, prepared [and certified by a senior officer of Guarantor as having been prepared] in accordance with good accounting practice on a consistently-applied basis, not later than 90 days after the end of each fiscal quarter of Guarantor). Quarterly statements and 10-Q's shall be delivered within 60 days of the end of each fiscal quarter of Guarantor (or, as long as Guarantor continues to be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or any successor or replacement statute, such later date as such annual reports are actually distributed to or made available for Guarantor's shareholders, or filed with the S.E.C., as the case may be) and annual statements and 10-K's within 90 days of the end of each fiscal year of Guarantor (or, as long as Guarantor continues to be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or any successor or replacement statute, such later date as such annual reports are first either distributed to or made available for Guarantor's shareholders or filed with the SEC). Tenant shall not be required to furnish any other financial reports, operating statements or any other statements or reports with respect to Tenant or Sara Lee Corporation. If Tenant assigns this Lease in conformity with the applicable provisions hereof and, as a result thereof, Sara Lee Corporation is released from its obligations as Guarantor hereunder, and its Guaranty is released, pursuant to the provisions of SECTION 10.2 hereof, the assignee of Tenant's rights and obligations shall be subject to all of the requirements and provisions of this ARTICLE 39 as though it were the Guarantor expressly named herein.

                                   ARTICLE 40
                             RECORDING OF MEMORANDUM

         Landlord and Tenant, each upon the written request of the other or any Secured Lender, shall execute, acknowledge and deliver a memorandum of this Lease, and of each modification of this Lease, in proper form for recordation in the public records of Duval County, Florida, which shall set forth the matters described in Fla. Statutes Section 713.10(2) and shall describe the Term, the existence of Expansion Options and Renewal Options, the existence of any easements (including, without limitation, the Parking/ Driveway Facility), and such other material provisions hereof (if any) which Landlord and Tenant may mutually determine are suitable and appropriate for inclusion therein. Neither party shall record this Lease without the prior consent of the other party.

                                   ARTICLE 41
                                     Omitted

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                                   ARTICLE 42
                                  MISCELLANEOUS

         SECTION 42.1. The captions of this Lease are for convenience of reference only and in no way define, limit or describe the scope or intent of this Lease or in any way affect this Lease.

         SECTION 42.2. The Table of Contents is for the purpose of convenience of reference only and is not to be deemed or construed in any way as part of this Lease or as supplemental thereto or amendatory thereof.

         SECTION 42.3. The use herein of the neuter pronoun in any reference to Landlord or Tenant shall be deemed to include any individual Landlord or Tenant, and the use herein of the words "successors and assigns" or "successors or assigns" of Landlord or Tenant shall be deemed to include the heirs, legal representatives and assigns of any individual Landlord or Tenant.

         SECTION 42.4. All of Tenant's obligations hereunder with respect to Restorations and/or payment of any Shortfall shall (as they apply to any damage, destruction, condemnation or taking occurring prior to the Expiration
Date) survive any termination of this Lease.

         SECTION 42.5. If more than one Person becomes Landlord or Tenant hereunder: the other party may require the signatures of all such Persons in connection with any notice to be given or action to be taken by that party hereunder; and, each Person comprising a multi-Person Tenant or Landlord (but not including any shareholders of a party which is a corporation, trustees of a party which is a trust, partners of a party which is a general or limited partnership, or other constituent members of any entity which is a party) shall be fully liable for all of that party's obligations hereunder, subject to ARTICLE 43. Any notice by a party to any Person named as the other party and designated in SECTION 26.1 (or in any notice given pursuant to that Section) as an addressee of notices shall be sufficient and shall have the same force and effect as though given to all Persons named as such other party.

         SECTION 42.6. The terms "herein," "hereunder" and words of similar import shall be construed to refer to this Lease as a whole, and not to any particular Article or Section, unless expressly so stated.

         SECTION 42.7. The term "and/or" when applied to two or more matters or things shall be construed to apply to any one or more or all thereof as the circumstances warrant at the time in question.

         SECTION 42.8. Except as otherwise expressly provided in this Lease, there shall be no merger of this Lease or the leasehold estate created hereby with the fee estate in the Premises or any part thereof by reason of the same Person's acquiring or holding, directly or indirectly, this Lease or the leasehold estate created hereby or any interest in this Lease or in such leasehold estate as well as the

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fee estate in the Premises; provided, however, that no such merger shall occur in any event without the written consent of each Secured Lender.

         SECTION 42.9. Landlord and Tenant each covenants, warrants and represents to the other as follows: no broker other than SBWE, Inc. was instrumental in bringing about or consummating this Lease on its behalf; and, it had no dealings with any other broker, finder or other procuring Person concerning the leasing of the Premises by Landlord to Tenant. Landlord and Tenant shall each defend, indemnify and hold the other harmless against and from any claims for any other brokerage commissions or fees, and all costs, expenses and liabilities in connection therewith, including, without limitation, attorneys' fees and expenses, (a) in connection with such claims if any broker or other Person claims to have had dealings with the indemnifying party, and (b) in connection with the enforcement of a party's rights under this SECTION 42.9. Any brokerage commission or fee due SBWE, Inc. shall be paid by Landlord.

         SECTION 42.10.

                  (a) This Lease may not be changed, modified, or terminated orally, nor may any provision hereof be waived, but only by a written instrument of change, modification or termination executed by the party against whom enforcement of any change, modification, or termination or waiver is sought.

                  (b) Each of Landlord and Tenant agrees to be a party signatory to an amendment or modification of this Lease, by instrument in recordable form, if requested to do so by a Secured Lender or a proposed Secured Lender as a condition precedent to the placing, replacing, refinancing or extending of a Secured Loan, provided and upon condition that such amendment or modification shall not (i) affect the financial obligations of such party hereunder, (ii) adversely affect the value of the fee simple or leasehold estate (as the case may be) of such party hereunder or (iii) materially adversely affect, diminish or reduce any rights or remedies of such party hereunder or materially increase the liabilities, responsibilities or obligations of such party hereunder.

                  (c) No amendment or modification of this Lease which could have an adverse effect on the rights or interests of, or the value of the collateral security of, any Secured Lender shall be effective without the prior written consent of such Secured Lender if required under the terms of its respective Secured Loan documentation.

         SECTION 42.11. This Lease shall be governed by and construed in accordance with the laws of the State of Florida applicable to leases made and to be performed in said State, without the aid of any canon or rule of law requiring construction against the party drawing or causing this Lease to be drawn.

         SECTION 42.12. All references in this Lease to any particular "Article", "Articles", "Section" or "Sections" shall be deemed to refer to the designated Article(s) or Section(s), as the case may be, of this Lease.

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         SECTION 42.13. All plans, drawings, specifications and models required to be furnished by Tenant to Landlord under this Lease, including, without limitation, all plans, drawings, specifications or models prepared in connection with any Restoration or Capital Improvement, shall become the sole and absolute property of Landlord upon the Expiration Date. Tenant shall deliver all such documents to Landlord promptly upon the Expiration Date. Tenant shall also deliver one copy of each thereof to Landlord within a reasonable time after Tenant receives the same. Tenant's obligation under this SECTION 42.13 shall survive the Expiration Date.

         SECTION 42.14. All references in this Lease to "licensed professional engineer" or "registered architect" shall mean a professional engineer or architect who is licensed or registered, as the case may be, by the State of Florida.

         SECTION 42.15. This Lease shall not be construed to create a partnership, joint venture, agency relationship or fiduciary relationship of any kind between the parties.

         SECTION 42.16. THE PARTIES SHALL AND DO HEREBY EACH IRREVOCABLY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS LEASE OR THE INTERPRETATION, CONSTRUCTION OR ENFORCEMENT HEREOF OR OF ANY PROVISION HEREOF.

         SECTION 42.17. Tenant shall not sell, lease or otherwise transfer or dispose of, or permit any Person to use, any excess or residual development capability of, or any other entitlement or development rights pertaining or relating to, the Land, nor shall Tenant contract or agree to do any of the foregoing.

         SECTION 42.18. Upon the expiration or other termination of this Lease, neither party shall have any further obligation or liability to the other except as otherwise expressly provided in this Lease and except for such obligations as by their nature or under the circumstances can only be, or by the express provisions of this Lease may or are intended to be, performed after such expiration or other termination; and, in any event, without limiting the generality of the foregoing, (i) unless otherwise expressly provided in this Lease, any liability for a payment which shall have accrued in, for, on account of or with respect to any period ending at the time of expiration or other termination of this Lease shall survive the expiration or other termination of this Lease and (ii) any right of Landlord to receive payment from Tenant, for or on account of any period after this Lease has been terminated because of Tenant's default hereunder, of either damages for Tenant's default or of Rental provided for herein, shall survive such termination of this Lease.

         SECTION 42.19. The provisions of this Lease are intended to be for the sole benefit of the two parties hereto and all Secured Lenders and all of their respective successors and assigns, and none of the provisions of this Lease are intended to be, nor shall they be construed to be, for the benefit of any third party other than Secured Lenders.

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

         SECTION 42.20. Notwithstanding that Tenant has various obligations under this Lease with respect to portions of the Parcels which are not included within the Premises, nothing herein shall be interpreted to grant Tenant any rights in, to or concerning such Parcels whatsoever except as follows: (i) as expressly provided in ARTICLE 45 hereof; (ii) such rights of entry as are necessary to enable Tenant to perform its obligations hereunder; and (iii) Tenant shall have (1) the nonexclusive easement granted in the penultimate paragraph of ARTICLE 2, (2) access to the Premises over such portion of Parcel D as Landlord and Tenant may hereafter designate in writing, and (3) a nonexclusive right to use whatever walking trail on the Parcels that Landlord may from time to time make available for the use of any tenants or users of the Parcels. Notwithstanding the foregoing, Landlord reserves the right to relocate such parking areas, access and walking trails to other locations on the Parcels provided Tenant at all times has substantially equivalent parking rights, access and walking trails as it had on the Commencement Date.

                                   ARTICLE 43
                             LIMITATION OF LIABILITY

         Tenant shall look only to Landlord's Affected Property for the collection of any money judgment in the event of, and on account of, any breach or default under this Lease by Landlord. (For purposes hereof, "LANDLORD'S AFFECTED PROPERTY" means Landlord's respective interests in and to this Lease, the Premises, and such of the other Parcels, if any, as to which Tenant then either is the lessee under this Lease or holds a valid, effective, exercisable Expansion Option pursuant to the provisions of ARTICLE 45 hereof.) No other property or assets of Landlord, and no property or assets of any kind of any partner in Landlord or any direct or indirect owner of an interest in Landlord or any officer, director, partner, principal or employee of Landlord (each a "PROTECTED PERSON") shall be subject to levy, attachment, garnishment, execution or other enforcement procedure for the satisfaction of any such judgment (or other judicial process) nor shall any recourse of any kind whatsoever be sought or obtained directly or indirectly under, for or on account of this Lease, any breach or default by Landlord hereunder, or any other matter relating to the Premises, this Lease, the relationship between Landlord and Tenant, the acts or omissions of Landlord, or any other similar or related matter. The interest of Landlord in and to the Landlord's Affected Property shall consist (when and to the extent the same are held by Landlord) of Landlord's estate in Landlord's Affected Property and Landlord's interest in and to the rents, income, proceeds, receipts, revenues, issues and profits issuing from the Landlord's Affected Property then held by Landlord, any insurance policies with respect to Landlord's Affected Property carried under this Lease and the premiums or proceeds thereof, any money or securities deposited by Tenant with Landlord, any award to which Landlord may be entitled in any condemnation proceedings or by reason of a temporary taking of the Landlord's Affected Property, and any real estate tax refunds accrued to Landlord. In confirmation of the foregoing, if Tenant shall acquire a lien on or interest of any kind in any other property or assets of Landlord, or any property or assets of any kind of any Protected Person, directly or indirectly as a result of, on account of or with respect to a breach or default under this Lease by Landlord, by judgment or otherwise, Tenant shall promptly release such lien or interest by executing and delivering an instrument in recordable form to that effect prepared by Landlord or such Protected Person; provided, however, that such instrument of release shall not release any such lien on

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Landlord's interest in and to the Premises. This limitation of Landlord's liability shall not apply to the extent (if any) that Landlord misapplies insurance or condemnation proceeds in a manner other than as required by the Lease or Landlord misappropriates any monies or securities deposited by Tenant with Landlord; in such event, Tenant shall have full recourse against Landlord for the moneys or securities so misapplied or misappropriated without regard to the foregoing provisions of this Article. Nothing in this
ARTICLE 43 hereof shall be interpreted as prohibiting Tenant from being awarded specific performance or an injunction (i) to enjoin any breach or default under this Lease by Landlord, (ii) to prohibit Landlord from distributing to its partners at any time that Landlord is in default under this Lease the rents, receipts, revenues, issues and profits from the Landlord's Affected Property or the Parcels, or (iii) to compel the proper application of insurance and condemnation proceeds in accordance with the express provisions of this Lease.

                                   ARTICLE 44
                             SUCCESSORS AND ASSIGNS

         Except as otherwise expressly provided in this Lease, the provisions of this Lease shall bind and benefit the respective successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that the provisions of this ARTICLE 44 shall not be construed as modifying the provisions of
ARTICLE 10 or the conditions or limitations contained in ARTICLE 24.

                                   ARTICLE 45
                                EXPANSION OPTIONS

         SECTION 45.1.  FIRST PARCEL B EXPANSION OPTION.

                  (1) EXERCISE. Subject to the provisions of SECTION 10.11, Landlord hereby grants to Tenant an option (the "FIRST PARCEL B EXPANSION OPTION") to cause this Lease to be amended so as to (i) obligate Landlord to construct on either or both of Parcels B and D an addition (the "FIRST PARCEL B ADDITION") to the Initial Building located on Parcel A and (ii) for all purposes of this Lease, add to and include within the definition of the "Premises" such First Parcel B Addition, add to and include within the definition of the "Land" both of Parcels B and D, and cause the First Parcel B Addition to be deemed to be within the definition of a "Building", all on and subject to the terms and conditions set forth in this ARTICLE 45. The First Parcel B Expansion Option shall be exercisable only during the first seven years of the Term of this Lease (the "FIRST PARCEL B EXPANSION OPTION PERIOD"); if not duly exercised within that period, the First Parcel B Expansion Option shall irrevocably and completely lapse, expire, terminate and be of no effect. Tenant shall exercise the First Parcel B Expansion Option, if at all, by delivering to Landlord within the First Parcel B Expansion Option Period a written notice (the "FIRST PARCEL B EXPANSION NOTICE") stating that Tenant is thereby unconditionally exercising the First Parcel B Expansion Option. Tenant's failure for any reason whatsoever, whether or not within Tenant's control, to timely deliver the First Parcel B Expansion Option Notice to Landlord within the First Parcel B Expansion Option Period shall constitute Tenant's irrevocable election not to exercise the First Parcel B Expansion Option and

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its irrevocable waiver and release thereof, and shall automatically and without any notice or any grace or cure period result in the permanent and complete expiration, lapsing and termination of such Option.

                  (2) (a) TERM. If Tenant duly and timely exercises the First Parcel B Expansion Option and said Option is not terminated pursuant to the Expansion Space Improvement Agreement applicable thereto or SECTION 45.7 hereof, the Term of this Lease with respect to the First Parcel B Addition and Parcels B and D shall commence on the date of substantial completion (as defined in such Expansion Space Improvement Agreement) of the First Parcel B Addition and shall end on the date (which may not be less than ten years or more than twenty years after the commencement of the Term of this Lease as to such First Parcel B Addition) specified by Tenant in the First Parcel B Expansion Notice.

                      (b) RENT. In addition to all other Rental payable by Tenant under this Lease, Tenant shall pay Landlord, as Fixed Rent for the First Parcel B Addition (the "FIRST PARCEL B EXPANSION FIXED RENT"), an amount per annum equal to the Formula Annual Rent (hereinafter defined) for the First Parcel B Addition, such Fixed Rent to be paid monthly (and prorated for partial months), in twelve equal monthly installments, on the same day of each month as Fixed Rent for Parcel A and the Initial Building is paid under
ARTICLE 3 of this Lease. If the First Parcel B Expansion Option is timely and duly exercised, no fixed rent (other than the First Parcel B Expansion Fixed
Rent) will be payable for or with respect to the land component of Parcels B and D.

                  (3) EXPANSION SPACE. The First Parcel B Expansion Space Notice shall specify the size and character of the First Parcel B Addition that Tenant desires to be constructed by Landlord pursuant to such Option and shall set forth Tenant's desired date (the "ESTIMATED FIRST PARCEL B COMPLETION DATE") for the completion of such Addition, which shall not be less than 365 days or more than 640 days after the date on which the Expansion Amendment relating to the First Parcel B Addition is fully executed and delivered by Tenant and Landlord. In no event shall the floor area of the First Parcel B Addition be less than 100,000 Rentable Square Feet or more than the lesser of (i) 300,000 Rentable Square Feet and (ii) the maximum permissible floor area for all improvements situated on Parcel B under then-applicable legal, code, CC&R, and other requirements, in light of the development rights allocable to Parcel B which are then held by Landlord).

         SECTION 45.2.  SECOND PARCEL B EXPANSION OPTION.

                  (1) EXERCISE. Subject to the provisions of SECTION 10.11, Landlord hereby grants to Tenant an option (the "SECOND PARCEL B EXPANSION OPTION") to cause this Lease to be amended so as to (i) obligate Landlord to construct on either or both of Parcels B and D an addition (the "SECOND PARCEL B ADDITION") to the Initial Building located on Parcel A or to the First Parcel B Addition (if such Addition shall then exist) and (ii) for all purposes of this Lease, add to and include within the definition of the "Premises" such Second Parcel B Addition, add to and include within the definition of the "Land" both of Parcels B and D (unless such Parcels had previously been leased to Tenant

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hereunder pursuant to Tenant's exercise of the First Parcel B Expansion
Option), and cause the Second Parcel B Addition to be deemed to be within the definition of a "Building", all on and subject to the terms and conditions set forth in this ARTICLE 45 and subject to the additional condition set out in the following sentence. Anything in this Lease to the contrary notwithstanding, Tenant shall not have, and may not exercise, the Second Parcel B Expansion Option unless either (a) Tenant shall have previously duly exercised the First Parcel B Expansion Option and leased the First Parcel B Addition or (b) Tenant shall have paid to Landlord on the first day (without any extensions, notices or grace periods except as expressly provided in
SECTION 45.13) of the Second Parcel B Expansion Period and also on the first day of each succeeding 12-month period within the Second Parcel B Expansion Period (without any extensions, notices or grace periods) the sum of Ninety Thousand Dollars ($90,000.00) in cash. Subject to the preceding sentence, Tenant may exercise the Second Parcel B Expansion Option during the period (the "SECOND PARCEL B EXPANSION OPTION PERIOD") beginning on the first day of the eighth Lease Year and ending on the last day of the twentieth Lease Year (i.e., the Initial Expiration Date). Tenant shall exercise the Second Parcel B Expansion Option, if at all, by delivering to Landlord within the Second Parcel B Expansion Option Period a written notice (the "SECOND PARCEL B EXPANSION NOTICE") stating that Tenant is thereby unconditionally exercising the Second Parcel B Expansion Option. Tenant's failure for any reason whatsoever, whether or not within Tenant's control, to timely deliver the Second Parcel B Expansion Option Notice to Landlord within the Second Parcel B Expansion Option Period shall constitute Tenant's irrevocable election not to exercise the Second Parcel B Expansion Option and its irrevoca ble waiver and release thereof, and shall automatically and without any notice or any grace or cure period result in the permanent and complete expiration, lapsing and termination of such Option. If Tenant has not duly exercised the First Parcel B Expansion Option, then failure to pay the required $90,000.00 sum on the first day of any Lease Year within the Second Parcel B Expansion Option Period (without any extensions, notices or grace periods except as is expressly provided, with respect to the first of such payments only, in
SECTION 45.13 hereinbelow) shall result in an automatic, immediate and permanent lapse and termination of the Second Parcel B Expansion Option (but such lapse and termination shall not, by itself, terminate, diminish or affect in any way Tenant's obliga tion to pay all Impositions for or relating to Parcel B unless and until the conditions precedent to the termination of such obligations, as set out elsewhere in this Lease, shall have occurred and been satisfied).

                  (2) (a) TERM. If Tenant duly and timely exercises the Second Parcel B Expansion Option and said Option is not terminated pursuant to the Expansion Space Improvement Agreement applicable thereto or SECTION
45.7 hereof, the Term of this Lease with respect to the Second Parcel B Addition and (if applicable) Parcels B and D shall commence on the date of substantial completion (as defined in such Expansion Space Improvement Agreement) of the Second Parcel B Addition and shall end on the date (which may not be less than ten years or more than 20 years after the commencement of the Term of this Lease as to such Second Parcel B Addition) specified by Tenant in the Second Parcel B Expansion Notice.

                      (b) RENT. In addition to all other Rental payable by Tenant under this Lease, Tenant shall pay Landlord, as Fixed Rent for the Second Parcel B Addition (the "SECOND PARCEL B EXPANSION FIXED RENT"), an amount per annum determined as follows: If Tenant duly exercises

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the Second Parcel B Expansion Option after having leased the First Parcel B
Addition, the annual Second Parcel B Expansion Fixed Rent shall be an amount equal to the Formula Annual Rent for the Second Parcel B Addition; and, if Tenant duly exercises the Second Parcel B Expansion Option without first having leased the First Parcel B Addition, then the annual Second Parcel B Expansion Fixed Rent shall be an amount equal to the sum of $90,000.00 (which shall be the portion of the annual Second Parcel B Expansion Fixed Rent allocable to the land component of Parcels B and D so leased to Tenant) plus the Formula Annual Rent for such Second Parcel B Addition (which shall be the portion of the annual Second Parcel B Expansion Fixed Rent allocable to the Building and any other Improvements - but not the land component - of the Parcels B and D property so leased to Tenant). Second Parcel B Expansion Fixed Rent shall be paid monthly (and prorated for partial months), in twelve equal monthly installments, on the same day of each month as Fixed Rent for Parcel A and the Initial Building is paid under ARTICLE 3 of this Lease.

                  (3) EXPANSION SPACE. The Second Parcel B Expansion Notice shall specify the size and character of the Second Parcel B Addition that Tenant desires to be constructed by Landlord pursuant to such Option and shall set forth Tenant's desired date (the "ESTIMATED SECOND PARCEL B COMPLETION DATE") for the completion of such Addition, which shall not be less than 365 days or more than 640 days after the date on which the Expansion Amendment relating to the Second Parcel B Addition is fully executed and delivered by Tenant and Landlord. In no event shall the Second Parcel B Addition have a floor area (i) less than 100,000 Rentable Square
Feet or (ii) greater than the Maximum Allowable Parcel B-2 Floor Area. For purposes hereof, "MAXIMUM ALLOWABLE PARCEL B-2 FLOOR AREA" means the area, measured by and expressed in terms of Rentable Square Feet, by which (i) the greater of (A) 300,000 Rentable Square Feet or (B) the maximum permissible floor area for all improvements situated on Parcel B under then-applicable legal, code, CC&R, and other requirements, in light of the development rights allocable to Parcel B which are then held by Landlord, exceeds (ii) the floor area of the First Parcel B Addition (if the First Parcel B Expansion Option had not been exercised prior to the exercise of the Second Parcel B Expansion Option, then zero shall be substituted in item (ii) of the foregoing formula).

         SECTION 45.3.  OFFICE FACILITY OPTION.

                  (1) EXERCISE. Subject to the provisions of SECTION 10.11, Landlord hereby grants to Tenant an option (the "OFFICE FACILITY OPTION") to cause this Lease to be amended so as to (i) obligate Landlord to construct on Parcel C an addition (the "OFFICE FACILITY ADDITION") to the then-existing improvements located on any one or more of Parcels A, B and D and (ii) for all purposes of this Lease, add to and include within the definition of the "Premises" such Office Facility Addition, add to and include within the definition of the "Land" the land comprising Parcel C, and cause the Office Facility Addition to be deemed to be within the definition of a "Building", all on and subject to the terms and conditions set forth in this ARTICLE 45. The Office Facility Option shall be exercisable only (a) during the first seven years of the Term of this Lease (the "FIRST OFFICE FACILITY OPTION PERIOD"), or (b) during the period (the "SECOND OFFICE FACILITY OPTION PERIOD") beginning on the first day of the eighth Lease Year and ending on the last day of the twentieth Lease Year if Tenant pays to Landlord the sum of $30,000.00 in cash on the first day (without any notices,

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extensions or grace periods except as expressly provided in SECTION 45.13) of the eighth Lease Year and on the first day (without any notice, extensions or grace periods) of each Lease Year thereafter until exercise of the option. Tenant shall exercise the Office Facility Option, if at all, by delivering to Landlord within the First Office Facility Option Period (or, if this Option shall not theretofore have lapsed or terminated, the Second Office Facility Option Period) a written notice (the "OFFICE FACILITY NOTICE") stating that Tenant is thereby unconditionally exercising the Office Facility Option. Tenant's failure for any reason whatsoever, whether or not within Tenant's control, to timely deliver the Office Facility Notice to Landlord within the First Office Facility Option Period or, if all of the annual $30,000.00 payments required to activate and continue the effectiveness of the Office Facility Option have been timely paid, within the Second Office Facility Option Period, shall constitute Tenant's irrevocable election not to exercise the Office Facility Option and its irrevocable waiver and release thereof, and shall automatically and without any grace or cure period result in the permanent and complete expiration, lapsing and termination of such Option. Tenant's failure to pay the required $30,000.00 sum on the first day of any Lease Year (without any extensions, notices or grace periods except as is expressly provided, with respect to the first of such payments only, in
SECTION 45.13 hereinbelow) within the Second Office Facility Option Period shall result in an automatic, immediate and permanent lapse and termination of the Office Facility Option (but such lapse and termination shall not, by itself, terminate, diminish or affect in any way Tenant's obligation to pay all Impositions for or relating to Parcel C unless and until the conditions precedent to the termination of such obligations, as set out elsewhere in this Lease, shall have occurred and been satisfied).

                  (2) (a) TERM. If Tenant duly and timely exercises the Office Facility Option and said Option is not terminated pursuant to the Expansion Space Improvement Agreement applicable thereto or SECTION 45.7 hereof, the Term of this Lease with respect to the Office Facility Addition and Parcel C shall commence on the date of substantial completion (as defined in such Expansion Space Improvement Agreement) of the Office Facility Addition and shall end on the date (which may not be less than ten or more than twenty years after the commencement of the Term of this Lease as to such Office Facility Addition) specified by Tenant in the Office Facility Notice.

                      (b) RENT. In addition to all other Rental payable by Tenant under this Lease, Tenant shall pay Landlord, as Fixed Rent for the Office Facility Addition (the "OFFICE FACILITY FIXED RENT"), an amount per annum determined as follows: If Tenant duly exercises the Office Facility Option during the First Office Facility Option Period, the annual Office Facility Fixed Rent shall be an amount equal to the Formula Annual Rent for the Office Facility Addition, and if the Office Facility Option is exercised during the Second Office Facility Option Period, then the annual Office Facility Fixed Rent shall be an amount equal to the sum of $30,000.00 (which shall be the portion of the annual Office Facility Fixed Rent allocable to the land component of the Parcel C property so leased to Tenant) plus the Formula Annual Rent for such Office Facility Addition (which shall be the portion of the annual Office Facility Fixed Rent allocable to the Building and any other Improvements - but not to the land component - of the Parcel C property so leased to Tenant). Office Facility Fixed Rent shall be paid monthly (and prorated for partial months), in twelve equal monthly installments, on the same day of each month as Fixed Rent for Parcel A and the Initial Building is paid under Article 3 of this Lease.

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                  (3) EXPANSION SPACE. The Office Facility Expansion Notice
shall specify the size and character of the Office Facility Addition that Tenant desires to be constructed by Landlord pursuant to such Option and shall set forth Tenant's desired date (the "ESTIMATED OFFICE FACILITY COMPLETION DATE") for the completion of such Addition, which shall not be less than 365 days or more than 640 days after the date on which the Expansion Amendment relating to the Office Facility Addition is fully executed and delivered by Tenant and Landlord. In no event shall the Office Facility Addition have a total floor area less than 75,000 Rentable Square Feet or more than the maximum allocable floor area therefor under applicable provisions of law, CC&R's and other requirements in light of the development rights allocable to Parcel C which are then held by Landlord.

         SECTION 45.4. EXERCISE IRREVOCABLE. The delivery of any Expansion Notice under any provision of this ARTICLE 45 shall constitute Tenant's irrevocable, binding commitment to amend this Lease to provide that Tenant leases the Addition described therein together with the land upon which Addition is to be located (a) for the term, for the annual Fixed Rent, and upon such other terms and conditions, as are provided in the applicable provision of this ARTICLE 45 and (b) upon all of the terms and provisions of this Lease which apply to any other portion of the Premises (other than the provisions that set the amount of Fixed Rent, and the Expiration Date, for Parcel A and the Initial Building); provided, however, that Tenant may withdraw and revoke any such Expansion Notice if Tenant delivers to Landlord, before the time Landlord has commenced any construction (including, without limitation, any site work or excavation) of any Improvements of any kind in response to such Expansion Notice, both (i) a written notice (an "OPTION REVOCATION NOTICE"), satisfactory in form and substance to Landlord (acting reasonably), in which Tenant clearly, irrevocably and unconditionally (A) withdraws and revokes the Expansion Notice, (B) releases, waives, relinquishes and terminates any and all rights of Tenant (including, without limitation, any and all rights to any future, further or additional exercise of such Option) to, under or concerning the Option to which such Expansion Notice related, and (C) agrees to pay and reimburse to Landlord on demand all amounts, costs, expenses, losses (but not the loss of profits or gains Landlord anticipated earning from the expansion), and liabilities of any and every kind whatsoever (including, without limitation, reasonable compensation to Landlord for the time, effort and work expended by its officers and employees, and also including all fees, expenses, contract amounts, damages and other amounts paid or payable to any architects, appraisers, consultants, engineers, contractors, attorneys, accountants, Governmental Authorities, or others) which Landlord may pay or incur or become liable for, or may have paid or incurred or become liable for, directly or indirectly for or in connection with such Expansion Notice or Landlord's response thereto (and Tenant's obligations and liabilities under and with respect to, and as provided for in, any such Option Revocation Notice shall constitute obligations of Tenant to Landlord under this Lease, and also "Obligations" guarantied by Guarantor under the Guaranty), and (ii) payment to Landlord of an amount in cash (which may be in the form of a certified check or bank cashier's check payable to Landlord), or delivery to Landlord of an irrevocable letter of credit issued to Landlord by an issuer satisfactory to Landlord and being in form and substance satisfactory to Landlord, in such amount as Landlord in its sole discretion may determine is a reasonable estimate of the maximum total costs and amounts for which Tenant may be or become obligated to pay Landlord pursuant to Tenant's undertaking in such Option Revocation

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Notice, as an advance security deposit on account of Tenant's obligations under such Option Revocation Notice. (Landlord will refund to Tenant the amount, if any, by which such security deposit [if made in the form of cash] exceeds the total amount owed by Tenant with respect thereto, promptly after Landlord determines such total amount.)

         SECTION 45.5. AMENDMENT. Upon Landlord's timely receipt of any Expansion Notice, this Lease shall be deemed automatically amended to provide, subject to SECTION 45.7 and any applicable provisions of the Expansion Space Improvement Agreement, for the construction and leasing of the applicable Addition as provided hereinabove. Upon determination of the annual Fixed Rent, term, specific land area to be added to the Premises, and floor area and general description of the Building to be constructed thereon, the parties will execute and deliver a written amendment (an "EXPANSION AMENDMENT") to this Lease, setting forth the term, rental and Premises for the applicable Addition. If an Expansion Amendment has not been signed and delivered within six months (without notices, extensions or grace periods) of delivery of the Expansion Notice to which it relates, the related Expansion Option shall automatically and permanently terminate and be void for all purposes, and if such failure to sign and deliver the Expansion Amendment results from a wrongful act or refusal to act by Tenant, Tenant will reimburse Landlord for all costs and expenses of Landlord incurred as a result of or in response to Tenant's Expansion Notice on the same basis as would have applied had Tenant revoked its exercise of such Option pursuant to an Option Revocation Notice.

         SECTION 45.6. Omitted.

         SECTION 45.7. CONDITIONS PRECEDENT. Tenant's rights, and Landlord's obligations, under and with respect to each and every Expansion Option shall be subject to the satisfaction of all of the following conditions precedent (in addition to any other conditions set out elsewhere in this Lease):

                  (1) APPROVALS AND PERMITS. Landlord shall have received all approvals, licenses and permits from the City of Jacksonville and all other applicable or relevant Governmental Authorities necessary to permit the construction of the applicable Addition (collectively, "APPROVALS"), in each case by such date as is necessary, without employing overtime work or other exigent or extraordinary means, to enable construction of the relevant Addition to be properly completed by the applicable Estimated Completion Date. In connection with the above, Landlord's obligation shall be limited to making a reasonable and customary good faith effort to obtain the Approvals but shall not include any obligation to pay fees or to accept or agree to exactions or conditions to the Approvals which in Landlord's sole judgment are unreasonable in light of the nature of the particular project or the Approvals sought. Any failure of Landlord to obtain the Approvals shall not constitute a default under this Lease. Tenant hereby irrevocably waives, and releases Landlord from, all liability for all damages and costs (including, without limitation, attorneys fees, expert witness fees and costs, and related expenses) which may be suffered, paid or incurred by Tenant as a result of Landlord's obtaining or failing to obtain the Approvals for any reason except Landlord's intentional, unreasonable and unexcused refusal to file and process an application therefor.

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                  (2) LENDER APPROVALS. Landlord shall, by such date as is
necessary, without employing overtime work or other exigent or extraordinary means, to enable construction of the relevant Addition to be properly completed by the applicable Estimated Completion Date, have sought and obtained a Secured Loan to serve as a source of construction financing for the construction of the Addition, on such terms and conditions as are acceptable to Landlord in its sole and absolute discretion. Landlord agrees that, in connection with its efforts to obtain such construction financing:
(i) Landlord shall offer, and be willing, to subject its interest in the Addition, the land on which it is to be constructed, and this Lease (as it applies to such land and Addition) to the liens and security interests of such construction lender (subject to any prior rights or interests therein or thereto, and any rights of consent or approval, of any Secured Lender); and
(ii) if the only reason Landlord is unable to obtain from third party sources suitable construction financing acceptable to Landlord is that the proposed construction lender requires that it be provided with one or more guaranties of any kind (whether guaranties of payment, of completion, of carry costs, or otherwise; collectively, "LENDER-REQUIRED GUARANTIES"), Lender shall so notify Tenant and give Tenant a reasonable opportunity (but no longer than 15 days after such notice from Landlord to Tenant) to provide to such prospective construction lender, at Tenant's sole cost and liability (and at no cost or liability to Landlord), all of such Lender-Required Guaranties (which may be guaranties from Tenant, from Guarantor, from any other Affiliate of either of them, or any other Person) that would satisfy the proposed construction lender and cause it to be willing to provide construction financing to Landlord on terms and conditions acceptable to Landlord, and if Tenant for any reason refuses or fails to provide such Lender-Required Guaranties within the time period so provided therefor by Landlord, this condition precedent set out in this SUBSECTION (2) shall be deemed unsatisfied and Landlord shall have no obligation of any kind with respect to such Expansion Option, but if there are reasons for Landlord's inability to obtain acceptable construction financing other than or in addition to a requirement for Lender-Required Guaranties, Landlord shall so notify Tenant, in which case Tenant shall have 30 days from its receipt of such notice to deliver to Landlord a written notice (a "LAND EXERCISE NOTICE") in which Tenant clearly, irrevocably and unconditionally (i) modifies its Exercise Notice so as to provide for Tenant's leasing from Landlord hereunder only the land component of the Parcel or Parcels on which the Addition that was the subject of such Exercise Notice would have been constructed, for an annual Fixed Rent of $90,000.00 per year (in the case of either Parcel B Addition) or $30,000.00 per year (in the case of the Office Facility Addition) if such Option was exercised after the seventh Lease Year (the Fixed Rent shall be $1.00 per year for the land component of any Parcel as to which such Option was exercised before the end of the seventh Lease
Year), and forever releases Landlord from any and all obligations of any and every kind whatsoever with respect to such Option other than to lease to Tenant such land on the terms and conditions set out herein, (ii) promises promptly to commence, and diligently to prosecute and complete, the construction of the Addition which had been the subject of such Exercise Notice, lien-free and in accordance with all CC&R's, all applicable laws, codes and ordinances, and all provisions of this Lease, all at Tenant's sole cost, liability and risk, and (iii) promises to pay to Landlord, as compensation for remaining ready and willing to perform its obligations concerning such Option and for any work, activities, time or effort it may theretofore have expended in connection with such Exercise Notice, an amount in cash (the "LANDLORD COMPENSATION AMOUNT") equal to five percent (5%) of the Total Construction Cost for such Addition (and to

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certify the amount of such Total Construction Cost under oath to Landlord, and to allow Landlord to inspect, copy and audit Tenant's books and records relating thereto), such amount to be paid to Landlord in five substantially equal annual installments as follows: together with Tenant's delivery to Landlord of the Land Exercise Notice, Tenant shall pay Landlord an amount in cash equal to 20% of the amount Tenant estimates in good faith will equal the total Landlord Compensation Amount for such Addition; and, on each of the next four anniversaries of that date, Tenant shall pay Landlord an amount equal to one-fourth (1/4) of the amount by which the total Landlord Compensation Amount for such Addition exceeds the amount Tenant paid Landlord on account thereof when Tenant delivered its Land Exercise Notice relating thereto. All of Tenant's obligations, undertakings and liabilities under and with respect to, and as provided for in, any such Land Exercise Notice shall constitute obligations of Tenant to Landlord under this Lease, and also "Obligations" guarantied by Guarantor under the Guaranty. If Tenant fails for any reason whatsoever to deliver such a Land Exercise Notice to Landlord within such 30-day period, the condition precedent set out in this SUBSECTION
(2) shall be deemed unsatisfied and Landlord shall not have any obligation or liability of any kind (including, without limitation, any obligation to lease such land to Tenant or to construct such Addition) with respect to such Expansion Option.

                  (3) NO NON-CONFORMING ASSIGNMENT. There shall not have occurred (whether voluntarily, by operation of law, pursuant to court order or judicial sale, or otherwise) any sale, assignment, sublease, transfer or disposition of any kind whatsoever of any or all of Tenant's rights of possession of the Premises or interests in, to or under the Lease that did not conform to the applicable conditions and requirements of this Lease.

                  (4) NO TENANT DEFAULT.

                           (a) Tenant shall have no right to exercise any Expansion Option at the following times or during the following periods (and the period within which Tenant is allowed to exercise such Options shall not be tolled or extended during such periods or on account thereof): (i) during the time commencing from the date Landlord gives to Tenant a notice of Default under the Lease and continuing until the Default alleged in said notice is fully cured; (ii) during the period of time commencing on the first day following the day any payment or sum of money first becomes due or payable to Landlord from Tenant and is unpaid (and regardless of whether Landlord gave any notice thereof to Tenant or whether any such notice is required before such nonpayment can ripen into an Event of Default) and continuing until the entire amount (together with any late charge or other amount payable thereon or in connection therewith) is paid in full; (iii) at any time after an Event of Default first occurs and at any time when an Event of Default exists (and regardless of whether Landlord gave any notice thereof to Tenant) until fully and properly cured; and (iv) at any time within the 24-month period following the occurrence of the later of two or more Events of Default which occurred within any consecutive 12-month period (even if all of such Events of Default have been cured).

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                           (b) All rights of Tenant under this SECTION 45 shall
         terminate at Landlord's election (in Landlord's sole, exclusive and unreviewable discretion) expressed in a notice of such termination given by Landlord to Tenant, and be of no further force and effect, notwithstanding Tenant's due and timely exercise thereof, if, after Tenant's delivery of any Expansion Notice and prior to the commencement date of the Term as applicable to the relevant Addition as set out in the Expansion Amendment relating thereto, either (i) an Event of Default shall have occurred and shall then remain uncured, or (ii) Landlord shall have given to Tenant two or more notices of material Defaults under the Lease within the immediately preceding 12- month period.

In the event any of the foregoing conditions is not satisfied or any of the foregoing disqualifications or termination events occurs, then (i) the applicable exercise of the Expansion Option and any related Expansion Amendment or other amendment to this Lease shall be deemed to have been rescinded and withdrawn and shall be void and of no effect, as though the Expansion Option had never been exercised, and (ii) Tenant shall pay to Landlord on demand an amount in cash sufficient fully to compensate and reimburse Landlord for all costs, losses and expenses of any and every kind whatsoever which were paid or incurred by Landlord prior to such termination in connection with or as a result or consequence of Tenant's exercise of such Option, which costs shall include but not be limited to the items (if paid or incurred by Landlord) which are described in the definition of Total Construction Cost and also those items which Tenant would have been obligated to pay Landlord if Tenant had withdrawn or revoked its Exercise Option pursuant to SECTION 45.4.

         SECTION 45.8.  SUBORDINATION.

         The provisions of this SECTION 45.8 shall govern and control over any inconsistent provisions in this Lease. Under no circumstance whatsoever will any Secured Lender or its successors or assigns, or any purchaser at a foreclosure or similar sale, be subject to or have any obligation or liability of any kind whatsoever for, concerning or on account of this
ARTICLE 45 or any Expansion Options except as expressly provided otherwise in this paragraph. On the occurrence of any Secured Lender Enforcement Event (defined hereinafter), all of Tenant's rights under this ARTICLE 45, and all of the Options provided for herein, will, to the extent (if any) they apply to any Parcel which is encumbered by a mortgage, deed of trust, lien or security interest held by or in favor of any Secured Lender, automatically be modified and converted into an option solely to lease the land component of the Parcel burdened by such Option on and subject to all of the provisions, terms and conditions set out in this ARTICLE 45 and the remainder of this Lease, and under no circumstances whatsoever shall Landlord, the Secured Lender, any Person purchasing at a foreclosure, trustee's or other sale, or any successor or assign of any of them, have any obligation of any kind whatsoever for or with respect to the construction of any Addition or other Improvement on such Parcel. For purposes hereof, "SECURED LENDER ENFORCEMENT EVENT" means and includes, with respect to any Parcel, any one or more of the following: (i) the entry of a judgment of foreclosure, or any other judgment, order or decree having similar effect, with respect to such Parcel, in favor of any Secured Lender, (ii) the sale of such Parcel, by foreclosure or trustee's sale pursuant to a power of sale or any similar

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proceeding, for the benefit of any Secured Lender, (iii) the conveyance of such Parcel to any Secured Lender or its designee in lieu of foreclosure or otherwise on account of any Secured Loan, or (iv) any Secured Lender's becoming the assignee, outright and unconditionally (and not solely for collaterally security purposes) after the occurrence of a default under its Secured Loan, of Landlord's interest under this Lease with respect to such Parcel. After the occurrence of a Secured Lender Enforcement Event with respect to or affecting any Parcel, Landlord will have no further obligation or liability of any kind for or concerning the construction of any Addition, Building or other Improvement on such Parcel. Under no circumstance whatsoever (including, without limita tion, after such Persons may have succeeded to Landlord's interest as lessor under this Lease) will any Secured Lender or any of its successors or assigns or any purchaser at a foreclosure or similar sale have any obligation of any kind to construct, or cause to be constructed, any Addition, Building or other Improvement under or with respect to this ARTICLE 45 or the exercise of Tenant by any Option. Tenant agrees to execute, acknowledge and deliver to Landlord, for no additional consideration, within ten (10) days of Landlord's request therefor, any and all instruments or documents evidencing either such of the agreements, provisions or undertakings set out in this SECTION 45.8 or such termination of rights which, from time to time, may be deemed necessary or desirable by any such mortgagee or beneficiary.

         SECTION 45.9. CONSTRUCTION. The construction of all Additions constructed pursuant to the exercise of any Expansion Option will be done in accordance with the provisions of the Expansion Space Improvement Agreement attached as EXHIBIT F.

         SECTION 45.10. CERTAIN DEFINITIONS. (1) "TOTAL CONSTRUCTION COST" shall mean, with respect to any particular Addition constructed or to be constructed by Landlord in response to and in consequence of Tenant's exercise of any Expansion Option, an amount (expressed in dollars) equal to 110% of the total amount of all costs of any and every kind whatsoever paid or incurred by Landlord to others (and not including Landlord's own general overhead or administrative costs, but including Landlord's out-of-pocket expenses such as travel expenses of Landlord's partners or employees) for or in connection with the development and construction of the applicable Addition (but not any costs paid or incurred for, or properly allocable to, any other project), including (without limitation) all so-called "hard costs", all costs for labor, services, materials and equipment, and all so-called "soft costs" (including, but not limited to, all costs of obtaining Approvals, appraisals, architectural drawings and specifications, soils, engineering and environmental studies and reports, title insurance, and plats of survey, all escrow charges, brokerage commissions, fees and expenses of attorneys and accountants, and all loan fees, interest and other costs of or in connection with construction financing).

                  (2) "FORMULA ANNUAL RENT" shall mean, with respect to any particular Addition constructed or to be constructed by Landlord in response to and in consequence of Tenant's exercise of any Expansion Option, that amount which, if paid annually throughout the entire term of the Lease (without regard to possible extensions or renewals that have not yet become final, binding and irrevocable) as applicable to such Addition, in equal monthly installments on the first day of each month of such term, would be sufficient fully and completely to amortize the Total Construction

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Cost for such Addition and also provide Landlord with a fair market return
(in relation to the return then being obtained in new transactions involving investments in commercial/industrial warehouses of 100,000 or more square feet in the general locality of the metropolitan Jacksonville, Florida area (but extending beyond such area to the extent, if any, necessary or appropriate to find suitable comparables) on its investment in or relating to such Addition (but not the cost of the land component thereof).

         SECTION 45.11. ARBITRATION. If the parties fail to agree on the amount of the annual Fixed Rent for any Addition within ten (10) days after either party gives notice to the other of its desire to arbitrate the issue, the issue (i.e., the amount of the annual Fixed Rent for the Addition, determined in accordance with the provisions of SECTION 45.10 and (as the case may be) SECTION 45.1(2)(b), SECTION 45.2(2)(b) or SECTION 45.3(2)(b)) shall be submitted to binding arbitration. Unless mutually agreed otherwise by the parties, all arbitrations shall be conducted in Duval County, Florida, as follows: Not later than 15 days after either party has notified the other party that the issue will be submitted to arbitration, each party will choose one arbitrator and will notify the other party of the arbitrator it had selected; if either party fails to designate its arbitrator within that period, it will be deemed to have waived its right to select an arbitrator for that proceeding and the other party's arbitrator will be the sole arbitrator who, individually, will determine the amount of such annual Fixed Rent; if each party timely designates an arbitrator, those two arbitrators will determine the amount of such annual Fixed Rent for such Addition in accordance with the standards set out in, and the provisions of, SECTION
45.10 (and (as the case may be) SECTION 45.1(2)(b), SECTION 45.2(2)(b) or
SECTION 45.3(2)(b)), but if they are unable to agree on such amount within 30 days after both of them were appointed, then (i) if the amount of the annual Fixed Rent as determined by the arbitrator whose amount was the lesser of the two, is 95% or more of the amount of the annual Fixed Rent as determined by the other arbitrator, then the amount of the Fixed Rent shall be the mean average of the respective amounts thereof as determined by each of the two arbitrators, but if the respective amounts of the annual Fixed Rent as determined by the two arbitrators are not as described in the preceding clause (i) (I.E., they are more than 5% apart), then (ii) such two arbitrators shall select a third arbitrator (and shall notify Landlord and Tenant of their selection); such third arbitrator shall, within 30 days after his appointment as such arbitrator, determine and set the amount of such annual Fixed Rent for such Addition in accordance with the standards set out in, and the provisions of, SECTION 45.10 (and (as the case may be) SECTION 45.1(2)(b), SECTION 45.2(2)(b) or SECTION 45.3(2)(b)), and he shall notify both parties in writing of his determination. Each appraiser designated to participate in this arbitration process must be an MAI appraiser who had been actively engaged in commercial real estate activities or appraising of commercial real estate for at least the preceding five years in the Jacksonville, Florida area. Each party shall pay all fees, costs and expenses of the arbitrator it selects and designates; both parties jointly will share equally the fees, costs and expenses of any third arbitrator who is designated by the other two parties. The determination of the amount of annual Fixed Rent by the two arbitrators or, if applicable, by the third arbitrator, as the case may be, in accordance with this Section shall be final, conclusive and binding on the parties.

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         SECTION 45.12. At Landlord's request at any time or from time to time after the exercise of any of the Options, Tenant will execute and deliver an instrument prepared by Landlord to serve as a separate lease from Landlord to Tenant of the land and Improvements which are the subject of the exercised Option, and separating and removing such land and Improvements from this Lease, to facilitate (i) Landlord's obtaining secured financing with respect to such Option land and Improvements the security for which is limited thereto, and (ii) Landlord's limiting to Parcel A (or any other single Parcel) the collateral of any Secured Lender who makes a Secured Loan secured only by such single Parcel (E.G., so that each such separate lease may be collaterally assigned to any Secured Lender lending upon the security of such single Parcel), provided that the respective rights and obligations of Landlord and Tenant under each of such separate leases are, with respect to the land and improvements that are the subject matter thereof, identical to those provided for in this Lease.

         SECTION 45.13. At least 90 days prior to the end of the seventh Lease Year, Landlord will use reasonable efforts to try to remind Tenant that
(i) if the First Parcel B Expansion Option was not theretofore exercised, then the Second Parcel B Expansion Option will expire and terminate, and (ii) if the Office Facility Option was not theretofore exercised, then it will expire and terminate, unless Tenant pays to Landlord, by the first day of the eighth Lease Year, the requisite payments provided for in this ARTICLE 45. However, no failure of Landlord to give any such reminder shall be deemed a Landlord Default, create any right in Tenant, result in any liability of Landlord, or have any other effect of any kind whatsoever, except only that in the event of such a failure by Landlord to give such a reminder to Tenant the deadline date as of which such Expansion Options will expire and terminate will be extended to the earlier of (i) the fifteenth (15th) day after the day on which Landlord does give Tenant such a reminder and (ii) the ninetieth (90th) day of the eighth Lease Year.

         SECTION 45.14. With respect to any Parcel as to which Tenant then holds an effective, valid, exercisable (and not lapsed or terminated) Expansion Option, Tenant shall have a non-exclusive right, at Tenant's sole cost, expense, liability and risk, to do any or all of the following (in Tenant's discretion) concerning such Parcel, for the sole purpose of enabling Tenant effectively to exclude trespassers and to keep such Parcels clean and free of refuse, rubbish, and Hazardous Substances: (i) to fence such Parcel; and (ii) to take any and all other lawful and reasonable actions necessary or desirable to accomplish the purpose set out in this sentence; provided, however, that Tenant may not (A) do anything which violates any applicable law, ordinance, rule or regulation or the CC&Rs or any provision of this Lease, or (B) exclude Landlord or its licensees, designees or guests, or any Secured Lender, from any Parcel. Tenant hereby agrees to defend, indemnify and hold Landlord harmless from and against any and all losses, liabilities, damages, costs, expenses and claims of any kind which Landlord may pay, suffer or incur, or which may be asserted against Landlord, as a result or consequence of, or which concern or relate to, any action taken by Tenant pursuant to or as authorized by the provisions of this SECTION 45.14.

                                   ARTICLE 46
                                 RENEWAL OPTIONS

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         If no uncured Default then exists, Tenant shall (subject to the provisions of SECTION 10.11) have the option ("RENEWAL OPTION") to extend this Lease for two (2) additional terms of ten (10) years each (individually, a "RENEWAL TERM" and collectively, "RENEWAL TERMS") on the same terms and conditions as provided herein (including, without limitation, the payment by Tenant of all Impositions and other components of Rental) except for the amount of the Fixed Rent. Tenant shall exercise each of the Renewal Options by giving Landlord notice of such exercise (such notice to be given in the same manner and to contain similar information
[to the extent relevant to the renewal] as is provided in SECTION 45.1 with respect to Exercise Notices) not later than one year prior to the expiration of the Term or the previous Renewal Term. The Fixed Rent payable for and in any Renewal Term shall be agreed to by the parties prior to commencement of the particular Renewal Term; provided, however, that if the parties are unable to reach agreement as to the amount of such Fixed Rent, the parties shall submit the matter to binding arbitration pursuant to the provisions of
SECTION 45.11, provided, however, that the amount of the annual Fixed Rent payable for and in any Renewal Term shall be equal to the sum of (i) that amount which, if paid annually throughout that particular Renewal Term (without regard to any further renewals or extensions), in equal monthly installments on the first day of each month of such Renewal Term, would be sufficient fully and completely to amortize the Total Construction Cost for any buildings, improvements, rehabilitation, renovation or other work (if any) which Landlord performs, constructs or installs for or in connec tion with such Renewal ("NEW LANDLORD IMPROVEMENTS") and also to provide Landlord with a fair market return on its investment in or relating to such New Landlord Improvements, plus (ii) whichever of the following Tenant, in its discretion, specifies in its notice of exercise of such Option (and if Tenant fails to specify either of the following in its notice of election, then the annual Fixed Rent shall be that specified in the following clause (A)): (A) 95% of the Fair Annual Rental Amount (defined hereinbelow) for the Premises (in their condition as in effect on the first day of the Renewal Term but without taking into consideration any New Landlord Improvements) as of the first day of the Renewal Term; or (B) for each year of the first five years of the Renewal Term an amount equal to 110% of the annual Fixed Rent as in effect on the day immediately preceding the commencement of such Renewal Term, and for each year of the second five years of such Renewal Term an amount equal to 110% of the annual Fixed Rent as in effect during the first five years of such Renewal Term. The decision of the arbitrators as to the amount of the annual Fixed Rent for any Renewal Term shall be final, conclusive and binding on the parties; provided, however, that Tenant may terminate the Lease on the expiration of the Term (or the expiration of the first Renewal Term, if applicable) by giving Landlord written notice to the effect that Tenant objects to the amount of such annual Fixed Rent and has elected to terminate the Lease as of the end of the Term (or the Final Renewal Term, if applicable); such notice must be given by Tenant to Landlord, not later than seven months before the expiration of the Term (or the first Renewal Term, if applicable), except that if the arbitrators' decision has not been rendered by that date, Tenant may deliver such Notice to Landlord not later than 30 days after the arbitrators' decision is rendered. "FAIR ANNUAL RENTAL AMOUNT" shall mean, as of any time, the market rental rate per annum (I.E., the amount of rent payable each year) prevailing at that time for a new lease having a term substantially equal to the Renewal Term to which such Fair Annual Rental Amount is then being applied, with a reputable, fully creditworthy tenant for a comparable building located within a high-quality, comparable industrial park in the greater Jacksonville, Florida metropolitan area, taking into account all relevant factors (including, without limitation, increases in rent over time in such other comparable leases).

                                   ARTICLE 47
                                     Omitted

                                   ARTICLE 48
                                LANDLORD DEFAULTS

         SECTION 48.1 LANDLORD DEFAULTS. The occurrence of any one or more of the following shall be a "LANDLORD DEFAULT" hereunder:

                  (a) If Landlord shall fail to pay when due and payable any sum owed by Landlord to Tenant under this Lease, and such failure shall continue for a period of ten days after notice of such default is given to Landlord by Tenant;

                  (b) If Landlord shall fail to pay when due and payable any Impositions (if any) or other amounts which the provisions of this Lease expressly obligate Landlord to pay to any Person other than Tenant, and such failure shall continue for a period of 21 days after notice of such default is given to Landlord by Tenant;

                  (c) if Landlord shall fail to perform any of its material duties or obligations set out in this Lease (other than those which are the subject of either of the preceding CLAUSES (a) or (b), inclusive, of this
SECTION 48.1) and such failure continues for a period of thirty days after notice thereof is given by Tenant to Landlord specifying such failure (unless such failure requires work to be performed, acts to be done, or conditions to be removed which cannot, either by their nature or by reason of Unavoidable Delays, reasonably be performed, done or removed, as the case may be, within such 30-day period, in which case no Landlord Default shall be deemed to exist so long as Landlord shall have commenced curing the same promptly after receiving the default notice relating thereto from Tenant and shall thereafter at all times prosecute the same to completion with reasonable diligence, subject only to Unavoidable Delays).

         SECTION 48.2 TENANT REMEDIES. After the occurrence of a Landlord Default (and the expiration of the applicable grace or cure period), Tenant shall have the following remedies as its sole and exclusive remedies:

                  (a) Tenant may institute a lawsuit for the collection of any amounts or damages which may be due and payable by Landlord to Tenant hereunder for which Landlord may be in default, or (to the extent available under applicable law and principles of equity) for specific performance by Landlord of (or an injunction to enjoin Landlord to perform) its obligations hereunder, and if as a result of any such lawsuit Tenant is awarded damages against Landlord, Tenant may deduct and set off the amount of any such final, unappealable award (and interest thereon at the legal "judgment rate" from the date of entry of such judgment order) from and against the next succeeding installment payments of Fixed Rent coming due and payable by Tenant to Landlord hereunder, provided, however, that in no event shall the amount actually paid by Tenant to Landlord for and on account of Fixed Rent in any month be reduced to less than the total amount of all debt service payments required to be paid by Landlord in such month to Secured Lenders on account of Secured Loans;

                  (b) Tenant may, at its option but without obligation, without waiving any claim for damages resulting from such Landlord Default, at any time after giving Landlord at least ten days' prior notice of its intention to do so, cause such Landlord Default to be cured for the account of Landlord, and any amount paid or any contractual liability incurred by Tenant in so doing shall be deemed paid or incurred for the account of Landlord, and Landlord agrees to reimburse Tenant therefor on demand. If Landlord fails to reimburse Tenant upon demand for any amount so paid for the account of Landlord under this Section 48.2(b) within fifteen (15) days after receipt from Tenant of written notice of claim for such reimbursement together with such copies of bills, invoices, or other supporting documentation as Landlord may reasonably request, said amount shall accrue interest at the rate of eight percent (8%) per annum and may be deducted and set off by Tenant from and against the next or succeeding installment payments of Fixed Rent coming due and payable by Tenant to Landlord hereunder; provided, however, that in no event shall the amount actually paid by Tenant to Landlord for and on account of Fixed Rent in any month be reduced to less than the total amount of all debt service payments required to be paid by Landlord in such month to Secured Lenders on account of Secured Loans;

                  (c) Tenant shall have such other remedies (if any) as are expressly provided under the provisions of this Lease.

Tenant may not under any circumstance terminate, or bring a lawsuit or other court action seeking a judicial order for or declaration of the termination of, this Lease for or on account of any Landlord Default.

                                   ARTICLE 49
                                 TITLE INSURANCE

         Tenant may, at its option and at its sole cost and expense, obtain such policies of title insurance insuring its leasehold estate and appurtenant easements as Tenant may desire. Landlord will cooperate with Tenant's reasonable requests to assist it in efforts to obtain such title insurance, but Landlord shall not be required to pay or incur any cost, expense, liability or risk in connection therewith.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

                                     LANDLORD:

                                     CTC INVESTMENTS LIMITED

                                     By:      Canpartners Realty, Inc.,
                                              its general partner

____________________                 By:_________________________________
Witness                                 Name:
                                        Title:

____________________
Witness

                                     TENANT:

                                     COACH DISTRIBUTION COMPANY

____________________
Witness

                                     By:_________________________________
____________________                    Name:
Witness                                 Title:

                                                                       EXHIBIT A

                             DESCRIPTION OF PARCEL A

A PORTION OF SECTION 25, TOWNSHIP 1 NORTH, RANGE 26 EAST, DUVAL COUNTY, FLORIDA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

FOR A POINT OF REFERENCE, COMMENCE AT THE NORTHEAST CORNER OF THE NORTHWEST 1/4 OF SAID SECTION 25; THENCE SOUTH ALONG THE EAST LINE OF SAID NORTHWEST 1/4, SOUTH 00 DEG. 05'11" EAST, A DISTANCE OF 1655.90 FEET TO THE SOUTHERLY RIGHT-OF-WAY LINE OF TRADEPORT DRIVE (A 80 FOOT RIGHT-OF-WAY, AS NOW ESTABLISHED) AND THE INTERSECTION WITH A NONTANGENT CURVE, SAID CURVE BEING CONCAVE TO THE NORTHEAST AND HAVING A RADIUS OF 1755.51 FEET, THENCE NORTHWESTERLY, ALONG SAID SOUTHERLY RIGHT-OF-WAY LINE, 414.85 FEET AROUND THE ARC OF SAID CURVE, THROUGH A CENTRAL ANGLE OF 13 DEG. 32'23", ALONG A CHORD, BEARING NORTH 80 DEG. 04'14" WEST A DISTANCE OF 413.86 FEET TO THE CENTERLINE OF LITTLE CEDAR CREEK; THENCE DEPARTING FROM SAID SOUTHERLY RIGHT-OF-WAY LINE, SOUTH 31 DEG. 07'08" WEST, ALONG SAID CENTERLINE, A DISTANCE OF 172.94 FEET TO A POINT; THENCE SOUTH 07 DEG. 16'09" EAST A DISTANCE OF 112.85 FEET; THENCE SOUTH 69 DEG. 51'06" EAST A DISTANCE OF 28.00 FEET TO A POINT; THENCE SOUTH 15 DEG. 04'13" EAST A DISTANCE OF 71.18 FEET TO A POINT; THENCE SOUTH 04 DEG. 06'33" WEST A DISTANCE OF 86.36 FEET TO A POINT; THENCE SOUTH 90 DEG. 00'00" WEST DEPARTING SAID CENTERLINE OF LITTLE CEDAR CREEK A DISTANCE OF
5.13 FEET TO A POINT ON THE WEST LINE OF THOSE CERTAIN LANDS DESCRIBED IN OFFICIAL RECORDS VOLUME 6690, PAGE 1674, OF THE CURRENT PUBLIC RECORDS OF SAID DUVAL COUNTY; THENCE DUE WEST A DISTANCE OF 575.0 TO THE POINT OF BEGINNING; THENCE SOUTH 00 DEG. 05'25" EAST AND PARALLEL WITH THE WEST LINE OF SAID OFFICIAL RECORD VOLUME 6690, PAGE 1674, A DISTANCE OF 1020.0 FEET; THENCE SOUTH 89 DEG. 54'35" WEST A DISTANCE OF 881.43 FEET; THENCE NORTH 07 DEG. 09'06" EAST A DISTANCE OF 559.61 FEET TO A POINT; THENCE SOUTH 82 DEG. 50'54" EAST A DISTANCE OF 55.0 FEET TO A POINT; THENCE NORTH 10 DEG. 06'45" EAST A DISTANCE OF 290.39 FEET TO A POINT; THENCE NORTH 67 DEG. 06'45" EAST A DISTANCE OF 260.0 FEET TO A POINT; THENCE NORTH 72 DEG. 39'13" EAST A DISTANCE OF 406.10 FEET TO A POINT IN THE WESTERLY RIGHT-OF-WAY LINE OF A PROPOSED 80 FOOT RIGHT-OF-WAY, SAID POINT LYING IN A CURVE SAID SURVEY BEING CONCAVE TO THE NORTHEAST AND HAVING A RADIUS OF 50.0 FEET, THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE 63.40 FEET, THROUGH A CENTRAL ANGLE OF 72 DEG. 39'13", A CHORD BEARING OF SOUTH 53 DEG. 40'23" EAST AND A CHORD DISTANCE OF 59.24 FEET TO THE POINT OF TANGENT OF SAID CURVE;

THENCE DUE EAST ALONG SAID RIGHT-OF-WAY LINE A DISTANCE OF 29.70 FEET TO THE POINT OF BEGINNING.

                                                                       EXHIBIT B

                                  TITLE MATTERS

1. Unrecorded Preliminary Development Agreement for Jax International Tradeport, dated July 30, 1987 as amended by instrument recorded August 22, 1988 in Official Record Book 6566, page 708, of the current public records of Duval County, Florida.

2. Resolution No. 88-1223-541 dated and approved December 20, 1988 and recorded December 30, 1988 in Official Record Book 6634, page 1692 and Notice of Adoption recorded January 19, 1989 in Official Record Book 6644, page 922, all of the current public records of Duval County, Florida.

3. Restrictions, covenants, conditions and easements, which include provisions for a private charge or assessment, as contained in the instrument recorded August 2, 1990 in Official Records Book 6941, page 427 ("INITIAL DECLARATION"), together with the joinder and consent and supplement, as recorded in Official Record Book 6941, page 463, Official Record Book 6941, page 458, Official Record Book 6999, page 2023, Official Record Book 7385, page 1290 and Official Record Book 7631, page 1706, all of the Public Records of Duval County, Florida, as amended and recorded against the Premises in the real estate records of Duval County, Florida, from time to time; provided, however, that Landlord will obtain a release from Wilma of its easement rights set forth in the first and second sentences of Article 17 of the Declaration and the option rights and right of first refusal set forth in Articles 18(c)-(e) of the Declaration.

4. Declaration of Conservation Easement as set forth in instrument recorded December 19, 1989, in Official Records Book 6811, page 827, of the Public Records of Duval County, Florida.

5.   The nature, extent, or existence of riparian rights are not insured.

6. Rights of others to use the waters of any waterbody extending from the insured land onto other lands.

7. Easement from Skyland Properties, a Florida general partnership to CTC investments Limited, granting adequate means of ingress and egress to the Parcels, which easement does not or will not interfere with Tenant's intended use of the Premises.

8.       (a)      Governmental police power.

         (b) Any law, ordinance or governmental regulation relating to environmental protection.

         (c) Any law, ordinance or governmental regulation (including but not limited to building and zoning ordinances) restricting or regulating or prohibiting the occupancy, use or enjoyment of the land, or regulating the character, dimensions or location of any improvement now or hereafter erected on the land, or prohibiting a separation in ownership or a change in the dimensions or area of any Parcel.

         (d)      Rights of eminent domain.

         (e) Defects, liens, encumbrances, adverse claims or other matters attaching or created subsequent to the Commencement Date unless created, suffered, assumed or agreed to by Landlord, or any person acting, claiming or holding by, through or under Landlord (except Tenant or any Person acting, claiming or holding by, through or under Tenant).

9.       City of Jacksonville Resolutions 87-1009-572, 88-448-463, 88-1223-541
         and 91-394-202.

10. The Jacksonville International Tradeport Development Guidelines as in effect from time to time.

11. Any matters, encumbrances, claims, charges, exceptions or matters created or suffered, or consented to, by Tenant or any Person acting, claiming or holding by, through or under Tenant.

12. Taxes and assessments levied or assessed for the first Lease Year or assessed subsequent thereto.

13. Any Secured Loans, for which the Secured Lender and Tenant have executed a Nondisturbance Agreement as required by Article 30 of the Lease.

                                                                       EXHIBIT C

                         LEASEHOLD IMPROVEMENT AGREEMENT

         1. PRELIMINARY PLANS. Landlord shall, at Landlord's expense (as provided below), cause Reynolds, Smith & Hills, Inc. (Reynolds, Smith & Hills, Inc., or any other architect retained by Landlord with respect to the Premises from time to time, is referred to as the "ARCHITECT") to prepare a coordination set of plans and specifications for the Initial Building, related improvements and whatever site work is to be performed or constructed on the Parcels before the Commencement Date, including grading, paving and drainage plans, utility plans (including electricity, potable water, sanitary and storm water sewerage, and telecommunications, if applicable) and connections of each ("PRELIMINARY PLANS"). The Preliminary Plans shall fully comply with the applicable requirements of all Governmental Authorities and CC&R's.

         The Preliminary Plans shall be agreed to by both Landlord and Tenant as follows: Landlord shall submit the Preliminary Plans to Tenant on or before the seventh day after delivery to Landlord by Tenant of an executed Lease and an executed Guaranty. Within seven business days after the completed Preliminary Plans have been submitted to Tenant, Tenant agrees to deliver to Architect and Landlord the Preliminary Plans together with either
(i) Tenant's written approval of such Preliminary Plans or (ii) Tenant's reasonably requested changes to such Preliminary Plans ("REQUESTED CHANGES") in sufficient detail to permit Architect to prepare revised drawings. Should Tenant fail to deliver the Preliminary Plans with Tenant's approval or Requested Changes to Architect and Landlord within said seven-day period, and should such failure continue for three days after written notice of such failure from Landlord to Tenant, Landlord may construct the Building, related improvements and site improvements (collectively, the "IMPROVEMENTS") according to such Preliminary Plans (subject to Tenant's rights to modify the Preliminary Plans as described in SECTION 2 of this Leasehold Improvement Agreement), and upon Substantial Completion (as defined herein) thereof, Tenant shall be obligated to take possession of the Premises and the Term of the Lease shall commence. If Tenant has timely delivered Requested Changes to Landlord and Architect, then no later than seven business days after receipt by Landlord and Architect of the Requested Changes from Architect, Landlord shall notify Tenant either that Landlord has approved the Requested Changes or that Landlord has disapproved the Requested Changes, in which latter case such notice shall specify Landlord's reasons for disapproval. Landlord's approval of the Requested Changes shall not be unreasonably withheld. If Landlord disapproves the Requested Changes, then the foregoing submission process shall be repeated until the parties agree on the Preliminary Plans. The Preliminary Plans as approved by the parties pursuant to this SECTION 1 of this Leasehold Improvement Agreement shall be referred to herein as the "PLANS"; and, upon such approval, the Plans shall be deemed a part of this Leasehold Improvement Agreement. If Tenant and Landlord are unable to agree upon final Plans after three submissions by Landlord to Tenant, then upon the request of either party, the parties (and all representatives of such parties needed to approve the Plans on behalf of such parties) shall personally attend a meeting at which the parties shall use their best efforts to agree upon the Plans.

         2. MODIFICATION TO PLANS. Tenant may, from time to time, modify, amend or change the Plans with Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, provided that (i) Tenant provides Landlord and Architect with information regarding each such change in sufficient detail to permit the Architect to prepare working drawings or change orders reflecting such proposed change and (ii) the proposed change is consistent with the scope, quality, intent and purpose of the approved Plans. Tenant shall pay Landlord, within 30 days after Landlord's request for payment, all reasonable costs of every kind (including, without limitation, Architect's fees, fees of Landlord's consultant who reviews such proposed changes for Landlord, and any increase in the Total Construction Cost) resulting from or occasioned by each such proposed or accepted change. No modification, amendment or change to the Plans shall be made unless the same has been certified by the Architect as complying with all applicable laws and the CC&R's.

         3. DISCLAIMER: Landlord hereby acknowledges and agrees that the approval by Tenant of the Plans shall neither constitute nor be construed as a certification by Tenant, or any Person claiming or acting by, through or under Tenant, that the Plans meet or otherwise comply with architectural, engineer, or construction industry standards or applicable buildings codes, laws, ordinances, rules or regulations of any governmental authority or other applicable agency.

         4. DELAY CAUSED BY TENANT. The Term of the Lease shall commence on the day (the "COMMENCEMENT DATE") on which Substantial Completion (as defined herein) occurs; provided, however, that if Landlord shall be actually delayed in substantially completing the Improvements as a result of any one or more of (a) Tenant's failure to approve, or provide necessary information for, the Plans as and when required hereby, (b) Tenant's changes (or requests for any change) to the Plans, or (c) any other act or omission by Tenant or its agents which actually delays the Landlord in completing the Improvements, then Landlord shall cause the Architect to state in a letter to Landlord and Tenant its opinion as to the date on which Substantial Completion would have occurred but for the Tenant-caused delays, which date shall be and shall constitute the Commencement Date of the Lease for all purposes (including but not limited to the Lease and Section 9 of this Leasehold Improvement Agreement), and Tenant's obligation to commence payment of Fixed Rent for the Premises shall arise as of such date and shall not otherwise be affected or deferred on account of such actual delay.

         5. COMMENCEMENT OF CONSTRUCTION. Landlord shall notify Tenant when construction of the Building or related improvements or site improvements has commenced and thereafter will give Tenant monthly construction status reports with a projected date of completion. For purposes of this EXHIBIT C, the terms "COMMENCE CONSTRUCTION" and "COMMENCEMENT OF CONSTRUCTION" shall be deemed to mean the pouring of concrete footers for the Building.

         6. ENTRY BY TENANT. Tenant and Tenant's agents may enter the Premises prior to the Commencement Date under Landlord's direction and supervision for purposes of inspecting, measuring, installing or arranging Tenant's Property and otherwise to make the Premises ready for

Tenant's use and occupancy. Such entry prior to the Commencement Date shall constitute a license only and not a lease, and such license shall be conditioned upon (and Tenant agrees to comply with) all of the following: (a) Tenant's acting and working in harmony and not interfering with Landlord and Landlord's agents, contractors, workmen, mechanics and suppliers in being present or doing work on the Premises; (b) Tenant's obtaining in advance Landlord's approval of all contractors, subcontractors and suppliers proposed to be used by Tenant, said approval not to be unreasonably withheld or delayed; (c) Tenant's furnishing Landlord with written evidence of such insurance of Tenant, its contractors and subcontractors as Landlord may reasonably require against liabilities which may arise out of such entry (including, but not limited to, builder's risk, liability and workers' compensation coverage) and (d) Landlord's determination, in the case of each such requested entry by Tenant, that such entry will not interfere in any way with Landlord's work. Tenant agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's Property placed or installations made on the Premises prior to the Commencement Date, the same being at Tenant's sole risk, and Tenant agrees to protect, defend, indemnify and save harmless Landlord from and against all losses, claims, liabilities, costs, damages, and injuries of any and every kind whatsoever that may result from any such entry by Tenant (including, without limitation, damage to the Improvements, fees and expenses arising out of or connected with the activities of Tenant or its agents, contractors, subcontractors, suppliers or workmen in or about the Premises, and losses, claims, liabilities, costs, damages, damage to the Improvements, fees and expenses related to environmental matters and Hazardous Materials). Except for the indemnity set forth above, Tenant shall not be obligated to pay to Landlord, nor shall Landlord be entitled to charge Tenant, Fixed Rent or any other amounts which may otherwise be due and payable under this Lease by virtue of the exercise by Tenant of the rights and privileges herein.

         7. CORRECTION. Landlord agrees to cause to be promptly corrected any material deficiencies in the work, materials, or elements of the work which do not comply with the requirements of the Plans, which are promptly called to its attention during construction by any Governmental Authority or Tenant's "CONSTRUCTION REPRESENTATIVE" (who Tenant shall have designated as its construction representative in a written notice to Landlord within five days after commencement of construction) prior to or at the inspection described in SECTION 11 of this Leasehold Improvement Agreement.

         8. DELIVERY DATE. Landlord shall cause Substantial Completion to occur on or before the date (the "DELIVERY DATE") which is 290 days after the later of (i) delivery to Landlord by Tenant of an executed Lease and an executed Guaranty and (ii) execution by Tenant of a development agreement, in form acceptable to the City of Jacksonville, regarding grants from the City of Jacksonville to Tenant for the installation of roads and utilities to serve the Premises; provided, however, that if Substantial Completion has not occurred by the Delivery Date, the Delivery Date shall be extended for an additional 10 days, provided further, that and the Delivery Date shall be further extended for actual delays (collectively, "EXTENSION DELAYS") caused by (a) Unavoidable Delay, (b) Tenant's failure to approve the coordination set of plans and specifications as initially submitted to Tenant or Tenant's failure to approve the Plans as resubmitted to Tenant in accordance with
SECTION 1 of this Leasehold Improvement Agreement and/or Tenant's submission of Requested

Changes under SECTION 1 of this Leasehold Improvement Agreement, (c) Tenant's changes (or requests for change) to the Plans or any other Tenant-caused delay described in SECTION 4 of this Leasehold Improvement Agreement, (d) Tenant's failure to provide necessary information as and when required hereby, or (e) any other act of or by Tenant or its agents, representatives, contractors, subcontractors or Persons acting by, through or under Tenant. The Delivery Date shall be extended one day for each day of Extension Delay.

         9. FAILURE TO DELIVER PREMISES BY DELIVERY DATE. If Substantial Completion has not occurred by the Delivery Date, as extended, if applicable, an amount of Fixed Rent under the Lease shall be abated in the amount of $40,000.00 for each seven-day week after the Delivery Date (prorated on a daily basis for a 7-day week) that Substantial Completion has not occurred, such sum to increase by $10,000.00 every 14 full days (not prorated on a daily basis) thereafter.

         10. SUBSTANTIAL COMPLETION. "SUBSTANTIAL COMPLETION" occurs when all of the following conditions have been satisfied: (a) receipt of a Certificate of Substantial Completion by Architect on AIA Form G704 (or a substantially similar form) relating to the construction of the Improvements; (b) Tenant can use the Premises for its intended purposes without material interference to Tenant conducting its business activities; (c) Final Inspection has occurred; (d) Tenant, its employees, agents and invitees have ready access to, and parking adjacent to, the Building and the Premises (but not necessarily on paved surfaces); (e) necessary utilities (not including natural gas) and plumbing are available (availability through temporary facilities will be acceptable for this purpose; provided, however, that connection to permanent facilities will not result in the unavailability or discontinuance of such utilities with respect to Tenant's use of the Premises thereafter) in capacities not less than as set forth in the Plans, are connected to mains or other appropriate sources, and all utility meters have been set and activated; (f) receipt of a certificate from an engineer stating that no additional easements are required to be granted for the benefit of Parcel A in order for Parcel A and the Improvements located thereon to be provided with access, utility services and drainage, as required by the Lease and this Leasehold Improvement Agreement; (g) receipt of an instrument from Wilma/Skyland Joint Venture, Ltd. (or its successor) regarding the Improvements, in the form described in Section 10.h of the Declaration of Covenants, Conditions, Restrictions and Easements described in the definition of "CC&R's"; and (h) receipt (at Tenant's sole cost and expense) of an update to the existing commitment for title insurance dated prior to (and as close as is reasonably practical to) the date of Substantial Completion, showing no exceptions to title affecting the Premises (or interfering with or limiting Tenant's rights to Parcels B, C or D as set forth in the Lease) other than those shown on Exhibit B or those approved or consented to by Tenant. At Landlord's request, Tenant will execute and deliver to Landlord a written acknowledgment that Substantial Completion has occurred. Acceptance of possession, use or occupancy of the Premises by Tenant shall not be deemed to constitute a waiver of Landlord's duties, obligations or warranties expressly set forth in the Lease.

         Landlord shall use reasonable efforts to give Tenant at least fifteen days' advance notice of the estimated date on which Substantial Completion is expected to occur and five days' advance notice of any changes to the estimated Substantial Completion date.

         11. INSPECTION. Upon five days' written notice from Landlord to Tenant, Landlord and Tenant's Construction Representative (who shall be deemed to be Tenant's agent for all purposes of this Leasehold Improvement Agreement) shall jointly inspect the Building and Premises, at which inspection Tenant may have all systems demonstrated, and Tenant (or its Construction Representative) and Landlord shall jointly prepare a punch list. Said inspection shall occur between one and twenty days prior to the Commencement Date. The punch list shall list incomplete items of construction necessary adjustments and needed finishing touches. Landlord will cause the punch list items to be completed as soon as reasonably practical after the Commencement Date.

         12. LANDLORD'S INSURANCE. Landlord agrees that during the period of Landlord's construction of the Improvements, Landlord will obtain and keep in force, or cause to be obtained or kept in force, at no cost to Tenant, builder's risk insurance, automobile liability insurance and comprehensive general liability insurance against liability for bodily injury and death and property damage, in reasonable and customary amounts and forms. Landlord shall also provide or cause to be provided and kept in force workers' compensation coverage with statutory benefits covering employees of Landlord's contractor (but not employees of Tenant or Tenant's contractors) and with such endorsements as may be reasonably requested by Tenant.

         13. COPIES OF PLANS. Upon the Commencement Date, Landlord shall deliver to Tenant two original "as built" surveys of the Premises, two sets of "as built" plans for the Premises (which plans shall identify the location of all offsite utility, drainage and stormwater retention easements benefitting the Premises) and all building systems, and shall deliver to Tenant one copy (or the original, if required by law to be kept at the Premises) of each of the licenses, permits, governmental approvals, warranties, guarantees, utility contracts, operating manuals, maintenance manuals, surveys, plats, engineering reports, environmental reports and soil tests regarding the Premises.

         14. ENVIRONMENTAL REPORT. Tenant may, at its sole cost and expense, cause a "Phase I" environmental report of the Parcels to be done by a reputable and experienced firm of independent environmental consulting engineers at any time before the Commencement Date. Such report shall be completed, and a copy to Landlord, thereof (together with a "reliance letter" in customary form addressed to Landlord) delivered not later than the Commencement Date. If such report discloses the existence on the parcels of a violation of any Environmental Laws, Landlord will take all reasonable actions (if any) which, in Landlord's judgment, are appropriate with respect thereto (which may, but need not, include remediation of this violation cited in such report). The existence of any such violation shall not have any effect of any kind whatsoever on whether Substantial Completion, or the Commencement Date, shall be deemed to have occurred.

                                                                       EXHIBIT D

                             DESCRIPTION OF PARCEL B

A PORTION OF SECTION 25, TOWNSHIP 1 NORTH, RANGE 26 EAST, DUVAL COUNTY, FLORIDA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

FOR A POINT OF REFERENCE, COMMENCE AT THE NORTHEAST CORNER OF THE NORTHWEST 1/4 OF SAID SECTION 25; THENCE SOUTH ALONG THE EAST LINE OF SAID NORTHWEST 1/4, SOUTH 00 DEG. 05'11" EAST, A DISTANCE OF 1655.90 FEET TO THE SOUTHERLY RIGHT-OF-WAY LINE OF TRADEPORT DRIVE (A 80 FOOT RIGHT-OF-WAY, AS NOW ESTABLISHED) AND THE INTERSECTION WITH A NONTANGENT CURVE, SAID CURVE BEING CONCAVE TO THE NORTHEAST AND HAVING A RADIUS OF 1755.51 FEET, THENCE NORTHWESTERLY, ALONG SAID SOUTHERLY RIGHT-OF-WAY LINE, 414.85 FEET AROUND THE ARC OF SAID CURVE, THROUGH A CENTRAL ANGLE OF 13 DEG. 32'23", ALONG A CHORD, BEARING NORTH 80 DEG. 04'14" WEST A DISTANCE OF 413.88 FEET TO THE CENTERLINE OF LITTLE CEDAR CREEK; THENCE DEPARTING FROM SAID SOUTHERLY RIGHT-OF-WAY LINE, SOUTH 31 DEG. 07'08" WEST, ALONG SAID CENTERLINE, A DISTANCE OF 172.94 FEET TO A POINT; THENCE SOUTH 07 DEG. 16'09" EAST A DISTANCE OF 112.85 FEET; THENCE SOUTH 69 DEG. 51'06" EAST A DISTANCE OF 28.00 FEET TO A POINT; THENCE 15 DEG. 04'13" EAST A DISTANCE OF 71.18 FEET TO A POINT; THENCE SOUTH 04 DEG. 06'33" WEST A DISTANCE OF 86.36 FEET TO A POINT; THENCE SOUTH 90 DEG. 00'00" WEST DEPARTING SAID CENTERLINE OF LITTLE CEDAR CREEK A DISTANCE OF 5.13 FEET TO A POINT ON THE WEST LINE OF THOSE CERTAIN LANDS DESCRIBED IN OFFICIAL RECORDS VOLUME 6690, PAGE 1674, OF THE CURRENT PUBLIC RECORDS OF SAID DUVAL COUNTY, SAID POINT ALSO BEING THE POINT OF BEGINNING; THENCE SOUTH 00 DEG. 05'25" EAST ALONG THE WEST LINE OF LAST MENTIONED LANDS A DISTANCE OF 1019.09 FEET; THENCE SOUTH 89 DEG. 54'35" WEST A DISTANCE OF 575.0 FEET; THENCE NORTH 00 DEG. 05'25" WEST AND PARALLEL WITH THE WEST LINE OF SAID OFFICIAL RECORDS VOLUME 6690, PAGE 1674 A DISTANCE OF 1020.0 FEET TO THE SOUTHERLY RIGHT-OF-WAY LINE OF A PROPOSED 80 FOOT RIGHT-OF-WAY; THENCE DUE EAST ALONG SAID SOUTHERLY RIGHT-OF-WAY LINE AND THE EASTERLY PROLONGATION THEREOF 575.0 FEET TO THE POINT OF BEGINNING.

                                                                       EXHIBIT E

                             DESCRIPTION OF PARCEL C

A PORTION OF SECTION 25, TOWNSHIP 1 NORTH, RANGE 26 EAST, DUVAL COUNTY, FLORIDA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

FOR A POINT OF REFERENCE, COMMENCE AT THE NORTHEAST CORNER OF THE NORTHWEST 1/4 OF SAID SECTION 25; THENCE SOUTH ALONG THE EAST LINE OF SAID NORTHWEST 1/4, SOUTH 00 DEG. 05'11" EAST, A DISTANCE OF 1655.90 FEET TO THE SOUTHERLY RIGHT-OF-WAY LINE OF TRADEPORT DRIVE (A 80 FOOT RIGHT-OF-WAY, AS NOW ESTABLISHED) AND THE INTERSECTION WITH A NONTANGENT CURVE, SAID CURVE BEING CONCAVE TO THE NORTHEAST AND HAVING A RADIUS OF 1755.51 FEET, THENCE NORTHWESTERLY, ALONG SAID SOUTHERLY RIGHT-OF-WAY LINE, 414.85 FEET AROUND THE ARC OF SAID CURVE, THROUGH A CENTRAL ANGLE OF 13 DEG. 32'23", ALONG A CHORD, BEARING NORTH 80 DEG. 04'14" WEST A DISTANCE OF 413.88 FEET TO THE CENTERLINE OF LITTLE CEDAR CREEK; THENCE DEPARTING FROM SAID SOUTHERLY RIGHT-OF-WAY LINE, SOUTH 31 DEG. 07'08" WEST, ALONG SAID CENTERLINE, A DISTANCE OF 172.94 FEET TO A POINT; THENCE SOUTH 07 DEG. 16'09" EAST A DISTANCE OF 112.85 FEET; THENCE SOUTH 69 DEG. 51'06" EAST A DISTANCE OF 28.00 FEET TO A POINT; THENCE SOUTH 15 DEG. 04'13" EAST A DISTANCE OF 71.18 FEET TO A POINT; THENCE SOUTH 04 DEG. 06'33" WEST A DISTANCE OF 86.36 FEET TO A POINT; THENCE SOUTH 90 DEG. 00'00" WEST DEPARTING SAID CENTERLINE OF LITTLE CEDAR CREEK A DISTANCE OF
5.13 FEET TO A POINT ON THE WEST LINE OF THOSE CERTAIN LANDS DESCRIBED IN OFFICIAL RECORDS VOLUME 6690, PAGE 1674, OF THE CURRENT PUBLIC RECORDS OF SAID DUVAL COUNTY, THENCE DUE WEST A DISTANCE OF 604.70 FEET TO A POINT OF CURVE, SAID CURVE BEING CONCAVE TO THE NORTHEAST AND HAVING A RADIUS OF 50.0 FEET, THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE 63.40 FEET, THROUGH A CENTRAL ANGLE OF 72 DEG. 39'13", A CHORD BEARING OF NORTH 53 DEG. 40'23" WEST AND A CHORD DISTANCE OF 59.24 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 72 DEG. 39'13" WEST A DISTANCE OF 406.10 FEET TO A POINT; THENCE SOUTH 67 DEG. 06'45" WEST A DISTANCE OF 260.0 FEET TO A POINT; THENCE NORTH 82 DEG. 50'54" WEST A DISTANCE OF 70.0 FEET TO A POINT; THENCE NORTH 07 DEG. 09'06" EAST A DISTANCE OF 160.0 FEET TO A POINT; THENCE NORTH 23 DEG. 13'00" EAST A DISTANCE OF 478.07 FEET TO A POINT; THENCE SOUTH 69 DEG. 42'24" EAST A DISTANCE OF 619.12 FEET TO THE NORTHWESTERLY RIGHT- OF-WAY LINE OF A PROPOSED 80 FOOT RIGHT-OF-WAY; THENCE SOUTH 23 DEG. 13'00" WEST ALONG SAID PROPOSED NORTHWESTERLY RIGHT-OF-WAY LINE 100.00 FEET TO THE POINT OF CURVE OF SAID PROPOSED RIGHT-OF-WAY LINE, SAID CURVE BEING CONCAVE TO THE NORTHWEST AND HAVING A RADIUS OF 25.0 FEET, THENCE SOUTHWESTERLY ALONG THE ARC OF SAID CURVE 23.18 FEET, THROUGH A CENTRAL ANGLE OF 53 DEG. 07'48", A CHORD BEARING OF SOUTH 49 DEG. 46'54" WEST AND A CHORD DISTANCE OF 22.36 FEET TO THE POINT OF REVERSE CURVE OF SAID PROPOSED RIGHT-OF-WAY LINE, SAID REVERSE CURVE BEING CONCAVE TO THE

SOUTHEAST AND HAVING A RADIUS OF 50.0 FEET, THENCE SOUTHWESTERLY ALONG THE ARC OF SAID CURVE 81.76 FEET, THROUGH A CENTRAL ANGLE OF 93 DEG. 41'36", A CHORD BEARING OF SOUTH 29 DEG. 30'01" WEST AND A CHORD DISTANCE OF 72.95 FEET TO THE POINT OF BEGINNING.

                      EXPANSION SPACE IMPROVEMENT AGREEMENT

         1. PRELIMINARY PLANS. Landlord shall, at Landlord's expense (as provided below), cause an architect (the "ARCHITECT") to prepare a set of plans and specifications for the applicable Addition, related improvements and whatever site work is to be performed or constructed on the applicable expansion parcel, including grading, paving and drainage plans, utility plans (including electricity, potable water, sanitary and storm water sewerage, and telecommunications, if applicable) and connections of each ("PRELIMINARY PLANS"). The Preliminary Plans shall fully comply with the applicable requirements of all Governmental Authorities and CC&R's.

         The Preliminary Plans shall be agreed to by both Landlord and Tenant as follows: Landlord shall submit the Preliminary Plans to Tenant on or before the 90th day after delivery to Landlord by Tenant of the applicable Expansion Notice. Within 14 business days after the completed Preliminary Plans have been submitted to Tenant, Tenant agrees to deliver to Architect and Landlord the Preliminary Plans together with either (i) Tenant's written approval of such Preliminary Plans or (ii) Tenant's reasonably requested changes to such Preliminary Plans ("REQUESTED CHANGES") in sufficient detail to permit Architect to prepare revised drawings. Should Tenant fail to deliver the Preliminary Plans with Tenant's approval or Requested Changes to Architect and Landlord within said 14-day period, and should such failure continue for seven days after written notice of such failure from Landlord to Tenant, Landlord may construct the applicable Addition, related improvements and site improvements (collectively, the "EXPANSION IMPROVEMENTS") according to such Preliminary Plans (subject to Tenant's rights to modify the Preliminary Plans as described in SECTION 2 of this Expansion Space Improvement Agreement), and upon Substantial Completion (as defined herein) thereof, Tenant shall be obligated to take possession of the Expansion Improvements and the Term of the Lease with respect thereto shall commence. If Tenant has timely delivered Requested Changes to Landlord and Architect, then no later than seven business days after receipt by Landlord and Architect of the Requested Changes from Architect, Landlord shall notify Tenant either that Landlord has approved the Requested Changes or that Landlord has disapproved the Requested Changes, in which latter case such notice shall specify Landlord's reasons for disapproval. Landlord's approval of the Requested Changes shall not be unreasonably withheld. If Landlord disapproves the Requested Changes, then the foregoing submission process shall be repeated until the parties agree on the Preliminary Plans. The Preliminary Plans as approved by the parties pursuant to this SECTION 1 of this Expansion Space Improvement Agreement shall be referred to herein as the "PLANS"; and, upon such approval, the Plans shall be deemed a part of this Expansion Space Improvement Agreement. If Tenant and Landlord are unable to agree upon final Plans after three submissions by Landlord to Tenant, then upon the request of either party, the parties (and all representatives of such parties needed to approve the Plans on behalf of such parties) shall personally attend a meeting at which the parties shall use their best efforts to agree upon the Plans.

         2. MODIFICATION TO PLANS. Tenant may, from time to time, modify, amend or change the Plans with Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, provided that (i) Tenant provides Landlord and Architect with information regarding each such change in sufficient detail to permit the Architect to prepare working drawings or change orders reflecting such proposed change and (ii) the proposed change is consistent with the scope, quality, intent and purpose of the approved Plans. Tenant shall pay Landlord, within 30 days after Landlord's request for payment, all reasonable costs of every kind (including, without limitation, Architect's fees, fees of Landlord's consultant who reviews such proposed changes for Landlord, and any increase in the Total Construction Cost) resulting from or occasioned by each such proposed or accepted change. No modification, amendment or change to the Plans shall be made unless the same has been certified by the Architect as complying with all applicable laws and the CC&R's.

         3. DISCLAIMER: Landlord hereby acknowledges and agrees that the approval by Tenant of the Plans shall neither constitute nor be construed as a certification by Tenant, or any Person claiming or acting by, through or under Tenant, that the Plans meet or otherwise comply with architectural, engineer, or construction industry standards or applicable buildings codes, laws, ordinances, rules or regulations of any governmental authority or other applicable agency.

         4. DELAY CAUSED BY TENANT. The Term applicable to the Expansion Improvements and related parcel shall commence upon Substantial Completion (as defined herein) of the applicable Expansion Improvements; provided, however, that if Landlord shall be actually delayed in substantially completing the applicable Expansion Improvements as a result of any one or more of (a) Tenant's failure to approve, or provide necessary information for, the Plans as and when required hereby, (b) Tenant's changes (or requests for any change) to the Plans, or (c) any other act or omission by Tenant or its agents which actually delays the Landlord in completing the Expansion Improvements, then Landlord shall cause the Architect to state in a letter to Landlord and Tenant its opinion as to the date on which Substantial Completion would have occurred but for the Tenant-caused delays, which date shall be and shall constitute the commencement date for Fixed Rent for the Expansion Improvements for all purposes (including but not limited to the Lease and Section 9 of this Expansion Space Improvement Agreement) and Tenant's obligation to commence payment of Fixed Rent for the Expansion Improvements shall arise as of such date and shall not otherwise be affected or deferred on account of such actual delay.

         5. COMMENCEMENT OF CONSTRUCTION. Landlord shall notify Tenant when construction of the Expansion Improvements has commenced and thereafter will give Tenant monthly construction status reports with a projected date of completion. For purposes of this EXHIBIT F, the terms "COMMENCE CONSTRUCTION" and "COMMENCEMENT OF CONSTRUCTION" shall be deemed to mean the pouring of concrete footers for the applicable Addition.

         6. ENTRY BY TENANT. Tenant and Tenant's agents may enter the Expansion Improvements prior to the applicable Estimated Completion Date under Landlord's direction and supervision for purposes of inspecting, measuring, installing or arranging Tenant's Property and otherwise to make the Expansion Improvements ready for Tenant's use and occupancy. Such entry prior to the Estimated Completion Date shall constitute a license only and not a lease, and such license shall be conditioned upon (and Tenant agrees to comply with) all of the following: (a) Tenant's acting and working in harmony and not interfering with Landlord and Landlord's agents, contractors, workmen, mechanics and suppliers in being present or doing work on the Expansion Improvements; (b) Tenant's obtaining in advance Landlord's approval of all contractors, subcontractors and suppliers proposed to be used by Tenant, said approval not to be unreasonably withheld or delayed; (c) Tenant's furnishing Landlord with written evidence of such insurance of Tenant, its contractors and subcontractors as Landlord may reasonably require against liabilities which may arise out of such entry (including, but not limited to, builder's risk, liability and workers' compensation coverage) and (d) Landlord's determination, in the case of each such requested entry by Tenant, that such entry will not interfere in any way with Landlord's work. Tenant agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's Property placed or installations made on the Expansion Improvements prior to the Estimated Completion Date, the same being at Tenant's sole risk, and Tenant agrees to protect, defend, indemnify and save harmless Landlord from and against all losses, claims, liabilities, costs, damages, and injuries of any and every kind whatsoever that may result from any such entry by Tenant (including, without limitation, damage to the Expansion Improvements, fees and expenses arising out of or connected with the activities of Tenant or its agents, contractors, subcontractors, suppliers or workmen in or about the Expansion Improvements, and losses, claims, liabilities, costs, damages, damage to the Expansion Improvements, fees and expenses related to environmental matters and Hazardous Materials). Except for the indemnity set forth above, Tenant shall not be obligated to pay to Landlord, nor shall Landlord be entitled to charge Tenant, Fixed Rent or any other amounts which may otherwise be due and payable under this Lease by virtue of the exercise by Tenant of the rights and privileges herein.

         7. CORRECTION. Landlord agrees to cause to be promptly corrected any material deficiencies in the work, materials, or elements of the work which do not comply with the requirements of the Plans, which are promptly called to its attention during construction by any Governmental Authority or Tenant's "CONSTRUCTION REPRESENTATIVE" (who shall be designated by Tenant shall have designated as its construction representative in a written notice to Landlord within five days after commencement of construction) prior to or at the inspection described in SECTION 11 of this Expansion Space Improvement Agreement.

         8. DELIVERY DATE. Landlord shall cause Substantial Completion to occur on or before the date which is the later of the Estimated Completion Date set forth in the Expansion Space Exercise Notice and the 365th day after the parties' approval of the final Plans (the "DELIVERY DATE"); provided, however, that if Substantial Completion has not occurred by the Delivery Date, the Delivery Date shall be extended for an additional 10 days, provided further, that the Delivery Date shall be further extended for actual delays (collectively, "EXTENSION DELAYS") caused by (a) Unavoidable Delay, (b) Tenant's failure to approve the Plans as initially submitted to Tenant, (c) Tenant's changes (or requests for change) to the Plans or any other Tenant-caused delay described in SECTION 4 of this Expansion Space Work Letter; (d) Tenant's failure to provide necessary information as and when required hereby, or (e) any other act of or by Tenant or its agents, representatives, contractors, subcontractors or Persons acting by, through or under Tenant. The Delivery Date shall be extended one day for each day of Extension Delay.

         9. FAILURE TO DELIVER PREMISES BY DELIVERY DATE. If Substantial Completion has not occurred by the Delivery Date, as extended, if applicable, an amount of Fixed Rent under the Lease shall be abated in the amount of $10,000.00 for each seven-day week after the Delivery Date (prorated on a daily basis for a 7-day week) that Substantial Completion has not occurred, such sum to increase by $5,000.00 every 14 full days (not prorated on a daily basis) thereafter.

         10. SUBSTANTIAL COMPLETION. "SUBSTANTIAL COMPLETION" occurs when all of the following conditions have been satisfied: (a) receipt of a Certificate of Substantial Completion by Architect on AIA Form G704 (or a substantially similar form) relating to the construction of the Expansion Improvements; (b) Tenant can use the Expansion Improvements for its intended purposes without material interference to Tenant conducting its business activities; (c) Final Inspection has occurred; (d) Tenant, its employees, agents and invitees have ready access to, and parking (if contemplated by the Plans) for, the Expansion Improvements (but not necessarily on paved surfaces); (e) necessary utilities (not including natural gas) and plumbing are available
(availability through temporary facilities will be acceptable for this purpose) in capacities not less than as set forth in the Plans, are connected to mains or other appropriate sources, and all utility meters have been set and activated; (f) receipt of a certificate from an engineer stating that no additional easements are required to be granted for the benefit of Parcel on which the Expansion Improvements are is located in order for such Parcel and the improvements located thereon to be provided with access, utility services and drainage, as required by the Lease and this Expansion Space Work Letter;
(g) receipt of an instrument from Wilma/Skyland Joint Venture, Ltd. (or its successor) regarding the Expansion Improvements, in the form described in
Section 10.h of the Declaration of Covenants, Conditions, Restrictions and Easements described in the definition of "CC&R's" and (h) receipt (at
Tenant's sole cost and expense) of evidence that no exceptions to title not set forth on Exhibit B as to the Expansion Improvements and the Parcel on which they are located, exist. At Landlord's request, Tenant will execute and deliver to Landlord a written acknowledgment that Substantial Completion has occurred. Acceptance of possession, use or occupancy of the Expansion Improvements by Tenant shall not be deemed to constitute a waiver of Landlord's duties, obligations or warranties expressly set forth in the Lease.

         Landlord shall use reasonable efforts to give Tenant at least fifteen days' advance notice of the estimated date on which Substantial Completion is expected to occur and five days' advance notice of any changes to the estimated Substantial Completion date.

         11. INSPECTION. Upon five days' written notice from Landlord to Tenant, Landlord and Tenant's Construction Representative (who shall be deemed to be Tenant's agent for all purposes of this Leasehold Improvement Agreement) shall jointly inspect the Expansion Improvements at which inspection Tenant may have all systems demonstrated, and Tenant (or its Construction Representa tive) and Landlord shall jointly prepare a punch list. Said inspection shall occur between one and twenty days prior to the estimated Substantial Completion date. The punch list shall list incomplete items of construction necessary adjustments and needed finishing touches. Landlord will cause the punch list items to be completed as soon as reasonably practical after the Substantial Completion of the Expansion Improvements.

         12. LANDLORD'S INSURANCE. Landlord agrees that during the period of Landlord's construction of the Expansion Improvements, Landlord will obtain and keep in force, or cause to be obtained or kept in force, at no cost to Tenant, builder's risk insurance, automobile liability insurance and comprehensive general liability insurance against liability for bodily injury and death and property damage, in reasonable and customary amounts and forms. Landlord shall also provide or cause to be provided and kept in force workers' compensation coverage with statutory benefits covering employees of Landlord's contractor (but not employees of Tenant or Tenant's contractors) and with such endorsements as may be reasonably requested by Tenant.

         13. COPIES OF PLANS. Upon the date of commencement of the Expansion Fixed Rent, Landlord shall deliver to Tenant two original "as built" surveys of the Expansion Improvements, two sets of "as built" plans for the Expansion Improvements and all building systems, and shall deliver to Tenant one copy (or the original, if required by law to be kept at the Expansion Improvements) of each of the licenses, permits, governmental approvals, warranties, guarantees, utility contracts, operating manuals, maintenance manuals, surveys, plats, engineering reports, environmental reports and soil reports.

                                                                       EXHIBIT G

                             DESCRIPTION OF PARCEL D

A PORTION OF SECTION 25, TOWNSHIP 1 NORTH, RANGE 26 EAST, DUVAL COUNTY, FLORIDA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

FOR A POINT OF REFERENCE, COMMENCE AT THE NORTHEAST CORNER OF THE NORTHWEST 1/4 OF SAID SECTION 25; THENCE SOUTH ALONG THE EAST LINE OF SAID NORTHWEST 1/4, SOUTH 00 DEG. 05'11" EAST, A DISTANCE OF 1655.90 FEET TO THE SOUTHERLY RIGHT-OF-WAY LINE OF TRADEPORT DRIVE (A 80 FOOT RIGHT-OF-WAY, AS NOW ESTABLISHED) AND THE INTERSECTION WITH A NONTANGENT CURVE, SAID CURVE BEING CONCAVE TO THE NORTHEAST, AND HAVING A RADIUS OF 1755.51 FEET, THENCE NORTHWESTERLY, ALONG SAID SOUTHERLY RIGHT-OF-WAY LINE, 414.85 FEET AROUND THE ARC OF SAID CURVE, THROUGH A CENTRAL ANGLE OF 13 DEG. 32'23", ALONG A CHORD, BEARING NORTH 80 DEG. 04'14" WEST A DISTANCE OF 413.88 FEET TO THE CENTERLINE OF LITTLE CEDAR CREEK; THENCE DEPARTING FROM SAID SOUTHERLY RIGHT-OF-WAY LINE, SOUTH 31 DEG. 07'08" WEST, ALONG SAID CENTERLINE, A DISTANCE OF 172.94 FEET TO A POINT; THENCE SOUTH 07 DEG. 16'09" EAST A DISTANCE OF 112.85 FEET; THENCE SOUTH 69 DEG. 51'06" EAST A DISTANCE OF 28.00 FEET TO A POINT, THENCE SOUTH 15 DEG. 04'13" EAST A DISTANCE OF 71.18 FEET TO A POINT; THENCE SOUTH 04 DEG. 06'33" WEST A DISTANCE OF 86.36 FEET TO A POINT; THENCE SOUTH 90 DEG. 00'00" WEST DEPARTING SAID CENTERLINE OF LITTLE CEDAR CREEK A DISTANCE OF
5.13 FEET TO A POINT ON THE WEST LINE OF THOSE CERTAIN LANDS DESCRIBED IN OFFICIAL RECORDS VOLUME 6690, PAGE 1674, OF THE CURRENT PUBLIC RECORDS OF SAID DUVAL COUNTY; THENCE SOUTH 00 DEG. 05'25" EAST ALONG THE WEST LINE OF LAST MENTIONED LANDS A DISTANCE OF 1019.09 FEET TO THE POINT OF BEGINNING; THENCE CONTINUE SOUTH 00 DEG. 05'25" EAST ALONG SAID WEST LINE A DISTANCE OF
116.88 FEET TO THE SOUTHWEST CORNER OF SAID LANDS; THENCE SOUTH 02 DEG. 41'27" WEST A DISTANCE OF 110.13 FEET TO THE NORTHERLY RIGHT-OF-WAY LINE OF A PROPOSED 80 FOOT RIGHT-OF-WAY; THENCE ALONG SAID PROPOSED NORTHERLY RIGHT-OF-WAY LINE SOUTH, 89 DEG. 54'35" WEST A DISTANCE OF 133.21 FEET TO THE POINT OF CURVE OF SAID PROPOSED RIGHT-OF- WAY, SAID CURVE BEING CONCAVE TO THE SOUTHEAST AND HAVING A RADIUS OF 815.0 FEET; THENCE SOUTHWESTERLY ALONG THE ARC OF SAID CURVE 362.17 FEET, THROUGH A CENTRAL ANGLE OF 25 DEG. 27'40', ALONG A CHORD BEARING OF SOUTH 77 DEG. 10'45" WEST A CHORD DISTANCE OF 359.20 FEET TO THE POINT OF REVERSE CURVE IN SAID PROPOSED NORTHERLY RIGHT-OF-WAY LINE, SAID REVERSE CURVE BEING CONCAVE TO THE NORTHWEST AND HAVING A RADIUS OF 560.0 FEET, THENCE ALONG THE ARC OF SAID CURVE 319.63 FEET, THROUGH A CENTRAL ANGLE OF 32 DEG. 42'10", ALONG A CHORD BEARING OF SOUTH 80 DEG. 48'01" WEST A CHORD DISTANCE OF 315.32 FEET TO THE POINT OF TANGENT OF SAID CURVE; THENCE CONTINUE ALONG SAID PROPOSED NORTHERLY RIGHT-OF-WAY LINE, NORTH 82 DEG. 50'54" WEST A DISTANCE OF 695.80 FEET; THENCE DEPARTING FROM SAID

PROPOSED NORTHERLY RIGHT-OF-WAY LINE AND RUN THROUGH AN EXISTING LAKE THE FOLLOWING DESCRIBED COURSE; NORTH 07 DEG. 09'06" EAST A DISTANCE OF 270.39 FEET; THENCE NORTH 89 DEG. 54"35' EAST A DISTANCE OF 1456.43 FEET TO THE POINT OF BEGINNING.

                                                                       EXHIBIT H

                     VENDORS' WARRANTIES - INITIAL BUILDING

-------------------------------------------------------------------------- --------------------------------------
                                 Warranty                                         Extended Warranties/Cost
-------------------------------------------------------------------------- --------------------------------------
Description                                                 Duration       Description              Cost
-----------                                                 --------       -----------              ----
Structural                                                  4 years        None available
     includes framing, slab, walls, foundation and
     masonry
     includes all parts and labor

Roof                                                        10 years       Add'l 5 years            $100,000
     includes parts and labor                                                   includes parts
                                                                                and labor

HVAC                                                                       Add'l 4 years            $60,000
     includes 1 year parts and labor                                            includes parts
     includes 5 years compressor                                                and labor

Elevator                                                    1 year         Add'l 4 years            $20,000
     includes parts and labor                                                   includes parts
                                                                                and labor

Plumbing                                                    2 years        Add'l 3 years            $30,000
     includes parts and labor                                                   includes parts
                                                                                and labor

Sprinklers                                                  2 years        Add'l 3 years            $20,000
     includes firepump, sprinkler piping, sprinkler heads                       includes items
     minor repair of sprinklers heads and alarm bells                           specified in
     under normal conditions                                                    original
                                                                                warranty

Electrical                                                  2 years        Add'l 3 years            $30,000
     includes parts and labor                                                   includes parts
                                                                                and labor
-------------------------------------------------------------------------- --------------------------------------

                                                                       EXHIBIT I

                            CONFIDENTIALITY AGREEMENT

     THIS CONFIDENTIALITY AGREEMENT is made as of _________________, 19___, by and between _______________________ ("Viewing Party") and COACH DISTRIBUTION COMPANY, a Delaware corporation ("Tenant").

                               W I T N E S S E T H

     WHEREAS, CTC INVESTMENTS, LTD., a Florida limited partnership ("Landlord"), and Tenant have entered into a certain Agreement of Lease dated as of October 13, 1994 ("Lease") relating to certain property situated in the Jacksonville International Tradeport, Jacksonville, Florida ("Premises");

     WHEREAS, the Lease provides that Landlord and persons specifically authorized by Landlord shall have the right to enter the Premises at any reasonable time with reasonable notice to show the Premises to prospective purchasers, tenants and secured lenders ("Viewing Parties"), provided that the Viewing Parties agree to respect the confidentiality of proprietary or confidential matters relating to Tenant or the Premises which are disclosed to them when they are on the Premises exercising the right of entry provided in the Lease ("Confidential Information").

     NOW, THEREFORE, it is hereby mutually covenanted and agreed by and between the parties hereto as hereinafter set forth.

     Section 1. Viewing Party agrees to respect the confidentiality of Confidential Information. [Insert this sentence in Agreement signed by
Landlord: Landlord also agrees that it will not cause any Viewing Party to enter within and view the Premises without obtaining from such Viewing Party a confidentiality agreement substantially in the form of this Agreement.] Viewing Party agrees that it will not disclose any Confidential Information relating to the design, manufacture or distribution of Tenant's products. The undertakings concerning nondisclosure set out in this Section 1 do not apply to (i) any information in the public domain, (ii) any information obtained from any source other than from Viewing Party's personal entry into the Premises, or (iii) any information disclosed pursuant to any applicable law or any order or formal written request of any court or governmental agency.

     Section 2. The undertakings set out herein concerning nondisclosure apply, with respect to any Confidential Information obtained from any particular entry onto the Premises, for a period of two years after such entry.

     Section 3. In the event of a dispute hereunder in the enforcement of the terms of this Confidentiality Agreement, the prevailing party shall be entitled to recover its reasonable attorneys fees and costs from the non-prevailing party.

     Section 4. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida.

     Section 5. This Confidentiality Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties have executed this Confidentiality Agreement as of the date first above written.

                                     VIEWING PARTY

                                     ___________________________________

                                     By:________________________________

                                              TENANT

                                     COACH DISTRIBUTION COMPANY
                                     a Delaware corporation

                                     By:________________________________

                                        ________________________________
                                        Print Name
                                        Its___________________ President

                                                                       EXHIBIT M

                       ILLUSTRATIVE AMORTIZATION SCHEDULE
       (MORTGAGE AMORTIZATION SCHEDULE 20 YEAR TERM - 9.50% INTEREST RATE)

                                                       PRINCIPAL
                                       MONTH          OUTSTANDING
                                     ----------   -------------------
             COMMENCEMENT DATE == >           0            15,000,000
                                              1            14,978,930
                                              2            14,957,694
                                              3            14,936,289
                                              4            14,914,715
                                              5            14,892,970
                                              6            14,871,053
                                              7            14,848,963
                                              8            14,826,697
                                              9            14,804,256
                                             10            14,781,636
                                             11            14,758,838
                                             12           14,735,859*
                                             24           14,445,503*
                                             36           14,126,330*
                                             48           13,775,479*
                                             60           13,389,808*
                                             72           12,965,859*
                                             84           12,499,835*
                                             96           11,987,559*
                                            108           11,424,441*
                                            120           10,805,434*
                                            132           10,124,993*
                                            144            9,377,019*
                                            156            8,554,811*
                                            168            7,651,001*
                                            180            6,657,490*
                                            192            5,565,375*
                                            204            4,364,871*
                                            216            3,045,219*
                                            228            1,594,595*
                                            240                     0
                                     ==========   ===================

------------------------

* MONTHLY PRINCIPAL REDUCTION WILL OCCUR IN ACCORDANCE WITH THE PRINCIPLES UNDERLYING THE FOREGOING IN THE MONTHS BETWEEN THOSE EXPLICITLY INDICATED IN THE ABOVE TABLE.

                                                                   Exhibit 10.6

                                                                   "Parcel B"

                               AGREEMENT OF LEASE

                                     between

                             CTC INVESTMENTS LIMITED

                                  ("Landlord")

                                       and

                              SARA LEE CORPORATION

                                   ("Tenant")






                          Dated as of October 23, 1998

                                TABLE OF CONTENTS

ARTICLE 1             CERTAIN DEFINITIONS.........................................................................1

ARTICLE 2             PREMISES AND TERM OF LEASE..................................................................7

ARTICLE 3             RENT........................................................................................8

ARTICLE 4             IMPOSITIONS................................................................................11

ARTICLE 5             MONTHLY DEPOSITS...........................................................................13

ARTICLE 6             LATE CHARGES...............................................................................14

ARTICLE 7             INSURANCE..................................................................................14

ARTICLE 8             USE OF INSURANCE PROCEEDS..................................................................18

ARTICLE 9             CONDEMNATION...............................................................................23

ARTICLE 10            ASSIGNMENT, SUBLETTING AND MORTGAGES.......................................................28

ARTICLE 11            LANDLORD'S AND TENANT'S PROPERTY...........................................................33

ARTICLE 12            REPAIRS; SERVICES..........................................................................35

ARTICLE 13            CHANGES, ALTERATIONS AND ADDITIONS.........................................................37

ARTICLE 14            REQUIREMENTS OF PUBLIC AUTHORITIES AND OF
                      INSURANCE UNDERWRITERS AND POLICIES; OBLIGATIONS
                      UNDER OTHER SUPERIOR AGREEMENTS............................................................40

ARTICLE 15            LEASEHOLD IMPROVEMENT AGREEMENT............................................................41

ARTICLE 16            DISCHARGE OF LIENS; BONDS..................................................................42

ARTICLE 17            REPRESENTATIONS............................................................................43

ARTICLE 18            LANDLORD NOT LIABLE FOR INJURY OR DAMAGE, ETC..............................................45

ARTICLE 19            INDEMNIFICATION OF LANDLORD................................................................45

ARTICLE 20            INDEMNIFICATION OF TENANT..................................................................47

ARTICLE 21            RIGHT OF INSPECTION........................................................................49

                                       i

ARTICLE 22            LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS.............................................50

ARTICLE 23            NO TERMINATION OR ABATEMENT OF RENTAL......................................................51

ARTICLE 24            PERMITTED USE; NO UNLAWFUL OCCUPANCY;
                      OPERATION OF THE PREMISES..................................................................52

ARTICLE 25            EVENTS OF DEFAULT, CONDITIONAL LIMITATIONS,
                      REMEDIES, ETC. ............................................................................53

ARTICLE 26            NOTICES....................................................................................61

ARTICLE 27            SIGNAGE....................................................................................62

ARTICLE 28            [INTENTIONALLY OMITTED]....................................................................63

ARTICLE 29            AMENDMENTS TO CC&R'S.......................................................................63

ARTICLE 30            CERTAIN PROVISIONS RELATING TO SECURED LOANS...............................................64

ARTICLE 31            ENVIRONMENTAL MATTERS......................................................................65

ARTICLE 32            CERTIFICATES BY LANDLORD AND TENANT........................................................69

ARTICLE 33            CONSENTS AND APPROVALS.....................................................................70

ARTICLE 34            SURRENDER AT END OF TERM OR RENEWAL TERMS..................................................71

ARTICLE 35            ENTIRE AGREEMENT...........................................................................72

ARTICLE 36            QUIET ENJOYMENT............................................................................72

ARTICLE 37            [INTENTIONALLY OMITTED]....................................................................73

ARTICLE 38            INVALIDITY OF CERTAIN PROVISIONS...........................................................73

ARTICLE 39            FINANCIAL REPORTS..........................................................................73

ARTICLE 40            RECORDING OF MEMORANDUM....................................................................74

ARTICLE 41            CERTAIN MATTERS PERTAINING TO PARCEL A.....................................................74

ARTICLE 42            MISCELLANEOUS..............................................................................75

ARTICLE 43            LIMITATION OF LIABILITY....................................................................78

                                       ii


ARTICLE 44            SUCCESSORS AND ASSIGNS.....................................................................79

ARTICLE 45            CERTAIN CONDITIONS PRECEDENT...............................................................79

ARTICLE 46            RENEWAL OPTIONS............................................................................83

ARTICLE 47            [INTENTIONALLY OMITTED]....................................................................85

ARTICLE 48            LANDLORD DEFAULTS..........................................................................85

ARTICLE 49            TITLE INSURANCE............................................................................86

                                   EXHIBITS

                                                                                   First Reference
Exhibit                    Exhibit Caption                                         in Lease
-------                    ---------------                                         ---------------
   A                       Description of Parcel A                                      Section 1

   B                       Title Matters                                                Section 1

   C                       Leasehold Improvement Agreement                              Section 1

   D                       Description of Parcel B                                      Section 1

   D-1                     Description of Parcel B-1                                    Section 1

   E                       Description of Parcel C                                      Section 1

   F                       Omitted

   G                       Description of Parcel D                                      Section 1

   H                       Warranties                                                   Section 12.4

   I                       Confidentiality Agreement                                    Section 21.1

   J                       Omitted

   K                       Estoppel Letter                                              Section 32.1

   L                       Environmental Indemnity                                      Section 30.3

   M                       Illustrative Amortization
                           Schedule                                                     Section 9.1(d)

   N                       Preliminary Site Drawing                                     Section 1

                                      LEASE

         This AGREEMENT OF LEASE is made and entered into as of October 23, 1998, by and between CTC INVESTMENTS LIMITED, a Florida limited partnership having an office at 9665 Wilshire Blvd., Suite 200, Beverly Hills, California 90212 ("LANDLORD"), and SARA LEE CORPORATION, a Maryland corporation, which is successor by merger to Coach Distribution Company, a Delaware corporation, having an office at 410 Commerce Boulevard, Carlstadt, New Jersey 07072 ("TENANT").

                              W I T N E S S E T H:

         A. Landlord and Tenant's predecessor are parties to that certain Lease dated as of October 13, 1994 (which, as such document may heretofore have been amended, and as it may be amended, modified or restated from time to time hereafter, is referred to herein as the "ORIGINAL LEASE") which relates primarily to certain premises ("PARCEL A") described therein and, among other things, gives Tenant certain rights relating to the Premises, particularly as set out in Article 45 of the Original Lease. Tenant has exercised the First Parcel B Expansion Option (that term being defined for purposes hereof as it is defined in the Original Lease) as provided in
Section 45.1 of the Original Lease. This Lease sets out all of the parties' agreements with respect to that First Parcel B Expansion Option and it completely replaces and supersedes Section 45.1 of the Original Lease, which
Section 45.1 the parties hereby agree and declare is terminated for all purposes and is of no further force or effect.

         B. It is hereby mutually covenanted and agreed by and between the parties hereto that this Agreement of Lease is made and entered into by them upon the terms, covenants and conditions herein set forth, and that for good and valuable consideration (the receipt and sufficiency of which are acknowledged by both of them) they agree as follows.

                                    ARTICLE 1
                               CERTAIN DEFINITIONS

         The terms defined in this ARTICLE 1 shall, for all purposes of this Lease, have the following meanings:

         "AFFILIATE," when used with respect to any Person (hereinafter defined), shall mean any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of the foregoing definition, "CONTROL" (including "control by" and "under common control with") shall mean ownership of fifty percent (50%) or more of each class of the authorized and outstanding stock of a corporation and fifty percent (50%) or more of all of the interests in a partnership, trust or other business entity (determined without regard to cash flow preferences and similar items).

         "ASSOCIATION" shall mean the Jacksonville International Tradeport Owner's Association, Inc., a Florida non-profit corporation, and its successors and assigns.

         "BUILDINGS" shall mean and include, collectively, at any time, all buildings (including, without limitation, footings, foundations, building systems, and the interior of such buildings), structures, Equipment (hereinafter defined), fixtures, and other improvements and appurtenances of every kind and description then erected, constructed, placed or existing upon the Land (hereinafter defined). "BUILDING" shall mean and refer to any one of the Buildings.

         "BUSINESS DAYS" shall mean all days which are not a Saturday, Sunday or a day observed as a legal holiday by either the State of Florida, the State of California or the federal government.

         "CAPITAL IMPROVEMENT" shall have the meaning provided in SECTION
13.1.

         "CC&R'S" shall mean and include, collectively, the following: City of Jacksonville Resolutions 87-1009-572, 88-448-463, 88-1223-541 and
91-394-202; the Jacksonville International Tradeport (Phase One - Northeast Quadrant) Declaration of Covenants, Conditions, Restrictions and Easements made as of July 24, 1990 by Wilma/ Skyland Joint Venture, Ltd., as amended and recorded against the Premises in the real estate records of Duval County, Florida, from time to time; Notice of Adoption of a Development Order recorded in Volume 6644, page 922, of the real estate records of Duval County, Florida; Amendment to Preliminary Development Agreement recorded in Volume 6566, page 708, of the real estate records of Duval County, Florida; the Jacksonville International Tradeport Development Guidelines as in effect from time to time; and any other instru ment imposing conditions, covenants, easements or restrictions on all or any part of the Parcels (defined hereinafter) or the use thereof, which either are in effect on the effective date of this Lease (hereinafter defined) or are identified on EXHIBIT B attached hereto, as such documents or instruments be amended, modified or restated from time to time.

         "COMMENCEMENT DATE" shall have the meaning ascribed to it in the Leasehold Improvement Agreement.

         "CONSTRUCTION AGREEMENTS" shall mean and include all contracts or agreements for construction, Restoration (hereinafter defined), Capital Improvement, rehabilitation, alteration, conversion, extension, repair or demolition performed pursuant to this Lease.

         "CREDIT RATING" shall, at any time, mean, with respect to any Person, the rating then given by Moody's Investors Service or Standard & Poor's Corp., as the case may be, or their respective successors, to the longest-term unsecured, unsubordinated debt issue (which shall have at least ten years remaining to its maturity at that time) of such Person then outstanding (but if such Person does not then have outstanding any debt issue having at least ten years remaining to maturity which is then rated by Moody's or Standard & Poor's, it shall be deemed to have no Credit Rating for purposes of this Lease).

         "DECLARATION OF EASEMENTS" shall mean that certain Declaration of Easements, Shared Use and Maintenance Agreement dated as of October __, 1998, relating to the Parcels and executed by Landlord (in its capacity as the owner of the Parcels) and joined in or consented to by Tenant and one or more other persons, as the same may be amended, modified, supplemented or restated from time to time.

         "DEFAULT" shall mean any condition or event which constitutes or, after notice or lapse of time, or both, would constitute an Event of Default (hereinafter defined).

         "EQUIPMENT" shall mean and include all fixtures, equipment and personal property of any kind which is or becomes incorporated in or attached to and used or usable in the use or operation of the Premises at any time during the Term or any Renewal Term (hereinafter defined), excluding, however, any of the foregoing which are owned, leased, or used by (a) tenants or occupants of the Premises (including, without limitation, Tenant or an Affiliate of Tenant) which such tenants or occupants have the express right to remove pursuant to the terms of this Lease (including, without limitation, Tenant's Property [hereinafter defined]), (b) contractors engaged in improving or maintaining the same, or (c) utility companies providing utilities to all or any part of the Parcels.

         "EXPIRATION DATE" shall have the meaning provided in ARTICLE 2.

         "FINAL INSPECTION" shall mean, with respect to any Building or improvement, an inspection thereof made by the appropriate department or agency of the City of Jacksonville, Florida as a result of which Tenant may legally occupy and use such Building or improvement.

         "FINAL PLANS" shall mean, with respect to any Building or other structure, the drawings and specifications therefor filed with the Building Department of the City of Jacksonville, Florida (or its successor or substitute under applicable laws or ordinances), on the basis of which the Final Inspection thereof will be done.

         "FISCAL YEAR" shall mean a twelve-month period commencing July 1 and ending June 30, any portion of which occurs during the Term or any Renewal Term.

         "FIXED RENT" shall have the respective meanings provided in SECTION 3.1(A) or ARTICLE 46 hereof.

         "GOVERNMENTAL AUTHORITY (OR AUTHORITIES)" shall mean and include the United States of America, the State of Florida, the County of Duval, the City of Jacksonville, and any agency, depart ment, commission, board, bureau, instrumentality or political subdivision of any of the foregoing, now existing or hereafter created, having jurisdiction over the Parcels or any portion thereof, or any officer or official of any of the foregoing acting in his official capacity.

         "IMPOSITIONS" shall have the meaning provided in SECTION 4.1.

         "INITIAL BUILDING" shall mean the Building which Landlord is to cause to be constructed on the Land prior to the Commencement Date, for which Tenant has heretofore reviewed and approved a coordination set of architectural drawings and specifications prepared by Landlord's architect.

         "INITIAL TERM" shall mean the period commencing on the Commencement Date and expiring at 11:59 p.m. local Jacksonville, Florida, time on the date (the "INITIAL EXPIRATION DATE") which is the first to occur of June 30, 2015 and, if earlier, the date on which this Lease expires or is canceled or terminated pursuant to any of the conditions, provisions or covenants of this Lease or pursuant to law.

         "LAND" shall mean, collectively, Parcel B-1 and Parcel B (both terms are defined hereinafter).

         "LANDLORD" shall mean CTC Investments Limited, a Florida limited partnership, and its successors and assigns; provided however, that from and after such time (if any) as Landlord's interest in and to this Lease shall be assigned or transferred outright (and not just for collateral security purposes) in accordance with the provisions of this Lease, then from and after the effective date of such outright assignment or transfer and until the next permitted assignment or transfer (if any) occurs, the term "LANDLORD" shall mean the permitted assignee or transferee.

         "LATE CHARGE RATE" shall have the meaning provided in ARTICLE 6.

         "LEASE" shall mean this Agreement of Lease as it may from time to time be amended, modified, extended, restated or renewed.

         "LEASE YEAR" shall mean, in the case of the first Lease Year, the period beginning on the Commencement Date and ending on the day immediately preceding the first anniversary of the Commencement Date. Each subsequent Lease Year shall mean a twelve-month period beginning on an anniversary of the Commencement Date (so that, for example, the second Lease Year shall mean and refer to the 12-month period beginning on the first anniversary of the Commencement Date and ending on the day immediately preceding the second anniversary of the Commencement Date), except that the last Lease Year may be less than twelve months if this Lease expires or terminates on a date which is not the day immediately preceding an anniversary of the Commencement Date, and in such case any annual amounts payable under this Lease (including, without limitation, Fixed Rent) shall be prorated for such last Lease Year.

         "LEASEHOLD IMPROVEMENT AGREEMENT" shall mean that certain agreement substantially in the form of EXHIBIT C attached hereto, which Landlord and Tenant have executed or will execute substantially simultaneously with the execution of this Lease.

         "NOTICE" shall have the meaning provided in SECTION 26.1.

         "OPTION" shall mean and refer to a Renewal Option.

         "ORIGINAL LEASE" shall have the meaning provided in Recital A.

         "PARCEL A" shall mean the parcel of land described on EXHIBIT A attached hereto.

         "PARCEL A BUILDING" shall mean the building which, on the date of this Lease, is situated on Parcel A, an approximate drawing showing the location of the perimeter walls of which is attached hereto as EXHIBIT N attached hereto.

         "PARCEL B" shall mean the parcel of land described on EXHIBIT D attached hereto.

         "PARCEL B-1" shall mean the parcel of land described on EXHIBIT D-1 attached hereto.

         "PARCEL C" shall mean the parcel of land described on EXHIBIT E attached hereto.

         "PARCEL D" shall mean the parcel of land described on EXHIBIT G attached hereto.

         "PARCELS" shall mean, collectively, at any time, Parcels A, B, B-1, C and D and any Buildings and other improvements then situated thereon.

         "PARKING/DRIVEWAY FACILITIES" shall mean, at any time, the South Access Roadway and such other parking lots and driveways (if any) as are then in existence and are necessary for the use and operation of, or access to, the Buildings, and which are located on the Parcels but outside the boundaries of the Land, and which Landlord and Tenant have identified, in a writing signed by both of them, as being Parking/Driveway Facilities under and for purposes of this Lease. Parking/Driveway Facilities will initially include (i) the portions situated on Parcel D of (A) the cross-hatched and shaded area adjacent to and immediately to the south of the presently intended site for the Initial Building and (B) the strip of land extending south and westward from such cross- hatched and shaded area and indicated as an intended driveway, and (ii) the portion situated on Parcel B of the cross-hatched and shaded area in the northeast portion of Parcel B identified as "Parcel B Parking", all as shown on the preliminary site drawing attached hereto as EXHIBIT N. Such initial Parking/Driveway Facilities are referred to herein as the "INITIAL PARKING/DRIVEWAY FACILITIES"; and the strip of land described in clause (ii) of the preceding sentence has, for the present time, been designated by Landlord as the South Access Roadway (defined generally hereinbelow).

         "PERSON" shall mean and include an individual, corporation, partnership, joint venture, estate, trust, unincorporated association, tenancy-in-common, other business entity, Governmental Authority, and any federal, state, county or municipal government or any bureau, department, authority, agency or officer thereof.

         "PREMISES" shall mean the Land and the Initial Building.

         "RENEWAL OPTION" shall have the meaning provided in ARTICLE 46.

         "RENEWAL TERM" shall have the meaning provided in ARTICLE 46.

         "RENTABLE SQUARE FEET" shall mean, with respect to any rentable space in a Building, the total floor area of the space in the Building, expressed in square feet, measured to the outside surface of the Building, based on the as-built drawings of the Building, determined by the Architect in accordance with professional standards of measurement for similar type buildings (to the extent applicable).

         "RENTAL" shall have the meaning provided in SECTION 3.4.

         "REQUIREMENTS" shall have the meaning provided in SECTION 14.1(a).

         "RESTORATION" shall have the meaning provided in SECTION 8.1(c).

         "RESTORATION FUNDS" shall have the meaning provided in SECTION
8.2(a).

         "RESTORE" shall have the meaning provided in SECTION 8.1(c).

         "SECURED LENDER" shall mean a lender which is the holder or beneficiary of a Secured Loan (or any assignee thereof) which, in the case of a construction loan, shall be an institutional lender.

         "SECURED LOAN" shall mean any loan of any kind (including, without limitation, any renewal, extension, or modification of any Secured Loan, and any Secured Loan which refinances any Secured Loan) which is secured by any mortgage, deed of trust or other security instrument (whether or not recorded) which constitutes or creates a lien, encumbrance or security interest on any portion of or interest in Landlord's interest in and to the Premises; provided, however, that the aggregate principal amount outstanding under Secured Loans shall not at any time exceed the sum of Ten Million Dollars ($10,000,000.00) plus the aggregate Total Construction Cost (if any) in respect of all Restorations (to the extent, if any, paid for with Secured Loan proceeds or Landlord's own funds).

         "SOUTH ACCESS ROADWAY" shall mean that portion which lies entirely within Parcel D, of a 3-lane roadway or other right of way that will provide access from the Land across Parcel D to Stone Drive, the specific location of which South Access Roadway may be designated, or relocated from time to time, by Landlord or the owner of Parcel D, provided that (i) any location to which it is moved provides Tenant with reasonably equivalent access and (ii) unless such move is either reasonably necessary to accommodate Tenant's exercise of an Option or is made at Tenant's written request, Landlord shall construct at its expense a new roadway substantially equivalent to the one it replaced (including curb, gutter, and median strips, if any) and pay the cost of Tenant's moving its sign from the former roadway.

         "TAXES" shall have the meaning provided in SECTION 4.3(a).

         "TENANT" shall mean Sara Lee Corporation, a Maryland corporation; provided, however, that after such time (if any) as all of Tenant's right, title and interest in, to and under this Lease and the leasehold estate hereby created shall have been assigned or transferred in accordance with the terms of this Lease, then from and after the effective date of such assignment or transfer and the assumption hereof by a permitted assignee pursuant to a written assignment agreement satisfactory to Landlord and all Secured Lenders and the release of the assigning Tenant from its obligations hereunder as provided in SECTION 10.2 below, and until the next permitted assignment or transfer (if any), the term "Tenant" shall mean the permitted assignee or transferee.

         "TENANT'S PROPERTY" shall have the meaning provided in SECTION 11.2.

         "TERM" shall have the meaning provided in ARTICLE 2.

         "TOTAL CONSTRUCTION COST" shall have the meaning provided in ARTICLE
45.

         "UNAVOIDABLE DELAYS" shall mean actual delays suffered as a direct result of (i) strikes, lockouts, acts of God, enemy action, civil riots or inability to obtain labor or materials due to governmental restrictions, (ii) the wrongful failure of a party hereto to grant any consent or approval to the other, (iii) fire or other casualty or other causes beyond the control of the obligated party, and (iv) the breach or default of the other party to this Lease in the performance of its obligations under this Lease, or other act of such other party or any Person acting or claiming by, through or under such other party, which directly prevents the obligated party from performing its obligation hereunder; provided, however, that in each instance the party claiming unavoidable delay shall have notified in writing the other party thereof not later than five (5) Business Days after the incident causing the delay shall have occurred and become known to the claiming party.

                                    ARTICLE 2
                           PREMISES AND TERM OF LEASE

         Landlord does hereby demise and lease the Premises to Tenant for the Term, and grants to Tenant, its guests, invitees and licensees, for the Term, all easements, rights and privileges appurtenant thereto, and Tenant does hereby lease and accept the Premises from Landlord, all subject to the following matters (collectively, the "PERMITTED EXCEPTIONS"): the matters set forth on EXHIBIT B attached hereto and made a part hereof; the Declaration of Easements; and, such other matters which either (i) result from the acts of Tenant or any Person acting or claiming by, through or under Tenant or (ii) have been or may hereafter be approved by Tenant (Tenant agrees that it will not withhold or delay its approval unreasonably).

         TO HAVE AND TO HOLD unto Tenant for the Term. For all purposes of this Lease, "TERM" means the period commencing on the Commencement Date and expiring at 11:59 p.m. local Jacksonville, Florida, time on the date (the "EXPIRATION DATE") which is the first to occur of (1) the last to occur of
(a) the Initial Expiration Date, (b) the day preceding the tenth anniversary of the commencement of the First Renewal Term if Tenant exercises the First Renewal Option but not the Second Renewal Option, and (c) the day preceding the tenth anniversary of the commencement of the Second Renewal Term if Tenant exercises both Renewal Options pursuant to ARTICLE 46, and (2) such earlier date upon which the term of this Lease shall expire or be canceled or terminated pursuant to any of the conditions, provisions or covenants of this Lease or pursuant to law. Promptly following the Commencement Date, and also promptly following the due exercise of any Renewal Option, the parties hereto shall enter into an agreement or memorandum in recordable form and otherwise reasonably satisfactory to the parties hereto, confirming (as the case may be) either the Commencement Date or the Expiration Date as then known to the parties.

         Landlord also hereby grants to Tenant a non-exclusive easement (which Landlord may, at any time and from time to time, on reasonable notice to Tenant, unilaterally relocate to any other location within the Parcels that will provide Tenant with a reasonably equivalent substitute) to use the Parking/Driveway Facilities for and during the Term. Landlord retains, and reserves the right to transfer, any and all development rights applicable to the Premises which are not utilized in connection with the Initial Building, except that Landlord will not transfer such of those retained development rights (if any) as may be necessary to permit the construction of additional Buildings for Tenant pursuant to those Expansion Options under the Original Lease as have not lapsed or terminated or been fully exercised and satisfied.

                                    ARTICLE 3
                                      RENT

         SECTION 3.1.

                  (a) For and with respect to the Initial Term, Tenant shall pay to Landlord with respect to the Premises rent ("FIXED RENT") in an amount equal to the sum of the Total Construction Cost and the additional amount which, if the Fixed Rent were paid in equal monthly installments on the first day of each full or partial calendar month during the Initial Term of this Lease (I.E., to the Initial Expiration date, and without regard to any possible renewals or extensions of the Term) would be sufficient to provide Landlord with a return of ten and one-half percent (10.5%) per annum on the Total Construction Cost amount. When the actual Total Construction Cost amount has finally been ascertained, Landlord will notify Tenant of the amount thereof and of the total amount, and the monthly installment amount, of the Fixed Rent, and Tenant will acknowledge the same in writing to Landlord.

                  (b) In the event Tenant duly exercises any of the Renewal Options, Tenant shall pay Fixed Rent for the Premises for the applicable Renewal Term as determined in accordance with, and provided in, ARTICLE 46.

                  (c) Fixed Rent for the Initial Term shall be due and payable in equal monthly installments in advance, on the Commencement Date and on the first day of each calendar month thereafter during the Initial Term, and (as to any Renewal Term) on the first day of such Renewal Term and on the first day of each calendar month thereafter during such Renewal Term. The monthly installment of Fixed Rent for any partial calendar month shall be prorated based on the number of actual days in such partial calendar month. Except as may be provided in SECTIONS 8.1(b),

9.1(a) or 23.3, any portion of the total Fixed Rent for the Initial Term which has not been paid on the penultimate day of the Initial Term shall be paid in full on the last day of the Initial Term. Except as may be provided in SECTIONS 8.1(b), 9.1(a) or 23.3, any portion of the total Fixed Rent for any Renewal Term which has not been paid on the penultimate day of such Renewal Term shall be paid in full on the last day of such Renewal Term.

         SECTION 3.2.

                  (a) Fixed Rent (as the amount of such Fixed Rent may be adjusted as expressly provided in SECTION 9.3(c) and Article 46) shall be absolutely net to Landlord without any abatement, counterclaim, offset, exception, qualification, or (except such as is expressly provided for in SECTION 48.2 hereof) deduction or reduction whatsoever.

                  (b) Except for debt service on any indebtedness owed by Landlord to a Person other than Tenant, and except as expressly required to be paid by Landlord or another Person by the express provisions of any provision herein, Tenant shall pay all costs, expenses and charges of any and every kind and nature whatsoever (including, without limitation, Impositions [defined hereinafter], Taxes and insurance) of, for or relating to the Premises or the ownership, use, opera tion, management, maintenance and repair thereof, which arise or become due or payable for, during, with respect to, or after (but attributable to a period falling within) the Term, even though Tenant may not own, lease, or have any right to use or occupy some or all of such Parcels. Imposi tions, Taxes, and all other amounts payable by Tenant hereunder shall be prorated for any partial Lease Year within the Term.

         SECTION 3.3. [INTENTIONALLY OMITTED.]

         SECTION 3.4. All amounts of any and every kind whatsoever payable by Tenant pursuant to this Lease (collectively, "RENTAL"), including (without limitation) Fixed Rent, Impositions and all other amounts payable by Tenant under this Lease (other than Late Charges) shall constitute rent under this Lease, and all of the portions, amounts or components of Rental which are to be paid to Landlord pursuant to the provisions of this Lease shall be paid by wire transfer of immediately available funds in accordance with written wire transfer instructions provided by Landlord to Tenant from time to time, and all of the portions, amounts or components of Rental which are payable to any Persons other than Landlord shall be paid in full to the proper payees thereof, timely and by the time provided therefor in this Lease (or if the time for such payments is not expressly provided for in this Lease, then before the same becomes delinquent or past-due or any late payment penalty or charge becomes due with respect thereto. All Rental paid under this Lease to Persons other than Landlord who are the proper payees thereof shall be, and be construed as, payments made by Tenant for the benefit of Landlord. Tenant shall pay all Rental provided for in this Lease notwithstanding any casualty, destruction of the Buildings and other improvements, act of God, or any other event or occurrence of any kind and notwithstanding that Tenant does not own, lease, occupy or use (or have any right to acquire, lease, occupy or use) some or all of the Parcels, and in no event whatsoever shall there ever be any diminution or abatement of any Rental except in the specific circumstances, and to the specific extent, if any, expressly and specifically provided in this Lease.

         SECTION 3.5. [INTENTIONALLY OMITTED.]

         SECTION 3.6. [INTENTIONALLY OMITTED.]

         SECTION 3.7. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct amount of any Rental shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.

         SECTION 3.8. If any of the Fixed Rent, Impositions or any other Rental payable under the terms and provisions of this Lease shall be or become uncollectible, reduced or required to be refunded because of any rent control or similar act or law enacted by a Governmental Authority, Tenant shall enter into such agreements and take such other steps (without additional expense or liability to Tenant) as Landlord may reasonably request and as may be legally permissible to permit Landlord to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction, (a) the Rental in question shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination, and (b) if permitted by law, Tenant shall pay to Landlord, to the maximum extent legally permissible, an amount equal to (i) the amount of the Rental in question which would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the amounts with respect to such Rental paid by Tenant during the period such legal rent restriction was in effect, plus interest on the net excess of (i) over (ii) at a reasonable rate agreed upon by the parties (and absent such agreement, at the rate of 8% per annum).

         SECTION 3.9. Tenant may terminate this Lease if Tenant delivers to Landlord, before the time Landlord has commenced any construction (including, without limitation, any site work or excavation) of any Improvements of any kind on the Land, both (i) a written notice (a "TERMINATION NOTICE"), satisfactory in form and substance to Landlord (acting reasonably), in which Tenant clearly, irrevocably and unconditionally (A) withdraws and revokes the Expansion Notice delivered to Landlord pursuant to Section 45.4 of the Original Lease, (B) releases, waives, relinquishes and terminates any and all rights of Tenant (including, without limitation, any and all rights to any future, further or additional exercise of its option to lease the Land) to, under or concerning the Option to which such Expansion Notice related, and
(C) agrees to pay and reimburse to Landlord on demand all amounts, costs, expenses, losses (but not the loss of profits or gains Landlord anticipated earning from the expansion), and liabilities of any and every kind whatsoever (including, without limitation, reasonable compensation to Landlord for the time, effort and work expended by its officers and employees, and also including all fees, expenses, contract amounts, damages and other amounts paid or payable to any architects, appraisers, consultants, engineers, contractors, attorneys, accountants, Governmental Authorities, or others) which Landlord may pay or incur or become liable for, or may have paid or incurred or become liable for, directly or indirectly for or in connection with such Expansion Notice or Landlord's response thereto (and Tenant's obligations and liabilities under and with respect to, and as provided for in, any such Termination Notice shall constitute obligations of Tenant to Landlord under this Lease), and (ii) payment to Landlord of an amount in cash (which may be in the form of a certified check or bank cashier's check payable to Landlord), or delivery to Landlord of an irrevocable letter of credit issued to Landlord by an issuer satisfactory to Landlord and being in form and substance satisfactory to Landlord, in such amount as Landlord in its sole discretion may determine is a reasonable estimate of the maximum total costs and amounts for which Tenant may be or become obligated to pay Landlord pursuant to Tenant's undertaking in such Termination Notice, as an advance security deposit on account of Tenant's obligations under such Termination Notice. (Landlord will refund to Tenant the amount, if any, by which such security deposit [if made in the form of cash]exceeds the total amount owed by Tenant with respect thereto, promptly after Landlord determines such total amount.)

                                    ARTICLE 4
                                   IMPOSITIONS

         SECTION 4.1. Tenant covenants and agrees to pay or cause to be paid, as hereinafter provided, at Tenant's option either to Landlord or to the Governmental Authority or other Person imposing the same or to whom the same may be due and payable, all of the following items (collectively, "IMPOSITIONS") which accrue in or relate to any period beginning on or after the Commencement Date (except to the extent, if any, that any of such items are paid by the Association): (a) Taxes (defined hereinafter) and real property assessments, (b) personal property taxes, (c) occupancy and rent taxes, (d) water, water meter and sewer rents, rates and charges, (e) excises, (f) levies, (g) license and permit fees, (h) service charges with respect to police protection, fire protection, common area maintenance, sanitation and water supply, if any, (i) Association assessments and charges, and (j) fines, penalties and other similar or like charges applicable to the foregoing and any interest or costs with respect thereto (only to the extent incurred by reason of Tenant's wrongful act or omission or Tenant's failure timely to pay the same or otherwise fully and timely to comply with any provision of this Lease), to the extent that at any time during the Term, such items listed in clauses (a) through (j) of this SECTION 4.1 are assessed, levied, confirmed, imposed upon, or would grow or become due and payable out of or in respect of, or would be charged with respect to: (A) the Premises or any personal property, Equipment or other facility used in the operation thereof, (B) any document (other than this Lease) by which Tenant directly or indirectly creates or transfers any interest or estate in the Premises, (C) the use and occupancy of the Premises by Tenant or any Person by, through or under Tenant, or (D) the Rental (or any portion thereof) payable by Tenant hereunder. Each such Imposition, or installment thereof, during the Term shall be paid at least five (5) days before the last day the same may be paid without fine, penalty, interest or additional cost; provided, however, that if, by law, any Imposition may at the option of the taxpayer be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the same in such installments and shall be responsible for the payment of such installments only

(including, without limitation, any interest or late payment charges payable thereon or in connection therewith); provided, however, that all such installment payments relating to periods prior to the date definitely fixed for the expiration of the Term shall be made prior to the Expiration Date.

         SECTION 4.2. If Tenant, or Landlord upon receipt from Tenant, is paying any Imposition directly to the Governmental Authority or other Person imposing the same, then each party, from time to time upon the request of the other party, shall furnish evidence reasonably satisfactory to the requesting party evidencing the payment of the Imposition.

         SECTION 4.3.

                  (a) "TAXES" shall mean and include (i) any and all real property or other AD VALOREM taxes assessed or levied against or with respect to the Premises or any part thereof, and (ii) sales, rental, or other similar taxes on commercial rents and (iii) fines, penalties and other similar or like governmental charges applicable to the foregoing taxes or charges and any interest or costs with respect thereto.

                  (b) Nothing herein contained shall require Tenant to pay municipal, state or federal income, inheritance, estate, succession, capital levy, transfer or gift taxes of Landlord, or any corporate franchise tax imposed upon Landlord or any gross income or gross receipts taxes imposed upon Landlord, unless such tax is imposed in lieu of any of the taxes described in the preceding SECTION 4.3(a).

         SECTION 4.4. Any Imposition relating to a fiscal period of the imposing Governmental Authority or other Person, a part of which period is included within the Term and a part of which is included in a period of time prior to or after the Term, shall be apportioned between Landlord and Tenant as of the Commencement Date or Expiration Date, as the case may be, so that Tenant shall pay that portion of such Imposition which that part of such fiscal period included in the period of time on or after the Commencement Date and before the Expiration Date.

         SECTION 4.5. Tenant shall have the right, to the extent permitted by law, at its own expense, to contest the amount or validity, in whole or in part, of any Imposition it is obligated hereunder to pay, by appropriate proceedings diligently conducted in good faith. Notwithstanding the provisions of SECTION 4.1 hereof, payment of such Imposition shall be postponed if, and only as long as none of the Parcels nor any part thereof, nor any part of the rents, issues and profits thereof, would, by reason of such postponement or deferment, be, in the reasonable judgment of Landlord, in danger of being forfeited or lost, in which event the Tenant shall pay such Imposition or post a bond or other security sufficient to postpone forfeiture or levy. Upon the termination of such proceedings, including appeals, it shall be the obligation of Tenant to pay the amount of such Imposition or part thereof as finally determined in such proceedings or appeals, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees (including attorneys' fees and disbursements), interest, penalties or other liabilities in connection therewith.

         SECTION 4.6. Tenant shall have the right, to the extent permitted by law, and at Tenant's sole cost and expense, to seek a reduction in the valuation of the Premises assessed for real property tax purposes and to prosecute any action or proceeding in connection therewith; provided, however, that during the last year of the Term (including any Renewal Term, if applicable), Landlord (and not Tenant) shall have the right (but no obligation), at Landlord's cost and expense, to seek a reduction in the valuation of the Premises assessed for real property tax purposes and to prosecute any action or proceeding in connection therewith.

         SECTION 4.7.

                  (a) Landlord shall not be required to join in any proceedings referred to in SECTION 4.5 or 4.6 hereof unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by or in the name of Landlord, in which event Landlord shall join and cooperate in such proceedings or permit the same to be brought in its name, but shall not be liable for the payment of any costs or expenses in connection with any such proceedings, and Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from and against, any and all costs or expenses which Landlord may reasonably pay, sustain or incur in connection with any such proceedings.

                  (b) Tenant shall not be required to join in any proceedings referred to in the proviso at the end of 4.6 hereof unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by or in the name of Tenant, in which event Tenant shall join and cooperate in such proceedings or permit the same to be brought in its name, but shall not be liable for the payment of any costs or expenses in connection with any such proceedings, and Landlord shall reimburse Tenant for, and indemnify and hold Tenant harmless from and against, any and all costs or expenses which Tenant may reasonably pay, sustain or incur in connection with any such proceedings.

         SECTION 4.8. Any certificate, advice or bill of the appropriate official designated by law to make or issue the same or to receive payment of any Imposition asserting non-payment of such Imposition shall be PRIMA FACIE evidence that such Imposition is due and unpaid at the time of the making or issuance of such certificate, advice or bill, at the time or date stated therein.

                                    ARTICLE 5
                                MONTHLY DEPOSITS

         From and after the occurrence of a monetary Event of Default hereunder, at Landlord's request Tenant shall deposit with Landlord, on a monthly basis together with Fixed Rent, one-twelfth of such amount as, in Landlord's reasonable judgment, is necessary so that Landlord will have sufficient funds on deposit to pay when due all Taxes, Impositions and insurance required to be paid by Tenant hereunder. In the event that at any time Landlord reasonably believes that it will have insufficient funds on hand based on the foregoing deposits, Landlord may require additional deposits, as necessary. Any such deposits shall be maintained by Landlord in a segregated interest-bearing account. All such deposits shall be deemed the property of Tenant and held in trust by Landlord, and all income thereon shall be deemed Tenant's income for purposes of federal and other income taxes, but Tenant shall not have access to, or direct the withdrawal or payment of, any funds in such account. If after payment of Taxes, Impositions and insurance for any Taxable Year, Landlord continues to hold any excess funds (including interest) which had been deposited by Tenant with Landlord, Landlord shall within thirty (30) days after payment of the Taxes, Impositions and insurance for said Taxable Year return any excess funds to Tenant, provided, however, that if an Event of Default exists (and any applicable cure period has expired), such excess may continue to be held, or may be credited, by Landlord against future amounts due or to become due or payable by Tenant hereunder.

                                    ARTICLE 6
                                  LATE CHARGES

         If payment of any Fixed Rent, Impositions or any other Rental shall not have been paid in accordance with the provisions of SECTION 3.1, SECTION 3.4, or any other applicable provision hereof by the seventh day after the date on which such amount was due and payable under this Lease, a late charge ("LATE CHARGE") on the amount overdue at the rate ("LATE CHARGE RATE") of fifteen percent (15%) per annum from the date on which such amount was first due and payable until the date paid in full, shall at Landlord's option be payable as partial damages for Tenant's failure to make prompt payment, in addition to any other right or remedy of Landlord under this Lease. Late Charges shall be payable on demand. Nothing contained in this ARTICLE 6 and no acceptance of Late Charges by Landlord, shall be deemed to extend or change the time for payment of Fixed Rent, Impositions or any other Rental. No failure by Landlord to insist upon the strict performance by Tenant of its obligations to pay Late Charges shall constitute a waiver by Landlord of its right to enforce the provisions of this ARTICLE 6 in any instance thereafter occurring. The provisions of this ARTICLE 6 relate only to the imposition of Late Charges and shall not be construed in any way to create any grace period with respect to any Default or to extend the grace periods or notice periods provided for in ARTICLE 25.

                                    ARTICLE 7
                                    INSURANCE

         SECTION 7.1.

                  (a) Subject to the provisions herein, throughout the Term (including any Renewal Terms), Tenant at its sole cost and expense shall:

                           (i) keep all Buildings or cause all Buildings to be kept insured under an "All Risk of Physical Loss" form of policy, also providing coverage for loss or damage by water, flood, subsidence and earthquake, and including coverage for changes in ordinances and laws by governmental authority resulting in consequential and contingent liabilities or increases in costs of construction, with such limits as are reasonably required by Landlord from time to time, and with deductibles not to exceed $100,000.00, except that the deduct ible may be $250,000.00 for loss or damage by flood and $500,000.00 for loss or damage by subsidence or earthquake, and excluding from such coverage normal settling only, and including war risks when and to the extent obtainable from the United States government or an agency thereof; such insurance to be in the amount set forth in the "agreed amount clause" endorsement to the policy in question, which endorsement shall be attached to the policy, provided that such amount shall be sufficient to prevent Landlord and Tenant from becoming co-insurers under provisions of applicable policies of insurance; and in the absence of such "agreed amount clause" endorsement, such insurance shall meet the requirements of this
         SECTION 7.1(A)(I) and shall be in an amount not less than one hundred percent (100%) of the actual full replacement cost (without reduction for depreciation or other matters) of all Buildings.

                           (ii) provide and keep, or cause to be provided and kept, in force comprehensive general liability insurance against liability for bodily injury and death and property damage, it being agreed that such insurance shall be in an amount as may from time to time be reasonably required by Landlord, but not less than $20,000,000.00 combined single limit for liability for bodily injury, death and property damage; such insurance shall include all of the Premises and all sidewalks adjoining or appurtenant to the Premises, shall contain blanket contractual coverage and shall also provide the following protection:

                                    (1) completed operations;

                                    (2) personal injury protection (exclusions a
                  and c of current forms deleted);

                                    (3) sprinkler leakage-water damage legal
                  liability; and

                                    (4) fire legal liability, if not otherwise
                  covered under the comprehensive form of public liability insurance.

                           (iii) provide and keep, or cause to be provided and kept in force, automobile liability and property damage insurance for all owned, non-owned and hired vehicles insuring against liability for bodily injury and death and for property damage in an amount as may from time to time (but not more often than once every three (3) years) be reasonably required by Landlord but not less than $3,000,000.00 combined single limit, such insurance to contain the so-called "occurrence clause";

                           (iv) provide and keep, or cause to be provided and kept in force, workers' compensation providing statutory benefits for all persons employed by Tenant at or in connection with the Premises;

                           (v) if a sprinkler system shall be located in any portion of any Building, provide and keep, or cause to be provided and kept in force, sprinkler leakage insurance in amounts reasonably required by Landlord;

                           (vi) provide and keep, or cause to be provided and kept, in force boiler and machinery insurance in an amount as may from time to time be reasonably required by Landlord but not less than $10,000,000.00 per accident on a combined basis covering direct property loss and loss of income and providing for all steam, mechanical and electrical equipment, including without limitation, all boilers, unfired pressure vessels, piping and wiring;

                           (vii) provide and keep, or cause to be provided and kept, in force such other insurance in such amounts as either (A) Landlord may reasonably require (including, without limitation, insurance against loss or damage to landscaping and to irrigation and lawn sprinkler systems) or (B) Landlord may from time to time be required to carry by any Secured Lender, in either such case against such other insurable risks or hazards as at the time are commonly insured against in the case of prudent owners of like buildings, improvements and property.

                  (b) All insurance provided or caused to be provided by Tenant as required by this Section 7.1 (except the insurance under SECTION 7.1(a)(iv)) shall name Tenant as a named insured and Landlord as a named insured and a loss payee and shall include a so-called "Landlord Protective Insurance" rider or endorsement providing, among other things, that Landlord has full rights to the full amount of the policy. The coverage provided or caused to be provided by Tenant as required by SECTIONS 7.1(a)(i), 7.1(a)(v) and 7.1(a)(vi), 7.1(a)(vii) and any property insurance required to be maintained pursuant to SECTION 7.1(a) shall also name as an additional insured and (if Landlord so requests) also as an additional loss payee, under a standard noncontributing mortgagee clause, each Secured Lender which Landlord requests Tenant so to name. The coverage provided or caused to be provided by Tenant as required by SECTIONS 7.1(a)(ii) and 7.1(a)(iii) and any liability insurance provided or caused to be provided by Tenant shall also name each Secured Lender as an additional insured.

         SECTION 7.2.

                  (a) The loss under all policies required by any provision of this Lease insuring against damage to the Buildings by fire or other casualty shall be payable jointly to Landlord or its designee, Tenant and (if Landlord so designates) Secured Lenders, for application in accordance with
ARTICLE 8 hereof.

                  (b) All insurance required by any provision of this Lease shall be in such form as is reasonably acceptable to Landlord and shall be issued by any insurance company licensed and authorized to do business in the State of Florida and having a Best's Insurance Reports (or any successor publication of comparable standing) rating of A XIII (or the then-equivalent of such rating) or better or by any other insurance company approved in writing by Landlord. All policies referred to in this Lease shall be procured, or caused to be procured, by Tenant, at no expense to Landlord and for periods of not less than one (1) year. Prior to the commencement of the term of each such policy, Tenant shall deliver to Landlord the following: (i) a certificate of insurance issued by the insurance carrier (not a broker or agent) evidencing all coverages required by this Lease and the respective amounts and limits thereof, such certificate to be satisfactory in all respects to Landlord and to each Secured Lender (in each such Secured Lender's absolute and unqualified discretion); and (ii) such additional evidence of insurance (if any) as any Secured Lender may, in its absolute discretion, require. Tenant hereby agrees to defend, indemnify and hold harmless Landlord and all Secured Lenders from and against any and all losses, liabilities, damages, costs, expenses and claims of any and every kind whatsoever which any or all of them may pay, incur or sustain, or which may be asserted against them, as a consequence or result of Tenant's having failed to obtain, carry or maintain any insurance coverage required by the provisions of this Lease. A similar certificate of insurance for any new or renewal policy that replaces any policy expiring during the Term or any Renewal Term, together with any additional evidence of such insurance that any Secured Lender may, in its absolute discretion, require, shall be delivered to Landlord as aforesaid at least twenty-five (25) days prior to the date of expiration of the old policy, together with proof reasonably satisfactory to Landlord that all premiums thereon have been paid for at least the first twelve months following the date of such certificate.

                  (c) Tenant and Landlord shall cooperate in connection with the collection of any insurance moneys that may be due in the event of loss, and Tenant and Landlord shall execute and deliver such proofs of loss and other instruments which may be reasonably required for the purpose of obtaining the recovery of any such insurance moneys.

                  (d) All property insurance policies as required by this Lease shall provide in substance that all adjustments for claims shall be made with the written consent of Landlord subject to the respective rights of Tenant and any Secured Lender as an insured or additional insured to participate in making such adjustment.

                  (e) Tenant shall not violate or permit to be violated any of the conditions or provisions of any insurance policy required hereunder, and Tenant shall so perform and satisfy or cause to be performed and satisfied the requirements of the companies writing such policies so that at all times companies of good standing, reasonably satisfactory to Landlord (as provided in SECTION 7.2(B) hereof), shall be willing to write and continue such insurance.

                  (f) Each policy of insurance required to be obtained or caused to be obtained by Tenant as herein provided, and each certificate or memorandum therefor issued by the insurer, shall contain (i) a provision that no act or omission of Tenant, Landlord or any Secured Lender shall affect or limit the obligation of the property insurance company to pay Landlord or any Secured Lender the amount of any loss sustained, (ii) an agreement by the insurer that such policy shall not be canceled or modified without at least thirty (30) days' prior written notice to Landlord and each Secured Lender, and (iii) a provision authorizing the waiver of subrogation by Tenant and Landlord of any right to recover the amount of any loss resulting from the negligence of the other or its agents, employees or licensees.

         SECTION 7.3. Notwithstanding any contrary provision contained in this Lease, Tenant hereby waives any and all rights of recovery, claim, action, or cause of action against Landlord or its partners, agents, contractors or employees, for any loss or damage that may occur to the Premises or the Parcels, or any property of Tenant therein or thereon, by reason of fire, the elements, or any other cause which is, or is required to be, insured against under insurance policies carried or required to be carried by Tenant under this Lease, regardless of cause or origin, including negligence of Landlord or its partners, agents, contractors or employees, and Tenant covenants that no insurer shall hold any right of subrogation against Landlord or any of such other Persons and all such insurance policies shall be amended or endorsed to reflect such waiver of subrogation.

         SECTION 7.4. The insurance required by this Lease, at the option of Tenant, may be effected by blanket and umbrella policies issued to Tenant covering the Premises and other properties owned or leased by Tenant; provided, however, that any such blanket policies shall (a) separately set forth the amount of the insurance applicable to the Premises, (b) otherwise comply with the provisions of this Lease, and (c) afford the same protection and rights to Landlord as would be provided by policies individually applicable to the Premises.

                                    ARTICLE 8
                            USE OF INSURANCE PROCEEDS

         SECTION 8.1.

                  (a) If all or any part of any of the Buildings or access thereto shall be destroyed or damaged in whole or in part by fire or other casualty, Tenant shall give to Landlord immediate notice thereof.

                  (b) If any such casualty damage or destruction shall (i) occur at any time during the last two years of the Term or any Renewal Term,
(ii) render the Premises or a substantial portion thereof unusable for Tenant's uses hereunder (or the permitted uses of Tenant's assignee or sublessee), and (iii) cost more than $3,000,000.00 to restore, then Landlord or Tenant may in their sole discretion (but subject to any conditions precedent set out elsewhere in this SECTION 8.1), by written notice given to the other within ten (10) days after such damage or destruction, terminate this Lease (except that if, within such 10-day period, Tenant notifies Landlord that it wishes to extend such period from 10 days to any date specified in the notice which is not later than three months after the date of such damage or destruction, and Tenant acknowledges in writing that it will continue to pay all Rental hereunder and be responsible for all other obligations of Tenant hereunder for and during such period, then if no Default has occurred such 10-day period shall be extended to the date requested in such notice for the benefit of both Landlord and Tenant, each of whom may terminate this Lease during that period as provided in this sentence), in which case Landlord may obtain and retain all insurance proceeds payable for or on account of such damage or loss for Landlord's own account and, if Tenant makes the payments to Secured Lenders (if any) required by the last sentence of this paragraph, this Lease shall thereafter be of no further effect; provided, however, that Tenant shall have the right to nullify any Landlord termination by duly and timely exercising any Renewal Option pursuant to ARTICLE 46 (if then available for exercise pursuant to the provisions of said ARTICLE 46). If, as a result of casualty damages or destruction of the Parcel A Building, the Original Lease is duly and properly terminated in accordance with the provisions of Section 8.1(b) thereof, then Landlord or Tenant may in their sole discretion terminate this Lease by written notice given by one of them to the other within ten (10) days after notice was first given of the termination of the Original Lease, in which case Tenant shall make the payments to Secured Lenders (if any) required by the last sentence of this paragraph, and after Tenant makes all of such payments this Lease shall be of no further effect. If Tenant terminates this Lease and the insurance proceeds paid to Landlord are insufficient to satisfy all amounts due on outstanding Secured Loans, then Tenant, on behalf of Landlord, shall pay to each Secured Lender such Secured Lender's share of such deficiency so that all of such Secured Loans shall be paid and satisfied in full (and Tenant's payment of such deficiency shall be a condition precedent to the effectiveness of Tenant's termination of this Lease); provided, however, that the aggregate amount Tenant shall be obligated so to pay to all of the Secured Lenders on account of all of the Secured Loans taken together shall be calculated in the same manner, and shall be subject to the same limitation as to the principal indebtedness component thereof, as is applicable to the Shortfall (defined hereinafter).

                  (c) If any such damage or destruction does not result in termination of this Lease in accordance with SECTION 8.1(B), and provided that all monies or proceeds received by Landlord and Secured Lender from insurance provided herein (payable to either, both or jointly) (other than rent insurance) are deposited into a segregated interest-bearing escrow account (which account is not available to satisfy claims of such Secured Lender's general creditors) with Secured Lender and made available for Restoration (defined herein), Tenant, at its sole cost and expense, for the benefit of Landlord, whether or not such damage or destruction shall have been insured or insurable, and whether or not insurance proceeds (if any) shall be sufficient for the purpose, with reasonable diligence (subject to Unavoidable Delays) shall repair, alter, restore, replace and rebuild or allow Landlord (at Tenant's sole cost and expense) to repair, alter, restore, replace and rebuild (collec tively, "RESTORE"; and the work with respect thereto is referred to herein collectively as "RESTORA TION") or cause to be Restored the same, to at least the extent of the value and as nearly as practicable to the character of the Building existing immediately prior to such occurrence (but in all events in compliance with all applicable laws and codes and the CC&Rs) and otherwise in substantial conformity with the Final Plans therefor; and Landlord shall in no event be called upon to Restore any Building or to pay any of the costs or expenses thereof. In the event all monies or proceeds received by Landlord and Secured Lender from insurance provided herein (payable to either, both or jointly) (other than rent insurance) are, through no fault of Tenant, not (within a reasonable time after such receipt thereof) made available for Restoration and are not maintained in an escrow account maintained by Secured Lender, Tenant, at Tenant's option, may terminate this Lease upon at least 15 Business Days' prior written notice to Landlord and Secured Lender, in which event Tenant shall (if such monies are not, within such 15-day period, deposited with the Secured Lender or otherwise made available for Restoration) be relieved of all obligations hereunder (but any such purported termination by Tenant will be ineffective if, within such 15-day period, such monies are deposited with the Secured Lender or otherwise made available for Restoration). If Tenant either (i) fails or neglects to Restore or cause to be Restored with reasonable diligence (subject to Unavoidable Delays) the Buildings or the portions thereof so damaged or destroyed or (ii) having so commenced such Restoration, fails to complete or cause to be completed the same with reasonable diligence (subject to Unavoidable Delays) in accordance with the terms of this Lease, then Landlord or Secured Lender may complete such Restoration for Tenant's account and at Tenant's sole cost and expense. For purposes of ARTICLES 8 and 9, the "RESTORING PARTY" shall mean Tenant; or, if Tenant allows Landlord, and Landlord (in its sole and absolute discretion) agrees, to be responsible for the Restoration, or if Landlord undertakes to restore in the event Tenant refuses or otherwise fails diligently to restore, Restoring Party shall then mean Landlord.

         SECTION 8.2.

                  (a) Subject to the provisions of SECTION 8.3, Secured Lender shall release to Restoring Party or to Restoring Party and its contractor(s) from time to time, upon the following terms and conditions, any monies or proceeds received by Landlord or Secured Lender from insurance provided herein (payable to either, both or jointly) (other than rent insurance) or cash or the proceeds of any security deposited with Secured Lender pursuant to SECTION 8.5 (collectively, "RESTORATION FUNDS"). Secured Lender shall release to Restoring Party, as hereinafter provided, the Restoration Funds, for the purpose of Restoration to be made by Restoring Party to Restore the Buildings to a value not less than their value prior to such fire or other casualty. Such Restoration shall be done in accordance with, and subject to, the provisions of ARTICLE 13, including, without limitation, the maintenance of the insurance coverage referred to in SECTION 13.1(d). The Restoration Funds shall be paid to or for the account of Restoring Party from time to time in installments as the Restoration progresses, upon application to be submitted from time to time by Restoring Party to the Secured Lender(s) as described in SECTION 8.3. The amount of any installment to be paid to or for the account of Restoring Party shall be such portion of the total Restoration Funds as the cost of work, labor, services, materials, fixtures and equipment theretofore incorporated in the Restoration bears to the total estimated cost of the Restoration, less (i) all payments thereto fore made to or for the account of the Restoring Party out of the Restoration Funds and (ii) a sum equal to ten percent (10%) of the amount so determined, the sums held back pursuant to this clause (ii) to be paid to or for the account of Restoring Party in the last installment of Restoration Funds upon the final completion of the Restoration. Upon payment in full for the Restoration, the balance (if any) of the Restoration Funds consisting of insurance proceeds shall be paid first to reimburse Tenant for the reasonable out-of-pocket costs (if any) paid by Tenant to the engineer or architect described in SECTION 8.2(b) for its cost estimate referred to therein, then to reimburse Landlord for the reasonable costs (if any) paid by Landlord to the engineer or architect described in SECTION 8.2(b) for its cost estimate referred to therein, then subject to the rights of any Secured Lender named as an insured, any remainder shall be paid to Landlord for its own account and, to the extent such balance consists of sums deposited by Tenant, shall (after first paying to Landlord therefrom an amount necessary to reimburse it for the reasonable costs, if any, paid by Landlord to the engineer or architect described in SECTION 8.2(b) for its cost estimate referred to therein) be paid over to Tenant. Subject to the provisions herein, in the event that the Restoration Funds are insuffi cient for the purpose of paying for the Restoration, Tenant nevertheless shall be required to cause the Restoration to be made, and shall pay or cause to be paid any additional sums required for the Restoration.

                  (b) Prior to the making of any Restoration which Tenant is required to make pursuant to SECTION 8.1, Tenant shall furnish Landlord with an estimate of the cost of such Restoration, prepared by a licensed professional engineer or registered architect approved by Landlord and (if Landlord so requests) any Secured Lender, which approval shall not be unreasonably withheld. Landlord, at its election, may engage a licensed professional engineer or registered architect to prepare its own estimates of the cost of such Restoration.

                  (c) In the event of damage to or destruction of any Building, if any emergency situation arises involving imminent danger either to human life or safety or of further substantial damage to the Premises, Tenant may (at Tenant's sole cost, expense, liability and risk) take such emergency actions on a temporary basis as are necessary to avoid such danger, but Tenant shall not be relieved of any of its obligations under this Lease (including, without limitation, its obligations concerning Restoration or the application of all insurance proceeds to Restoration) and none of such obligations shall be reduced, diminished, deferred or affected in any way.

         SECTION 8.3. The following shall be conditions precedent to each payment made to Restoring Party as provided in SECTION 8.2:

                  (a) there shall be submitted to the other party and the Secured Lender disbursing the Restoration Funds a certificate from the aforesaid engineer or architect (and, if required by the Secured Lender, also a similar certificate from such Secured Lender's own inspecting architect or engineer) stating (i) that the sum then requested to be withdrawn either has been paid by Restoring Party or is justly due to contractors, subcontractors, materialmen, engineers, architects or other Persons (whose names and addresses shall be stated) who have rendered or furnished work, labor, services, materials, fixtures or equipment for the work and giving a brief description of such work, labor, services, materials, fixtures or equipment and the principal subdivisions or categories thereof and the several amounts so paid or due to each of said Persons in respect thereof, and stating in reasonable detail the progress of the Restoration up to the date of said certificate; (ii) that the sum then requested does not exceed the value of the work, labor, services, materials, fixtures and equipment described in the certificate; (iii) that the balance of the Restoration Funds held by Secured Lender will be sufficient, upon completion of the Restoration, to pay for the same in full, and stating in reasonable detail an estimate of the cost of such completion; and (iv) that to the best of such persons's knowledge all work had been done in a good and workmanlike manner and in substantial compliance with the plans and specifications therefor which had been approved by Landlord and/or Secured Lender and with all applicable laws, ordinances and the CC&R's; and

                  (b) there shall be submitted to the other party and to the Secured Lender disbursing the Restoration Funds a contractor's sworn statement or affidavit in statutory form relating to all work done to date for which payment is then being requested from the general contractor and all appropriate subcontractors, together with supporting lien waivers in statutory form from the general contractor and all subcontractors and materialmen (all tiers) filing notices to owner or otherwise may have a lawful claim to a lien, as well as all other customary documentation (if any) as may reasonably be required by any Secured Lender; and

                  (c) with respect to any final payment, Restoring Party shall furnish to the other party and the Secured Lenders a final contractor's affidavit (with supporting lien waivers) in statutory form and an affidavit from Restoring Party that all parties having rights to lien the Premises have been paid in full; and

                  (d) at the time of making such payment, no uncured Event of Default exists (the condition precedent described in this clause (d) may be waived in writing by Landlord, in its absolute discretion, unilaterally and without the joinder or consent of any other Person).

         SECTION 8.4. If any material loss, damage or destruction occurs, Restoring Party shall furnish or cause to be furnished to the other party and all Secured Lenders holding a lien on or security interest in any of the damaged property or otherwise affected by such loss, at least ten (10) days before the commencement of any Restoration which Restoring Party is required or elects or is deemed to have elected to make pursuant to SECTION 8.1, the following:

                  (a) complete plans and specifications for the Restoration of the Building, prepared by a licensed professional engineer or registered architect whose qualifications shall meet with the reasonable approval of the other party and such Secured Lenders, and, at the request of the other party, any other drawings, information and samples that the other party may reasonably request, all of the foregoing to be subject to the other party's and such Secured Lenders' review and approval for substantial conformity with the Final Plans;

                  (b) a general contract to perform the Restoration work for a stipulated sum or for cost plus a fee with an upset price, in form assignable to the other party and such Secured Lenders, made with a reputable and responsible contractor, providing in substance for (i) the completion of the Restoration with reasonable diligence, subject to Unavoidable Delays, in accordance with said plans and specifications, free and clear of all liens, encumbrances, security agreements, interests and financing statements, and
(ii) a payment and performance bond by sureties reasonably satisfactory to the other party and such Secured Lenders, naming the contractor as principal and the other party and such Secured Lenders as dual obligees, in a penal sum equal to the amount of such contract, or a clean irrevocable negotiable letter of credit or other security reasonably satisfactory to the other party and such Secured Lenders in an amount equal to the amount of such contract; and

                  (c) if Landlord is not the Restoring Party, an assignment to Landlord of the contract so furnished and the bond, letter of credit or other security so provided, such assignment to be duly executed and acknowledged by Tenant, and acknowledged by the contractor, sureties and other parties, and by its terms to be effective only upon any termination of this Lease or upon Land lord's re-entry upon the Premises following an Event of Default, prior to the complete performance of such contract, such assignment also to include the benefit of all payments made on account of said contract including payments made prior to the effective date of such assignment.

         SECTION 8.5. If the estimated cost of any Restoration which Tenant is required to make pursuant to SECTION 8.1 exceeds the net insurance proceeds received by Landlord or the Secured Lender disbursing the Restoration Funds, then, prior to the commencement of such Restoration, or thereafter if it is determined that the cost to complete the Restoration exceeds the unapplied portion of such insurance proceeds, Tenant shall deposit with such Secured Lender a bond, cash, irrevocable letter of credit or other security reasonably satisfactory to such Secured Lender and Landlord in the amount of such excess, to be held and applied in accordance with the provisions of SECTION 8.2, as security for the timely and proper completion of the work free of liens.

         SECTION 8.6. Except as otherwise expressly and specifically provided herein, this Lease shall not terminate or be forfeited or be affected in any manner, and there shall be no reduction or abatement of the Rental payable hereunder by Tenant, by reason of damage to or total, substantial or partial destruction of the Buildings or any part thereof or by reason of the untenantability of the same or any part thereof, for or due to any reason or cause whatsoever, or because of any taking of all or part of the Premises by the power of eminent domain, or any other event or occurrence, and Tenant, notwithstanding any law or statute, present or future, irrevocably releases and waives any and all rights to terminate this Lease or to quit or surrender the Premises or any part thereof; and Tenant expressly agrees that its obligations hereunder (including, without limitation, the payment of Rental payable by Tenant hereunder) shall continue under all circumstances without abatement, suspension, diminution or reduction of any kind, as though the Buildings had not been damaged or destroyed and no part of the Premises had been taken.

         SECTION 8.7. For purposes of ARTICLES 8 and 9, if at the time of Restoration there is no Secured Lender, Tenant and Landlord agree that Landlord's original construction lender shall act as Secured Lender for the sole purpose of holding and disbursing the Restoration Funds. If Landlord's original construction lender is unwilling, or at any time refuses, to act as Secured Lender for those purposes, Tenant and Landlord shall select an institutional lender or a title insurance or trust company with offices in Jacksonville, Florida, mutually agreeable to both parties to act as said Secured Lender for such purposes.

         SECTION 8.8. In no event (other than as a result of a due and proper termination of this Lease effected in accordance with the express provisions hereof) shall there be any abatement, reduction or diminution of Rental in the event of any casualty regarding, relating to or affecting the Premises, Tenant agreeing to pay full Rental hereunder at all times after any and all such casualties have occurred regardless of whether Tenant is then able to use or occupy the Premises and regardless of whether or not any Restoration is being carried out.

                                    ARTICLE 9
                                  CONDEMNATION

         SECTION 9.1.

                  (a) If at any time during the Term or any Renewal Terms, the whole or substantially all of the Premises, Buildings, and Parking/Driveway Facilities shall be taken or sold under threat or notice thereof for any public or quasi-public purpose by any lawful power or authority by the exercise of the right of condemnation or eminent domain or by agreement among Landlord, Tenant and those authorized to exercise such right, this Lease and the Term or any Renewal Terms shall, on written notice of such termination given by Landlord or Tenant to the other not later than five Business Days after the effective date of such taking or sale, terminate effective as of the date of such taking or sale and the Rental payable by Tenant hereunder shall be paid to and apportioned as of the date of such taking or sale. If at any time during the Term or any Renewal Term the Original Lease is duly and properly terminated by Landlord or Tenant in accordance with the provisions of Section 9.1(a) thereof, this Lease and the Term or any Renewal Terms shall, by written notice of the termination of this Lease given by Landlord or Tenant to the other not later than five Business Days after the notice of such termination of the Original Lease is first given thereunder, terminate effective as of the date of the termination of the Original Lease, and the Rental payable by Tenant hereunder shall be paid to and apportioned as of such date.

                  (b) If the whole or substantially all of the Premises, Buildings, and Park ing/Driveway Facilities shall be taken as provided in this SECTION 9.1, the proceeds of any condemnation awards shall be paid and distributed as follows: (i) there shall first be paid to Landlord an amount equal to the total of all amounts due on or outstanding under all Secured Loans (but the amount so paid to Landlord under this clause (i) on account of the aggregate principal amount outstanding under the Secured Loans shall be subject to the same limitation as applies in calculating the amount of the Shortfall [defined hereinbelow]); (ii) there shall next be paid to Tenant a sum equal to the then-unamortized cost (determined on the basis of Tenant's accounting records, which Tenant shall keep in a manner consistent with generally accepted accounting principles) of any Capital Improvements taken in such taking and which were made to the Premises by Tenant and paid for by Tenant with its own funds (and not with insurance or condemnation proceeds), less the cost of any work with respect to such Capital Improvements which was performed by Landlord for Tenant without any charge to Tenant or were otherwise paid for by Landlord, whether before or after the execution and delivery of this Lease; and (iii) the balance of the award, if any, shall be paid to Landlord.

                  (c) Each of the parties agrees to execute and deliver any and all documents that may be reasonably required in order to facilitate collection by them of such awards in accordance with the provisions of this
ARTICLE 9.

                  (d) If the whole or substantially all of the Premises shall be taken, and the total of the entire principal amount outstanding and all interest and other amounts (including, without limitation, all prepayment premiums, penalties and charges) of any and every kind which have accrued or will accrue or be payable under all Secured Loans as of the time the same are to be paid and satisfied in full as contemplated herein as a result of the condemnation exceeds the amount of the award paid to Landlord pursuant to clause (i) of SECTION 9.1(b) (the amount of such excess is referred to herein as the "SHORTFALL"), or if this Lease shall be terminated as provided in Section 9.1(a) hereof, then Tenant on behalf of Landlord shall pay to each Secured Lender such Secured Lender's share of the Shortfall so that all of the Secured Loans (and all amounts payable in respect thereof) shall then be paid and satisfied in full. Solely for purposes of determining the amount of any Shortfall hereunder, the total principal amount (not including interest, prepayment penalties or premiums, or other charges or amounts) of all Secured Loans taken into consideration shall not exceed the sum of (i) $10,000,000.00 reduced in proportion to, and in accordance with the same time schedule as is applicable to, the regularly-scheduled principal amortization (if any) applicable to the first long-term Secured Loan obtained by Landlord to refinance the construction loan for the Initial Building, plus (ii) the then-outstanding aggregate principal balance of Secured Loans (as they may theretofore have been amortized in accordance with their respective terms) which financed costs paid or incurred for or in connection with any Restorations. (Solely for purposes of illustration, attached as EXHIBIT M is a sample amortization schedule showing the amounts that would be required to be paid to the holders of Secured Loans at various times under the factual assumptions concerning the Secured Loans set out in that exhibit.) Landlord shall have no obligation to disclose to Tenant the principal amortization schedule, or any other fact or matter relating to the amount of the indebtedness thereunder, under or concerning any Secured Loan until such time, if any, as Landlord makes a demand upon Tenant for payment of a Shortfall hereunder.

         SECTION 9.2. For purposes of this ARTICLE 9, the "DATE OF TAKING" shall be deemed to be the earlier of (i) the date on which actual possession of the whole or substantially all of the Premises, or a part thereof, as the case may be, is acquired by any lawful power or authority pursuant to the provisions of the applicable federal or Florida state law, or (ii) the date on which title to the Premises or the aforesaid portion thereof shall have vested in any lawful power or authority pursuant to the provisions of the applicable federal or Florida state law.

         SECTION 9.3.

                  (a) If part but less than substantially all of the Premises or Buildings shall be taken as provided in this ARTICLE 9, and there has been no taking or impairment of parking therefor or access thereto that would materially adversely affect Tenant's use of the remaining facilities, then this Lease and the Term or any Renewal Terms shall continue unaffected, without abatement of the Rental or diminution of any of Tenant's obligations hereunder except as otherwise expressly provided in SECTIONS 9.3(b) and 9.3(c).

                  (b) If part but less than substantially all of the Premises, Buildings, Park ing/Driveway Facilities or access thereto shall be taken, and if the governing Secured Loan documents of the Secured Lenders whose Secured Loans are secured by the portions of the Premises affected by such taking require that there be paid to such Secured Lenders, on account of their respective Secured Loans, any amounts (collectively, the "SECURED LOAN REQUIRED PAYDOWN AMOUNT") because of such taking, then there shall be paid to such Secured Lenders from the condemnation award an aggregate amount equal to such Secured Loan Required Paydown Amount provided that it does not exceed the Proportional Loan Reduction Amount (defined hereinafter); and if the total net amount (after paying reasonable costs of collection) of all monies or proceeds received by Landlord or Secured Lender from condemnation award proceeds (payable to either, both or jointly) is insufficient therefor, Tenant shall pay such amount (subject to the limitations concerning the maximum amount of the principal indebtedness component of the Secured Loans as is set out at the end of SECTION 9.1(d)) as a Shortfall hereunder, but if the total of all such net proceeds received from condemnation awards exceeds the Proportional Loan Reduction Amount (if any), such excess shall be deposited into a segregated interest-bearing escrow account with a Secured Lender (or alternative institution as provided herein with respect to insurance proceeds) and made available for Restoration. Under the circumstances described in the preceding sentence, Tenant agrees, at its sole cost and expense, for the benefit of Landlord, whether or not the award or awards, if any, shall be sufficient for the purpose, to proceed with reasonable diligence (subject to Unavoidable Delays) to Restore or cause to be Restored any and all remaining parts of the Buildings not so taken so that the latter shall be a complete, rentable, self-contained architectural unit in good condition and repair. Subject to the provisions and limitations in this ARTICLE 9, Landlord and any Secured Lender shall make available to Restoring Party as much of that portion of the actual award (less all reasonable expenses of collection incurred by Landlord or Secured Party, and less the Secured Loan Required Paydown Amount [but not more than the Proportional Loan Reduction Amount], if any, paid to Secured Lenders; the net amount of such proceeds, after such reductions, is referred to herein as the "RESTORATION APPLICATION AMOUNT") received by Landlord or Secured Lender, if any, as may be necessary to pay the cost of Restoration of the part of the Buildings remaining. If, through no fault of Tenant, either (i) the Restoration Application Amount is not made available for Restoration and is not maintained in an escrow account maintained by a Secured Lender or appropriate alternative escrowee (Landlord shall have the right, but no obligation, to make up any deficiency in the Restoration Application Amount from its own funds), or (ii) if the Secured Loan Required Paydown Amount is greater than the Proportional Loan Reduction Amount and Landlord does not make up any deficiency in the Restoration Application Amount resulting therefrom, then Tenant, at Tenant's option, may terminate this Lease and thereby avoid any obligation with respect to such Restoration by giving Landlord and all Secured Lenders notice of its election to terminate within 15 days of Tenant's receiving notice that less than the Restoration Application Amount will be so deposited and made available for Restoration (but notwithstanding such termination by Tenant, Tenant will still be obligated promptly to pay to the Secured Lenders the entire Shortfall amount [if any] --subject to the limitations concerning the maximum amount of the principal indebtedness component of the Secured Loans as is set out at the end of Section 9.1(d) -- by which the Secured Loan Paydown Amount
[but not to exceed, for this purpose, the Proportional Loan Reduction Amount] exceeds the total net proceeds [after the deductions described hereinabove) of the condemnation award received by Landlord or Secured Lenders). Tenant's right to terminate this Lease as provided in the preceding sentence shall irrevocably and unconditionally lapse, expire and be of no further force or effect automatically if Tenant fails to give Landlord such a notice of termination within such 15-day period. Such Restoration, the estimated cost thereof, the payments to Restoring Party on account of the cost thereof, Landlord's and each Secured Lender's rights to perform the same and to perform Tenant's obligations with respect to condemnation proceeds held by each of such Persons, shall be done, determined, made and governed in accordance with and subject to the provisions of ARTICLES 8, 9 and 13. Any balance of the award held after completion of the Restoration shall be paid to Landlord, and any cash (and the proceeds of any security) deposited by Tenant with Secured Lender pursuant to SECTION 9.4 remaining after completion of the Restoration shall be paid to Tenant. Each of the parties agrees to execute and deliver any and all documents that may be reasonably required in order to facilitate collection of the awards. If the portion of the award made available by Landlord or Secured Lender is insufficient for the purpose of paying for the Restoration, Tenant shall nevertheless be required to make or cause to be made the Restoration and to pay or cause to be paid any additional sums required for the Restoration. For purposes hereof, "PROPORTIONAL LOAN REDUCTION AMOUNT" means, at any time, the amount
(expressed in dollars) equal to the product of multiplying the aggregate outstanding principal balances of all Secured Loans affected by the condemnation or other taking by the fraction of which the numerator is the total number of Rentable Square Feet taken or otherwise lost as a result of such condemnation or other taking and the denominator is the total number of Rentable Square Feet in the Buildings encumbered by such Secured Loans immediately before the effective ness of such condemnation or taking.

                  (c) If a taking of the nature described in SECTION 9.3(a) occurs and after the Restoration of any Building the number of Rentable Square Feet of such Building is less than the number prior to such taking and Restoration, then, from the date of such taking the annual Fixed Rent payable for and with respect to that Building shall be the amount determined by multiplying (i) the annual Fixed Rent per Rentable Square Foot by (ii) the number of Rentable Square Feet of the Restoration Building in question remaining after the taking (as shown on the "as-built" drawings of the Restored Building) and as recertified by the Architect.

         SECTION 9.4. If the estimated cost of any Restoration required by the terms of this ARTICLE 9 exceeds the condemnation award (after deducting all reasonable expenses of collection) received by Landlord and Secured Lenders, then, prior to the commencement of such Restoration or thereafter if it is determined that the cost to complete the Restoration exceeds the unapplied portion of such award, Tenant shall deposit with a Secured Lender (or suitable alternative escrowee as provided hereinabove) a bond, cash, irrevocable letter of credit or other security reasonably satisfac tory to Landlord and Secured Lenders in the amount of such excess, to be held and applied by Secured Lender in accordance with the provisions of SECTION 9.3, as security for the completion of the work free of public improvement, vendors', mechanics', laborers' or materialmen's statutory or other similar liens.

         SECTION 9.5. If the temporary use of the whole or any part of the Premises shall be taken at any time during the Term or any Renewal Term for any public or quasi-public purpose by any lawful power or authority by the exercise of the right of condemnation or eminent domain or by agreement, Tenant shall give prompt notice thereof to Landlord. Except as expressly and specifically provided in this ARTICLE 9, the Term and any Renewal Terms shall not be reduced or affected in any way and Tenant shall continue to pay in full the Rental payable by Tenant hereunder without reduction or abatement, and Tenant shall be entitled to receive for itself any award or payments for such use; provided, however, that if the taking is for a period beginning during, but extending beyond the end of, the Term or any Renewal Term, such award or payment shall be appor tioned between Landlord and Tenant as of the last day of the Term or any Renewal Term.

         SECTION 9.6. In case of any governmental action not resulting in the taking or condemnation of any portion of the Premises but creating a right to compensation therefor, such as the changing of the grade of any street upon which the Premises abut, then, except as otherwise provided in this ARTICLE 9, this Lease shall continue in full force and effect without reduction or abatement of Rental and, subject to the rights of the Secured Lenders, and any award shall be determined by applicable law.

         SECTION 9.7. Notwithstanding any contrary provision in this Article, with respect to any condemnation or similar taking that occurs after the end of the sixteenth Lease Year, Tenant shall not be obligated to pay any Shortfall except a Shortfall that relates only to Secured Loans the proceeds of which financed or refinanced the costs of constructing one or more Additions or other improvements other than the Initial Building as in place on the Commencement Date. The preceding sentence shall not be construed as limiting or restricting in any way Tenant's obligations for or concerning Restorations.

         SECTION 9.8. Anything contained herein to the contrary notwithstanding, Landlord shall not settle or compromise any taking or other governmental action creating in Tenant either a right to compensation or an obligation to pay all or part of the Secured Loans as provided in this
ARTICLE 9 without the prior consent of Tenant, which consent shall not be unreasonably withheld or delayed.

         SECTION 9.9. Notwithstanding anything herein to the contrary, in connection with any taking or threat thereof, Tenant shall be entitled, at its sole expense, to make a separate claim, and to prove and receive an award, for (a) the value of Tenant's Property to the extent the same is taken, (b) any Capital Improvement owned by Tenant pursuant to ARTICLE 45, and (c) any business damages, moving allowances and other expenses or claims permitted by law, if any; and Landlord shall not be entitled to any portion of any award made solely for such items.

                                   ARTICLE 10
                      ASSIGNMENT, SUBLETTING AND MORTGAGES

         SECTION 10.1. Subject to the provisions of this Lease that apply thereto, Tenant shall have the absolute right, at any time when no Event of Default shall have occurred and remain uncured, upon prior written notice to Landlord, to sublet, assign or otherwise transfer all or any part of its interest in the Premises or the Lease, without Landlord's approval, written or otherwise, so long as Tenant's assignee's or sublessee's use of the Premises or part thereof is in all respects subject to, and complies with and conforms to, the provisions of this Lease and the CC&R's and all applicable laws, rules, statutes, codes, ordinances and regulations.

         SECTION 10.2. In the event Tenant duly assigns this Lease, in conformity with all of the applicable provisions of this Lease, to an assignee who has assumed all of Tenant's obligations under the Lease pursuant to a written assumption agreement satisfactory in all respects to Landlord and all Secured Lenders, then, if Tenant's assignee (or a guarantor who executes and delivers to Landlord a written agreement guaranteeing the payment and performance of all obligations of such assignee under or concerning this Lease, which written guaranty agreement is substantially identical to the Guaranty executed by Guarantor (those two capitalized terms having the same respective meanings for all purposes of this Lease as the respective meanings given to them in the Original Lease) and delivered to Landlord substantially simultaneously with and in connection with the execution of the Original Lease or is otherwise satisfactory in form and substance to Landlord and all Secured Lenders, respectively, in their sole, absolute and arbitrary discretion) then has a Credit Rating equal to or better than A1 from Moody's and AA minus from Standard & Poor's, and if Tenant pays Landlord a sum equal to 1% of the principal balance of all then-outstanding Secured Loans (to the extent that such amount is charged by, or paid or payable to, Secured Lenders holding such Secured Loans, for, on account of, or as a consequence of such assignment or such release), Tenant shall be freed and released from all of its agreements, covenants, and obligations under this Lease. Otherwise, Tenant shall remain primarily liable hereunder and with respect to this Lease. Tenant shall in all events remain primarily liable under this Lease after, and notwithstanding, any Subleases (defined hereinafter).

         SECTION 10.3. If Tenant's entire interest under this Lease is duly assigned and Landlord is given notice thereof, Landlord shall accept Rental from the assignee and, if an Event of Default has occurred and is continuing, may (in its discretion) collect and enforce Rental directly from the assignee. If the Premises or any part thereof are sublet, used or occupied by any Person other than Tenant, Landlord may, in its discretion, if an Event of Default has occurred and is continuing, collect and enforce Rental directly from the subtenant or occupant. References in this Lease to use or occupancy by others (that is, any Person other than the Tenant) shall not be construed as limited to subtenants and those claiming through subtenants, but rather as including also licensees, concession aires, operators and others claiming under or through Tenant immediately or remotely a legal right of possession or occupancy of the Premises or any portion thereof (all such persons being referred to individually in this Lease as a "SUBTENANT" and collectively as "SUBTENANTS").

         SECTION 10.4. Notwithstanding anything to the contrary contained in this Article, if Tenant shall at any time or times during the Term or any Renewal Term of this Lease desire to assign this Lease or sublet all or part of the Premises, Tenant shall give thirty days prior written notice thereof to Landlord (or 90 days prior written notice if Tenant wishes for itself to be released from its obligations and liability under and in respect of this Lease under Section 10.2), which notice shall be accompanied by a statement setting forth in reasonable detail the identity and business address of the proposed assignee or Subtenant, its proposed use of the Premises, and (in the case of a sublease) a detailed description of the portion of the Premises to be subleased. No assignment or sublease shall be valid or effective unless such notice has been duly given.

         SECTION 10.5. Notwithstanding anything to the contrary contained in this ARTICLE 10, it shall be a condition precedent to any assignment or subletting that each assignee shall expressly assume and agree to be subject to and bound by and personally obligated and liable for, and each sublessee shall agree to be subject to, all of the covenants, agreements, terms, provisions and conditions contained in this Lease, except such (if any) as by their nature are clearly and inherently irrelevant or inapplicable, in each such case pursuant to a written instrument satisfactory to Landlord (acting reasonably) which is signed by such assignee or sublessee and delivered to Landlord. Subject to SECTION 10.2: Tenant shall and will remain fully liable for the payment of all Rental due and thereafter to become due hereunder and for the performance of all of the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of any assignee or Subtenant or anyone claiming under or through any assignee or Subtenant which shall be in violation of any of the provisions of this Lease, and any such violation shall be deemed to be a violation by Tenant.

         SECTION 10.6. With respect to each and every Sublease authorized under the provisions of this Lease, it is further agreed as follows:

                  (a) No subletting shall be for a term (including renewal or extension options) ending later than one day prior to the expiration of the Term or any relevant Renewal Term (if exercised) of this Lease.

                  (b) No Subtenant shall take possession of the Premises or any part thereof until an executed counterpart of such Sublease, conforming with the applicable provisions and requirements of this Lease, has been delivered to Landlord.

                  (c) Each Sublease shall expressly provide that (1) it is subject and subordinate to this Lease and to the matters to which Tenant's rights or interests under this Lease is or shall be subordinate, and that in the event of Landlord's termination of or re-entry or dispossess under this Lease, Landlord may, at its option and without the consent of the Subtenant, take over all of the right, title and interest of Tenant, as sublessor, under such Sublease, and (2) such Subtenant shall, if requested to do so by Landlord (in Landlord's absolute discretion), attorn to Landlord pursuant to the then-executory provisions of such Sublease or, at Landlord's option, enter into a direct lease on identical terms with Landlord for the balance of the unexpired term of the Sublease, except that Landlord shall not under any circumstance whatsoever be (i) liable for any previous act or omission of Tenant under or concerning such Sublease, (ii) subject to any offset, not expressly provided for in such Sublease, which theretofore accrued to such Subtenant against Tenant, (iii) liable for any security deposited by such Subtenant which has not been transferred to Landlord, (iv) bound by any previous modification of such Sublease not approved by Landlord, (v) bound by any prepayment of more than one month's rent, (vi) bound by any covenant of Tenant to undertake or complete any construction or improvement of the Premises or any portion thereof demised by such Sublease, or (vii) bound by any obligation of Tenant or any other Person to make any payment to, on behalf of, or for the account or benefit of, the Subtenant.

                  (d) Each Sublease shall expressly provide, in addition to such other matters as are required pursuant to this ARTICLE 10, that (1) the Subtenant will not pay any rent or other sums under the Sublease for more than one month in advance of the due date for any corresponding Rental obligation under this Lease, and (2) on the termination of this Lease pursuant to ARTICLE 25, upon Landlord's request the Subtenant will promptly deliver to Landlord "as-built" drawings of any and all construction, alteration, renovation or Restoration work performed or caused to be performed in the space demised under such Subtenant's Sublease, and if any construction, alteration, renovation or Restoration work with respect to such space is then proposed or in progress, such Subtenant's drawings and specifications, if any, for such work.

         SECTION 10.7. Tenant shall make reasonable efforts to cause all Subtenants to comply with their obligations under their respective subleases or occupancy, operating, license and concession agreements, as the case may be (individually, a "SUBLEASE" and collectively, "SUBLEASES"), and Tenant shall enforce with reasonable diligence all of its rights and remedies as the sublessor or licensor thereunder in accordance with the terms of each of the Subleases.

         SECTION 10.8. The fact that a violation or breach of any of the terms, provisions or conditions of this Lease results from or is caused by an act or omission by any of one or more Subtenants or (unless Tenant has been released from its obligations hereunder in connection with an assignment to such assignee as provided hereinabove) by an assignee shall not relieve Tenant of Tenant's obligations to cure, and to be responsible for all of the consequences, of such violation or breach.

         SECTION 10.9. To secure the prompt and full payment by Tenant of the Rental and the faithful performance by Tenant of all of the other terms and conditions herein contained on its part to be kept and performed, Tenant hereby assigns, transfers and sets over unto Landlord, subject to the conditions hereinafter set forth in this SECTION 10.9, all of Tenant's right, title and interest in and to all assignments of its interest under this Lease and all Subleases, and hereby confers upon Landlord and its agents and representatives a right of entry in, and sufficient possession of, the Premises to permit and insure the collection by Landlord of the rentals and other sums payable under the Subleases and such lease assignments, and further agrees that the exercise of the right of entry and qualified possession by Landlord shall not constitute an eviction of Tenant from the Premises or any portion thereof; provided, however, that Landlord may not enforce, or exercise any remedies under, such assignment to Landlord until
(a) an Event of Default shall have occurred and all applicable cure periods shall have expired, or (b) this Lease, the Term or any Renewal Terms shall be canceled or terminated pursuant to the terms, covenants and conditions hereof, or (c) there occurs repossession under a dispossess warrant or other judgment, order or decree of a court of competent jurisdiction and then only as to such of the Subleases (if any) that Landlord may elect to take over and assume.

         SECTION 10.10. Tenant shall deliver to Landlord on or before each December 31st during the Term and any Renewal Terms, a schedule of any lease assignment and all Subleases, if any, which schedule shall include the respective names of any assignee and all Subtenants and, with respect to each Sublease, a description of the space sublet, the expiration date, any extension or renewal options, rentals and other payment obligations, and any other information relating to such Subleases which Landlord reasonably requests. From time to time during the Term and any Renewal Terms, Landlord may change the date on which Tenant is required to deliver such schedule by giving Tenant thirty (30) days' prior notice thereof; provided, however, that Tenant shall not be required to deliver such schedule more than twice in any period of twelve consecutive months.

         SECTION 10.11. Notwithstanding anything to the contrary in this Lease, under no circumstance whatsoever may Tenant directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, assign, transfer, convey, grant, sell, encumber, pledge or dispose of any of the Renewal Options, or any other right or option of Tenant which is granted or expressed in ARTICLE 46, nor may Tenant contract or agree to do any of the foregoing, except to an assignee of all of Tenant's right, title, estate and interest in and to this Lease and the Premises who acquires such interest in compliance with the provisions of SECTION 10.1 hereof, and any document, instrument, agreement, grant, contract or other act or thing purporting to or agreeing to accomplish or effect any of the foregoing to or in favor of a Person other than an assignee satisfying the requirements of this SECTION
10.11 shall be absolutely and completely invalid, void ab initio, and of no force or effect whatsoever.

         SECTION 10.12.  INTENTIONALLY OMITTED

         SECTION 10.13. Prior to the Commencement Date, except for any Secured Loan, Landlord shall not, whether voluntarily, involuntarily, or by operation of law or otherwise, assign, encumber, pledge, grant a security interest in, or otherwise transfer all or any portion of Landlord's interest in this Lease or the Premises without obtaining the prior written consent of Tenant, which may be given or withheld in Tenant's sole discretion. For purposes of this SECTION 10.13, if Landlord is a corporation or partnership, and if at the time prior to the Commencement Date the Person or Persons which owns or own a majority voting control of such corporation's shares or the general partner's interest in such partnership, as the case may be, ceases or cease to own, directly or indirectly, a majority of those voting control shares or general partner's interest, as the case may be, whether by operation of law or otherwise, any such event shall be deemed to be an assignment of this Lease as to which Tenant's prior consent shall be required. After the Commencement Date, Landlord may assign, encumber, mortgage, pledge, grant a security interest in, or transfer all or any part of its interest in the Lease and the Premises without restriction or limitation of any kind, provided that the Person or Persons who then acquire or own Landlord's interest in the Lease or Premises, including without limitation the purchaser or transferee in any sale or transfer, must have the capability to and expressly agree in writing to assume and carry out any and all agreements, covenants and obligations of Landlord hereunder, in which event the original Landlord shall be freed and relieved of, and released from, all of its agreements, covenants and obligations under the Lease. Anything in the preceding portions of this SECTION 10.13 or elsewhere in this Lease to the contrary notwithstanding, Landlord may, at any time or from time to time, freely and without restriction or limitation of any kind, assign, encumber, mortgage, pledge, grant a security interest in, or transfer all or any part of its right, title, interest or estate in, under or to the Lease, the Premises and the Parcels to any Secured Lender (or such Secured Lender's designee in the case of a conveyance in lieu of foreclosure) or to any purchaser at a foreclosure, trustee's, or other similar sale; and any and all Secured Lenders, their designees, and such purchasers, and their successors, purchasers and assigns, shall be free of all of the restrictions and limitations set out in the preceding sentences of this SECTION 10.13.

         SECTION 10.14. Tenant shall not place any advertising signs on the Premises or otherwise advertise for subtenants or lease assignments without Landlord's prior written approval, which Landlord will not withhold unreasonably; provided, however, that in no event shall Tenant place any advertising signs on the Premises within the final two years of the Term or any Renewal Term. Any advertising sign which Tenant does place or allow to remain on the Premises shall at all times be clean, neat, dignified and in first-class condition. Without limiting the generality of the preceding sentence: no advertising sign or other advertisement shall be placed, or be allowed to remain, on the Premises in violation of any applicable law, code, ordinance or CC&Rs; no advertising sign shall remain on the Premises for longer than six months without being removed or replaced by a new sign which satisfies all of the requirements of this SECTION 10.14; and, any advertising sign placed or allowed to remain on the Premises shall expressly state that any available space is being offered by the lessee thereof for assignment or sublet.

         SECTION 10.15.

                  (a) Tenant may from time to time mortgage or grant a security interest in its rights under this Lease (including its option and other rights hereunder) and its leasehold interest in the Premises (a "LEASEHOLD MORTGAGE"), but only on and subject to all of the conditions and provisions applicable to an outright assignment of Tenant's interest hereunder as set out herein. On and subject to the satisfaction of all such conditions and provisions, the holder of any Leasehold Mortgage (a "LEASEHOLD MORTGAGEE") may be granted all rights and privileges of the Tenant under this Lease and may exercise any or all such rights in accordance with the provisions of the Leasehold Mortgage, but Landlord shall have no obligation to recognize or deal with any Leasehold Mortgagee unless and until all of such conditions and provisions have been fully satisfied and complied with. Tenant hereby agrees to defend, indemnify and hold Landlord harmless from and against any and all losses, liabilities, damages, costs, expenses and claims of any and every kind which Landlord may pay, suffer or incur, or which may be asserted against Landlord, as a result or consequence of Landlord's dealing with or taking any action (or refraining from taking any action) requested by any Leasehold Mortgagee.

                  (b) Within 30 days after being requested in writing to do so by Tenant, Landlord will deliver to Tenant or any Leasehold Mortgagee designated in writing by Tenant to Landlord a reasonable estoppel letter confirming (subject to such exceptions, qualifications, limitations or clarifications, if any, that Landlord may consider appropriate) the following: (i) the existence of this Lease and any amendments or modifications thereto, (ii) the absence of any material defaults under this Lease by Tenant known to Landlord or, if such defaults exist, identifying them, (iii) the Rental payable under this Lease and whether any waivers or concessions have been granted by Landlord with respect thereto, and (iv) such other information readily available to Landlord as Tenant or such Leasehold Mortgagee may reasonably request.

                  (c) Landlord agrees that if requested to do so in writing by Tenant and any one Leasehold Mortgagee, Landlord will (a) send to such Leasehold Mortgagee, at its address theretofore furnished to Landlord by Tenant in a written notice hereunder, a copy of any notice of default which Landlord may thereafter give under this Lease to Tenant, and (b) accept from such Leasehold Mortgagee any complete curing of any Default by Tenant hereunder on the same basis, within the same period of time, and subject to the same conditions, as Landlord would have been obligated to accept if such cure had been effected by Tenant. Landlord shall not be required to subordinate any of its rights, titles, estates or interests to any Leasehold Mortgage.

                                   ARTICLE 11
                        LANDLORD'S AND TENANT'S PROPERTY

         SECTION 11.1.

                  (a) Tenant acknowledges that the Buildings and all of the materials and Equipment incorporated therein are the property of Landlord, and Tenant agrees that, except for Tenant's Property, all materials and Equipment incorporated into any Building at any time during the Term shall immediately become and constitute the property of Landlord, and that title to all of the Buildings and such materials and Equipment shall continue in Landlord.

                  (b) Tenant covenants and agrees that all Construction Agreements between Tenant and any contractor shall include the following provision VERBATIM: "[contractor] [subcontractor] [materialman] shall look solely to [Tenant] [contractor] [subcontractor] for payment for any and all materials sold, delivered or installed and for all services performed and labor provided, it being expressly understood and agreed that Landlord shall not be liable in any manner for payment or otherwise to [contractor] [subcontractor][materialman] for or in connection with any such materials, services or labor, and Landlord shall have no obligation to pay any compensation to [contractor][subcontractor] [materialman] for or on account of such services, labor or materials becoming incorporated in the Premises of [insert name of the Landlord]; and [contractor] [subcontractor] [materialman] shall not under any circumstance have or assert any lien or claim for lien against the Premises or Landlord's right, title, interest or estate therein or thereto."

         SECTION 11.2. All movable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment and other fixtures and personal property, whether or not attached to or built into the Premises, which are installed in the Premises by or for the account of Tenant and which can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property installed by or on account of Tenant and located in the Premises (herein collectively called "TENANT'S PROPERTY"), shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the term of this Lease or within 30 days after the Expiration Date; provided, however, that if any of Tenant's Property is removed at any time (whether before or after the Expiration Date), Tenant shall repair or pay the cost of repairing any damage to the Premises or to the Building resulting from the installation and removal thereof; and provided further, that it shall be a condition of Tenant's allowing any of Tenant's Property to remain on the Premises after the Expiration Date that it be in such condition and location that Landlord and its designees shall at all times after the Expiration Date have full and free access to all parts of the Premises (including, without limitation, all interior portions of all Buildings) to do any repairs, replacements, construction, maintenance, improvements or other work that Landlord may wish to do, and Landlord is hereby irrevocably granted full and complete authority to move any and all of Tenant's Property, at Tenant's cost and expense, to the extent reasonably necessary or useful to permit or facilitate Landlord's doing any of such work, and Landlord shall have no liability or responsibility of any kind for or on account of any damage to or destruction of Tenant's Property which results from the foregoing (except for any such damage caused by Landlord's malicious or willful damage thereto).

         SECTION 11.3. [INTENTIONALLY OMITTED.]

         SECTION 11.4. Any items of Tenant's Property which shall remain in the Premises after the 30th day following the Expiration Date shall be deemed to have been abandoned, and in such case all such items shall automatically be and become Landlord's property, and may be retained by Landlord as its property or removed and disposed of by Landlord, without accountability, in such manner as Landlord shall determine, at Tenant's expense. Landlord shall have no obligation to Tenant with respect to any items of Tenant's Property remaining in the Premises after the Expiration Date. Tenant shall pay to Landlord, on demand, the total amount of the expenses paid or incurred by Landlord for or in connection with the removal, storage and disposition of such items, less the net salvage amount (if any) actually received by Landlord therefor.

                                   ARTICLE 12
                                REPAIRS; SERVICES

         SECTION 12.1. Except for Landlord's construction and (if any) repair obligations expressly set forth herein, Tenant, at its sole cost and expense, throughout the Term and all Renewal Terms (if exercised), shall take good care of the Parcels including, without limiting the generality of the foregoing, all structural components (including but not limited to all roofs, foundations, slabs, and supporting members), non-structural items, building systems, parking areas, driveways and other paved surfaces, and sidewalks and curbs in front of or adjacent to the Parcels, all landscaping and all irrigation and landscape watering systems, all water, sewer and gas connections, pipes and mains which service the Parcels and which neither the City of Jacksonville, the Association, Wilma's successor in interest under the Initial Declaration as amended, nor a utility company is obligated to repair and maintain, and all Equipment, and shall keep and maintain the Parcels in good and safe order and working condition, and make all repairs therein and thereon necessary to keep the same in good and safe order and working condition and to comply with all applicable laws (including but not limited to the Americans with Disabilities Act), ordinances, orders, rules, regulations, codes and requirements of the City of Jacksonville and all other Governmental Authorities, howsoever the necessity or desirability of such repairs may occur, except for: (a) ordinary wear and tear (but Tenant shall be obligated to perform reasonable maintenance and shall also be obligated to perform all appropriate repairs as and when they become necessary even if they are necessitated by the effect of ordinary wear and tear); (b) damage by the elements, fire and other casualties unless Tenant is required by the provisions of this Lease, applicable law or the CC&Rs to repair and except that Tenant shall do such repairs, maintenance and other things described hereinabove to the extent that such damage is covered by insurance carried or required to be carried by Tenant hereunder; or (c) repairs or maintenance required as a result of the wrongful acts or wrongful failure to act of Landlord (but Tenant shall be required to do such repairs or maintenance to the extent that the same is covered by insurance carried or required to be carried by Tenant hereunder). (The provisions of this SECTION
12.1 shall not be construed as negating Tenant's authority to make alterations to the extent expressly permitted by other provisions of this Lease.) The necessity and adequacy of repairs made or to be made shall be measured by standards which are appropriate for buildings of similar age, construction and use that are situated in the City of Jacksonville, Florida. Tenant shall not commit or suffer, and Tenant shall use all reasonable precautions to prevent, waste, damage, or injury to the Parcels. All repairs made by Tenant shall be at least equal in quality and class to the original work and shall be made in compliance with (i) all rules, orders, regulations and requirements of the Florida Board of Fire Underwriters or any successor thereto and (ii) all applicable laws, ordinances, orders, rules, regulations, codes and requirements of the City of Jacksonville and all other Governmental Authorities, and (iii) the CC&R's. When used in this Lease, the terms "REPAIR" or "REPAIRS" shall include all alterations, additions, installations, replacements, removals, renewals and Restorations. With respect to the repair of the Premises required as a result of any casualty or taking, if any of Tenant's obligations under this SECTION 12.1 shall be inconsistent with the requirements for Restoration under ARTICLES 8 and 9 hereof, the provisions of ARTICLES 8 and 9 shall govern.

         SECTION 12.2. Tenant, at its sole cost and expense, shall keep and maintain in clean and orderly condition the public and common portions and areas of the Parcels as necessary and keep clean and free from dirt, rubbish, obstructions and encumbrances, the sidewalks, driveways, parking areas, grounds, and curbs on, in front of or adjacent to the Parcels, and the plazas on the Parcels. Without limiting the generality of the foregoing, Tenant shall, at its expense, be responsible for causing the observance and compliance with all requirements for the landscaping, irrigation, maintenance, repair, cleanliness and condition of the Parcels as set out in the CC&Rs or in Section 12 of the Agreement for Purchase and Sale between Wilma (or its Affiliate) and Landlord pursuant to which Landlord purchased and acquired the Parcels; provided, however, that nothing herein shall be deemed to obligate Tenant to be responsible for the initial installation of irrigation equipment or landscaping as required therein.

         SECTION 12.3. Tenant's maintenance obligations shall include but not be limited to:

         a. Cleaning of the windows, both interior and exterior, no less frequently than every six months.

         b. Painting of the exterior surface of the tilt-up panels with the appropriate materials in a timely fashion to insure that each Building maintains a professional exterior appearance.

         c. Maintain the electrical circuitry with appropriate cleaning and inspection by an electrician on an annual basis.

         d. Follow and perform the maintenance guidelines as outlined in the operational and maintenance manuals for each and every piece of equipment or material installed in or on any Building by the Landlord.

         e.       Maintain the landscape as required by the CC&R's.

         f. Maintain the exterior masonry that forms the exterior of the office portion of each Building.

         g. Maintenance of the parking lots (including repairs caused by ordinary wear and tear).

         SECTION 12.4. Effective as of the Commencement Date, Landlord assigns to Tenant all assignable warranties from contractors, vendors, manufacturers and others that Landlord may obtain in connection with its construction or installation of any Building (including, without limitation, any Equipment) or other improvement on the Land (each such warranty being referred to herein as a "VENDOR'S WARRANTY"). Vendors' Warranties so assigned in connection with the construction of the Initial Building shall be substantially in accordance with those described on EXHIBIT H hereto in the column captioned "WARRANTY", if any. (If Tenant timely so requests of Landlord in writing, Landlord will cooperate in efforts by Tenant to obtain, at Tenant's sole cost, any of the additional warranty extensions from vendors as are described on EXHIBIT H, but Landlord shall have no liability or obligation of any kind under or concerning such additional warranty extensions or on account of their unavailability.) Landlord warrants to Tenant (such warranty being referred to herein as "LANDLORD'S BACKUP WARRANTY") that the Initial Building constructed by Landlord for Tenant on the Land and leased by Landlord to Tenant under this Lease will be free of substantial defects in materials and workmanship for a period of one year from the Commencement Date; provided, however, that (i) with respect to such items as are also the subject of a Vendor's Warranty, (A) Landlord's Backup Warranty as set out and described in the preceding portion of this sentence will be for a period of two years (except for elevator, as to which it will remain one year) from the Commencement Date, and (B) Tenant shall not have, and will not assert, any claim against Landlord under or with respect to Landlord's Backup Warranty except for a claim as to which Tenant has first made reasonably diligent efforts, in good faith, to obtain performance from the warrantor under the Vendor's Warranty but such warrantor has failed to perform under its Vendor's Warranty, and (ii) Landlord's Backup Warranty is the sole and exclusive warranty of Landlord concerning the Parcels, and Tenant shall not have or assert (and Tenant irrevocably waives and disclaims) any other warranty or basis for a claim in the nature of a warranty claim against Landlord for or concerning any Building or other improvement or the condition, quality, materials, workmanship, fitness, usefulness or utility thereof. For purposes of satisfying the one-year or two-year periods (as the case may be) applicable to Landlord's Backup Warranty, Tenant will be deemed to have asserted a claim thereunder as of the date when Tenant shall have asserted such claim with reasonable particularity, in writing, to and against the relevant vendor and shall have delivered a complete copy of such written claim to Landlord.

                                   ARTICLE 13
                       CHANGES, ALTERATIONS AND ADDITIONS

         SECTION 13.1. Subject to ARTICLES 8, 9 and 13, neither Tenant nor Landlord shall demolish, replace or materially alter any Building or any part thereof, or make any addition thereto, or construct any additional building on the Land, whether voluntarily or in connection with any mainte nance, repair or Restoration required by this Lease (collectively, "CAPITAL IMPROVEMENTS"; and, individually, a "CAPITAL IMPROVEMENT"), unless the following requirements and, if applicable, the additional requirements set forth in SECTION 13.2, are met:

                  (a) Each Capital Improvement shall be made with reasonable diligence (subject to Unavoidable Delays) and in a good and workmanlike manner and in compliance with (i) all applicable licenses, permits and authorizations and all applicable building and zoning laws, (ii) all other applicable laws, ordinances, orders, rules, regulations and requirements of all Governmental Authorities, (iii) the orders, rules, regulations and requirements of any Board of Fire Underwriters having jurisdiction or any similar body exercising similar functions, and (iv) all applicable requirements of the CC&Rs.

                  (b) Each Capital Improvement shall substantially conform to the plans and specifications for the Capital Improvement, as the same may be approved pursuant to SECTION 13.2 or, if SECTION 13.2 is not applicable thereto, the Final Plans therefor.

                  (c) Any Capital Improvement undertaken by Tenant shall be constructed so that the Landlord's interest in the Premises and the property and assets (including, without limitation, all Rental payable under this Lease) of, or funds appropriated to, Landlord, shall at all times be free of liens, claims for lien, security interests or other encumbrances for or on account of labor, services or materials supplied or claimed to have been supplied to or for the benefit of, or installed in, the Premises.

                  (d) No Capital Improvement shall be undertaken until the party undertaking the Capital Improvement ("RESPONSIBLE PARTY") shall have delivered to the other ("NONRESPONSIBLE PARTY") insurance policies or abstracts thereof issued by responsible insurers, bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Nonresponsible Party of such payments, for the following insurance, which shall be kept in full force and effect until the substantial completion of the Capital Improvement:

                           (i) comprehensive general liability insurance, naming Responsible Party as the insured and Nonresponsible Party and each Secured Lender as additional insureds, such insurance to insure against liability for bodily injury and death and for property damage in an amount as provided in SECTION 7.1(a)(ii), such insurance to include operations-premises liability, contractor's protective liability on the operations of all subcontractors, completed operations, broad form contractual liability (designating the indemnity provisions of the Construction Agreements if such coverage is provided by a contractor), and if the contractor is undertaking foundation, excavation or demolition work, an endorsement that such operations are covered and that the "XCU Exclusions" have been deleted;

                           (ii) automobile liability and property damage insurance as described in SECTION 7.1(a)(iii);

                           (iii) workers' compensation providing statutory benefits for all Persons employed in connection with the construction at the Premises;

                           (iv) builder's all-risk insurance written on a completed value basis with limits and other coverage (including coverage for changes in ordinances and laws by Government Authorities resulting in consequential and contingent liabilities or increases in the cost of construction, with such limits as are reasonably required by Nonresponsible Party). In addition, such insurance (x) shall contain an authorization for the waiver of subrogation by Tenant and Landlord, and an endorsement stating that "permission is granted to complete and occupy," and (y) if any offsite storage location listed with Responsible Party's insurer is used, shall cover, for full insurable value, all materials and equipment which have been delivered to and are stored at any such offsite storage location and which are intended for use with respect to the Premises.

Any proceeds received pursuant to the insurance coverage required under
SECTION 13.1(d)(iv) shall be paid in accordance with the provisions of
SECTION 7.2(a). Responsible Party shall comply with the provisions of SECTIONS 7.1(b), 7.2(b) and 7.2(d) - 7.2(f) with respect to the policies required by this SECTION 13.1(d). If under the provisions of any casualty, liability or other insurance policy or policies then covering the Premises or any part thereof any consent to such Capital Improvement by the insurance company or companies issuing such policy or policies shall be required to continue and keep such policy or policies in full force and effect, Responsible Party shall obtain such consents and pay any additional premiums or charges therefor that may be imposed by said insurance company or companies.

                  (e) Nonresponsible Party shall not refuse to join in the applications for such licenses, permits and authorizations, provided the same are made without cost or expense to Nonresponsible Party and will not in any way diminish the development rights of any Parcel which is not included within the Premises. Copies of all required permits and authorizations, certified to be true copies thereof by Responsible Party shall be delivered to Nonresponsible Party prior to the commencement of any Capital Improvement.

         SECTION 13.2. Responsible Party shall furnish to Nonresponsible Party at least ten (10) days before the commencement of any Capital Improvement, the items described in SECTION 8.4 with respect to the Capital Improvements.

         SECTION 13.3. Tenant shall pay to Landlord, within ten (10) days after Landlord's demand therefor, Landlord's reasonable costs and expenses of reviewing plans and specifications incurred by it if it is the Nonresponsible Party.

         SECTION 13.4. Title to all additions, alterations, improvements and replacements made to the Building, including, without limitation, Capital Improvements, shall be the property of the Responsible Party until the Expiration Date, at which time title thereto and ownership thereof shall (if not already vested in Landlord) automatically vest in Landlord as provided in
SECTION 11.1(a), without any obligation by Landlord to pay any compensation therefor to Tenant, or at Landlord's request, Tenant shall, at Tenant's cost, promptly remove the Capital Improvements and restore the Premises to their original condition.

         SECTION 13.5.  [INTENTIONALLY OMITTED.]

         SECTION 13.6. Responsible Party shall use reasonable efforts to cause its contractors and all other workers at the Premises connected with any maintenance, repairs, Restorations, additions, alterations, improvements and replacements made to the Building, including, without limitation, any Capital Improvements, to work harmoniously with each other and with the contractors and other workers of Nonresponsible Party, and neither party shall engage in or permit, nor shall use reasonable efforts to suffer, any conduct which may disrupt such harmonious relationship.

                                   ARTICLE 14
                    REQUIREMENTS OF PUBLIC AUTHORITIES AND OF
                INSURANCE UNDERWRITERS AND POLICIES; OBLIGATIONS
                         UNDER OTHER SUPERIOR AGREEMENTS

         SECTION 14.1.

                  (a) Unless required by the express provisions of this Lease to have been obtained or caused to be obtained by Landlord or another Person claiming by, through or under Landlord, throughout the Term or any Renewal Terms (if exercised) Tenant, at its sole cost and expense, shall (i) timely obtain and thereafter keep in full force and effect all licenses, permits, authorizations and approvals of Governmental Authorities required for the use, occupancy, operation, maintenance, repair and insurability of the Premises, and (ii) unless caused by the negligence or wrongful acts of Landlord, promptly comply with and discharge of record any violations of any and all applicable present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes, resolutions and executive orders now existing or hereafter created, of all Governmental Authorities and of any and all of their departments and bureaus and of any applicable Fire Rating Bureau or other body exercising similar functions (collectively, "REQUIREMENTS") affecting the Premises without regard to the nature of the work required to be done, whether ordinary or extraordinary, foreseen or unforeseen or involving or requiring any Capital Improvements, structural changes, alterations or additions in or to the Premises and whether or not such changes, alterations or additions are required on account of any particular use to which the Premises or any part thereof may have been, then are being, or are proposed by Tenant (or anyone holding by, through or under Tenant) to be, put. Tenant also shall comply with any and all provisions and requirements of any casualty, liability or other insurance policy required to be carried by Tenant under the provisions of this Lease.

         SECTION 14.2. Tenant shall have the right, after notice to Landlord, to contest by appropriate legal proceedings the validity of any Requirements or the application thereof, at Tenant's sole cost and expense, but only so long as neither the Parcels nor any part thereof, nor any part of the rents, issues and profits thereof, would, by reason of such postponement or deferment, be, in the reasonable judgment of Landlord, in danger of being forfeited or lost, or becoming unavailable to Landlord or any Secured Lender or diminished in value. During such contest, compliance with any such contested Requirements may, subject to the following provisions of this Section, be deferred by Tenant. Any such proceeding instituted by Tenant shall be begun as soon as is reasonably possible after the issuance of any such contested matter and shall be prosecuted in good faith and with reasonable diligence to a final determination by the court or other Governmental Authority having final jurisdiction. Notwithstanding the foregoing, Tenant promptly shall comply with any such Requirements and compliance shall not be deferred if at any time the Parcels, or any part thereof, or any interest of Landlord or a Secured Lender, shall be in danger of being forfeited or lost or becoming unavailable to Landlord or any Secured Lender or diminished in value, or if Landlord or a Secured Lender shall be in danger of being subject to criminal or civil liability, penalty or other sanction by reason of noncompliance therewith. Landlord shall cooperate with Tenant in any such contest to the extent Tenant may reasonably request, provided that Landlord shall not thereby incur or be subject to any costs, expenses or liabilities (unless Landlord or another Person claiming by, through or under Landlord and for whose acts Landlord is responsible hereunder, is responsible for the noncompliance); and Tenant hereby agrees to reimburse, defend, indemnify and hold harmless Landlord for all such costs, expenses, claims and liabilities including, without limitation, reasonable attorneys' fees and expenses. Tenant shall defend, indemnify and hold Landlord harmless from and against all and any costs, expenses, losses, damages or liabilities that Landlord may sustain by reason of Tenant's failure or delay in complying with any Requirements for which Tenant is responsible and which is not caused by the wrongful act of Landlord or another Person claiming by, through or under Landlord and for whose acts Landlord is responsible hereunder, including, without limitation, any proceeding brought by Tenant. In the event that Tenant, as a result of such contest, receives any reimbursement or other payment on account of the cost of compliance with the contested Requirement, which compliance was performed by Landlord or any Secured Lender, then Tenant shall receive and hold the same in trust for Landlord or such Secured Lender (as the case may be) and, within ten (10) days after receiving the same, Tenant shall deliver the amount of such reimbursement or other payment to Landlord or such Secured Lender, as the case may be, less, however, the amount of the reasonable costs and expenses incurred by Tenant in such proceeding.

         SECTION 14.3. Prior to the Commencement Date, Landlord, at its sole cost and expense, and from and after the Commencement Date, Tenant, at its sole cost and expense, shall perform and comply with and cause the Premises to comply with all of, and shall not do or permit anything which would violate any of, the terms, covenants and conditions (to the extent susceptible of performance and compliance by Tenant) which are applicable to the Parcels and pertain to any period of time during the Term or any Renewal Terms, under (a) the CC&Rs and all other laws, ordinances, covenants, orders, documents, restrictions, agreements and other matters listed on EXHIBIT B attached hereto and (b) any other covenants, documents, restrictions, agreements and other matters affecting the Parcels (or any of them) which are entered into or become effective after the date of this Lease to which Landlord (in the case of Landlord's obligation under this Section) or Tenant (in the case of Tenant's obligation under this Section) is a party or to which it consents.

                                   ARTICLE 15
                         LEASEHOLD IMPROVEMENT AGREEMENT

         Substantially simultaneously with the execution of this Lease, Landlord and Tenant will execute the Leasehold Improvement Agreement, in a form substantially identical to EXHIBIT C attached hereto but with such modifications, revisions and changes to such form (if any) as they may mutually agree upon. However, if by the 30th day following the date of this Lease Landlord and Tenant shall have failed, for any reason whatsoever, to execute a separate Leasehold Improvement Agreement, they shall be contractually bound by each and every one of the terms, conditions and provisions of EXHIBIT C attached hereto as though they had executed such EXHIBIT C independently of their execution of this Lease.

                                   ARTICLE 16
                            DISCHARGE OF LIENS; BONDS

         SECTION 16.1. Tenant shall not create or cause to be created any lien, encumbrance, security interest or charge upon any property or assets (including, without limitation, any Rental payable hereunder) of Landlord, or upon the estate, rights or interest of Landlord in the Parcels or the Premises or any part thereof or in or concerning this Lease.

         SECTION 16.2. Subject to Tenant's rights to contest which are expressly set out herein, if at any time any mechanic's, laborer's or materialman's lien created or caused to be created by Tenant or arising as a result of any act or omission of, or relating to any contract of Tenant or any Person claiming or acting by, through or under Tenant shall be filed against Landlord's interest in the Parcels or the Premises or any part thereof, or if any public improvement lien created or caused to be created by Tenant shall be filed against any property or assets of Landlord, then Tenant, within twenty (20) days after actual notice of the filing thereof, or such shorter period as may be required by a Secured Lender, shall cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such lien to be discharged of record within the period aforesaid, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, cause the same of record to be discharged as aforesaid in any manner permitted by law. Any amount so paid by Landlord, including all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Landlord in connection therewith, together with interest thereon at the Late Charge Rate from the respective dates of Landlord's making of the payment or incurring of the costs and expenses until paid in full, shall constitute additional Rental payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand. Notwithstanding the foregoing provisions of this SECTION 16.2, Tenant shall not be required to discharge of record any such lien (i) which was not created or caused to be created by Tenant (or any Person acting by, through, for or under Tenant) or did not arise as a result of any act or omission of, or relate to any contract of, Tenant (or any Person acting by, through, for or under Tenant), or (ii) during such time as Tenant is in good faith contesting the same (but only as long as neither the Landlord's interest in the Premises nor any part thereof, nor any part of the rents, issues and profits thereof, would, by reason of such postponement or deferment, be, in the reasonable judgment of Landlord, in danger of being forfeited, lost or diminished in value).

         SECTION 16.3. Except for Restorations or Capital Improvements performed or installed by Tenant as expressly authorized by the provisions of this Lease, nothing in this Lease contained shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or services or the furnishing of any materials for any improvement, alteration or repair of any of the Parcels or any part thereof, nor as giving Tenant (or any Person acting by, through, for or under Tenant) any right, power or authority to contract for or permit the rendering of any labor or services or the furnishing of materials that could give rise to the filing of any lien against any of the Parcels or any part thereof or any property or assets (including, without limitation, any Rental payable hereunder) of Landlord. Notice is hereby given that Landlord shall not be liable for any work or services performed or to be performed at or for the benefit of the Parcels or for any materials furnished or to be furnished at or for the benefit of the Parcels for any of the foregoing, and that no mechanic's or other lien for such work or materials shall attach to or affect the estate or interest of Landlord in and to the Parcels or any part thereof or any property or assets (including, without limitation, any Rental payable hereunder) of Landlord.

                                   ARTICLE 17
                                 REPRESENTATIONS

         SECTION 17.1. Landlord represents and warrants as follows (all of the following representa tions and warranties are made as of the Commencement Date unless expressly stated below to be made as of a different date):

                  (a) To the best of Landlord's knowledge, the Premises comply with all applicable laws, ordinances, rules and regulations of Governmental Authorities, including but not limited to Environmental Laws and the Americans with Disabilities Act. Landlord will provide at Landlord's expense all permits, authorizations and approvals required for the construction of the Initial Building and will promptly comply with and discharge of record any violations of any and all present Requirements.

                  (b) Except for the rights of Secured Lenders under collateral security documents securing Secured Loans and except for any rights which are junior and subordinate to, and are not inconsistent with, any of the rights or options granted to Tenant by this Lease, the Premises are not subject to any outstanding agreement for sale, option, lease, or other rights of any Person other than Tenant to acquire an interest therein. Landlord has not received any notice of violation by the Premises of any CC&R's, Restrictions or Requirements which has not been cured, dismissed or withdrawn, and Landlord covenants that it will immediately notify Tenant in writing upon Landlord's receipt of notice of any such violation.

                  (c) To the best of Landlord's actual knowledge, except as disclosed in writing to Tenant, all improvements and systems, whether mechanical or structural, on or within the Premises (including, but not limited to, Equipment installed by Landlord, roofs, exterior walls, floors, HVAC, electrical, plumbing and roads and parking lots) have been constructed in accordance with the Plans (as defined herein) and are in good working condition. (The Warranty set out in the preceding sentence is in addition to, and not in limitation or restriction of, Landlord's Backup Warranty.) All Vendors' Warranties made by third party contractors or vendors relating to the Initial Building that are identified on EXHIBIT H attached hereto (under the column headed "Warranty") are assignable to Tenant without the consent of any third party (or such consent has been or will be obtained) and effective as of the Commencement Date will be assigned by Landlord to Tenant. Landlord agrees to assist Tenant in purchasing (at Tenant's sole cost) the extended warranties offered by equipment manufacturers or suppliers as listed on EXHIBIT H, if requested in writing to do so by Tenant.

                  (d) Landlord is authorized to do business in the State of Florida and to own the Parcels and the Premises, and has full power and authority to enter into and perform this Lease in accordance with its terms. The persons executing this Lease on behalf of the Landlord have been duly authorized to do so. This Lease is a legal, valid and binding obligation of Landlord and is enforceable against Landlord in accordance with its terms.

                  (e) Prior to the Commencement Date, Landlord will not permit AD VALOREM taxes on the Parcels to become delinquent.

                  (f) Except in connection with any Secured Loan (including, without limitation, any loan to finance the construction by Landlord of the Initial Building and any loan which refinances any such loan), and except for any matter identified on EXHIBIT B, after the date of this Lease Landlord will not convey or dedicate any portion of, or execute, grant or convey any lien, easement, license or other encumbrance on, the Premises without the prior written consent of Tenant, which consent Tenant agrees shall not unreasonably be withheld or delayed. Tenant acknowledges that it has examined, and found acceptable, the status of title to the Premises (including, without limitation, all covenants and easements burdening the Premises) as in effect on the date of this Lease.

                  (g) Landlord holds (or before the Commencement Date will acquire) fee simple title to the Premises, and Landlord has (or will by that date have) the right to lease the Premises. So long as Tenant is not in default hereunder, Tenant shall have the peaceful and quiet use and possession of the Premises and any easements appurtenant thereto which have expressly been granted to Tenant hereunder, without hindrance on the part of Landlord, and Landlord shall warrant and defend Tenant such peaceful and quiet use and possession against the claims of all persons acting or claiming by, through or under Landlord, subject to the matters set forth on EXHIBIT B.

         SECTION 17.2. Landlord represents that as of the date of execution of this Lease there is, and as of the Commencement Date there will be, no pending litigation adversely affecting the Premises.

         SECTION 17.3. Tenant acknowledges and agrees as follows: (i) Landlord has made no representation regarding subsurface conditions on or affecting the Premises, and Landlord has delivered to Tenant the Report of Geotechnical Exploration dated June 17, 1994 by Law Engineering and Environmental Services as Law Project No. 442-07133-01, and Tenant is relying on said report but not on any representation or statement of Landlord; (ii) except as expressly set out herein, no representation, statement, or warranty of any kind, express or implied, has been made by or on behalf of Landlord in respect of the Parcels, the status of title to the Parcels, the zoning or other laws, regulations, ordinances, rules and orders applicable thereto, Taxes, Impositions, or the use that may be made of the Premises; except as expressly set out herein, no representation, statement or warranty of any kind, express or implied, has been made by or on behalf of Landlord that would entitle or permit Tenant to have any abatement, reduction, set-off, counterclaim, defense or deduction with respect to any Rental or other sum payable hereunder, and Tenant has relied on no such representation, statement or warranty, and in no event whatsoever shall Landlord be liable by reason of any claim of false, inaccurate or misleading representation or misrepresentation or breach of warranty with respect thereto.

         SECTION 17.4. Tenant represents and warrants that Tenant is, and at all times from the date hereof through the end of the Term will be, authorized to do business in the State of Florida and to lease, use and operate the Premises as provided or contemplated in this Lease, and Tenant has full power and authority to enter into and perform its obligations under this Lease in accordance with its terms. The persons executing this Lease on behalf of the Tenant have been duly authorized to do so. This Lease is a legal, valid and binding obligation of Tenant enforceable against Tenant in accordance with its terms.

                                   ARTICLE 18
                 LANDLORD NOT LIABLE FOR INJURY OR DAMAGE, ETC.

         Except to the extent (if any) expressly provided herein, neither Landlord nor any Secured Lender, respectively, shall in any event whatsoever, unless caused by its own negligence or wrongful act or by the acts of any Person claiming by, through or under it or (in the case of Landlord) by Landlord's failure to perform its obligations herein, be liable for any injury, damage or loss to Tenant or to any Person claiming by, through or under Tenant, happening on, in or about the Premises or the Parcels or their appurtenances (including, without limitation, street and sidewalk areas) nor for any injury or damage to the Premises or the Parcels or to any property belonging to Tenant or any Person claiming by, through or under Tenant, which may be caused by or result from any of the following occurring on or after the Commencement Date: (a) any fire or other casualty,
(b) any action of wind, water, lightning or any other of the elements, (c) any use, misuse or abuse of any Building or any portion thereof, or other acts or negligence of Tenant, any Subtenant, licensee, invitee or contractor of Tenant or any Subtenant, happening on, in or about the Premises or the Parcels or their appurtenances (including, without limitation, street and sidewalk areas), (d) the condition of the Premises or the Parcels during the Term or any defect in the Land, any Building, the Equipment or any other equipment, machinery, wiring, apparatus or appliances whatsoever now or hereafter situated in, at, upon or about the Premises or the Parcels, or any leakage, bursting or breaking up of the same, (e) any failure or defect of water, heat, gas, chilled water, steam, electric light or power supply, or of any apparatus, machinery or appliance in connection therewith, (f) any gasoline, oil, steam, gas, electricity, chemicals, water, rain, snow or mud which may leak, run or flow from the river, roadways, streets, subsurface areas and facilities, sewers, mains, pipes, conduits, Equipment, or any other facilities, equipment, machinery, wiring, apparatus or appliances whatsoever, now or hereafter situate in, at, upon, about or in the vicinity of the Premises or Parcels or (g) any other cause whatsoever.

                                   ARTICLE 19
                           INDEMNIFICATION OF LANDLORD

         SECTION 19.1. Tenant hereby agrees to defend, indemnify and save Landlord harmless from and against any and all liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses of any and every kind whatsoever (including, without limitation, reasonable engineers', architects' and attorneys' fees and disbursements) which may be imposed upon or incurred by or asserted against Landlord by reason of any of the following occurring during the Term or any Renewal Term (if exercised), except to the extent (if any) either caused by the negligent act of Landlord or any Person acting by, through or under Landlord or covered by insurance under which the insurer has acknowledged its liability to Landlord (Landlord shall have no obligation to carry or maintain any such insurance or to waive or release any rights of subrogation against Tenant in connection with any such insurance which it may decide to carry):

                  (a) the negligence or wrongful act or omission of Tenant or any Person acting, or holding by, through or under Tenant;

                  (b) any work or thing done in, on or about the Premises or any part thereof by a Person other than Landlord or a Person acting by, through or under Landlord;

                  (c) any use, non-use, possession, occupation, alteration, repair, condition, operation, maintenance or management of the Premises or any part thereof or of any sidewalk or curb adjacent thereto after the Commencement Date;

                  (d) any accident, injury (including death at any time resulting therefrom) or damage to any Person or property occurring in, on or about the Premises or any part thereof or in, on or about any sidewalk or curb adjacent thereto;

                  (e) any failure on the part of Tenant timely to pay Rental or to perform or comply with any of the covenants, agreements, warranties, terms or conditions contained in this Lease on Tenant's part to be performed or complied with;

                  (f) any lien or claim which may be filed, asserted or alleged to have arisen against or on Landlord's interest in the Premises or the Premises created or caused to be created by Tenant or any Person acting, claiming or holding by, through or under Tenant, or any lien or claim of lien which may be filed, asserted or alleged to have arisen out of this Lease and created or caused to be created by Tenant or any Person acting, claiming or holding by, through or under Tenant against any property or assets (including, without limitation, any Rental) of Landlord under the laws of the State of Florida or of any other Governmental Authority or any liability created or caused to be created by Tenant or any Person acting, claiming or holding by, through or under Tenant which may be asserted against Landlord with respect thereto;

                  (g) any failure on the part of Tenant or any Person acting, claiming or holding by, through or under Tenant to keep, observe or perform any of the terms, covenants, agreements, provisions, conditions or limitations contained in any Construction Agreements, Subleases or other contracts and agreements affecting the Premises, on Tenant's part to be kept, observed or performed;

                  (h) any contest permitted pursuant to the provisions hereof; or

                  (i) any breach by Tenant or any Person acting, holding or claiming by, through or under Tenant of any provision applicable to the Premises under (1) any of the CC&R's, (2) any agreement affecting any of the Parcels which is entered into or becomes effective after the Commencement Date to which Tenant is a party or to which Tenant consents or (3) any agreement, document, covenant, guideline or other matter listed on EXHIBIT B attached hereto (except agreements between Landlord and a Secured Lender).

         SECTION 19.2. The obligations of Tenant under this ARTICLE 19 shall not be affected in any way by the absence in any case of covering insurance or by the failure or refusal of any insurance carrier to perform any obligation on its part under insurance policies.

         SECTION 19.3. If any claim, action or proceeding is made or brought against Landlord against which Landlord is indemnified pursuant to SECTION
19.1 or any other provision of this Lease, then, upon demand by Landlord, Tenant, at its sole cost and expense, shall diligently resist or defend such claim, action or proceeding in Landlord's name. The foregoing notwithstanding, Landlord may engage its own attorneys to defend it or to assist in its defense.

         SECTION 19.4. The provisions of this ARTICLE 19 shall survive the Expiration Date with respect to any liability, suit, obligation, fine, damage, penalty, claim, cost, charge or expense arising out of or in connection with any action or failure to take action or any other matter occurring during the Term or any Renewal Term of this Lease.

         SECTION 19.5. When a claim is caused by the joint negligence or willful conduct of Tenant and Landlord or Tenant and a Person unrelated to Tenant (except Tenant's agents, employees, officers, contractors, licensees, or invitees), Tenant's duty to defend, indemnify and save Landlord harmless shall be in proportion to Tenant's allocable share of the joint negligence or willful misconduct.

                                   ARTICLE 20
                            INDEMNIFICATION OF TENANT

        SECTION 20.1 Landlord hereby agrees to defend, indemnify and save Tenant harmless from and against any and all liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses of any and every kind whatsoever (including, without limitation, reasonable engineers', architects' and attorneys' fees and disbursements) which may be imposed upon or incurred by or asserted against Tenant by reason of any of the following caused by the negligence or wrongful act or wrongful omission (but, nothing in this SECTION 20.1 shall be deemed to create or impose on Landlord any obligation or liability of any kind which is in the nature of, or has the same or similar effect as, a warranty of, concerning, relating to or on account of any construction by Landlord or its agents or contractors of any Building, structure or other improvements of any kind, and further, as to omissions after the Commencement Date, Landlord's undertakings hereunder shall apply only if Landlord was obligated by the express provisions of this Lease to act otherwise) of Landlord or its officers, employees, agents, contractors, licensees or invitees (except to the extent, if any, either caused by the negligence of Tenant or any Person acting by, through or under Tenant or covered by insurance under which the insurer has acknowledged its liability to Tenant) or required by the provisions of this Lease to be covered by insurance):

                  (a) any work or thing done in, on or about the Premises or any part thereof by (or any Person acting for Landlord);

                  (b) any use, non-use, possession, occupation, alteration, repair, condition, operation, maintenance or management of the Premises or any part thereof or of any sidewalk or curb adjacent thereto by Landlord before the Commencement Date, or any actual use or act of Landlord occurring after the Commencement Date;

                  (c) any accident, injury (including death at any time resulting therefrom) or damage to any Person or property occurring in, on or about the Premises or any part thereof or in, on or about any sidewalk or curb adjacent thereto before the Commencement Date;

                  (d) any failure on the part of Landlord to perform or comply with any of the covenants, agreements, warranties, terms or conditions contained in this Lease on Landlord's part to be performed or complied with; or

                  (e) any failure or breach on the part of Landlord to keep, observe or perform any of the terms, covenants, agreements provisions, conditions, or limitations contained in any other contract or agreement affecting the Premises, on Landlord's part to be kept, observed or performed and not to be performed by Tenant pursuant to the provisions of this Lease.

         SECTION 20.2. The obligations of Landlord under this ARTICLE 20 shall not be affected in any way by the absence in any case of covering insurance or by the failure or refusal of any insurance carrier to perform any obligation on its part under insurance policies.

         SECTION 20.3. If any claim, action or proceeding is made or brought against Tenant against which Tenant is indemnified pursuant to SECTION 20.1 or any other provision of this Lease, then, upon demand by Tenant, Landlord, at its sole cost and expense, shall diligently resist or defend such claim, action or proceeding in Tenant's name. The foregoing notwithstanding, Tenant may engage its own attorneys to defend it or to assist in its defense.

         SECTION 20.4. The provisions of this ARTICLE 20 shall survive the Expiration Date with respect to any liability, suit, obligation, fine, damage, penalty, claim, cost, charge or expense arising out of or in connection with any action or failure to take action or any other matter occurring during the Term or any Renewal Term of this Lease.

         SECTION 20.5. When a claim is caused by the joint negligence or willful misconduct of Landlord and Tenant or Landlord and a Person unrelated to Landlord (except Landlord's agents, employees, officers, contractors, licensees, or invitees), Landlord's duty to defend, indemnify and save Tenant harmless shall be in proportion to Landlord's allocable share of the joint negligence or willful misconduct.

                                   ARTICLE 21
                               RIGHT OF INSPECTION

         SECTION 21.1. After the Commencement Date, Tenant shall permit Landlord and the Secured Lenders and their respective agents, representatives and contractors to enter the Premises at all reasonable times, on reasonable notice (except in the case of an emergency, in which event no notice will be required), for the purposes of (a) inspecting the Premises, (b) determining whether or not Tenant is in compliance with its obligations hereunder, (c) making any repairs or Restoration which Landlord is permitted or required to perform pursuant to the terms of this Lease, (d) in the case of an emergency (i.e., a condition presenting imminent danger to the health or safety of persons or to property), or following an Event of Default, making any necessary repairs or alterations to the Premises or performing any work therein, whether necessitated by a Requirement or otherwise, provided that in the case of an emergency Landlord or the Secured Lender shall make a reasonable attempt to communicate with Tenant to alert Tenant to the necessary repair, and (e) performing any other obligations of Landlord which reasonably require access to the Premises. Landlord's and each Secured Lender's respective inspection rights may not be exercised before an Event of Default occurs unless Landlord or such Secured Lender first executes a confidentiality agreement in the form of EXHIBIT I attached hereto (the "CONFIDENTIALITY AGREEMENT").

         SECTION 21.2. Landlord or a Secured Lender, as the case may be, during the progress of any Restoration or any Repair, alteration or work referred to in SECTION 21.1, may keep and store at the Premises in or at places to be reasonably designated by Tenant all necessary or useful materials, tools, supplies and equipment. Landlord or a Secured Lender, as the case may be, shall not be liable for inconvenience, annoyance, disturbance, or loss of business of Tenant or any Subtenant by reason of making such repairs, Restoration or the performance of any such work, or on account of bringing materials, tools, supplies and equipment into the Premises during the course thereof, and the obligations of Tenant under this Lease shall not be affected thereby. To the extent that Landlord or a Secured Lender undertakes such work or repairs and such work or repairs shall require interruption of any services to or access of Tenant or a Subtenant or the entry into any space covered by this Lease or a Sublease, such work or repairs shall be commenced and completed with reasonable diligence, subject to Unavoidable Delays, and in such a manner as not to unreasonably interfere with the conduct of business in such space and if requested by Tenant such work or repairs will be performed outside of normal business hours and on weekends, at Tenant's expense, unless the work or repairs are required due to a breach by Landlord under this Lease.

         SECTION 21.3. Landlord and Persons authorized by Landlord shall have the right to enter and pass through the Premises at any reasonable time upon reasonable notice to Tenant to show the Premises to prospective purchasers, tenants and Secured Lenders; provided, however, that Landlord and any such Persons agree to execute the Confidentiality Agreement.

                                   ARTICLE 22
                 LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS

          SECTION 22.1.

                  (a) If an Event of Default occurs under this Lease and all applicable cure periods have expired, then Landlord, without waiving or releasing Tenant from any default or from any obligation of Tenant contained in this Lease, may (but shall be under no obligation to) perform such obligations on Tenant's behalf, at Tenant's cost. In addition, Landlord may so perform the obligation in question upon the occurrence of a Default without waiting until such Default has become an Event of Default if the failure to perform such obligation may result in a loss, forfeiture or diminution in value of the Premises or any part thereof or any part of the rents, issues and profits thereof. In addition to the foregoing, if Tenant shall have failed to deliver to Landlord a certificate or other evidence reasonably satisfactory to Landlord of the existence of any new or renewal insurance policy required under SECTION 7.1 of this Lease prior to the date that is seven (7) Business Days prior to the expiration of the policy in question or if for any other reason the insurance described in SECTION

7.1(a) is no longer in full force and effect, then upon twenty-four (24) hours' notice from Landlord or any time thereafter, Landlord, without waiving or releasing Tenant from any obligation of Tenant contained in this Lease, may (but shall be under no obligation to) obtain or cause to be obtained, at Tenant's sole cost and expense, some or all of the insurance (covering a period of one year or less) for which such certificate or other evidence has not been delivered to Landlord as aforesaid. Landlord may exercise the foregoing right without giving Tenant a notice of Default and Landlord shall have the right to enforce collection of its costs and expenses incurred in obtaining such insurance without declaring an Event of Default by Tenant.

                  (b) Without limiting Landlord's rights under SECTION 22.1(a) or elsewhere in this Lease contained, if Landlord shall be given any notice of default under any Secured Loan and Tenant is then in Default under this Lease with respect to an obligation the non-performance of which is the basis (in whole or in part) for such notice of default, then, whether or not such Default has become an Event of Default, Landlord, without waiving or releasing Tenant from any default or any obligation of Tenant contained in this Lease, may (but shall be under no obligation to) perform such obligation on Tenant's behalf, at Tenant's cost; provided, however, that Landlord shall immediately forward to Tenant a copy of any such notice of default received from such Secured Lender.

         SECTION 22.2. All reasonable sums paid by Landlord and all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Landlord in connection with its performance under SECTION 22.1 of any of Tenant's obligations, together with interest thereon at the Late Charge Rate from the respective dates that Landlord makes each such payment until the date of actual repayment to Landlord, shall be paid by Tenant to Landlord on demand as additional rent. Any payment or performance by Landlord pursuant to the foregoing provisions of this ARTICLE 22 shall not be a waiver or release of any breach or default of Tenant with respect thereto or of any right of Landlord to terminate this Lease, institute summary proceedings, exercise any other right or remedy, or take such other action as may be permissible hereunder if an Event of Default by Tenant shall have occurred. Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant arising out of or by reason of Tenant's failure to provide and keep insurance in force as aforesaid to the amount of the insurance premium or premiums not paid, but Landlord also shall be entitled to recover, as damages for such breach, the uninsured amount of any loss or damage and the costs and expenses of suit, including, without limitation, reasonable attorneys' fees and disbursements, suffered or incurred by reason of damage to or destruction of the Parcels which damage or destruction was required to be insured against hereunder.

                                   ARTICLE 23
                      NO TERMINATION OR ABATEMENT OF RENTAL

         SECTION 23.1. This Lease is a completely net lease to Landlord, and it shall not terminate except as expressly provided in SECTION 23.3 or ARTICLES 8, 9 and 25; nor shall Tenant be entitled to any abatement or reduction, set-off, counterclaim, defense or deduction with respect to any Rental or other sum payable hereunder except as expressly provided in ARTICLES 9 and 48 and EXHIBIT C;

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

nor shall the obligations of Tenant hereunder be affected (except in accordance with an express provision of this Lease) by reason of (a) any prohibition, limitation, restriction or prevention of Tenant's use, occupancy or enjoyment of the Premises, or any interference with such use, occupancy or enjoyment by any Person, other than Landlord, a Secured Lender, or their respective agents or successors, (b) any default by or claim against Landlord hereunder or under any other agreement, (c) the impossibility or illegality of performance by Landlord, Tenant or both, (d) any action of any Governmental Authority, or (e) any other cause whatsoever, whether similar or dissimilar to the foregoing. The covenants, agreements and obligations of Tenant hereunder are and shall in all events be construed as covenants, agreements and obligations which are separate and independent from those of Landlord, and they shall continue unaffected, regardless of any breach of Landlord's covenants and agreements hereunder, except to the extent (if any) such obligations of Tenant shall have been modified or terminated in writing pursuant to an express provision of this Lease.

         SECTION 23.2. Without limitation of the provisions of SECTION 23.1, except as expressly provided otherwise in this Lease, Tenant shall remain obligated under this Lease in accordance with its terms, shall remain in possession of the Premises within the meaning of Title 11 U.S.C. Section 365 (as the same may be amended from time to time) and shall not take any action to terminate, surren der, reject, disaffirm, rescind or avoid this Lease, or abate or defer any Rental, or claim a constructive eviction, by reason of any bankruptcy, insolvency, reorganization, liquidation, dissolu tion or other proceeding of or affecting Landlord or any of its assigns or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator or by any court.

         SECTION 23.3. Notwithstanding any provision herein to the contrary, if there is a complete and total failure of title to the Premises as a result of a matter which is not listed on Exhibit B and is not otherwise a Permitted Exception, and as a result thereof Tenant is completely dispossessed from all or substantially all of the Premises, and such failure of title is covered by the respective mortgagees' policies of title insurance held by the Secured Lenders holding liens on the Premises such that those Secured Lenders are entitled, on account of such failure of title, to receive full compensation under their respective title insurance policies for the full amount of the indebtedness outstanding under their respective Secured Loans (or, if Secured Lenders are entitled to payment under their title insurance policies of less than the full amount of such indebtedness on account of such title failure, but Tenant tenders to such Secured Lenders an amount in cash equal to the full amount of the shortfall (the principal component of such shortfall being subject to the limitation set out in SECTION 9.1(D) hereinabove) less the amount (if any) which Landlord is entitled to receive under its owners policy of title insurance for and on account of such failure of title, with the result that such Secured Lenders will be repaid from Tenant and their title insurance policies and Landlord's title insurance policy together the full amount of their outstanding indebtedness), then Tenant may, by written notice given to Landlord and each of such Secured Lenders not later than 60 days after first learning of such failure of title is finally determined, terminate this Lease and be relieved of its obligations to pay Rental and other obligations hereunder that relate exclusively to the period after the effective date of such termination, except for those which specifically survive expiration or termination of the Lease.

         If, as a result of a complete and total failure of title to Parcel A, the Original Lease is duly and properly terminated in accordance with the provisions of Section 23.3 thereof, then Landlord or Tenant may in their sole discretion terminate this Lease by written notice given by one of them to the other within ten (10) days after notice was first given of the termination of the Original Lease, in which case Tenant shall make the payments to Secured Lenders (if any) required by the last sentence of this paragraph, and after Tenant makes all of such payments this Lease shall be of no further effect. If Tenant terminates this Lease and the Secured Lenders are entitled to payment under their title insurance policies of less than the full amount of the indebtedness outstanding under their respective Secured Loans, then Tenant, on behalf of Landlord, shall pay to each Secured Lender an amount equal to such Secured Lender's share of such deficiency so that, when added to the amount, if any, which Landlord is entitled to receive under its owner's policy of title insurance for and on account of such failure of title, all of such Secured Loans shall be paid and satisfied in full (and Tenant's payment of such deficiency shall be a condition precedent to the effectiveness of Tenant's termination of this Lease); provided, however, that the aggregate amount Tenant shall be obligated so to pay to all of the Secured Lenders on account of all of the Secured Loans taken together shall be calculated in the same manner, and shall be subject to the same limitation as to the principal indebtedness component thereof, as is applicable to the Shortfall.

                                   ARTICLE 24
                      PERMITTED USE; NO UNLAWFUL OCCUPANCY;
                            OPERATION OF THE PREMISES

         SECTION 24.1. Tenant shall not use the Premises in a manner, or for a use or purpose, not permitted by the provisions of this Lease.

         SECTION 24.2. Tenant shall not use or occupy the Premises or any part thereof, or permit or suffer the Premises or any part thereof to be used or occupied, for any unlawful business, use or purpose, or in an unlawful manner or such manner as to constitute in law or in equity a nuisance of any kind (public or private), or for any dangerous or noxious trade or business, or for any purpose or in any way in violation of (a) any certificate of occupancy for the Premises in effect from time to time during the Term or any Renewal Term, (b) any Requirement, (c) the CC&R's relating to the Premises, or (d) the provisions of this Lease, or which may make void or voidable any insurance then in force on the Premises (or any portion thereof). Tenant shall take, immediately upon the discovery of any unpermitted use, all reasonable necessary steps, legal and equitable, to compel the discontinuance of such unpermitted use and Tenant shall exercise all of its rights and remedies against any Subtenants responsible for such use.

         SECTION 24.3.

                  (a) Tenant may use and occupy the Premises for the processing, warehousing, and distribution of inventory, for administrative and general offices, and (subject to the provisions of SECTION 24.2) for any other lawful uses.

                  (b) If any licenses, permits or authorizations of any Governmental Authorities, other than those required or necessary to obtain Final Inspection (which licenses, approvals and authorizations necessary to obtain Final Inspection are the responsibility of Landlord, at Landlord's sole cost and expense), shall be required for the proper and lawful conduct in the Premises or any part thereof of the business or activities of Tenant (or any Person claiming by, through or under Tenant), then Tenant, at its sole cost and expense, shall duly procure and thereafter maintain such licenses, permits and authorizations in effect, and shall submit the same to Landlord for inspection. Tenant shall at all times comply with the terms and conditions of each such license, permit and authorization.

         SECTION 24.4. Notwithstanding anything herein to the contrary, nothing herein shall be construed as an obligation for Tenant to operate its business in the Premises. Tenant shall have the right to remove Tenant's Property and cease operations on or within the Premises at Tenant's sole discretion; however, the right to cease to operate its business on or within the Premises shall not diminish or affect in any way any of Tenant's obligations hereunder (including, without limitation, Tenant's obligations to pay all Rental and other amounts as they come due hereunder and to perform all covenants and obligations hereunder).

                                   ARTICLE 25
                   EVENTS OF DEFAULT, CONDITIONAL LIMITATIONS,
                                 REMEDIES, ETC.

         SECTION 25.1. The occurrence of any one or more of the following events shall be an "EVENT OF DEFAULT" hereunder:

                  (a) if Tenant shall fail to pay any installment of any Fixed Rent or Impositions, or any part thereof, when the same shall become due and payable, and such failure shall continue for a period of five days; provided, that twice in any period of twelve consecutive months Tenant shall have ten days after written notice from Landlord to Tenant to cure such Default, except that the preceding provisions of this proviso (which provide for notice and ten days' grace period under certain circumstances) shall not apply to any failure of Tenant to pay, before the same becomes past- due or any penalty attaches or accrues on account of nonpayment or late payment, any Imposition which is a tax, assessment or other amount payable to a Governmental Authority, and provided further, that Tenant's late payment of a particular installment of any Imposition which is a tax, assessment or other amount payable to a Governmental Authority will not be deemed to constitute an Event of Default (although it will be deemed to constitute a Default) if Tenant paid such installment in full (together with any and all interest, penalties and other amounts payable with respect thereto) within five (5) days after Tenant first received a copy of the tax bill relating thereto or other written notice of the amount of and due date for such installment of Taxes;

                  (b) if Tenant shall fail to make any payment of any Rental (other than Fixed Rent or Impositions) required to be paid by Tenant hereunder when the same shall become due and payable, and such failure shall continue for a period of ten days after written notice from Landlord to Tenant to cure such Default;

                  (c) if Tenant shall fail to deliver to Landlord a certificate or other evidence reasonably satisfactory to Landlord of the existence of any new or renewal insurance policy required under this Lease on or prior to the date the same is required to be delivered to Landlord, and such failure shall continue for seven days after notice from Landlord (but only two Business Days after notice if Landlord's notice is given ten or fewer days prior to the expiration of the policy in question);

                  (d) if Tenant shall fail to observe or perform any of the terms, conditions, covenants or agreements of this Lease which is not specifically the subject of any of the preceding CLAUSES (a)-(c), inclusive, of this SECTION 25.1, and such failure continues for a period of thirty days after notice thereof by Landlord to Tenant specifying such failure (unless such failure requires work to be performed, acts to be done, or conditions to be removed which cannot, either by their nature or by reason of Unavoidable Delays, reasonably be performed, done or removed, as the case may be, within such 30-day period, in which case no Event of Default shall be deemed to exist as long as Tenant shall have commenced curing the same promptly after the first notice from Landlord and shall thereafter at all times prosecute the same to completion with reasonable diligence, subject only to Unavoidable Delays);

                  (e) if Tenant shall make an assignment for the benefit of creditors;

                  (f) if Tenant voluntarily shall file a case or petition under Title 11 of the United States Code or any other bankruptcy, insolvency, reorganization or similar law, or if any such case or petition is filed against Tenant and an order for relief is entered, or if Tenant shall file any petition or answer seeking, consenting to or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under present or any future federal bankruptcy code or any other present or future applicable federal, state or other statute or law, or shall admit in writing that it is bankrupt or insolvent, or shall seek or consent to or acquiesce in or suffer the appointment of any trustee, receiver, custodian, assignee, sequestrator, liquidator or other similar official of Tenant or of all or any substantial part of its properties or of the Premises or any interest therein of Tenant, or if Tenant shall take any action in furtherance of any action described in SECTION 25.1(e), this SECTION 25.1(f), or SECTION 25.1(g) hereof;

                  (g) if within ninety days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy code or any other present or future applicable federal, state or other statute or law, such proceeding shall not have been dis missed, discontinued or vacated or if, within ninety days after the appointment, without the consent or acquiescence of Tenant, of any trustee, receiver, custodian, assignee, sequestrator, liquidator or other similar official of Tenant of all or any substantial part of its properties or of the Premises or any interest therein of Tenant, such appointment shall not have been vacated or stayed on appeal or otherwise, or if, within ninety days after the expiration of any such stay, such appointment shall not have been vacated;

                  (h) if this Lease or all or any part of the estate or interest of Tenant hereunder or created hereby shall be assigned, subleased, transferred, mortgaged, encumbered or otherwise disposed of without compliance with the provisions of this Lease applicable thereto, and such transaction shall not be made to comply, or voided AB INITIO, within thirty days after notice thereof from Landlord to Tenant;

                  (i) if a levy under execution or attachment shall be made against Tenant's interest or estate in the Premises or any part thereof and such execution or attachment shall not be vacated or removed by court order, bonding or otherwise within a period of sixty days; or

                  (j) if an Event of Default occurs under the Original Lease (and, if the definition of such Event of Default expressly requires that notice thereof be given or that a specific cure period therefor is provided, then such notice shall have been given and such cure period shall have elapsed).

         SECTION 25.2. If an Event of Default shall occur, until such Event of Default shall have been completely cured Landlord may, in its sole discretion, exercise any or all rights and remedies available to Landlord hereunder or under applicable law (including, without limitation, proceeding by appropriate judicial proceedings, either at law or in equity, to mandate, enjoin or otherwise enforce the performance or observance by Tenant of the applicable provisions of this Lease, terminating this Lease and recovering damages for Tenant's breach hereof [including but not limited to any prepayment penalty incurred by Landlord under a Secured Loan as a result of the termination of this Lease, and brokerage commissions]), simultaneously or in such order as Landlord, in its discretion, may determine.

         SECTION 25.3.

                  (a) If any Event of Default shall occur and Landlord, at any time thereafter during the continuance of such Event of Default, at its option, gives written notice to Tenant stating that this Lease and the Term or any Renewal Terms shall expire and terminate on the date specified in such notice, which date shall be not less than ten days after the giving of such notice, then this Lease, the Term, any Renewal Terms, and all rights of Tenant under this Lease (including, without limitation, all rights relating to any and all Options) shall expire and terminate on the date specified in such notice as if such date were the date herein definitely fixed for the expiration of the Term or any Renewal Terms unless such Event of Default shall be sooner cured. Upon any termination of this Lease pursuant to this
SECTION 25.3, Tenant immediately shall quit and surrender the Premises, but Tenant shall remain liable for damages as hereinafter provided. Anything contained herein to the contrary notwithstanding, if such termination shall be stayed or enjoined by order of any court having jurisdiction over any proceeding described in either of SECTIONS 25.1(f) or 25.1(g) hereof, or by federal or state statute, then, following the expiration or vacation of any such stay or injunc tion, or if the trustee appointed in any such proceeding, Tenant, or Tenant as debtor-in-possession shall fail to assume Tenant's obligations under this Lease within the period prescribed therefor by law or within sixty days after entry of the order for relief or as may be allowed by the court, or if said trustee, Tenant or Tenant as debtor-in-possession shall fail to provide adequate protection of Landlord's right, title and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Tenant's obligations under this Lease as provided in SECTION 25.16 hereof, Landlord shall have the right, at its election, to terminate this Lease on five days' notice to Tenant, Tenant as debtor-in-possession, or said trustee, and upon the expiration of said five-day period this Lease shall cease and expire as aforesaid and Tenant, Tenant as debtor-in-possession, and said trustee shall immediately quit and surrender the Premises as aforesaid.

                  (b) If an Event of Default shall occur and all applicable cure periods have expired, Landlord, without notice, may (unless such Event of Default shall have been completely cured) dispossess Tenant by summary proceedings or by any suitable action or proceeding at law, whether or not the Lease has terminated.

         SECTION 25.4. If this Lease shall be terminated as provided in
SECTION 25.3(a) or Tenant shall be dispossessed as provided in SECTION 25.3(b), then:

                  (a) Landlord or Landlord's agents or servants may immediately or at any time thereafter re-enter the Premises and remove therefrom Tenant, its agents, employees, servants, licensees, and any subtenants and other persons holding or claiming by, through or under Tenant, and all or any of its or their property, without being liable to indictment, prosecution or damages therefor, and repossess and enjoy the Premises, together with all additions, alterations and improvements thereto;

                  (b) All of the right, title, estate and interest of Tenant in and to (i) the Premises, all Buildings (including, without limitation, all Equipment), all changes, additions and alterations therein, and all renewals and replacements thereof, (ii) all rents, issues and profits of the Premises, or any part thereof, whether then accrued or to accrue, (iii) all insurance policies and all insurance monies paid or payable thereunder, and (iv) subject to SECTION 25.17, the entire undisbursed balance of any funds (including the interest, if any, accrued thereon) then held by the Landlord, shall automatically pass to, vest in and belong to Landlord, without further action on the part of either party, free of any claim thereto by Tenant (and Landlord will not thereby be deemed to have assumed, or otherwise be or become subject to, any of Tenant's obligations or liabilities thereunder or with respect thereto), subject, however, to the rights, if any, of any Secured Lenders;

                  (c) Tenant shall immediately pay to Landlord all Rental payable by Tenant under this Lease to the date upon which this Lease and the Term or any exercised Renewal Term shall have expired and come to an end or to the date of re-entry upon the Premises by Landlord, as the case may be;

                  (d) Landlord may repair and alter the Premises in such manner as Landlord may deem necessary or advisable without relieving Tenant of any liability under this Lease or otherwise affecting any such liability, and let or relet the Premises or any parts thereof for the whole or any part of the remainder of the Term or for a longer period, in Landlord's name or as agent of Tenant, and out of any rent and other sums collected or received as a result of such reletting Landlord shall: (i) first, pay to itself the reasonable cost and expense of terminating this Lease, re-entering, retaking, repossessing, completing construction of and repairing and altering the Premises, or any part thereof, and the reasonable cost and expense of removing all persons and property therefrom, including in such costs reasonable brokerage commissions, legal expenses and attorneys' fees and disbursements; (ii) second, pay to itself the reasonable cost and expense sustained in securing any new tenants and other occupants, including in such costs reasonable brokerage commissions, legal expenses and attorneys' fees and disbursements and other expenses of preparing the Premises for reletting, and, if Landlord shall maintain and operate the Premises, the cost and expense of operating and maintaining the Premises; and (iii) third, pay to itself any balance remaining on account of the liability of Tenant to Landlord. Landlord in no way shall be responsible or liable for any failure to relet the Premises or any part thereof, or for any free rent or other concessions granted to any tenants in connection with any such reletting, or for any failure to collect any rent due on any such reletting, and no such failure to relet or to collect rent, or concessions granted, shall operate to relieve Tenant of any liability under this Lease or to otherwise affect any such liability; and in no event shall Tenant be entitled to receive any excess of such annual rents over the sums payable by Tenant to Landlord hereunder, provided, however, Landlord shall use reasonable efforts to mitigate its damages for any Tenant default under the Lease;

                  (e) Tenant shall be liable for and shall pay to Landlord, as damages, any deficiency ("DEFICIENCY") between (i) the Rental (including, without limitation, Fixed Rent, Impositions, and all other amounts comprising Rental hereunder) reserved in this Lease for the period from the time of the termination hereof or dispossession of Tenant hereunder through the date on which the Term (or any exercised Renewal Term) would have ended had no such termination or dispossession occurred and (ii) the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of
SECTION 25.4(d) for any part of such period (which net amount shall be determined after deducting from the rents collected under any such reletting all of the payments to Landlord described in SECTION 25.4(d) hereof); any such Deficiency shall be paid in installments by Tenant on the respective days specified in this Lease for payment of installments or other payments of Rental, and Landlord shall be entitled to recover from Tenant each Deficiency install ment as the same shall arise, and no suit to collect the amount of the Deficiency for any installment period shall prejudice Landlord's right to collect the Deficiency for any subsequent installment period by a similar proceeding; and

                  (f) Whether or not Landlord shall have collected any Deficiency installments as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiencies, as and for liquidated and agreed final damages (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), a sum equal to the amount by which the Rental reserved in this Lease for the period following termination or dispossession exceeds the then fair market rental value of the Premises for the same period, both discounted to present worth at the rate per annum equal to the yield on then current Five-Year U.S.

Treasury Index, less the aggregate amount of Deficiencies theretofore collected by Landlord pursuant to the provisions of SECTION 25.4(C) for the same period (if any). In no event is Landlord entitled to accelerated nondiscounted rent.

         SECTION 25.5. No taking of possession of, or reletting of, the Premises or any part thereof pursuant to SECTIONS 25.3(b) or 25.4, or any other provision hereof, or as permitted by applicable law, shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such repossession or reletting except as otherwise specifically and expressly provided herein.

         SECTION 25.6. To the extent not prohibited by law, Tenant hereby waives and releases all rights now or hereafter conferred by statute or otherwise which would have the effect of limiting or modifying any of the provisions of, or limiting or restricting Landlord's rights or remedies under, this ARTICLE 25. Tenant shall execute, acknowledge and deliver any instruments which Landlord may reasonably request, whether before or after the occurrence of an Event of Default, evidencing such waiver or release.

         SECTION 25.7. Landlord hereby waives any contractual, statutory or other landlord's lien on Tenant's Property, furniture, fixtures, supplies, equipment and inventory and any Capital Improvement owned now or hereafter by Tenant or its assignees, Subtenants or licensees at and with respect to the Premises; provided, however, that the foregoing clause of this Section shall not be deemed to waive, release or diminish in any way any of the rights, remedies or authorities granted to Landlord by the provisions of this Lease.

         SECTION 25.8. Suit or suits for the recovery of damages allowed hereunder or any Deficiencies or other sums payable by Tenant to Landlord pursuant to this ARTICLE 25 may be brought by Landlord from time to time at Landlord's election, and nothing herein contained shall be deemed to require Landlord to await the date whereon this Lease or the Term or any Renewal Terms would have expired had there been no Event of Default by Tenant and termination.

         SECTION 25.9. Nothing contained in this ARTICLE 25 shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding an amount equal to the maximum allowed by any statute or rule of law governing such proceeding and in effect at the time when such damages are to be proved, whether or not such amount shall be greater than, equal to or less than the amount of the damages referred to in any of the preceding Sections of this ARTICLE 25.

         SECTION 25.10. No receipt of moneys by Landlord from Tenant after the termination of this Lease or after the giving of any notice of the termination of this Lease shall reinstate, continue or extend the Term or any Renewal Terms or affect any notice theretofore given to Tenant, or operate as a waiver of the right of Landlord to enforce the payment of Rental payable by Tenant hereunder or thereafter falling due, or operate as a waiver of the right of Landlord to recover possession of the Premises by proper remedy, except as herein otherwise expressly provided, it being agreed that after the giving of notice to terminate this Lease or the commencement of any suit or summary

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

proceedings, or after a final order or judgment for the possession of the Premises, Landlord may demand, receive and collect any moneys due or thereafter falling due without in any manner affecting such notice, proceeding, order, suit or judgment, all such moneys collected being deemed payments on account of the use and occupation of the Premises or, at the election of Landlord, on account of Tenant's liability hereunder.

         SECTION 25.11. Except as otherwise expressly provided herein or as prohibited by applicable law, Tenant hereby expressly waives the service or giving of any notice of intention to re-enter provided for in any statute, or of the institution of legal proceedings to that end, and Tenant, for and on behalf of itself and all persons claiming through or under Tenant, also waives any and all rights provided by any law or statute now in force or hereafter enacted or otherwise, of redemption or re-entry or repossession or to restore the operation of this Lease in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge or in case of re-entry or repossession by Landlord or in case of any expiration or termination of this Lease. The terms "enter", "re-enter", "entry" or "re-entry" as used in this Lease are not restricted to their technical legal meaning. Nothing in this Section shall affect Tenant's rights, including rights to notice, which are expressly provided herein.

         SECTION 25.12. No failure by Landlord to insist upon the strict performance by Tenant of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no payment or acceptance of full or partial Rental during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Lease to be performed or complied with by Tenant, and no breach thereof, shall be waived, altered or modified except by the specific provisions of a written instrument executed by Landlord. No waiver by Landlord of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then-existing or subsequent breach thereof.

         SECTION 25.13. In the event of any breach or threatened breach or repudiation by Tenant of this Lease or of any of the covenants, agreements, terms or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach, threatened breach or repudiation and shall have the right to invoke any and all rights and remedies allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings, and other remedies were not provided for in this Lease.

         SECTION 25.14. Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

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

         SECTION 25.15. If after an Event of Default has occurred (and any applicable cure periods have expired) then in addition to all other remedies of Landlord hereunder (other than its rights to terminate this Lease and/or dispossess Tenant, as to which see the final sentence of this Section), Landlord may, in its discretion, by notice to Tenant (which notice, referred to herein as a "SECTION 25.15 NOTICE," shall expressly state that Landlord is exercising its rights under this SECTION 25.15), accelerate all obligations of Tenant hereunder for Rental, in which case all amounts of Rental (including, without limitation, Fixed Rent) which would have become due or payable by Tenant to Landlord hereunder for any period or at any time through the end of the Term (including any Renewal Term, if exercised) shall immediately be due and payable in full (provided, however, that any such amounts so due and payable shall be discounted to present value at the rate per annum equal to the yield, as in effect on the date of the Section 25.15 Notice, on U.S. Treasury debt instruments which mature in the month in which the Lease Term is scheduled to end). From and after the time (if any) when Landlord has duly exercised its right to accelerate as provided in this Section and has also actually received in cash the full amount (discounted to present value as provided in the preceding sentence) of all Rental which would have become due or payable hereunder through the end of the Term as provided in the preceding sentence (the "FULL TERM RENTAL PAYMENT RECEIPT DATE"), Landlord shall not be entitled to terminate this Lease or to dispossess Tenant until the end of the Term with respect to which Landlord had received such accelerated, commuted payment of Rental; but Landlord may, at any time until the Full Term Rental Payment Receipt Date, rescind any
Section 25.15 Notice it may theretofore have given and thereafter exercise its rights to terminate this Lease or dispossess Tenant hereunder.

         SECTION 25.16. If an order for relief is entered or if a stay of proceeding or other acts becomes effective in favor of Tenant or Tenant's interest in this Lease, in any proceeding which is commenced by or against Tenant, under the present or any future federal bankruptcy code or any other present or future applicable federal, state or other statute or law, Landlord shall be entitled to invoke any and all rights and remedies available to it under such bankruptcy code, statute, law or this Lease, including, without limitation, such rights and remedies as may be necessary to adequately protect Landlord's right, title and interest in and to the Premises or any part thereof and adequately assure the complete and continuous future performance of Tenant's obligations under this Lease.

         SECTION 25.17. If this Lease shall terminate as a result of an Event of Default, and also (regardless of whether or not this Lease shall have terminated) at any time after an Event of Default has occurred (and any applicable cure period has expired), any funds of Tenant (including the interest, if any, accrued thereon) then held by Landlord may be applied by Landlord to any sums then due and owing by Tenant to Landlord hereunder and to any damages payable by Tenant (whether provided for herein or by law or in equity) as a result of such termination or Event of Default.

                                   ARTICLE 26
                                     NOTICES

         SECTION 26.1. All notices, demands, requests, consents, approvals or other communications (each of which is referred to herein as a "NOTICE") made or required to be given pursuant to, under

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

or by virtue of this Lease must be in writing. Notices shall be delivered to the respective parties at the following respective addresses:

         If to Landlord:            CTC Investments Limited
                                    9665 Wilshire Blvd., Suite 200
                                    Beverly Hills, CA  90212
                                    Attention:   R. Christian B. Evensen
                                                 K. Robert Turner

         with a copy to:            Mayer, Brown & Platt
                                    190 South LaSalle Street - Suite 3100
                                    Chicago, Illinois  60603
                                    Attention:   Robert M. Berger
                                                 Jason Neumark

         If to Tenant:              Sara Lee Corporation
                                    410 Commerce Boulevard
                                    Carlstadt, New Jersey  07072
                                    Attention:   Mr. William M. Page

         with a copy to:            Sara Lee Corporation
                                    Law Department, Attn: Ms. Carole P. Sadler
                                    516 West 34th Street
                                    New York, NY 10001

If Landlord should so request of Tenant, Tenant shall also deliver a copy of any Notice it gives to Landlord, to any Secured Lender that Landlord may designate in such request, at such Secured Lender's address as furnished to Tenant by Landlord. Any Notice shall be deemed given upon the first to occur of (i) actual receipt by the party to whom it is being given, (ii) the date on which proper delivery of such Notice is refused by the party to whom it is being given, (iii) the third Business Day after the date on which such Notice was deposited in the U.S. Mails, properly addressed, by first class certified mail return receipt requested, with all proper postage prepaid, or (iv) the first Business Day after being deposited with a recognized national overnight courier service for next-day delivery, properly addressed, with all charges prepaid or otherwise charged to the sender. Notices may be given on behalf of any party by such party's attorneys at law. Any party may change its address for purposes of receipt of Notices hereunder by giving notice of such change to the other party in accordance with this SECTION 26.1.

         SECTION 26.2. If Landlord shall designate the holder of any Secured Loan as a Person to whom copies of all Notices from Tenant shall be sent, such designation shall be irrevocable during the term of such Secured Loan, and no Notice from Tenant shall be deemed to have been validly given unless and until a copy thereof is also given to such holder. (Such Secured Lender may change its address or may be replaced by a new holder of such Secured Loan by Notice given to Landlord and Tenant.)

                                   ARTICLE 27
                                     SIGNAGE

         SECTION 27.1. Tenant shall, at its sole cost and expense, deliver to Landlord such signs, monuments or markers setting forth Tenant's name and logo as it may wish to have installed on (a) the entrance doors of any Building, (b) the exterior walls of any Building, and (c) in the parking areas of any Building. Tenant shall submit to Landlord for its approval the plans and specifications for such signs, monuments or markers ("SIGNAGE
PLAN") as soon as practical hereafter but no later than December 15, 1998; provided, however, that if the Signage Plan is delivered after December 15, 1998, then (i) Tenant will pay to Landlord on demand all amounts, costs, expenses and liabilities of every kind that Landlord may pay or incur (including, without limitation, construc tion costs and interest on any construction loan) as a direct or indirect result of such late delivery of the Signage Plan, and (ii) all deadlines, performance dates and similar time-related obligations of Landlord under or concerning this Lease
(including, without limitation, the Required Delivery Date [defined in the Leasehold Improvement Agreement]) shall be deferred and moved back by an equal number of days or (if longer) the period of delay in the construction of the Initial Building that was directly or indirectly caused or occasioned by such late delivery of the Signage Plan. Landlord shall be responsible for installing any signs, monuments or markers delivered to it by Tenant in compliance with the Signage Plan, and Landlord shall obtain all necessary sign permits, approvals or certificates required by any Governmental Authorities, but Tenant shall pay all costs in excess of $2,500.00 which are paid or incurred in connection with such installation or obtaining of permits, approvals or certificates.

         SECTION 27.2. Tenant shall be responsible, at its sole cost and expense, for (a) maintaining in force all sign permits, if any, required by any Governmental Authorities, and (b) all maintenance, repair and cleaning of Tenant's and its Subtenants' signs, and the provisions and conditions of
ARTICLE 12 shall apply to each such sign. All such signs shall be deemed to be Tenant's Property for the purposes of ARTICLES 11 and 13.

         SECTION 27.3. At any time during the Term or any Renewal Term, Tenant may, at its sole cost and expense, remove or cause the removal of any signs installed or directed or permitted to be installed by Tenant. At the end of the Term or any Renewal Term, Tenant, at its sole cost and expense, shall remove from the Premises all signs installed or directed or permitted to be installed by Tenant or any Person acting, holding or claiming by, through or under Tenant. Upon the removal of any such sign, Tenant shall, at its sole cost and expense, (a) repair any damage caused by such sign or such removal, and (b) restore the elements of the Premises (including, without limitation, the Building) from which such signs are removed in accordance with the standards set out, and to the condition described, in SECTION 34.1.

         SECTION 27.4. The provisions of SECTION 10.14 shall apply to all signs of Tenant (or any Person holding or claiming by, through or under Tenant) that in any way, directly or indirectly, advertise or inform that space at or within the Premises is or may be available, whether by assignment, subletting or otherwise. The provisions of SECTION 27.2 and 27.3 shall also apply (inter alia) to such signs, but in the event of an inconsistency between the provisions of SECTION 10.14 and the provisions of SECTIONS 27.2 and 27.3 as applied to such advertising signs, the provisions of SECTION 10.14 shall govern and control.

         SECTION 27.5. Tenant may, at its sole cost and expense, erect and maintain one dignified sign (i) at the edge of the South Access Roadway where such roadway ends at the south boundary of Parcel D and (ii) at the north edge of the Land. Such signs shall at all times conform to the requirements of all applicable laws and ordinances and the CC&Rs, as well as to all provisions of this Lease applicable to signs. To the extent (if any) necessary from time to time under applicable zoning ordinances for the maintenance of such signs, Landlord agrees that if and to the extent it will not thereby become obligated to pay, incur, undertake or sustain any payment, liability, obligation or risk of any kind, Landlord will do one of the following (it shall be within Landlord's sole and absolute discretion to determine which of the following Landlord will do at any particular time, Landlord having the right at any time and from time to time to make a different election): (i) cause the fee title to the South Access Roadway and Parcel D to be held by the same Person who holds the fee title to the Land;
(ii) cause the South Access Roadway to be leased to Tenant pursuant to a lease which grants to Tenant no rights of any kind whatsoever thereto, and reserves to Landlord or its designee all rights of every kind whatsoever thereto, except only such bare leasehold estate as may be required to support Tenant's right to maintain thereupon the access sign described in this Section; or (iii) take any other action, or do any other thing, which (at no cost, expense, liability or risk to Landlord) would be sufficient to allow Tenant to maintain the sign described in this Section. Tenant acknowledges that the tenant of Parcel A also has a right to maintain a sign on the South Access Roadway.

                                   ARTICLE 28
                            [INTENTIONALLY OMITTED.]

                                   ARTICLE 29
                              AMENDMENTS TO CC&R'S

         Notwithstanding anything to the contrary provided herein, (a) Landlord shall not enter into or consent to any modification or amendment of the CC&R's which materially adversely affects Tenant without obtaining the written consent of Tenant (which consent shall not be unreasonably withheld or delayed by Tenant), and (b) Landlord shall not terminate or agree or consent to a termination of the CC&R's without the written consent of Tenant (which consent shall not be unreasonably withheld or delayed by Tenant). Landlord agrees to consent to, join in and execute (if required) any easement, modification or amendment to the CC&R's, licenses and any other agreement reasonably requested by Tenant, Wilma's successor in interest under the Initial

Declaration as amended, the Association or any Governmental Authority which is necessary for Tenant's use or enjoyment of the Premises, but only if (i) the same does not impose any costs, obligations, liabilities or risks on Landlord (or Tenant delivers to Landlord the binding and enforce able written agreement of Tenant, satisfactory in all respects to Landlord, by which Tenant agrees to pay all such costs and to defend, indemnify and hold Landlord harmless from and against all such costs, obligations, liabilities and risks, it being expressly agreed hereby that any such agreement of Tenant, and all of Tenant's obligations and liabilities thereunder, shall also automatically constitute obligations of Tenant under this Lease, the breach or default with respect to which will also constitute a Default hereunder, and which constitute "Obligations" guarantied by Guarantor under the Guaranty), and (ii) the same does not adversely affect any of Landlord's other properties or the security or interests of any Secured Lender in, to or concerning the Premises, the Parcels or this Lease. Each party will provide to the other party, promptly after its receipt thereof, a copy of any notice such party receives concerning the CC&Rs.

                                   ARTICLE 30
                  CERTAIN PROVISIONS RELATING TO SECURED LOANS

         SECTION 30.1. If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, or to have any abatement or reduction of or offset against any Rental hereunder, Tenant shall not exercise such right until thirty (30) days after it has given written notice of such act or omission to Landlord and to each Secured Lender; and any purported exercise by Tenant of such right before 30 days have elapsed from its giving of such notice shall be void. The provisions of this SECTION 30.1 are not intended to, and shall not be construed to, limit, qualify or modify the provisions of ARTICLE 23 or any other provision of this Lease.

         SECTION 30.2.

                  (a) Landlord shall cause each Secured Lender who holds a lien or security interest in the Premises to execute, acknowledge and deliver to Tenant, not later than thirty (30) days after Landlord acquires financing from any such Secured Lender, a subordination, nondisturbance and attornment agreement in a form reasonably acceptable to Tenant (herein called a "NONDISTURBANCE AGREEMENT"). Tenant acknowledges and agrees that a Nondisturbance Agreement substantially similar to the Nondisturbance Agreement executed by the tenant under the Parcel A Lease will be acceptable to Tenant. Until such time (if any) as said Nondisturbance Agreement is delivered to Tenant, such Secured Lender shall not be entitled to any of the rights, benefits or privileges accorded to Secured Lenders under the provisions of this Lease.

                  (b) Not later than ten days after Landlord tenders to Tenant a form thereof signed by a Secured Lender or prospective Secured Lender, Tenant shall execute, acknowledge and deliver a Nondisturbance Agreement to any Secured Lender or any prospective Secured Lender designated by Landlord from time to time. If Tenant fails to deliver such Nondisturbance Agreement to any

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Secured Lender or prospective Secured Lender within such ten-day period,
Landlord may execute and deliver such Nondisturbance Agreement in Tenant's name, place and stead, and Tenant hereby grants to Landlord an irrevocable power of attorney (which power Tenant acknowledges is coupled with an interest), in Tenant's name, place and stead to execute, acknowledge and deliver any such Nondisturbance Agreement.

         SECTION 30.3. Within ten Business Days after being requested to do so by Landlord, Tenant shall execute and deliver an Environmental Indemnity in a form substantially identical to the form of EXHIBIT L attached hereto to any Secured Lender or any prospective Secured Lender.

         SECTION 30.4. Upon reasonable request from Landlord, Tenant shall deliver to Landlord or any Secured Lender or prospective Secured Lender a written letter of opinion from Tenant's legal counsel satisfactory to Landlord or such Secured Lender (as the case may be), as to Tenant's authority to execute this Lease, Tenant's due execution of this Lease, the enforceability of this Lease and its nonconflict with laws and contracts, and Tenant's good standing in the state of its incorporation and the State of Florida.

         SECTION 30.5 Upon request from Landlord, Tenant shall deliver to Landlord, any Secured Lender or prospective Secured Lender, and any purchaser or prospective purchaser of all or part of Landlord's interest in the Premises or this Lease, an estoppel certificate as to the existence and validity of this Lease (as it may then have been amended, modified or restated), the nonexistence of any defaults hereunder, the nonpayment of any Rental in advance, the performance by Landlord of its obligations hereunder, and any other reasonable or customary matters.

                                   ARTICLE 31
                              ENVIRONMENTAL MATTERS

         SECTION 31.1 Tenant covenants that at all times after the Commencement Date of the Original Lease: (a) the Premises was, and shall be, maintained free of contamination from any Hazardous Substances (hereinafter defined) except any which were present on the Premises as of the Commencement Date of the Original Lease through no fault of Tenant or any Person acting or claiming by, through or under Tenant; (b) the Premises were not, and shall not be, used for the manufacture, storage, generation or disposal of any Hazardous Substances; (c) Tenant was not and shall not be, and did not and shall not permit any assignee or Subtenant to be, involved in operations at or near the Premises that could lead to the imposition on Landlord of liability, or the creation of a lien on the Premises or any assets of Landlord, under any Requirements relating to Hazardous Substances; and (d) Tenant did not and shall not cause or permit to exist or occur any deposit, disposal, discharge, spillage, loss, emission, escape, migration, seepage or filtration of oil, petroleum, chemical liquids or solids, liquid or gaseous products, or any Hazardous Substances upon, under, above, from, or within the Premises; provided, however, that Tenant may, at Tenant's sole risk, use upon the Premises any Hazardous Substances or hazardous materials which are necessary for Tenant to carry on, in the ordinary course of its business, its presently intended warehouse, distribution or

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office uses on the Premises so long as Tenant complies with all applicable
Environmental Laws and with then-generally-accepted good and prudent business practices relating thereto. (Nothing in the proviso at the end of the preceding sentence shall be deemed to diminish, restrict, limit or affect in any way the breadth, generality or scope of Tenant's indemnification or other obligations or undertakings set out the remainder of this ARTICLE 31.)

         SECTION 31.2 Except for matters caused by Landlord's own acts or by the acts of any Person acting or claiming by, through or under Landlord (for all purposes of this Lease, the phrase "Persons acting or claiming by, through or under Landlord", and any similar phrase, does not include Tenant or its assignees, Subtenants, licensees, or Persons acting, claiming or holding by, through or under Tenant or its assignees, Subtenants or licensees), Tenant hereby agrees to defend, indemnify, and hold Landlord harmless from and against any and all losses, liabilities (including, without limitation, strict liability), damages, injuries, expenses (including, without limitation, attorneys' fees and disbursements), costs of any settlement or judgment, and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any Governmental Authority or other Person for, with respect to, or as a direct or indirect result of, the presence on, within or under, or the escape, seepage, leakage, spillage, discharge, emission, migration or release from, the Premises of any Hazardous Substance, which conditions either (i) were created or caused by Tenant or any Person acting by, through or under Tenant or (ii) did not exist on the Premises prior to the Commencement Date of the Original Lease (including, without limitation, any losses, liabilities, including strict liability, damages, injuries expenses, including attorneys' fees and disbursements, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, RCRA, as amended, or any federal, state or local so-called "Superfund" or "Superlien" laws or any other statute, law, ordinance, code, rule, regulation, order or decree now or hereafter regulating, governing, controlling, relating to, or imposing liability [including, without limitation, strict liability] or standards of conduct for or concerning any Hazardous Substance [collectively, "ENVIRONMENTAL LAWS"] and including amounts necessary to pay costs of investigation and clean-up of Hazardous Substances and toxic substances on or affecting the Property).

         SECTION 31.3 For purposes hereof, "HAZARDOUS SUBSTANCES" shall mean and include all elements, wastes, materials, substances or compounds which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency (the "EPA") or the Florida Department of Environmental Protection (the "DEP") or the list of toxic pollutants designated by Congress or the EPA or the DEP or defined by any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, governing or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material as now or at any time hereafter in effect, including, without limitation, asbestos, PCBs, radioactive substances, methane, petroleum distillates, compounds and derivatives, petrochemicals, volatile hydrocarbons and industrial solvents.

         SECTION 31.4 If either Tenant or Landlord receives any notice of (a) the happening of any event involving in any way the presence, spill, release, leak, seepage, discharge of cleanup of any

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

Hazardous Substance on or from the Premises, or (b) any complaint, order, citation or notice with regard to air emissions, water discharges, or any other environmental, health or safety matter affecting Landlord or the Premises (an "ENVIRONMENTAL COMPLAINT") from any Person (including without limitation the EPA or the DEP), then such party receiving the notice shall immediately notify the other party of said notice and shall promptly send such other party a complete copy of any such notice that is in written form.

         SECTION 31.5 Unless caused by Landlord's own acts or by the acts of any Person acting or claiming by, through or under Landlord (for all purposes of this Lease, the phrase "Persons acting or claiming by, through or under Landlord", and any similar phrase, does not include Tenant or any assignee, Subtenant or licensee of or under Tenant or any other Person acting, claiming or holding by, through or under Tenant or any assignee, Subtenant or licensee of Tenant) and except for Hazardous Substances that were present on the Premises on the Commencement Date of the Original Lease through no fault of Tenant or any Person acting or claiming by, through or under Tenant, Tenant shall bear the sole and complete responsibility and expense to clean up, remove, resolve or minimize the impact of, or otherwise deal with, any and all such Hazardous Substances and Environmental Complaints following receipt of any notice from any Person (including without limitation the EPA or the DEP) asserting the existence of any Hazardous Substance, or an Environ mental Complaint, pertaining to the Parcels or any part thereof which could result in an order, judgment, complaint, decree, suit or other action against Landlord or any Secured Lender or Tenant or Tenant's representatives, agents or Subtenants or which, in the sole opinion or Landlord, could impair the value of Landlord's interest in the Premises or the Parcels. With respect to all matters described above, Tenant shall take all action necessary to obtain a closure letter or other final, favorable written disposition of the matter from the applicable Governmental Authorities and shall deliver said letter or other written disposition to Landlord. If Tenant fails to take any action required herein, Landlord shall have the right (but not the obligation), after providing Tenant with notice and a reasonable opportunity to cure, to enter onto the Premises or to take such other actions as it deems necessary or advisable so to clean up, remove, resolve, minimize the impact of, or otherwise deal with any such Hazardous Substances or Environmental Complaint, in which event all costs and expenses incurred by Landlord in the exercise of any such rights shall be paid and reimbursed to Landlord by Tenant upon demand.

         SECTION 31.6

                  (a) Promptly after its receipt of any report of or concerning the environmental condition of, or the presence or absence of Hazardous Substances at, upon or under, or the compli ance or noncompliance with any Environmental Laws of, the Parcels or any part thereof, Tenant will deliver a complete copy of such report to Landlord.

                  (b) Each of Landlord and any Secured Lender shall have the right from time to time, in its reasonable discretion, to cause to be performed an environmental audit and, if deemed necessary by Landlord, an environmental risk assessment, concerning or relating to the Parcels (or any portions thereof) and the hazardous waste management practices of and the hazardous waste

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

disposal sites used by Tenant and any other users of the Premises; and Tenant grants to Landlord and each such Secured Lender and their respective agents, contractors and designees an irrevocable license to enter upon the Premises at any reasonable time or times for purposes of performing the same. All costs and expenses incurred by Landlord in the exercise of such rights shall be payable by Landlord, except that Tenant shall pay the costs of (i) all such audits and reports as are done either (A) when Landlord or any Secured Lender has any reasonable basis to believe that any Hazardous Substance may be present on, under, at or about the Parcels or (B) in satisfaction of a requirement of a Secured Lender or (C) not sooner than three years after the date of the most recent such audit and report done at Landlord's request, as well as (ii) all audits and reports that disclose a violation not shown as existing in a written environmental consultant's report previously obtained by Landlord (except for violations which Tenant establishes existed before the Commencement Date and were not disclosed in any environmental report received by Tenant prior to the execution of this Lease).

         SECTION 31.7 Landlord represents to Tenant that as of the Commencement Date of the Original Lease Landlord had no actual, conscious knowledge of any violation by the Premises of any Environmental Law except as may have been disclosed on any environmental consultants' reports delivered to Tenant before the Commencement Date of the Original Lease. Tenant acknowledges that, except as set out in the preceding sentence, Landlord has made no representation of any kind regarding Hazardous Materials or Environmental Laws and that Tenant is relying, and is willing to rely, solely upon the environmental reports delivered to Tenant before the execution of this Lease.

         SECTION 31.8 Unless caused by Tenant's own acts or by the acts of any Person acting, holding or claiming by, through or under Tenant, Landlord hereby agrees to defend, indemnify and hold Tenant harmless from and against any and all losses, liabilities (including, without limitation, strict liability), damages, injuries, expenses (including, without limitation, attorneys' fees and disbursements), costs of any settlement or judgment, and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Tenant by any Governmental Authority or other Person for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, migration or release from, the Premises of any Hazardous Substance which resulted solely from conditions existing on the Parcels on or prior to the Commencement Date of the Original Lease (except for such, if any, as were disclosed in any environmental report delivered to Tenant before the date of the Original Lease), except to the extent the same was exaggerated, exacerbated, aggravated or otherwise affected by any act of Tenant or any Person acting, holding or claiming by, through or under Tenant at any time or by any other Person after the Commencement Date of the Original Lease (including, without limitation, any losses, liabilities, including strict liability, damages, injuries expenses, including attorneys' fees and disbursements, costs of any settlement or judgment or claims asserted or arising under any Environmental Laws).

         SECTION 31.9 Unless caused by Tenant's own acts or by the acts of any Person acting, holding or claiming by, through or under Tenant, Landlord shall bear the sole and complete responsibility and expense to clean up, remove, resolve or minimize the impact of, or otherwise deal with, any Environmental Complaint with respect solely to environmental conditions that existed on

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the Premises on or prior to the Commencement Date of the Original Lease
(except for such, if any, as were disclosed in any environmental report delivered to Tenant before the date of the Original Lease), except to the extent the same was exaggerated, exacerbated, aggravated or otherwise affected by any act of Tenant or any Person acting, holding or claiming by, through or under Tenant at any time or by any other Person after the Commencement Date of the Original Lease, following receipt of any such Environmental Complaint pertaining to the Premises or any part thereof as to such environmental conditions which could result in an order, suit or other action against Landlord or Tenant or Tenant's representatives, agents or Subtenants or which, in the reasonable opinion of Tenant, could impair the value of Tenant's interest in the Premises. If required herein, Landlord shall take all action necessary to obtain a closure letter or other final, favorable written disposition of such matter from the applicable Governmental Authorities and shall deliver said letter or other disposition to Tenant. If Landlord fails to take any action required herein, Tenant shall have the right (but not the obligation), after providing Landlord with notice and a reasonable opportunity to cure, to take such actions as it deems necessary or advisable so to clean up, remove, resolve, minimize the impact of, or otherwise deal with any such Environmental Complaint, in which event, all costs and expenses incurred by Tenant in the exercise of any such rights shall be paid and reimbursed to Tenant by Landlord upon demand.

         SECTION 31.10. All of Tenant's and Landlord's respective rights, remedies, liabilities and obligations under this ARTICLE 31 shall survive the expiration and the termination of this Lease (but neither party will have any obligation or liability of any kind to the other party under this ARTICLE 31 for or concerning (i) any condition that first came into existence after the Expiration Date or (ii) any violation of any Environmental Law that first occurred after the Expiration Date and was not caused by, and was not a consequence or result of, any action on omission of such party, or any condition that existed, before the expiration or termination of this Lease).

         SECTION 31.11. Under no circumstances whatsoever shall any Secured Lender (or any successor or assign of any Secured Lender) have any personal liability or obligation of any kind to Tenant under or with respect to this
ARTICLE 31 or any provision hereof (but the provisions of this Section shall not be construed as negating any liability of a Secured Lender in its capacity as outright owner of any Parcel for any act of such Secured Lender after it becomes the outright owner of such Parcel).

                                   ARTICLE 32
                       CERTIFICATES BY LANDLORD AND TENANT

         SECTION 32.1. Tenant shall, within ten (10) days after each and every written request by Landlord, execute, acknowledge and deliver to Landlord or any other Person designated by Landlord a statement in writing certifying as to such matters regarding this Lease as Landlord may reasonably request and certifying that the statement shall be binding upon Tenant and may be relied upon by any then existing or prospective Secured Lender, assignee or purchaser of all or a portion of Landlord's interest in the Premises or this Lease or of an ownership interest in the Landlord. Tenant agrees that the certificate attached hereto as EXHIBIT K shall be deemed reasonable.

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

         SECTION 32.2. Landlord agrees at any time and from time to time upon not less than ten (10) days' prior written notice by Tenant, to execute, acknowledge and deliver to Tenant or any other Person designated by Tenant a statement in writing certifying as to such matters regarding this Lease as Tenant may reasonably request. Such statement shall be binding upon Landlord and may be relied upon by any then-existing or prospective permitted Subtenant, assignee or purchaser of all or a portion of Tenant's interest in this Lease or an ownership interest in Tenant.

                                   ARTICLE 33
                             CONSENTS AND APPROVALS

         SECTION 33.1.

                  (a) All consents and approvals which may be given under this Lease shall, as a condition of their effectiveness, be in writing. The granting of any consent or approval by a party to perform any act requiring consent or approval under the terms of this Lease, or the failure on the part of a party to object to any such action taken without the required consent or approval, shall not be deemed a waiver by the party whose consent was required of its right to require such consent or approval for any further similar act, and each party hereby expressly covenants and warrants that as to all matters requiring the other party's consent or approval under the terms of this Lease, the party requiring the consent or approval shall secure such consent or approval for each and every happening of the event requiring such consent or approval, and shall not claim any waiver on the part of the other party of the requirement to secure such consent or approval.

                  (b) If Tenant shall request Landlord's consent and Landlord shall fail or refuse to give such consent unreasonably in an instance where Landlord is required pursuant to a provision of this Lease not to withhold its consent unreasonably, Landlord's liability hereunder for damages, if any, shall be limited as provided in ARTICLE 43 and ARTICLE 48. Notwithstanding anything which may be to the contrary herein, Landlord shall conclusively be deemed to have reasonably withheld its consent or approval if Landlord has withheld its consent or approval because a Secured Lender who has a right of consent or approval with respect to the matter in question under the terms of the Secured Loan such Secured Lender is holding, has failed or declined to give its consent or approval. Whenever this Lease provides in substance that a matter shall be as determined in the reasonable judgment of Landlord, and a Secured Loan provides in substance that such matter shall be as determined by the Secured Lender holding such Secured Loan, Landlord shall conclusively be deemed to have exercised its judgment reasonably in determining such matter as required by such Secured Lender. Landlord shall use reasonable efforts to obtain the consent or approval of such Secured Lender if Landlord would, with such consent or approval, give Landlord's consent or approval.

                  (c) Any matter or thing which is required under this Lease to be done "satisfactorily" or to the "satisfaction" of a party need only be done "reasonably satisfactorily" or to the "reasonable satisfaction" of that party.

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                                   ARTICLE 34
                    SURRENDER AT END OF TERM OR RENEWAL TERMS

         SECTION 34.1. On the last day of the Term or any Renewal Term (if exercised), or upon the Expiration Date (if earlier), or upon a re-entry by Landlord upon the Premises pursuant to ARTICLE 25 hereof, Tenant shall surrender and deliver to Landlord the Premises (a) in the same or better condition as on the Commencement Date, (b) in good order, good and working condition and good repair, except for (i) ordinary wear and tear, (ii) damage by fire or other casualty or by condemna tion or other taking that Tenant or Landlord is required under this Lease to Restore but, despite reasonable diligence, was not by that time able to Restore (provided that all insurance or condemnation proceeds comprising Restoration Funds which had not been applied to such Restora tion shall have been deposited with Secured Lender, together with any additional sums required to complete such Restoration as estimated pursuant to SECTION 8.2 hereof), (iii) damage from any cause not required to be repaired or Restored by Tenant or (iv) damage caused by Landlord or by Persons acting or holding by, through or under Landlord (but no provision of this Section shall be deemed to limit, restrict, diminish or affect in any way any right of Tenant or Landlord under any policy of insurance), and (c) free and clear of all lettings, occupancies, possessions, liens, security interests, charges and encumbrances other than those, if any, which existed as of the Commencement Date, were created by or consented to by Landlord, or which by their express written terms and conditions extend beyond the Expiration Date and which Landlord shall have expressly approved in writing. Tenant hereby irrevocably waives any notice now or hereafter required by law with respect to vacating the Premises on any such termination date or Expiration Date. Landlord shall have the right to make an inspection of the Parcels following the surrender by Tenant to determine if Tenant has complied with this Section and any other applicable provisions of this Lease.

         SECTION 34.2. On the last day of the Term (including any Renewal Term, if exercised), or upon the Expiration Date (if earlier), or upon re-entry by Landlord upon the Premises pursuant to ARTICLE 25 hereof, Tenant shall deliver to Landlord, to the extent Tenant is then in possession or control of the same, Tenant's executed counterparts of all Subleases and any service and maintenance contracts then affecting the Parcels, true and complete maintenance records for the Parcels, all original licenses and permits then pertaining to the Parcels, permanent or temporary Certificates of Occupancy then in effect for any or all Buildings, and all warranties and guarantees then in effect which Tenant has received in connection with any work or services performed or Equipment installed in any or all Buildings, together with a duly executed assignment thereof to Landlord.

         SECTION 34.3. If Tenant fails for any reason whatsoever to deliver possession of the Premises to Landlord as provided herein on the Expiration Date (or earlier date on which Tenant is to return, surrender or deliver possession to Landlord as provided in ARTICLE 25, in SECTION 34.2, or in any other provision hereof; the earliest of such dates is referred to herein as the "POSSESSION TERMINATION DATE"), Tenant shall be deemed guilty of an illegal and wrongful holding over and shall (i) pay Landlord on demand, with respect to such holdover period, rent (prorated for the actual number of days in such holdover period until Tenant surrenders and returns possession to Landlord of the entire Premises) equal to the greater of (i) holdover rent calculated in the manner expressly authorized by

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applicable Florida statutes (if applicable Florida statutes expressly provide a formula or similar manner for calculating wrongful holdover rent for commercial or industrial rental properties), or (ii) if applicable Florida statutes do not expressly provide a formula or similar manner for calculating wrongful holdover rent for commercial or industrial rental properties, then at the rate equal to 150% of the Rental (including, without limitation, all Fixed Rent, Impositions and other components of Rental) that was applicable and payable by Tenant under the Lease for and with respect to the twelve months immediately preceding the Possession Termination Date. Notwith standing Tenant's obligation to pay, or Tenant's payment of, such holdover rent for or on account of such holdover period, Tenant shall nevertheless at all times after the Possession Termination Date be and remain (i) guilty of wrongfully holding over possession and (ii) obligated to deliver and return to Landlord possession of the Premises in the condition specified in SECTION
34.1 and to make the deliveries to Landlord provided for in SECTION 34.2 hereof.

                                   ARTICLE 35
                                ENTIRE AGREEMENT

         This Lease (including the Exhibits attached hereto and comprising a part hereof) contains all of the promises, agreements, conditions, inducements and understandings between Landlord and Tenant with respect to the Premises and supersedes and entirely replaces any and all prior or contemporaneous agreements, promises and understandings (including without limitation, the provisions of Section 45.1 of the Original Lease), and there are no promises, agreements, conditions, understandings, inducements, warranties or representations, oral or written, expressed or implied, between them with respect to the Premises other than as herein expressly set forth.

                                   ARTICLE 36
                                 QUIET ENJOYMENT

         Landlord covenants that, if and as long as Tenant shall faithfully perform the agreements, terms, covenants and conditions hereof, Tenant and any Person who lawfully and in conformity with the provisions hereof claims through or under Tenant shall and may (subject, however, to the matters set out on EXHIBIT B hereof, the other Permitted Exceptions and all of the other provisions, reservations, terms and conditions of this Lease) peaceably and quietly have, hold and enjoy the Premises for the term hereby granted without molestation or disturbance by or from Landlord or any person claiming through or under Landlord. Landlord warrants that as of the Commencement Date, it will own the Premises free of any encumbrance superior to this Lease and Tenant's interest hereunder created or suffered by Landlord, except (a) those matters described on EXHIBIT B hereof and the other Permitted Exceptions, and
(b) Secured Loans as provided in ARTICLE 30. This covenant shall be construed as a covenant running with the Land, to and against successors to Landlord's interest in this Lease, and is not, nor shall it operate or be construed as, a personal covenant of Landlord, except to the extent of Landlord's interest in this Lease and only so long as such interest shall continue, and thereafter this covenant shall be binding only upon successors in interest of

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

Landlord's interest in this Lease, to the extent of their respective interests, as and when they shall acquire the same, and so long as they shall retain such interest.

                                   ARTICLE 37
                             [INTENTIONALLY OMITTED]

                                   ARTICLE 38
                        INVALIDITY OF CERTAIN PROVISIONS

         If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

                                   ARTICLE 39
                                FINANCIAL REPORTS

         Tenant shall deliver to Landlord three copies of Tenant's published annual reports, quarterly reports, and S.E.C. Forms 10-Q and 10-K (or any successor or replacement forms required by applicable law as in effect from time to time) during the Term of this Lease (but if Tenant ceases to publish quarterly or annual financial reports, Tenant shall nevertheless be obligated to deliver to Landlord quarterly and annual financial statements of Tenant, prepared and certified by a senior officer of Tenant as having been prepared in accordance with good accounting practice on a consistently-applied basis, not later than 90 days after the end of each fiscal quarter of Tenant. Quarterly statements and 10-Q's shall be delivered within 60 days of the end of each fiscal quarter of Tenant (or, as long as Tenant continues to be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or any successor or replacement statute, such later date as such annual reports are actually distributed to or made available for Tenant's shareholders, or filed with the S.E.C., as the case may be) and annual statements and 10-K's within 90 days of the end of each fiscal year of Tenant (or, as long as Tenant continues to be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or any successor or replacement statute, such later date as such annual reports are first either distributed to or made available for Tenant's shareholders or filed with the
SEC). Tenant shall not be required to furnish any other financial reports, operating statements or any other statements or reports with respect to Tenant. If Tenant assigns this Lease in conformity with the applicable provisions hereof, the assignee of Tenant's rights and obligations shall be subject to all of the requirements and provisions of this ARTICLE 39 as though it were the Tenant expressly named herein.

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                                   ARTICLE 40
                             RECORDING OF MEMORANDUM

         Landlord and Tenant, each upon the written request of the other or any Secured Lender, shall execute, acknowledge and deliver a memorandum of this Lease, and of each modification of this Lease, in proper form for recordation in the public records of Duval County, Florida, which shall set forth the matters described in Fla. Statutes Section 713.10(2) and shall describe the Term, the existence of Renewal Options, the existence of any easements [(including, without limitation, the Parking/ Driveway Facilities)], and such other material provisions hereof (if any) which Landlord and Tenant may mutually determine are suitable and appropriate for inclusion therein. Neither party shall record this Lease without the prior consent of the other party.

                                   ARTICLE 41
                     CERTAIN MATTERS PERTAINING TO PARCEL A

         SECTION 41.1. Landlord and Tenant agree that the occurrence of an Event of Default under this Lease shall also constitute, automatically and without any notice, demand or other action by Landlord, an Event of Default under the Original Lease.

         SECTION 41.2. It is anticipated that (a) the Initial Building to be constructed by Landlord on the Land as provided in Exhibit C hereto may have one or more common walls that it shares with the Parcel A Building, as well as a common roof and reciprocal easements or rights of support, and (ii) the Initial Building and the Parcel A Building may be constructed so that they open into one another and can be used and operated in a unified and integrated manner. Despite the foregoing, each of the Tenant hereunder and the tenant under the Original Lease (and Landlord, if and when this Lease or the Original Lease expires or is terminated) shall have, and may exercise at any time or from time to time, the right unilaterally to close off the buildings, and other improvements on its Parcel from all buildings and other improvements on any other Parcel and to exclude all other persons therefrom. It is also possible that portions of the Parcel A Building may encroach onto the Land or portions of the Initial Building may encroach onto Parcel A. Tenant accepts and agrees to all of the foregoing and shall not have any right to, and will not assert, any objection of any kind to any of the foregoing.

         SECTION 41.3. The Original Lease is hereby amended as follows, effective from and after the date of this Agreement. For all purposes of the Original Lease: (i) Parcel B-1 (as defined herein) is excluded from, and is not part of, the "Land", the "Premises", or "Parcel A" as those terms are used in the Original Lease (and there shall be no reduction in the Rental payable by the Tenant under the Original Lease on account of, or as a result of, the foregoing); (ii) the Declaration of Easements (as defined in this Agreement) is a Permitted Exception for all purposes of the Original Lease;
(iii) the Tenant (as defined in the Original Lease) covenants that it will perform, and cause to be satisfied, performed and complied with, all provisions of the Declaration of Easements applicable to the Land or the Improvements (as each of those terms is defined in the Original Lease) or to the owner of either or both thereof; (iv) the Tenant (as defined in the Original Lease) will timely pay, as additional rent under the Original Lease, all costs, expenses and other amounts that the owner of Parcel A may, at any time or from time to time, be or become obligated to pay under or in respect of the Declaration of Easements; and (v) Landlord shall not relocate any of the easements located on Parcel A created

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

pursuant to the Declaration of Easements without the prior consent of the tenant of Parcel A at such time, which consent shall not be unreasonably withheld or delayed.

         SECTION 41.4. The provisions of this Article 41 are part of this Lease, and they are also part of, and constitute an amendment to, the Original Lease, and by executing this Lease, the Landlord and the Tenant are, in their respective capacities as the landlord and the tenant under the Original Lease, also amending the Original Lease so as to include, as a part of the Original Lease, the provisions of this Article 41 (and also, to the extent necessary to define any capitalized term used in this Article 41, the definition of such term as set out in this Lease). However, despite the preceding sentence, the provisions of this Article 41 will not be deemed to constitute an amendment of the Original Lease until the holder of the first mortgage loan that encumbers Parcel A on the date of this Lease consents thereto or the lien of that mortgage loan is released, whichever occurs first.

                                   ARTICLE 42
                                  MISCELLANEOUS

         SECTION 42.1. The captions of this Lease are for convenience of reference only and in no way define, limit or describe the scope or intent of this Lease or in any way affect this Lease.

         SECTION 42.2. The Table of Contents is for the purpose of convenience of reference only and is not to be deemed or construed in any way as part of this Lease or as supplemental thereto or amendatory thereof.

         SECTION 42.3. The use herein of the neuter pronoun in any reference to Landlord or Tenant shall be deemed to include any individual Landlord or Tenant, and the use herein of the words "successors and assigns" or "successors or assigns" of Landlord or Tenant shall be deemed to include the heirs, legal representatives and assigns of any individual Landlord or Tenant.

         SECTION 42.4. All of Tenant's obligations hereunder with respect to Restorations and/or payment of any Shortfall shall (as they apply to any damage, destruction, condemnation or taking occurring prior to the Expiration
Date) survive any termination of this Lease.

         SECTION 42.5. If more than one Person becomes Landlord or Tenant hereunder: the other party may require the signatures of all such Persons in connection with any notice to be given or action to be taken by that party hereunder; and, each Person comprising a multi-Person Tenant or Landlord (but not including any shareholders of a party which is a corporation, trustees of a party which is a trust, partners of a party which is a general or limited partnership, or other constituent members of any entity which is a party) shall be fully liable for all of that party's obligations hereunder, subject to ARTICLE 43. Any notice by a party to any Person named as the other party and designated in SECTION 26.1 (or in any notice given pursuant to that Section) as an addressee of notices shall be sufficient and shall have the same force and effect as though given to all Persons named as such other party.

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

         SECTION 42.6. The terms "herein," "hereunder" and words of similar import shall be construed to refer to this Lease as a whole, and not to any particular Article or Section, unless expressly so stated.

         SECTION 42.7. The term "and/or" when applied to two or more matters or things shall be construed to apply to any one or more or all thereof as the circumstances warrant at the time in question.

         SECTION 42.8. Except as otherwise expressly provided in this Lease, there shall be no merger of this Lease or the leasehold estate created hereby with the fee estate in the Premises or any part thereof by reason of the same Person's acquiring or holding, directly or indirectly, this Lease or the leasehold estate created hereby or any interest in this Lease or in such leasehold estate as well as the fee estate in the Premises; provided, however, that no such merger shall occur in any event without the written consent of each Secured Lender.

         SECTION 42.9. Landlord and Tenant each covenants, warrants and represents to the other as follows: no broker other than Pantheon Properties, Inc. and Jim Runsdorf were instrumental in bringing about or consummating this Lease on its behalf; and, it had no dealings with any other broker, finder or other procuring Person concerning the leasing of the Premises by Landlord to Tenant. Landlord and Tenant shall each defend, indemnify and hold the other harmless against and from any claims for any other brokerage commissions or fees, and all costs, expenses and liabilities in connection therewith, including, without limitation, attorneys' fees and expenses, (a) in connection with such claims if any broker or other Person claims to have had dealings with the indemnifying party, and (b) in connection with the enforcement of a party's rights under this SECTION 42.9. Any brokerage commission or fee due Pantheon Properties, Inc. or Jim Runsdorf shall be paid by Landlord.

         SECTION 42.10.

                  (a) This Lease may not be changed, modified, or terminated orally, nor may any provision hereof be waived, but only by a written instrument of change, modification or termination executed by the party against whom enforcement of any change, modification, or termination or waiver is sought.

                  (b) Each of Landlord and Tenant agrees to be a party signatory to an amendment or modification of this Lease, by instrument in recordable form, if requested to do so by a Secured Lender or a proposed Secured Lender as a condition precedent to the placing, replacing, refinancing or extending of a Secured Loan, provided and upon condition that such amendment or modification shall not (i) affect the financial obligations of such party hereunder, (ii) adversely affect the value of the fee simple or leasehold estate (as the case may be) of such party hereunder or (iii) materially adversely affect, diminish or reduce any rights or remedies of such party hereunder or materially increase the liabilities, responsibilities or obligations of such party hereunder.

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

                  (c) No amendment or modification of this Lease which could have an adverse effect on the rights or interests of, or the value of the collateral security of, any Secured Lender shall be effective without the prior written consent of such Secured Lender if required under the terms of its respective Secured Loan documentation.

         SECTION 42.11. This Lease shall be governed by and construed in accordance with the laws of the State of Florida applicable to leases made and to be performed in said State, without the aid of any canon or rule of law requiring construction against the party drawing or causing this Lease to be drawn.

         SECTION 42.12. All references in this Lease to any particular "Article", "Articles", "Section" or "Sections" shall be deemed to refer to the designated Article(s) or Section(s), as the case may be, of this Lease.

         SECTION 42.13. All plans, drawings, specifications and models required to be furnished by Tenant to Landlord under this Lease, including, without limitation, all plans, drawings, specifica tions or models prepared in connection with any Restoration or Capital Improvement, shall become the sole and absolute property of Landlord upon the Expiration Date. Tenant shall deliver all such documents to Landlord promptly upon the Expiration Date. Tenant shall also deliver one copy of each thereof to Landlord within a reasonable time after Tenant receives the same. Tenant's obliga tion under this SECTION 42.13 shall survive the Expiration Date.

         SECTION 42.14. All references in this Lease to "licensed professional engineer" or "registered architect" shall mean a professional engineer or architect who is licensed or registered, as the case may be, by the State of Florida.

         SECTION 42.15. This Lease shall not be construed to create a partnership, joint venture, agency relationship or fiduciary relationship of any kind between the parties.

         SECTION 42.16. THE PARTIES SHALL AND DO HEREBY EACH IRREVOCABLY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS LEASE OR THE INTERPRETATION, CONSTRUC TION OR ENFORCEMENT HEREOF OR OF ANY PROVISION HEREOF.

         SECTION 42.17. Tenant shall not sell, lease or otherwise transfer or dispose of, or permit any Person to use, any excess or residual development capability of, or any other entitlement or development rights pertaining or relating to, the Land, nor shall Tenant contract or agree to do any of the foregoing.

         SECTION 42.18. Upon the expiration or other termination of this Lease, neither party shall have any further obligation or liability to the other except as otherwise expressly provided in this Lease and except for such obligations as by their nature or under the circumstances can only be, or by the express provisions of this Lease may or are intended to be, performed after such expiration

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

or other termination; and, in any event, without limiting the generality of the foregoing, (i) unless otherwise expressly provided in this Lease, any liability for a payment which shall have accrued in, for, on account of or with respect to any period ending at the time of expiration or other termination of this Lease shall survive the expiration or other termination of this Lease and (ii) any right of Landlord to receive payment from Tenant, for or on account of any period after this Lease has been terminated because of Tenant's default hereunder, of either damages for Tenant's default or of Rental provided for herein, shall survive such termination of this Lease.

         SECTION 42.19. The provisions of this Lease are intended to be for the sole benefit of the two parties hereto and all Secured Lenders and all of their respective successors and assigns, and none of the provisions of this Lease are intended to be, nor shall they be construed to be, for the benefit of any third party other than Secured Lenders.

         SECTION 42.20. Notwithstanding that Tenant has various obligations under this Lease with respect to portions of the Parcels which are not included within the Premises, nothing herein shall be interpreted to grant Tenant any rights in, to or concerning such Parcels whatsoever except as follows: (i) such rights of entry as are necessary to enable Tenant to perform its obligations hereunder; and (ii) Tenant shall have (1) the nonexclusive easement granted in the penultimate paragraph of ARTICLE 2, and
(2) a nonexclusive right to use whatever walking trail on the Parcels that Landlord may from time to time make available for the use of any tenants or users of the Parcels. Notwithstanding the foregoing, Landlord reserves the right to relocate such parking areas, access and walking trails to other locations on the Parcels provided Tenant at all times has substantially equivalent parking rights, access and walking trails as it had on the Commencement Date.

         SECTION 42.21. Without limiting the generality or breadth of any of Tenant's other covenants or agreements set out herein, Tenant hereby agrees as follows: Tenant will perform, and cause to be satisfied, performed and complied with, all provisions of the Declaration of Easements applicable to the Land or the Improvements or to the owner of either or both thereof; and, Tenant will timely pay, as additional rent hereunder, all costs, expenses and other amounts that the owner of the Land may, at any time or from time to time, be or become obligated to pay under or in respect of the Declaration of Easements. Landlord shall not relocate any of the easements located on Parcel B or Parcel B-1 created pursuant to the Declaration of Easements without the prior consent of the tenant of such Parcel at such time, which consent shall not be unreasonably withheld or delayed

                                   ARTICLE 43
                             LIMITATION OF LIABILITY

         Tenant shall look only to Landlord's Affected Property for the collection of any money judgment in the event of, and on account of, any breach or default under this Lease by Landlord. (For purposes hereof, "LANDLORD'S AFFECTED PROPERTY" means Landlord's respective interests in and to this Lease, the Premises, and such of the other Parcels, if any, as to which Tenant then either is the lessee under the Original Lease or holds a valid, effective, exercisable Expansion Option pursuant to the provisions of
Article 45 of the Original Lease.) No other property or assets of

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Landlord, and no property or assets of any kind of any partner in Landlord or any direct or indirect owner of an interest in Landlord or any officer, director, partner, principal or employee of Landlord (each a "PROTECTED PERSON") shall be subject to levy, attachment, garnishment, execution or other enforcement procedure for the satisfaction of any such judgment (or other judicial process) nor shall any recourse of any kind whatsoever be sought or obtained directly or indirectly under, for or on account of this Lease, any breach or default by Landlord hereunder, or any other matter relating to the Premises, this Lease, the relationship between Landlord and Tenant, the acts or omissions of Landlord, or any other similar or related matter. The interest of Landlord in and to the Landlord's Affected Property shall consist (when and to the extent the same are held by Landlord) of Landlord's estate in Landlord's Affected Property and Landlord's interest in and to the rents, income, proceeds, receipts, revenues, issues and profits issuing from the Landlord's Affected Property then held by Landlord, any insurance policies with respect to Landlord's Affected Property carried under this Lease and the premiums or proceeds thereof, any money or securities deposited by Tenant with Landlord, any award to which Landlord may be entitled in any condemnation proceedings or by reason of a temporary taking of the Landlord's Affected Property, and any real estate tax refunds accrued to Landlord. In confirmation of the foregoing, if Tenant shall acquire a lien on or interest of any kind in any other property or assets of Landlord, or any property or assets of any kind of any Protected Person, directly or indirectly as a result of, on account of or with respect to a breach or default under this Lease by Landlord, by judgment or otherwise, Tenant shall promptly release such lien or interest by executing and delivering an instrument in recordable form to that effect prepared by Landlord or such Protected Person; provided, however, that such instrument of release shall not release any such lien on Landlord's interest in and to the Premises. This limitation of Landlord's liability shall not apply to the extent (if any) that Landlord misapplies insurance or condemnation proceeds in a manner other than as required by the Lease or Landlord misappropriates any monies or securities deposited by Tenant with Landlord; in such event, Tenant shall have full recourse against Landlord for the moneys or securities so misapplied or misappropriated without regard to the foregoing provisions of this Article. Nothing in this ARTICLE 43 hereof shall be interpreted as prohibiting Tenant from being awarded specific performance or an injunction
(i) to enjoin any breach or default under this Lease by Landlord, (ii) to prohibit Landlord from distributing to its partners at any time that Landlord is in default under this Lease the rents, receipts, revenues, issues and profits from the Landlord's Affected Property or the Parcels, or (iii) to compel the proper application of insurance and condemnation proceeds in accordance with the express provisions of this Lease.

                                   ARTICLE 44
                             SUCCESSORS AND ASSIGNS

         Except as otherwise expressly provided in this Lease, the provisions of this Lease shall bind and benefit the respective successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that the provisions of this ARTICLE 44 shall not be construed as modifying the provisions of
ARTICLE 10 or the conditions or limitations contained in ARTICLE 24.

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                                   ARTICLE 45
                          CERTAIN CONDITIONS PRECEDENT

         SECTION 45.1. [INTENTIONALLY OMITTED.]

         SECTION 45.2. [INTENTIONALLY OMITTED.]

         SECTION 45.3. [INTENTIONALLY OMITTED.]

         SECTION 45.4. [INTENTIONALLY OMITTED.]

         SECTION 45.5. [INTENTIONALLY OMITTED.]

         SECTION 45.6. [INTENTIONALLY OMITTED.]

         SECTION 45.7. CONDITIONS PRECEDENT. Tenant's rights, and Landlord's obligations, under and with respect to this Lease shall be subject to the satisfaction of all of the following conditions precedent (in addition to any other conditions set out elsewhere in this Lease):

                  (1) APPROVALS AND PERMITS. Landlord shall have received all approvals, licenses and permits (collectively, "APPROVALS") from the City of Jacksonville and all other applicable or relevant Governmental Authorities necessary to permit the construction of the Initial Building and all ancillary improvements (collectively, the "ADDITION"), in each case by such date as is necessary, without employing overtime work or other exigent or extraordinary means, to enable construction of the Addition to be properly completed by the applicable Estimated Completion Date. In connection with the above, Landlord's obligation shall be limited to making a reasonable and customary good faith effort to obtain the Approvals but shall not include any obligation to pay fees or to accept or agree to exactions or conditions to the Approvals which in Landlord's sole judgment are unreasonable in light of the nature of the particular project or the Approvals sought. Any failure of Landlord to obtain the Approvals shall not constitute a default under this Lease. Tenant hereby irrevocably waives, and releases Landlord from, all liability for all damages and costs (including, without limitation, attorneys fees, expert witness fees and costs, and related expenses) which may be suffered, paid or incurred by Tenant as a result of Landlord's obtaining or failing to obtain the Approvals for any reason except Landlord's intentional, unreasonable and unexcused refusal to file and process an application therefor.

                  (2) LENDER APPROVALS. Landlord shall, by such date as is necessary, without employing overtime work or other exigent or extraordinary means, to enable construction of the Addition to be properly completed by the applicable Estimated Completion Date, have sought and obtained a Secured Loan to serve as a source of construction financing for the construction of the Addition, on such terms and conditions as are acceptable to Landlord in its sole and absolute discre tion. Landlord agrees that, in connection with its efforts to obtain such construction financing: (i) Landlord shall offer, and be willing, to subject its interest in the Addition, the land on which it is to

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be constructed, and this Lease (as it applies to such land and Addition) to the liens and security interests of such construction lender (subject to any prior rights or interests therein or thereto, and any rights of consent or approval, of any Secured Lender); and (ii) if the only reason Landlord is unable to obtain from third party sources suitable construction financing acceptable to Landlord is that the proposed construction lender requires that it be provided with one or more guaranties of any kind (whether guaranties of payment, of completion, of carry costs, or otherwise; collectively, "LENDER-REQUIRED GUARANTIES"), Landlord shall so notify Tenant and give Tenant a reasonable opportunity (but no longer than 15 days after such notice from Landlord to Tenant) to provide to such prospective construction lender, at Tenant's sole cost and liability (and at no cost or liability to Landlord), all of such Lender-Required Guaranties (which may be guaranties from Tenant, any Affiliate of Tenant or any other Person) that would satisfy the proposed construction lender and cause it to be willing to provide construction financing to Landlord on terms and conditions acceptable to Landlord, and if Tenant for any reason refuses or fails to provide such Lender-Required Guaranties within the time period so provided therefor by Landlord, this condition precedent set out in this SUBSECTION (2) shall be deemed unsatisfied and Landlord shall have no obligation of any kind with respect to such Addition, but if there are reasons for Landlord's inability to obtain acceptable construction financing other than or in addition to a requirement for Lender- Required Guaranties, Landlord shall so notify Tenant, in which case Tenant shall have 30 days from its receipt of such notice to deliver to Landlord a written notice (a "LAND EXERCISE NOTICE") in which Tenant clearly, irrevocably and unconditionally (i) agrees to lease from Landlord hereunder only the land component of the Parcel or Parcels on which the Addition would have been constructed, for an annual Fixed Rent of $1.00 per year, and forever releases Landlord from any and all obligations of any and every kind whatsoever with respect to such Addition other than to lease to Tenant such land on the terms and conditions set out herein, (ii) promises promptly to commence, and diligently to prosecute and complete, the construction of the Addition, lien-free and in accordance with all CC&R's, all applicable laws, codes and ordinances, and all provisions of this Lease, all at Tenant's sole cost, liability and risk, and (iii) promises to pay to Landlord, as compensation for remaining ready and willing to perform its obligations hereunder and for any work, activities, time or effort it may theretofore have expended in connection herewith an amount in cash (the "LANDLORD COMPENSATION AMOUNT") equal to five percent (5%) of the Total Construc tion Cost for such Addition (and to certify the amount of such Total Construction Cost under oath to Landlord, and to allow Landlord to inspect, copy and audit Tenant's books and records relating thereto), such amount to be paid to Landlord in five substantially equal annual installments as follows: together with Tenant's delivery to Landlord of the Land Exercise Notice, Tenant shall pay Landlord an amount in cash equal to 20% of the amount Tenant estimates in good faith will equal the total Landlord Compensation Amount for such Addition; and, on each of the next four anniversa ries of that date, Tenant shall pay Landlord an amount equal to one-fourth (1/4) of the amount by which the total Landlord Compensation Amount for such Addition exceeds the amount Tenant paid Landlord on account thereof when Tenant delivered its Land Exercise Notice relating thereto. All of Tenant's obligations, undertakings and liabilities hereunder and with respect hereto, and as provided for herein, shall constitute obligations of Tenant to Landlord under this Lease. If Tenant fails for any reason whatsoever to deliver such a Land Exercise Notice to Landlord within such 30-day period, the condition precedent set out in this SUBSECTION (2) shall be deemed unsatisfied and Landlord shall not have any obligation or liability

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

of any kind (including, without limitation, any obligation to lease the Land to Tenant) with respect to or under this Lease.

                  (3) NO NON-CONFORMING ASSIGNMENT. There shall not have occurred (whether voluntarily, by operation of law, pursuant to court order or judicial sale, or otherwise) any sale, assignment, sublease, transfer or disposition of any kind whatsoever of any or all of Tenant's rights of possession of the Premises or interests in, to or under the Original Lease or this Lease, respectively, that did not conform to the applicable conditions and requirements of the Original Lease or this Lease, respectively.

                  (4) NO TENANT DEFAULT. All rights of Tenant under this Lease shall terminate at Landlord's election (in Landlord's sole, exclusive and unreviewable discretion) expressed in a notice of such termination given by Landlord to Tenant, and be of no further force and effect, if, prior to the Commencement Date, either (i) an Event of Default under this Lease or under the Original Lease shall have occurred and shall then remain uncured, or (ii) Landlord shall have given to Tenant two or more notices of material Defaults under the Original Lease within the immediately preceding 12-month period.

In the event any of the foregoing conditions is not satisfied or any of the foregoing disqualifications or termination events occurs, then, on notice from Landlord to Tenant, (i) this Lease shall be terminated and Tenant's exercise (under the Original Lease) of the Expansion Option relating hereto shall be deemed to have been rescinded and withdrawn and shall be void and of no effect, as though the Expansion Option had never been exercised, and (ii) Tenant shall pay to Landlord on demand an amount in cash sufficient fully to compensate and reimburse Landlord for all costs, losses and expenses of any and every kind whatsoever which were paid or incurred by Landlord prior to such termination in connection with or as a result or consequence of Tenant's exercise of such Option, which costs shall include but not be limited to the items (if paid or incurred by Landlord) which are described in the definition of Total Construction Cost and also those items which Tenant would have been obligated to pay Landlord if Tenant had withdrawn or revoked its Exercise Option pursuant to SECTION 45.4 of the Original Lease.

         SECTION 45.8. [INTENTIONALLY OMITTED.]

         SECTION 45.9. [INTENTIONALLY OMITTED.]

         SECTION 45.10. TOTAL CONSTRUCTION COST. "TOTAL CONSTRUCTION COST" shall mean an amount (expressed in dollars) equal to 110% of the total amount of all costs of any and every kind whatsoever paid or incurred by Landlord to others (and not including Landlord's own general overhead or administrative costs, but including Landlord's out-of-pocket expenses such as travel expenses of Landlord's partners or employees) for or in connection with (i) the development and construction of the Addition and (ii) the installation or performance after the date hereof of certain improvements in or work upon the Parcel A Building (but not any costs paid or incurred for, or properly allocable to, any other project being done off the Parcels), including (without limitation)

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all so-called "hard costs", all costs for labor, services, materials and equipment, and all so-called "soft costs" (including, but not limited to, all costs of obtaining Approvals, appraisals, architectural drawings and specifications, soils, engineering and environmental studies and reports, title insurance, and plats of survey, all escrow charges, brokerage commissions, fees and expenses of attorneys and accountants, and all loan fees, interest and other costs of or in connection with construction financing).

         SECTION 45.11. ARBITRATION. If the parties fail to agree on the amount of the annual Fixed Rent within ten (10) days after either party gives notice to the other of its desire to arbitrate the issue, the issue (I.E., the amount of the annual Fixed Rent, determined in accordance with the provisions of SECTIONS 3 AND 45.10) shall be submitted to binding arbitration. Unless mutually agreed otherwise by the parties, all arbitrations shall be conducted in Duval County, Florida, as follows: Not later than 15 days after either party has notified the other party that the issue will be submitted to arbitration, each party will choose one arbitrator and will notify the other party of the arbitrator it had selected; if either party fails to designate its arbitrator within that period, it will be deemed to have waived its right to select an arbitrator for that proceeding and the other party's arbitrator will be the sole arbitrator who, individually, will determine the amount of such annual Fixed Rent; if each party timely designates an arbitrator, those two arbitrators will determine the amount of such annual Fixed Rent for such Addition in accordance with the standards set out in, and the provisions of, SECTIONS 3 AND 45.10, but if they are unable to agree on such amount within 30 days after both of them were appointed, then (i) if the amount of the annual Fixed Rent as determined by the arbitrator whose amount was the lesser of the two, is 95% or more of the amount of the annual Fixed Rent as determined by the other arbitrator, then the amount of the Fixed Rent shall be the mean average of the respective amounts thereof as determined by each of the two arbitrators, but if the respective amounts of the annual Fixed Rent as determined by the two arbitrators are not as described in the preceding clause (i) (I.E., they are more than 5% apart), then (ii) such two arbitrators shall select a third arbitrator (and shall notify Landlord and Tenant of their selection); such third arbitrator shall, within 30 days after his appointment as such arbitrator, determine and set the amount of such annual Fixed Rent for such Addition in accordance with the standards set out in, and the provisions of, SECTIONS 3 AND 45.10, and he shall notify both parties in writing of his determination. Each appraiser designated to participate in this arbitration process must be an MAI appraiser who had been actively engaged in commercial real estate activities or appraising of commercial real estate for at least the preceding five years in the Jacksonville, Florida area. Each party shall pay all fees, costs and expenses of the arbitrator it selects and designates; both parties jointly will share equally the fees, costs and expenses of any third arbitrator who is designated by the other two parties. The determination of the amount of annual Fixed Rent by the two arbitrators or, if applicable, by the third arbitrator, as the case may be, in accordance with this Section shall be final, conclusive and binding on the parties.

         SECTION 45.12. [INTENTIONALLY OMITTED.]

         SECTION 45.13. [INTENTIONALLY OMITTED.]

         SECTION 45.14. [INTENTIONALLY OMITTED.]

                                   ARTICLE 46
                                 RENEWAL OPTIONS

         SECTION 46.1. RENEWAL OPTIONS. If no uncured Default then exists, Tenant shall (subject to the provisions of SECTION 10.11) have the option ("RENEWAL OPTION") to extend this Lease for two (2) additional terms of ten
(10) years each (individually, a "RENEWAL TERM" and collectively, "RENEWAL TERMS") on the same terms and conditions as provided herein (including, without limitation, the payment by Tenant of all Impositions and other components of Rental) except for the amount of the Fixed Rent. Tenant shall exercise each of the Renewal Options by giving Landlord written notice (a "RENEWAL NOTICE") of its unconditional exercise of a Renewal Option not later than one year prior to the expiration of the Term or the previous Renewal Term. Tenant's failure for any reason whatsoever, whether or not within Tenant's control, to timely deliver a Renewal Notice to Landlord shall constitute Tenant's irrevocable election not to exercise such Renewal Option and its irrevocable waiver and release thereof, and shall automatically and without any notice or any grace or cure period result in the permanent and complete expiration, lapsing and termination of such Renewal Option. The Fixed Rent payable for and in any Renewal Term shall be agreed to by the parties prior to commencement of the particular Renewal Term; provided, however, that if the parties are unable to reach agreement as to the amount of such Fixed Rent, the parties shall submit the matter to binding arbitration pursuant to the provisions of SECTION 45.11, provided, however, that the amount of the annual Fixed Rent payable for and in any Renewal Term shall be equal to the sum of (i) that amount which, if paid annually throughout that particular Renewal Term (without regard to any further renewals or extensions), in equal monthly installments on the first day of each month of such Renewal Term, would be sufficient fully and completely to amortize the Total Construction Cost for any buildings, improvements, rehabilitation, renovation or other work (if any) which Landlord performs, constructs or installs for or in connection with such Renewal ("NEW LANDLORD IMPROVEMENTS") and also to provide Landlord with a fair market return on its investment in or relating to such New Landlord Improvements, plus (ii) whichever of the following Tenant, in its discretion, specifies in its notice of exercise of such Option (and if Tenant fails to specify either of the following in its notice of election, then the annual Fixed Rent shall be that specified in the following clause (A)): (A) 95% of the Fair Annual Rental Amount (defined hereinbelow) for the Premises (in their condition as in effect on the first day of the Renewal Term but without taking into consideration any New Landlord Improvements) as of the first day of the Renewal Term; or (B) for each year of the first five years of the Renewal Term an amount equal to 110% of the annual Fixed Rent as in effect on the day immediately preceding the commencement of such Renewal Term, and for each year of the second five years of such Renewal Term an amount equal to 110% of the annual Fixed Rent as in effect during the first five years of such Renewal Term. The decision of the arbitrators as to the amount of the annual Fixed Rent for any Renewal Term shall be final, conclusive and binding on the parties; provided, however, that Tenant may terminate the Lease on the expiration of the Term (or the expiration of the first Renewal Term, if applicable) by giving Landlord written notice to the effect that Tenant objects to the amount of such annual Fixed Rent and has elected to terminate the Lease as of the end of the Term (or the Final Renewal Term, if applicable); such notice must be given by Tenant to Landlord, not later than seven months before the expiration of the Term (or the first Renewal Term, if applicable), except that if the arbitrators' decision has not been rendered by that date, Tenant may deliver such Notice to Landlord not later than 30 days after the arbitrators' decision is rendered. "FAIR ANNUAL RENTAL AMOUNT" shall mean, as of any time, the market rental rate per annum (I.E., the amount of rent payable each year) prevailing at that time for a new lease having a term substantially equal to the Renewal Term to which such Fair Annual Rental Amount is then being applied, with a reputable, fully creditworthy tenant for a comparable building located within a high-quality, comparable industrial park in the greater Jacksonville, Florida metropolitan area, taking into account all relevant factors (including, without limitation, increases in rent over time in such other comparable leases).

                                   ARTICLE 47
                             [INTENTIONALLY OMITTED]

                                   ARTICLE 48
                                LANDLORD DEFAULTS

         SECTION 48.1 LANDLORD DEFAULTS. The occurrence of any one or more of the following shall be a "LANDLORD DEFAULT" hereunder:

                  (a) If Landlord shall fail to pay when due and payable any sum owed by Landlord to Tenant under this Lease, and such failure shall continue for a period of ten days after notice of such default is given to Landlord by Tenant;

                  (b) If Landlord shall fail to pay when due and payable any Impositions (if any) or other amounts which the provisions of this Lease expressly obligate Landlord to pay to any Person other than Tenant, and such failure shall continue for a period of 21 days after notice of such default is given to Landlord by Tenant;

                  (c) if Landlord shall fail to perform any of its material duties or obligations set out in this Lease (other than those which are the subject of either of the preceding CLAUSES (a) or (b), inclusive, of this
SECTION 48.1) and such failure continues for a period of thirty days after notice thereof is given by Tenant to Landlord specifying such failure (unless such failure requires work to be performed, acts to be done, or conditions to be removed which cannot, either by their nature or by reason of Unavoidable Delays, reasonably be performed, done or removed, as the case may be, within such 30-day period, in which case no Landlord Default shall be deemed to exist so long as Landlord shall have commenced curing the same promptly after receiving the default notice relating thereto from Tenant and shall thereafter at all times prosecute the same to completion with reasonable diligence, subject only to Unavoidable Delays).

         SECTION 48.2 TENANT REMEDIES. After the occurrence of a Landlord Default (and the expiration of the applicable grace or cure period), Tenant shall have the following remedies as its sole and exclusive remedies:

                  (a) Tenant may institute a lawsuit for the collection of any amounts or damages which may be due and payable by Landlord to Tenant hereunder for which Landlord may be in default, or (to the extent available under applicable law and principles of equity) for specific performance by Landlord of (or an injunction to enjoin Landlord to perform) its obligations hereunder, and if as a result of any such lawsuit Tenant is awarded damages against Landlord, Tenant may deduct and set off the amount of any such final, unappealable award (and interest thereon at the legal "judgment rate" from the date of entry of such judgment order) from and against the next succeeding installment payments of Fixed Rent coming due and payable by Tenant to Landlord hereunder, provided, however, that in no event shall the amount actually paid by Tenant to Landlord for and on account of Fixed Rent in any month be reduced to less than the total amount of all debt service payments required to be paid by Landlord in such month to Secured Lenders on account of Secured Loans;

                  (b) Tenant may, at its option but without obligation, without waiving any claim for damages resulting from such Landlord Default, at any time after giving Landlord at least ten days' prior notice of its intention to do so, cause such Landlord Default to be cured for the account of Landlord, and any amount paid or any contractual liability incurred by Tenant in so doing shall be deemed paid or incurred for the account of Landlord, and Landlord agrees to reimburse Tenant therefor on demand. If Landlord fails to reimburse Tenant upon demand for any amount so paid for the account of Landlord under this SECTION 48.2(b) within fifteen (15) days after receipt from Tenant of written notice of claim for such reimbursement together with such copies of bills, invoices, or other supporting documentation as Landlord may reasonably request, said amount shall accrue interest at the rate of eight percent (8%) per annum and may be deducted and set off by Tenant from and against the next or succeeding installment payments of Fixed Rent coming due and payable by Tenant to Landlord hereunder; provided, however, that in no event shall the amount actually paid by Tenant to Landlord for and on account of Fixed Rent in any month be reduced to less than the total amount of all debt service payments required to be paid by Landlord in such month to Secured Lenders on account of Secured Loans;

                  (c) Tenant shall have such other remedies (if any) as are expressly provided under the provisions of this Lease.

Tenant may not under any circumstance terminate, or bring a lawsuit or other court action seeking a judicial order for or declaration of the termination of, this Lease for or on account of any Landlord Default.

                                   ARTICLE 49
                                 TITLE INSURANCE

         Tenant may, at its option and at its sole cost and expense, obtain such policies of title insurance insuring its leasehold estate and appurtenant easements as Tenant may desire. Landlord will cooperate with Tenant's reasonable requests to assist it in efforts to obtain such title insurance, but Landlord shall not be required to pay or incur any cost, expense, liability or risk in connection therewith.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

                                             LANDLORD:

                                             CTC INVESTMENTS LIMITED

                                             By:      Canpartners Realty, Inc.,
                                                      its general partner


_____________________________                By:________________________________
Witness                                           Name:
                                                  Title:

_____________________________
Witness

                                             TENANT:

                                             SARA LEE CORPORATION

_____________________________
Witness

                                             By:________________________________
_____________________________                     Name:
Witness                                           Title:

                                                                       EXHIBIT A

                             DESCRIPTION OF PARCEL A

A PORTION OF SECTION 25, TOWNSHIP 1 NORTH, RANGE 26 EAST, DUVAL COUNTY, FLORIDA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

FOR A POINT OF REFERENCE, COMMENCE AT THE NORTHEAST CORNER OF THE NORTHWEST 1/4 OF SAID SECTION 25; THENCE SOUTH ALONG THE EAST LINE OF SAID NORTHWEST 1/4, SOUTH 00 DEG. 05'11" EAST, A DISTANCE OF 1655.90 FEET TO THE SOUTHERLY RIGHT-OF-WAY LINE OF TRADEPORT DRIVE (A 80 FOOT RIGHT-OF-WAY, AS NOW ESTABLISHED) AND THE INTERSECTION WITH A NONTANGENT CURVE, SAID CURVE BEING CONCAVE TO THE NORTHEAST AND HAVING A RADIUS OF 1755.51 FEET, THENCE NORTHWESTERLY, ALONG SAID SOUTHERLY RIGHT-OF-WAY LINE, 414.85 FEET AROUND THE ARC OF SAID CURVE, THROUGH A CENTRAL ANGLE OF 13 DEG. 32'23", ALONG A CHORD, BEARING NORTH 80 DEG. 04'14" WEST A DISTANCE OF 413.86 FEET TO THE CENTERLINE OF LITTLE CEDAR CREEK; THENCE DEPARTING FROM SAID SOUTHERLY RIGHT-OF-WAY LINE, SOUTH 31 DEG. 07'08" WEST, ALONG SAID CENTERLINE, A DISTANCE OF 172.94 FEET TO A POINT; THENCE SOUTH 07 DEG. 16'09" EAST A DISTANCE OF 112.85 FEET; THENCE SOUTH 69 DEG. 51'06" EAST A DISTANCE OF 28.00 FEET TO A POINT; THENCE SOUTH 15 DEG. 04'13" EAST A DISTANCE OF 71.18 FEET TO A POINT; THENCE SOUTH 04 DEG. 06'33" WEST A DISTANCE OF 86.36 FEET TO A POINT; THENCE SOUTH 90 DEG. 00'00" WEST DEPARTING SAID CENTERLINE OF LITTLE CEDAR CREEK A DISTANCE OF
5.13 FEET TO A POINT ON THE WEST LINE OF THOSE CERTAIN LANDS DESCRIBED IN OFFICIAL RECORDS VOLUME 6690, PAGE 1674, OF THE CURRENT PUBLIC RECORDS OF SAID DUVAL COUNTY; THENCE DUE WEST A DISTANCE OF 575.0 TO THE POINT OF BEGINNING; THENCE SOUTH 00 DEG. 05'25" EAST AND PARALLEL WITH THE WEST LINE OF SAID OFFICIAL RECORD VOLUME 6690, PAGE 1674, A DISTANCE OF 1020.0 FEET; THENCE SOUTH 89 DEG. 54'35" WEST A DISTANCE OF 881.43 FEET; THENCE NORTH 07 DEG. 09'06" EAST A DISTANCE OF 559.61 FEET TO A POINT; THENCE SOUTH 82 DEG. 50'54" EAST A DISTANCE OF 55.0 FEET TO A POINT; THENCE NORTH 10 DEG. 06'45" EAST A DISTANCE OF 290.39 FEET TO A POINT; THENCE NORTH 67 DEG. 06'45" EAST A DISTANCE OF 260.0 FEET TO A POINT; THENCE NORTH 72 DEG. 39'13" EAST A DISTANCE OF 406.10 FEET TO A POINT IN THE WESTERLY RIGHT-OF-WAY LINE OF A PROPOSED 80 FOOT RIGHT-OF-WAY, SAID POINT LYING IN A CURVE SAID SURVEY BEING CONCAVE TO THE NORTHEAST AND HAVING A RADIUS OF 50.0 FEET, THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE 63.40 FEET, THROUGH A CENTRAL ANGLE OF 72 DEG. 39'13", A CHORD BEARING OF SOUTH 53 DEG. 40'23" EAST AND A CHORD DISTANCE OF 59.24 FEET TO THE POINT OF TANGENT OF SAID CURVE; THENCE DUE EAST ALONG SAID RIGHT-OF-WAY LINE A DISTANCE OF 29.70 FEET TO THE POINT OF BEGINNING;

BUT EXCEPTING THEREFROM PARCEL B-1 (described on Exhibit D-1 attached to this Agreement).

                                                                       EXHIBIT B

                                  TITLE MATTERS

1. Unrecorded Preliminary Development Agreement for Jax International Tradeport, dated July 30, 1987 as amended by instrument recorded August 22, 1988 in Official Record Book 6566, page 708, of the current public records of Duval County, Florida.

2. Resolution No. 88-1223-541 dated and approved December 20, 1988 and recorded December 30, 1988 in Official Record Book 6634, page 1692 and Notice of Adoption recorded January 19, 1989 in Official Record Book 6644, page 922, all of the current public records of Duval County, Florida.

3. Restrictions, covenants, conditions and easements, which include provisions for a private charge or assessment, as contained in the instrument recorded August 2, 1990 in Official Records Book 6941, page 427 ("INITIAL DECLARATION"), together with the joinder and consent and supplements, as recorded in Official Record Book 6941, page 463, Official Record Book 6941, page 458, Official Record Book 6999, page 2023, Official Record Book 7385, page 1290, Official Record Book 7631, page 1706, Official Records Book 7975, page 558, Official Records Book 7975, page 565, and Official Records Book 8123, Page 2325, all of the Public Records of Duval County, Florida, as amended and recorded against the Premises in the real estate records of Duval County, Florida, from time to time; provided, however, that Landlord will obtain a release from Wilma of its easement rights set forth in the first and second sentences of Article 17 of the Declaration and the option rights and right of first refusal set forth in Articles 18(c)-(e) of the Declaration.

4. Declaration of Conservation Easement as set forth in instrument recorded December 19, 1989, in Official Records Book 6811, page 827, of the Public Records of Duval County, Florida.

5.   The nature, extent, or existence of riparian rights.

6. Rights of others to use the waters of any water body extending from the insured land onto other lands.

7. Easement from Skyland Properties, a Florida general partnership to CTC investments Limited, granting adequate means of ingress and egress to the Parcels, which easement does not or will not interfere with Tenant's intended use of the Premises.

8.   (a) Governmental police power.

     (b) Any law, ordinance or governmental regulation relating to environmental protection.

     (c) Any law, ordinance or governmental regulation (including but not limited to building and zoning ordinances) restricting or regulating or prohibiting the occupancy, use or enjoyment of the land, or regulating the character, dimensions or location of any improvement now or hereafter erected on the land, or prohibiting a separation in ownership or a change in the dimensions or area of any Parcel.

     (d) Rights of eminent domain.

     (e) Defects, liens, encumbrances, adverse claims or other matters attaching or created subsequent to the Commencement Date unless created, suffered, assumed or agreed to by Landlord, or any person acting, claiming or holding by, through or under Landlord (except Tenant or any Person acting, claiming or holding by, through or under Tenant).

9.   City of Jacksonville Resolutions 87-1009-572, 88-448-463, 88-1223-541 and
     91-394-202.

10. The Jacksonville International Tradeport Development Guidelines as in effect from time to time.

11. Any matters, encumbrances, claims, charges, exceptions or matters created or suffered, or consented to, by Tenant or any Person acting, claiming or holding by, through or under Tenant.

12. Taxes and assessments levied or assessed for the first Lease Year or assessed subsequent thereto.

13. Any Secured Loans, for which the Secured Lender and Tenant have executed a Nondisturbance Agreement as required by Article 30 of the Lease.

14. Grant of Easement from CTC Investments Limited to the City of Jacksonville, recorded in Official Records Book 8913, page 2357 in the records of Duval County, Florida.

15. Easement to Jacksonville Electric Authority recorded in Official Records Book 6690, page 1671 in the records of Duval County, Florida.

16. Allocation of Development Rights for Jacksonville International Tradeport dated November 10, 1994, recorded in Official Records Volume 7975, page 586 in the records of Duval County, Florida.

17.  The Declaration of Easements.

                                                                      EXHIBIT C

                         LEASEHOLD IMPROVEMENT AGREEMENT

         1. PRELIMINARY PLANS. Landlord shall, at Landlord's expense (as provided below), cause Stellar Group, Inc. (Stellar Group, Inc., or any other architect retained by Landlord with respect to the Premises from time to time, is referred to as the "ARCHITECT") to prepare a coordination set of plans and specifications for the Initial Building, related improvements and whatever site work is to be performed or constructed on the Parcels before the Commencement Date, including grading, paving and drainage plans, utility plans (including electricity, potable water, sanitary and storm water sewerage, and telecommunications, if applicable) and connections of each ("PRELIMINARY PLANS"). The Preliminary Plans shall fully comply with the applicable requirements of all Governmental Authorities and CC&R's.

         The Preliminary Plans shall be agreed to by both Landlord and Tenant as follows: Landlord shall submit the Preliminary Plans to Tenant on or before the seventh day after delivery to Landlord by Tenant of an executed Lease. Within seven business days after the completed Preliminary Plans have been submitted to Tenant, Tenant agrees to deliver to Architect and Landlord the Preliminary Plans together with either (i) Tenant's written approval of such Preliminary Plans or (ii) Tenant's reasonably requested changes to such Preliminary Plans ("REQUESTED CHANGES") in sufficient detail to permit Architect to prepare revised drawings. Should Tenant fail to deliver the Preliminary Plans with Tenant's approval or Requested Changes to Architect and Landlord within said seven-day period, and should such failure continue for three days after written notice of such failure from Landlord to Tenant, Landlord may construct the Building, related improvements and site improvements (collectively, the "IMPROVEMENTS") according to such Preliminary Plans (subject to Tenant's rights to modify the Preliminary Plans as described in SECTION 2 of this Leasehold Improvement Agreement), and upon Substantial Completion (as defined herein) thereof, Tenant shall be obligated to take possession of the Premises and the Term of the Lease shall commence. If Tenant has timely delivered Requested Changes to Landlord and Architect, then no later than seven business days after receipt by Landlord and Architect of the Requested Changes from Architect, Landlord shall notify Tenant either that Landlord has approved the Requested Changes or that Landlord has disapproved the Requested Changes, in which latter case such notice shall specify Landlord's reasons for disapproval. Landlord's approval of the Requested Changes shall not be unreasonably withheld. If Landlord disapproves the Requested Changes, then the foregoing submission process shall be repeated until the parties agree on the Preliminary Plans. The Preliminary Plans as approved by the parties pursuant to this SECTION 1 of this Leasehold Improvement Agreement shall be referred to herein as the "PLANS"; and, upon such approval, the Plans shall be deemed a part of this Leasehold Improvement Agreement. If Tenant and Landlord are unable to agree upon final Plans after three submissions by Landlord to Tenant, then upon the request of either party, the parties (and all representatives of such parties needed to approve the Plans on behalf of such parties) shall personally attend a meeting at which the parties shall use their best efforts to agree upon the Plans.

         2. MODIFICATION TO PLANS. Tenant may, from time to time, modify, amend or change the Plans with Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, provided that (i) Tenant provides Landlord and Architect with information regarding each such change in sufficient detail to permit the Architect to prepare working drawings or change orders reflecting such proposed change and (ii) the proposed change is consistent with the scope, quality, intent and purpose of the approved Plans. Tenant shall pay Landlord, within 30 days after Landlord's request for payment, all reasonable costs of every kind (including, without limitation, Architect's fees, fees of Landlord's consultant who reviews such proposed changes for Landlord, and any increase in the Total Construction Cost) resulting from or occasioned by each such proposed or accepted change. No modification, amendment or change to the Plans shall be made unless the same has been certified by the Architect as complying with all applicable laws and the CC&R's.

         3. DISCLAIMER: Landlord hereby acknowledges and agrees that the approval by Tenant of the Plans shall neither constitute nor be construed as a certification by Tenant, or any Person claiming or acting by, through or under Tenant, that the Plans meet or otherwise comply with architectural, engineer, or construction industry standards or applicable buildings codes, laws, ordinances, rules or regulations of any governmental authority or other applicable agency.

         4. DELAY CAUSED BY TENANT. The Term of the Lease shall commence on the day (the "COMMENCEMENT DATE") on which Substantial Completion (as defined herein) occurs; provided, however, that if Landlord shall be actually delayed in substantially completing the Improvements as a result of any one or more of (a) Tenant's failure to approve, or provide necessary information for, the Plans as and when required hereby, (b) Tenant's changes (or requests for any change) to the Plans, or (c) any other act or omission by Tenant or its agents which actually delays the Landlord in completing the Improvements, then Landlord shall cause the Architect to state in a letter to Landlord and Tenant its opinion as to the date on which Substantial Completion would have occurred but for the Tenant-caused delays, which date shall be and shall constitute the Commence ment Date of the Lease for all purposes, and Tenant's obligation to commence payment of Fixed Rent for the Premises shall arise as of such date and shall not otherwise be affected or deferred on account of such actual delay.

         5. COMMENCEMENT OF CONSTRUCTION. Landlord shall notify Tenant when construction of the Initial Building or related improvements or site improvements has commenced and thereafter will give Tenant monthly construction status reports with a projected date of completion. For purposes of this EXHIBIT C, the terms "COMMENCE CONSTRUCTION" and "COMMENCEMENT OF CONSTRUCTION" shall be deemed to mean the pouring of concrete footers for the Initial Building.

         6. ENTRY BY TENANT. Tenant and Tenant's agents may enter the Premises prior to the Commencement Date under Landlord's direction and supervision for purposes of inspecting, measuring, installing or arranging Tenant's Property and otherwise to make the Premises ready for Tenant's use and occupancy. Such entry prior to the Commencement Date shall constitute a license only and not a lease, and such license shall be conditioned upon (and Tenant agrees to comply with) all of the following: (a) Tenant's acting and working in harmony and not interfering with Landlord and Landlord's agents, contractors, workmen, mechanics and suppliers in being present or doing work on the Premises; (b) Tenant's obtaining in advance Landlord's approval of all contractors, subcontractors and suppliers proposed to be used by Tenant, said approval not to be unreasonably withheld or delayed; (c) Tenant's furnishing Landlord with written evidence of such insurance of Tenant, its contractors and subcontractors as Landlord may reasonably require against liabilities which may arise out of such entry (including, but not limited to, builder's risk, liability and workers' compensation coverage) and (d) Landlord's determination, in the case of each such requested entry by Tenant, that such entry will not interfere in any way with Landlord's work. Tenant agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's Property placed or installations made on the Premises prior to the Commencement Date, the same being at Tenant's sole risk, and Tenant agrees to protect, defend, indemnify and save harmless Landlord from and against all losses, claims, liabilities, costs, damages, and injuries of any and every kind whatsoever that may result from any such entry by Tenant (including, without limitation, damage to the Improvements, fees and expenses arising out of or connected with the activities of Tenant or its agents, contractors, subcontractors, suppliers or workmen in or about the Premises, and losses, claims, liabilities, costs, damages, damage to the Improvements, fees and expenses related to environmental matters and Hazardous Materials). Except for the indemnity set forth above, Tenant shall not be obligated to pay to Landlord, nor shall Landlord be entitled to charge Tenant, Fixed Rent or any other amounts which may otherwise be due and payable under this Lease by virtue of the exercise by Tenant of the rights and privileges herein.

         7. CORRECTION. Landlord agrees to cause to be promptly corrected any material deficiencies in the work, materials, or elements of the work which do not comply with the requirements of the Plans, which are promptly called to its attention during construction by any Governmental Authority or Tenant's "CONSTRUCTION REPRESENTATIVE" (who Tenant shall have designated as its construction representative in a written notice to Landlord within five days after commencement of construction) prior to or at the inspection described in SECTION 11 of this Leasehold Improvement Agreement.

         8. DELIVERY DATE. Landlord shall cause Substantial Completion to occur on or before the date (the "DELIVERY DATE") which is 290 days after the last to occur of (i) delivery to Landlord by Tenant of an executed Lease,
(ii) the date on which the Landlord and the Tenant have approved the Preliminary Plans such that they constitute the "Plans" as provided hereinabove, (iii) the date on which all necessary Approvals of the Plans have been obtained from the Jacksonville International Tradeport, and a building permit based on the Plans has been issued, and (iv) approval by the Tenant (which approval the Tenant agrees will not be unreasonably withheld, delayed or conditioned) of the Landlord's estimate of total construction costs for the Addition, to be furnished by the Landlord to the Tenant after the Plans have been approved by all necessary persons); provided, however, that if Substantial Completion has not occurred by the Delivery Date, the Delivery Date shall be extended for an additional 10 days, provided further, that and the Delivery Date shall be further extended for actual delays (collectively, "EXTENSION DELAYS") caused by (a) Unavoidable Delay, (b) Tenant's failure to approve the coordination set of plans and specifications as initially submitted to Tenant or Tenant's failure to approve the Plans as resubmitted to Tenant in accordance with SECTION 1 of this Leasehold Improvement Agreement and/or Tenant's submission of Requested Changes under SECTION 1 of this Leasehold Improvement Agreement, (c) Tenant's changes (or requests for change) to the Plans or any other Tenant-caused delay described in SECTION 4 of this Leasehold Improvement Agreement, (d) Tenant's failure to provide necessary information as and when required hereby, or (e) any other act of or by Tenant or its agents, representatives, contractors, subcontractors or Persons acting by, through or under Tenant. The Delivery Date shall be extended one day for each day of Extension Delay. Notwithstanding the foregoing, in no event shall the Delivery Date occur after the date which is 640 days after the date on which this Lease is fully executed and delivered by Tenant to Landlord.

         9. FAILURE TO DELIVER INITIAL BUILDING BY DELIVERY DATE. If Substantial Completion has not occurred by the Delivery Date, as extended, if applicable, an amount of Fixed Rent under the Lease shall be abated in the amount of $6,666.67 for each seven-day week after the Delivery Date (prorated on a daily basis for a period of less than a 7-day week) that Substantial Completion has not occurred, such sum to increase by $3,333.33 every 14 full days (not prorated on a daily basis) thereafter.

         10. SUBSTANTIAL COMPLETION. "SUBSTANTIAL COMPLETION" occurs when all of the following conditions have been satisfied: (a) receipt of a Certificate of Substantial Completion by Architect on AIA Form G704 (or a substantially similar form) relating to the construction of the Improve ments; (b) Tenant can use the Premises for its intended purposes without material interference to Tenant conducting its business activities; (c) Final Inspection has occurred; (d) Tenant, its employees, agents and invitees have ready access to, and parking adjacent to, the Initial Building and the Premises (but not necessarily on paved surfaces); (e) necessary utilities (not including natural gas) and plumbing are available (availability through temporary facilities will be acceptable for this purpose; provided, however, that connection to permanent facilities will not result in the unavailability or discontinuance of such utilities with respect to Tenant's use of the Premises thereafter) in capacities not less than as set forth in the Plans, are connected to mains or other appropriate sources, and all utility meters have been set and activated; (f) receipt of a certificate from an engineer stating that no additional easements are required to be granted for the benefit of Parcel B in order for Parcel B and the Improvements located thereon to be provided with access, utility services and drainage, as required by the Lease and this Leasehold Improvement Agreement; and (g) receipt (at Tenant's sole cost and expense) of an update to the existing commitment for title insurance dated prior to (and as close as is reasonably practical to) the date of Substantial Completion, showing no exceptions to title affecting the Premises (or interfering with or limiting Tenant's rights to Parcels A or D) other than those shown on Exhibit B or those approved or consented to by Tenant. At Landlord's request, Tenant will execute and deliver to Landlord a written acknowledgment that Substantial Completion has occurred. Acceptance of possession, use or occupancy of the Premises by Tenant shall not be deemed to constitute a waiver of Landlord's duties, obligations or warranties expressly set forth in the Lease.

         Landlord shall use reasonable efforts to give Tenant at least fifteen days' advance notice of the estimated date on which Substantial Completion is expected to occur and five days' advance notice of any changes to the estimated Substantial Completion date.

         11. INSPECTION. Upon five days' written notice from Landlord to Tenant, Landlord and Tenant's Construction Representative (who shall be deemed to be Tenant's agent for all purposes of this Leasehold Improvement Agreement) shall jointly inspect the Building and Premises, at which inspection Tenant may have all systems demonstrated, and Tenant (or its Construction Representa tive) and Landlord shall jointly prepare a punch list. Said inspection shall occur between one and twenty days prior to the Commencement Date. The punch list shall list incomplete items of construction necessary adjustments and needed finishing touches. Landlord will cause the punch list items to be completed as soon as reasonably practical after the Commencement Date.

         12. LANDLORD'S INSURANCE. Landlord agrees that during the period of Landlord's construction of the Improvements, Landlord will obtain and keep in force, or cause to be obtained or kept in force, at no cost to Tenant, builder's risk insurance, automobile liability insurance and comprehensive general liability insurance against liability for bodily injury and death and property damage, in reasonable and customary amounts and forms. Landlord shall also provide or cause to be provided and kept in force workers' compensation coverage with statutory benefits covering employees of Landlord's contractor (but not employees of Tenant or Tenant's contractors) and with such endorsements as may be reasonably requested by Tenant.

         13. COPIES OF PLANS. Upon the Commencement Date, Landlord shall deliver to Tenant two original "as built" surveys of the Premises, two sets of "as built" plans for the Premises (which plans shall identify the location of all offsite utility, drainage and stormwater retention easements benefitting the Premises) and all building systems, and shall deliver to Tenant one copy (or the original, if required by law to be kept at the Premises) of each of the licenses, permits, governmental approvals, warranties, guarantees, utility contracts, operating manuals, maintenance manuals, surveys, plats, engineering reports, environmental reports and soil tests regarding the Premises.

         14. ENVIRONMENTAL REPORT. Tenant may, at its sole cost and expense, cause a "Phase I" environmental report of the Parcels to be done by a reputable and experienced firm of independent environmental consulting engineers at any time before the Commencement Date. Such report shall be completed, and a copy to Landlord, thereof (together with a "reliance letter" in customary form addressed to Landlord) delivered not later than the Commencement Date. If such report discloses the existence on the Parcels of a violation of any Environmental Laws, Landlord will take all reasonable actions (if any) which, in Landlord's judgment, are appropriate with respect thereto (which may, but need not, include remediation of this violation cited in such report). The existence of any such violation shall not have any effect of any kind whatsoever on whether Substantial Completion, or the Commencement Date, shall be deemed to have occurred.

                                                                       EXHIBIT D

                             DESCRIPTION OF PARCEL B

A PORTION OF SECTION 25, TOWNSHIP 1 NORTH, RANGE 26 EAST, DUVAL COUNTY, FLORIDA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

FOR A POINT OF REFERENCE, COMMENCE AT THE NORTHEAST CORNER OF THE NORTHWEST 1/4 OF SAID SECTION 25; THENCE SOUTH ALONG THE EAST LINE OF SAID NORTHWEST 1/4, SOUTH 00 DEG. 05'11" EAST, A DISTANCE OF 1655.90 FEET TO THE SOUTHERLY RIGHT-OF-WAY LINE OF TRADEPORT DRIVE (A 80 FOOT RIGHT-OF-WAY, AS NOW ESTABLISHED) AND THE INTERSECTION WITH A NONTANGENT CURVE, SAID CURVE BEING CONCAVE TO THE NORTHEAST AND HAVING A RADIUS OF 1755.51 FEET, THENCE NORTHWESTERLY, ALONG SAID SOUTHERLY RIGHT-OF-WAY LINE, 414.85 FEET AROUND THE ARC OF SAID CURVE, THROUGH A CENTRAL ANGLE OF 13 DEG. 32'23", ALONG A CHORD, BEARING NORTH 80 DEG. 04'14" WEST A DISTANCE OF 413.88 FEET TO THE CENTERLINE OF LITTLE CEDAR CREEK; THENCE DEPARTING FROM SAID SOUTHERLY RIGHT-OF-WAY LINE, SOUTH 31 DEG. 07'08" WEST, ALONG SAID CENTERLINE, A DISTANCE OF 172.94 FEET TO A POINT; THENCE SOUTH 07 DEG. 16'09" EAST A DISTANCE OF 112.85 FEET; THENCE SOUTH 69 DEG. 51'06" EAST A DISTANCE OF 28.00 FEET TO A POINT; THENCE 15 DEG. 04'13" EAST A DISTANCE OF 71.18 FEET TO A POINT; THENCE SOUTH 04 DEG. 06'33" WEST A DISTANCE OF 86.36 FEET TO A POINT; THENCE SOUTH 90 DEG. 00'00" WEST DEPARTING SAID CENTERLINE OF LITTLE CEDAR CREEK A DISTANCE OF 5.13 FEET TO A POINT ON THE WEST LINE OF THOSE CERTAIN LANDS DESCRIBED IN OFFICIAL RECORDS VOLUME 6690, PAGE 1674, OF THE CURRENT PUBLIC RECORDS OF SAID DUVAL COUNTY, SAID POINT ALSO BEING THE POINT OF BEGINNING; THENCE SOUTH 00 DEG. 05'25" EAST ALONG THE WEST LINE OF LAST MENTIONED LANDS A DISTANCE OF 1019.09 FEET; THENCE SOUTH 89 DEG. 54'35" WEST A DISTANCE OF 575.0 FEET; THENCE NORTH 00 DEG. 05'25" WEST AND PARALLEL WITH THE WEST LINE OF SAID OFFICIAL RECORDS VOLUME 6690, PAGE 1674 A DISTANCE OF 1020.0 FEET TO THE SOUTHERLY RIGHT-OF-WAY LINE OF A PROPOSED 80 FOOT RIGHT-OF-WAY; THENCE DUE EAST ALONG SAID SOUTHERLY RIGHT-OF-WAY LINE AND THE EASTERLY PROLONGATION THEREOF 575.0 FEET TO THE POINT OF BEGINNING.

                                                                     EXHIBIT D-1

                            DESCRIPTION OF PARCEL B-1

A portion of Section 25, Township 1 North, Range 26 East, Duval County, Florida, being more particularly described as follows:

For a Point of Reference, Commence at the Northeast corner of the Northwest 1/4 of said Section 25; thence South along the East line of said Northwest 1/4, South 00 DEG. 05'11" East, 1655.90 feet to the Southerly right of way line of Tradeport Drive (an 80 foot right of way as now established) and the intersection with a non-tangent curve, said curve being concave to the Northeast and having a radius of 1755.51 feet; thence Northwesterly, along said Southerly right of way line, 414.85 feet around the arc of said curve, through a central angle of 13 DEG. 32'23", along a chord bearing North 80 DEG. 04'14" West, a distance of 413.88 feet to the centerline of Little Cedar Creek; thence departing from said Southerly right of way line, South 31 DEG. 07'08" West, along said centerline, a distance of 172.94 feet to a point; thence South 07 DEG. 16'09" East, a distance of 112.85 feet to a point; thence South 69 DEG. 51'06" East, a distance of 28.00 feet to a point; thence South 15 DEG. 04'13" East, a distance of 71.18 feet to a point; thence South 04 DEG. 06'33" West, a distance of 86.36 feet to a point; thence South 90 DEG. 00'00" West, departing said centerline of Little Cedar Creek, a distance of 5.13 feet to a point on the West line of those certain lands described in Official Records Volume 6690, page 1674 of the current Public Records of Duval County; thence along said West line, South 00 DEG. 05'25" East, a distance of 353.48 feet; thence departing said West line, South 89 DEG. 54'35" West, a distance of 575.00 feet to the Point of Beginning;

From said Point of Beginning, thence South 00 DEG. 05'25" East, and parallel with said West line, a distance of 539.87 feet; thence South 89 DEG. 54'35" West, a distance of 22.70 feet; thence North 00 DEG. 05'25" West and parallel with said West line, a distance of 5.00 feet to the Southeast exterior corner of a concrete tilt-wall building; thence North 00 DEG. 00'34" East, along the Easterly line of said building, a distance of 529.87 feet to the Northeast corner of said building; thence departing said building line and parallel to said West line, North 00 DEG. 05'25" West, a distance of 5.00 feet; thence North 89 DEG. 54'35" East, a distance of 21.77 feet to the Point of Beginning.

Containing 12,005 square feet or 0.28 acres, more or less.

                                                                       EXHIBIT E

                             DESCRIPTION OF PARCEL C

A PORTION OF SECTION 25, TOWNSHIP 1 NORTH, RANGE 26 EAST, DUVAL COUNTY, FLORIDA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

FOR A POINT OF REFERENCE, COMMENCE AT THE NORTHEAST CORNER OF THE NORTHWEST 1/4 OF SAID SECTION 25; THENCE SOUTH ALONG THE EAST LINE OF SAID NORTHWEST 1/4, SOUTH 00 DEG. 05'11" EAST, A DISTANCE OF 1655.90 FEET TO THE SOUTHERLY RIGHT-OF-WAY LINE OF TRADEPORT DRIVE (A 80 FOOT RIGHT-OF-WAY, AS NOW ESTABLISHED) AND THE INTERSECTION WITH A NONTANGENT CURVE, SAID CURVE BEING CONCAVE TO THE NORTHEAST AND HAVING A RADIUS OF 1755.51 FEET, THENCE NORTHWESTERLY, ALONG SAID SOUTHERLY RIGHT-OF-WAY LINE, 414.85 FEET AROUND THE ARC OF SAID CURVE, THROUGH A CENTRAL ANGLE OF 13 DEG. 32'23", ALONG A CHORD, BEARING NORTH 80 DEG. 04'14" WEST A DISTANCE OF 413.88 FEET TO THE CENTERLINE OF LITTLE CEDAR CREEK; THENCE DEPARTING FROM SAID SOUTHERLY RIGHT-OF-WAY LINE, SOUTH 31 DEG. 07'08" WEST, ALONG SAID CENTERLINE, A DISTANCE OF 172.94 FEET TO A POINT; THENCE SOUTH 07 DEG. 16'09" EAST A DISTANCE OF 112.85 FEET; THENCE SOUTH 69 DEG. 51'06" EAST A DISTANCE OF 28.00 FEET TO A POINT; THENCE SOUTH 15 DEG. 04'13" EAST A DISTANCE OF 71.18 FEET TO A POINT; THENCE SOUTH 04 DEG. 06'33" WEST A DISTANCE OF 86.36 FEET TO A POINT; THENCE SOUTH 90 DEG. 00'00" WEST DEPARTING SAID CENTERLINE OF LITTLE CEDAR CREEK A DISTANCE OF
5.13 FEET TO A POINT ON THE WEST LINE OF THOSE CERTAIN LANDS DESCRIBED IN OFFICIAL RECORDS VOLUME 6690, PAGE 1674, OF THE CURRENT PUBLIC RECORDS OF SAID DUVAL COUNTY, THENCE DUE WEST A DISTANCE OF 604.70 FEET TO A POINT OF CURVE, SAID CURVE BEING CONCAVE TO THE NORTHEAST AND HAVING A RADIUS OF 50.0 FEET, THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE 63.40 FEET, THROUGH A CENTRAL ANGLE OF 72 DEG. 39'13", A CHORD BEARING OF NORTH 53 DEG. 40'23" WEST AND A CHORD DISTANCE OF 59.24 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 72 DEG. 39'13" WEST A DISTANCE OF 406.10 FEET TO A POINT; THENCE SOUTH 67 DEG. 06'45" WEST A DISTANCE OF 260.0 FEET TO A POINT; THENCE NORTH 82 DEG. 50'54" WEST A DISTANCE OF 70.0 FEET TO A POINT; THENCE NORTH 07 DEG. 09'06" EAST A DISTANCE OF 160.0 FEET TO A POINT; THENCE NORTH 23 DEG. 13'00" EAST A DISTANCE OF 478.07 FEET TO A POINT; THENCE SOUTH 69 DEG. 42'24" EAST A DISTANCE OF 619.12 FEET TO THE NORTHWESTERLY RIGHT- OF-WAY LINE OF A PROPOSED 80 FOOT RIGHT-OF-WAY; THENCE SOUTH 23 DEG. 13'00" WEST ALONG SAID PROPOSED NORTHWESTERLY RIGHT-OF-WAY LINE 100.00 FEET TO THE POINT OF CURVE OF SAID PROPOSED RIGHT-OF-WAY LINE, SAID CURVE BEING CONCAVE TO THE NORTHWEST AND HAVING A RADIUS OF 25.0 FEET, THENCE SOUTHWESTERLY ALONG THE ARC OF SAID CURVE 23.18 FEET, THROUGH A CENTRAL ANGLE OF 53 DEG. 07'48", A CHORD BEARING OF SOUTH 49 DEG. 46'54" WEST AND A

CHORD DISTANCE OF 22.36 FEET TO THE POINT OF REVERSE CURVE OF SAID PROPOSED RIGHT-OF-WAY LINE, SAID REVERSE CURVE BEING CONCAVE TO THE SOUTHEAST AND HAVING A RADIUS OF 50.0 FEET, THENCE SOUTHWESTERLY ALONG THE ARC OF SAID CURVE 81.76 FEET, THROUGH A CENTRAL ANGLE OF 93 DEG. 41'36", A CHORD BEARING OF SOUTH 29 DEG. 30'01" WEST AND A CHORD DISTANCE OF 72.95 FEET TO THE POINT OF BEGINNING.

                                                                       EXHIBIT F

                             [INTENTIONALLY OMITTED]

                                                                       EXHIBIT G

                             DESCRIPTION OF PARCEL D

A PORTION OF SECTION 25, TOWNSHIP 1 NORTH, RANGE 26 EAST, DUVAL COUNTY, FLORIDA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

FOR A POINT OF REFERENCE, COMMENCE AT THE NORTHEAST CORNER OF THE NORTHWEST 1/4 OF SAID SECTION 25; THENCE SOUTH ALONG THE EAST LINE OF SAID NORTHWEST 1/4, SOUTH 00 DEG. 05'11" EAST, A DISTANCE OF 1655.90 FEET TO THE SOUTHERLY RIGHT-OF-WAY LINE OF TRADEPORT DRIVE (A 80 FOOT RIGHT-OF-WAY, AS NOW ESTABLISHED) AND THE INTERSECTION WITH A NONTANGENT CURVE, SAID CURVE BEING CONCAVE TO THE NORTHEAST, AND HAVING A RADIUS OF 1755.51 FEET, THENCE NORTHWESTERLY, ALONG SAID SOUTHERLY RIGHT-OF-WAY LINE, 414.85 FEET AROUND THE ARC OF SAID CURVE, THROUGH A CENTRAL ANGLE OF 13 DEG. 32'23", ALONG A CHORD, BEARING NORTH 80 DEG. 04'14" WEST A DISTANCE OF 413.88 FEET TO THE CENTERLINE OF LITTLE CEDAR CREEK; THENCE DEPARTING FROM SAID SOUTHERLY RIGHT-OF-WAY LINE, SOUTH 31 DEG. 07'08" WEST, ALONG SAID CENTERLINE, A DISTANCE OF 172.94 FEET TO A POINT; THENCE SOUTH 07 DEG. 16'09" EAST A DISTANCE OF 112.85 FEET; THENCE SOUTH 69 DEG. 51'06" EAST A DISTANCE OF 28.00 FEET TO A POINT, THENCE SOUTH 15 DEG. 04'13" EAST A DISTANCE OF 71.18 FEET TO A POINT; THENCE SOUTH 04 DEG. 06'33" WEST A DISTANCE OF 86.36 FEET TO A POINT; THENCE SOUTH 90 DEG. 00'00" WEST DEPARTING SAID CENTERLINE OF LITTLE CEDAR CREEK A DISTANCE OF
5.13 FEET TO A POINT ON THE WEST LINE OF THOSE CERTAIN LANDS DESCRIBED IN OFFICIAL RECORDS VOLUME 6690, PAGE 1674, OF THE CURRENT PUBLIC RECORDS OF SAID DUVAL COUNTY; THENCE SOUTH 00 DEG. 05'25" EAST ALONG THE WEST LINE OF LAST MENTIONED LANDS A DISTANCE OF 1019.09 FEET TO THE POINT OF BEGINNING; THENCE CONTINUE SOUTH 00 DEG. 05'25" EAST ALONG SAID WEST LINE A DISTANCE OF
116.88 FEET TO THE SOUTHWEST CORNER OF SAID LANDS; THENCE SOUTH 02 DEG. 41'27" WEST A DISTANCE OF 110.13 FEET TO THE NORTHERLY RIGHT-OF-WAY LINE OF A PROPOSED 80 FOOT RIGHT-OF-WAY; THENCE ALONG SAID PROPOSED NORTHERLY RIGHT-OF-WAY LINE SOUTH, 89 DEG. 54'35" WEST A DISTANCE OF 133.21 FEET TO THE POINT OF CURVE OF SAID PROPOSED RIGHT-OF- WAY, SAID CURVE BEING CONCAVE TO THE SOUTHEAST AND HAVING A RADIUS OF 815.0 FEET; THENCE SOUTHWESTERLY ALONG THE ARC OF SAID CURVE 362.17 FEET, THROUGH A CENTRAL ANGLE OF 25 DEG. 27'40', ALONG A CHORD BEARING OF SOUTH 77 DEG. 10'45" WEST A CHORD DISTANCE OF 359.20 FEET TO THE POINT OF REVERSE CURVE IN SAID PROPOSED NORTHERLY RIGHT-OF-WAY LINE, SAID REVERSE CURVE BEING CONCAVE TO THE NORTHWEST AND HAVING A RADIUS OF 560.0 FEET, THENCE ALONG THE ARC OF SAID CURVE 319.63 FEET, THROUGH A CENTRAL ANGLE OF 32 DEG. 42'10", ALONG A CHORD BEARING OF SOUTH 80 DEG. 48'01" WEST A CHORD DISTANCE OF 315.32 FEET TO THE POINT OF TANGENT OF SAID CURVE; THENCE

CONTINUE ALONG SAID PROPOSED NORTHERLY RIGHT-OF-WAY LINE, NORTH 82 DEG. 50'54" WEST A DISTANCE OF 695.80 FEET; THENCE DEPARTING FROM SAID PROPOSED NORTHERLY RIGHT-OF-WAY LINE AND RUN THROUGH AN EXISTING LAKE THE FOLLOWING DESCRIBED COURSE; NORTH 07 DEG. 09'06" EAST A DISTANCE OF 270.39 FEET; THENCE NORTH 89 DEG. 54"35' EAST A DISTANCE OF 1456.43 FEET TO THE POINT OF BEGINNING.

                                                                       EXHIBIT H

                     VENDORS' WARRANTIES - INITIAL BUILDING

-------------------------------------------------------------------------- --------------------------------------
                                 Warranty                                         Extended Warranties/Cost
-------------------------------------------------------------------------- --------------------------------------
Description                                                 Duration       Description              Cost
-----------                                                 --------       -----------              ----

STRUCTURAL                                                  4 years        Not avaliable
 Includes framing, slab, walls, foundation, masonry
 Includes all parts and labor
 Slab warranty limited to materials and workmanship
  and floor joints/floor joint filler shall be maintained
  failure to maintain floor joints/floor joint filler
  shall void the warranty for the slab

ROOF                                                        15 years       Not available
 Includes parts and labor

HVAC                                                        1 year         Additional 1 year        $13,475
 Includes parts and labor                                                  parts and labor
 Extended 5 year warranty on compressors
   would remain in effect

PLUMBING                                                    2 years        Not available
 Includes parts and labor

SPRINKLERS                                                  2 years        Not available
 Includes sprinkler piping, sprinkler heads
 Minor repair of sprinkler heads and alarm bells
  under normal conditions

 Second year of warranty contingent upon existence of 2 year maintenance agreement with Delta Fire
Sprinklers, Inc.

ELECTRICAL                                                  1 year         Additional 1 year        $20,000
 Includes parts and labor                                                  parts and labor

----------------------------------------------------------- -------------- ------------------------ -------------

                                                                       EXHIBIT I

                            CONFIDENTIALITY AGREEMENT

     THIS CONFIDENTIALITY AGREEMENT is made as of _________________, 19___, by and between _______________________ ("Viewing Party") and SARA LEE CORPORATION, a Maryland corporation ("Tenant").

                               W I T N E S S E T H

     WHEREAS, CTC INVESTMENTS, LTD., a Florida limited partnership ("Landlord"), and Tenant have entered into a certain Lease dated as of __________, 1998 ("Lease") relating to certain property situated in the Jacksonville International Tradeport, Jacksonville, Florida ("Premises");

     WHEREAS, the Lease provides that Landlord and persons specifically authorized by Landlord shall have the right to enter the Premises at any reasonable time with reasonable notice to show the Premises to prospective purchasers, tenants and secured lenders ("Viewing Parties"), provided that the Viewing Parties agree to respect the confidentiality of proprietary or confidential matters relating to Tenant or the Premises which are disclosed to them when they are on the Premises exercising the right of entry provided in the Lease ("Confidential Information").

     NOW, THEREFORE, it is hereby mutually covenanted and agreed by and between the parties hereto as hereinafter set forth.

     Section 1. Viewing Party agrees to respect the confidentiality of Confidential Information. [Insert this sentence in Agreement signed by
Landlord: Landlord also agrees that it will not cause any Viewing Party to enter within and view the Premises without obtaining from such Viewing Party a confidentiality agreement substantially in the form of this Agreement.] Viewing Party agrees that it will not disclose any Confidential Information relating to the design, manufacture or distribution of Tenant's products. The undertakings concerning nondisclosure set out in this Section 1 do not apply to (i) any information in the public domain, (ii) any information obtained from any source other than from Viewing Party's personal entry into the Premises, or (iii) any information disclosed pursuant to any applicable law or any order or formal written request of any court or governmental agency.

     Section 2. The undertakings set out herein concerning nondisclosure apply, with respect to any Confidential Information obtained from any particular entry onto the Premises, for a period of two years after such entry.

     Section 3. In the event of a dispute hereunder in the enforcement of the terms of this Confidentiality Agreement, the prevailing party shall be entitled to recover its reasonable attorneys fees and costs from the non-prevailing party.

     Section 4. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida.

     Section 5. This Confidentiality Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties have executed this Confidentiality Agreement as of the date first above written.

                                             VIEWING PARTY

                                             -----------------------------------

                                             By:
                                                --------------------------------

                                                    TENANT

                                             SARA LEE CORPORATION
                                             a Maryland corporation

                                             By:
                                                --------------------------------

                                               --------------------------------
                                               Print Name
                                               Its___________________ President

                                                                       EXHIBIT J

                            [INTENTIONALLY OMITTED.]

                                                                       EXHIBIT K

                                 ESTOPPEL LETTER

                                     [Date]

[Name of Lender]
[Address of Lender]

Ladies and Gentlemen:

         Sara Lee Corporation, a Maryland corporation ("Tenant"), as tenant under that certain Agreement of Lease dated ____________, 1998 (the "Lease") with CTC Investments Limited, a Florida limited partnership ("Landlord"), as landlord, has been advised that Landlord is obtaining a construction loan
(the "Loan") in the principal amount of $___________ from __________________
("Lender"), which Loan will be used to fund the costs of acquisition of the Land and construction of the Buildings which will comprise the Premises demised Tenant under the Lease. Tenant hereby certifies to Lender, as of the date hereof, as follows:

         1. A true and complete copy of the Lease is attached as EXHIBIT A to this estoppel letter.

         2. Tenant is the sole owner and holder of all rights and interests of tenant under the Lease.

         3. The Lease, together with the ancillary agreement(s) described in EXHIBIT B attached to this estoppel letter, constitutes the entire agreement between Landlord and Tenant with respect to the Premises, and has not been changed, modified, amended or supplemented, or assigned.

         4. Tenant has not sublet any portion of the Premises demised under the Lease.

         5. The Lease is in full force and effect and Tenant has no actual knowledge of any default (or any event or condition, which, with the giving of notice or passage of time or both would constitute a default) by either party under the Lease. Tenant has no actual knowledge of any event or condition which has occurred which would entitle Tenant to any rental defenses or allow Tenant to abate or offset (in whole or in part) any Fixed Rent or other Rental or other charges due and payable by Tenant to Landlord under the Lease.

         6. Tenant has no right to terminate the Lease or to offset or abate any Fixed Rent or other Rental or other sums due and payable thereunder, except as specifically set forth in the Lease.

         7. The Plans required under the Leasehold Improvement Agreement constituting Exhibit C to the Lease (the "Leasehold Improvement Agreement") have been prepared and approved by Landlord and Tenant, and such Plans are more particularly described in EXHIBIT C

[Name of Lender]
[Date]
Page 2

attached hereto. As of the date of this estoppel letter, no material changes to the Plans have been contemplated or proposed.

         8. The Commencement Date of the Lease is the earlier of (a) the date of Substantial Completion, and (b) the date Substantial Completion would have occurred but for Tenant-caused delays as evidenced by a letter from the Architect in accordance with Section 4 of the Leasehold Improvement Agreement.

         9. Subject to extension in accordance with the provisions of the Leasehold Improvement Agreement, the Delivery Date under the Leasehold Improvement Agreement is __________________.

         10. There are no outstanding offsets or credits against, or deductions from, Tenant's future Fixed Rent or other Rental obligations under the Lease (but the Lease does contain provisions for the offset, abatement and reduction of Rental in specified circumstances). Tenant has made no advance payment of Fixed Rent or other Rental under the Lease.

         11. There are no actions, whether voluntary or otherwise, pending against Tenant under any bankruptcy, debtor reorganization, moratorium or similar laws of the United States, any state thereof or any other jurisdiction.

         All capitalized terms not otherwise specifically defined in this estoppel letter shall have the respective meanings ascribed thereto in the Lease.

         Tenant acknowledges that Lender is relying upon this estoppel letter in making the Loan, and that without this estoppel letter Lender would not make the Loan.

         This estoppel letter shall inure to the benefit of Lender and its successors and assigns, and shall be binding upon Tenant and its representatives, successors and assigns (including, but not limited to, any assignee or sublessee of Tenant under the Lease).

                                                     Very truly yours,

                                                     SARA LEE CORPORATION,
                                                     a Maryland corporation

                                                     By:
                                                        ----------------------
                                                     Name:
                                                          --------------------
                                                     Title:
                                                           -------------------

                                                                       EXHIBIT L

                                                           Loan No._____________

                               INDEMNITY AGREEMENT

         THIS INDEMNITY AGREEMENT ("Agreement") is entered into as of ___________, 199__ by Sara Lee Corporation, a Maryland corporation ("Indemnitor") in favor of _________________________ ("Lender").

                                    RECITALS

        A. Lender is contemporaneously herewith making a $_______ loan (the "Loan") to CTC Investments Limited, a Florida limited partnership (the "Borrower") secured or to be secured by a Mortgage, Deed to Secure a Debt or Deed of Trust and Security Agreement from Borrower to Lender (the "Mortgage") on the fee title and/or leasehold interest in the property described in Exhibit A attached hereto (the "Property"), which is also described as the Land in the Lease (as defined herein). All capitalized terms not specifically defined in this Agreement shall have the same respective meanings as are ascribed thereto in the Lease.

         B. Indemnitor and Borrower executed that certain Agreement of Lease dated ____________, 1998, with respect to the Property (the "Lease").

         C. In order to induce Lender to make the Loan, the undersigned Indemnitor has agreed to execute and deliver this Indemnity Agreement to Lender.

         D. Indemnitor has a substantial direct or indirect interest in the Property, financial or otherwise.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Indemnitors hereby agree and covenant for the benefit of Lender as follows:

         1. Indemnitor covenants that after the Commencement Date: (a) the Property shall be maintained free of contamination from any Hazardous Substances except any which were present on the Property as of the Commencement Date through no fault of Indemnitor or any Person acting or claiming by, through or under Indemnitor; (b) the Property shall not be used for the manufacture, storage, generation or disposal of any Hazardous Substances; (c) Indemnitor shall not be, and shall not permit any assignee or Subtenant to be, involved in operations at or near the Property that could lead to the imposition on Lender of liability, or the creation of a lien on the

Property or any assets of Lender, under any Requirements relating to Hazardous Substances; and (d) Indemnitor shall not cause or permit to exist or occur any deposit, disposal, discharge, spillage, loss, emission, escape, migration, seepage or filtration of oil, petroleum, chemical liquids or solids, liquid or gaseous products, or any Hazardous Substances upon, under, above, from, or within the Property; provided, however, that Indemnitor may, at Indemnitor's sole risk, use upon the Property any Hazardous Substances or hazardous materials which are necessary for Indemnitor to carry on, in the ordinary course of its business, its presently intended warehouse, distribution or office uses on the Property so long as Indemnitor complies with all applicable Environmental Laws and with then-generally-accepted good and prudent business practices relating thereto. (Nothing in the proviso at the end of the preceding sentence shall be deemed to diminish, restrict, limit or affect in any way the breadth, generality or scope of Indemnitor's indemnification or other obligations or undertakings set out in the remainder of this Agreement.)

         2. Except for matters caused by Lender's or Borrower's own negligence or wrongful acts or by the negligence or wrongful acts of any Person acting or claiming by, through or under Lender or Borrower (for all purposes of this Lease, the phrase "Persons acting or claiming by, through or under Lender or Borrower", and any similar phrase, does not include Indemnitor or its assignees, Subtenants, licensees of or under Indemnitor, or Persons acting, claiming or holding by, through or under Indemnitor or its assignees, Subtenants or licensees), Indemnitor hereby agrees to defend, indemnify, and hold Lender harmless from and against any and all losses, liabilities (including, without limitation, strict liability), damages, injuries, expenses (including, without limitation, attorneys' fees and disbursements), costs of any settlement or judgment, and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Lender by any Governmental Authority or other Person for, with respect to, or as a direct or indirect result of, the presence on, within or under, or the escape, seepage, leakage, spillage, discharge, emission, migration or release from, the Property of any Hazardous Substance, which conditions did not exist on the Property prior to the Commencement Date (including, without limitation, any losses, liabilities, including strict liability, damages, injuries expenses, including attorneys' fees and disbursements, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response Compensation and Liability Act, as amended, RCRA, as amended, or any federal, state or local so-called "Superfund" or "Superlien" laws or any other statute, law, ordinance, code, rule, regulation, order or decree now or hereafter regulating, governing, controlling, relating to, or imposing liability [including, without limitation, strict liability] or standards of conduct for or concerning any Hazardous Substance
[collectively, "Environmental Laws"] and including amounts necessary to pay costs of investigation and clean-up of Hazardous Substances and toxic substances on or affecting the Property).

         3. For purposes hereof, "Hazardous Substances" shall mean and include all elements, wastes, materials, substances or compounds which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency (the "EPA") or the Florida Department of Environmental Protection (the "DEP") or the list of toxic pollutants designated by Congress or the EPA or the DEP or defined by any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, governing or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material as now or at any time hereafter in effect, including, without limitation, asbestos, PCBs, radioactive substances, methane, petroleum distillates, compounds and derivatives, petrochemicals, volatile hydrocarbons and industrial solvents.

         4. If either Indemnitor or Lender receives any notice of (a) the happening of any event involving in any way the presence, spill, release, leak, seepage, discharge or cleanup of any Hazardous Substance on or from the Property, or (b) any complaint, order, citation or notice with regard to air emissions, water discharges, or any other environmental, health or safety matter affecting Lender or the Property (an "Environmental Complaint") from any Person (including without limitation the EPA or the DEP), then such party receiving the notice shall immediately notify the other party of said notice and shall promptly send such other party a complete copy of any such notice that is in written form.

         5. Unless caused by Lender's or Borrower's own negligence or wrongful acts or by the negligence or wrongful acts of any Person acting or claiming by, through or under Lender or Borrower (for all purposes of this Lease, the phrase "Persons acting or claiming by, through or under Lender or Borrower", and any similar phrase, does not include Indemnitor or any assignees, Subtenants or licensees of or under Indemnitor or any other Person acting, claiming or holding by, through or under Indemnitor or its assignees, Subtenants or licensees) and except for Hazardous Substances that were present on the Property on the Commencement Date through no fault of Indemnitor or any Person acting or claiming by, through or under Indemnitor, Indemnitor shall bear the sole and complete responsibility and expense to clean up, remove, resolve or minimize the impact of, or otherwise deal with, any and all such Hazardous Substances and Environmental Complaints following receipt of any notice from any Person (including without limitation the EPA or the DEP) asserting the existence of any Hazardous Substance, or an Environmental Complaint, pertaining to the Property or any part thereof which could result in an order, judgment, complaint, decree, suit or other action against Lender or Indemnitor or Indemnitor's representatives, agents or Subtenants or which, in the sole opinion of Lender, could impair the value of Lender's interest in the Property or the Property. With respect to all matters described above, Indemnitor shall take all action necessary to obtain a closure letter or other final, favorable written disposition of the matter from the applicable Governmental Authorities and shall deliver said letter or other written disposition to Lender. If Indemnitor fails to take any action required herein, Borrower shall have the right (but not the obligation), after providing Indemnitor with notice and a reasonable opportunity to cure, to enter into the Property or to take such other actions as it deems necessary or advisable so to clean up, remove, resolve, minimize the impact of, or otherwise deal with any such Hazardous Substances or Environmental Complaint, in which event all costs and expenses incurred by Borrower in the exercise of any such rights shall be paid and reimbursed to Borrower by Indemnitor upon demand.

         6. (a) Promptly after its receipt of any report of or concerning the environmental condition of, or the presence or absence of Hazardous Substances at, upon or under, or the compliance or noncompliance with any Environmental Laws of, the Property or any part thereof, Indemnitor will deliver a complete copy of such report to Lender.

                  (b) Lender shall have the right from time to time, in its reasonable discretion, to cause to be performed an environmental audit and, if deemed necessary by Lender, an environmental risk assessment, concerning or relating to the Property (or any portions thereof) and the hazardous waste management practices of and the hazardous waste disposal sites used by Indemnitor and any other users of the Property; and Indemnitor grants to Lender, its respective agents, contractors and designees an irrevocable license to enter upon the Property at any reasonable time or times for purposes of performing the same; provided, however, that prior to exercising its inspection rights Lender shall first execute and deliver a Confidentiality Agreement in substantially the form attached to the Lease as
Exhibit I as to non-environmental matters. All costs and expenses incurred by Lender in the exercise of such rights shall be payable by Borrower.

         7. Except as provided herein, the obligations and liability of Indemnitor under this Agreement shall in no way be waived, released, discharged, reduced, mitigated or otherwise affected by:

                  (a) The repayment of the Loan and/or the satisfaction or release of the Mortgage; or

                  (b) Any neglect, delay or forbearance of Lender in demanding, requiring or enforcing payment of the indemnity due hereunder; or

                  (c) The receivership, bankruptcy, insolvency or dissolution of any Indemnitor or any affiliate; or

                  (d) Any sale or refinancing or other transactions related to the Property, by Borrower, by Lender or otherwise; or

                  (e) Indemnitor's transferring or divesting any or all of its estate, right, title or interest in or to the Property, any interest therein or any interest in any entity.

         8. Without limiting the other provisions hereof, if Lender acquires legal possession and/or title to the Property and Lender becomes aware of any condition involving a violation of an Environmental Law relating to the Property, whether or not a claim is asserted against Lender, Lender shall have the right, after giving Indemnitor detailed written notice specifying the violation of Environmental Law, Lender's proposed course of action to cure such violation and a reasonable opportunity to comment thereon and make recommendations and suggestions to Lender concerning same (including, without limitation, reasons why no remediation activities are appropriate or suggestions for different remediation activities) to take such action as Lender reasonably shall deem necessary, in Lender's discretion, to cure the violation of the Environmental Law, including, without limitation, cleanup of such condition and Indemnitor shall be liable to

Lender in accordance with the terms hereof for all liabilities, costs and expenses incurred by Lender in effecting such cure.

         9. No action or proceeding brought or instituted under this Indemnity Agreement and no recovery made as a result thereon shall be a bar or defense to any further action or proceeding under this Indemnity Agreement.

         10. The covenants, agreements, terms, and conditions of this Agreement including the indemnity contained herein shall extend to and be binding upon the Indemnitor, its successors and assigns, and shall inure to the benefit of and may be enforced by Lender and its successors and assigns.

         11. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited, invalid or ineffective under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         12. No consent by Indemnitor shall be required for any assignment or reassignment of the rights of Lender hereunder to one or more purchasers of the Loan or the Property, or any portion thereof.

         13. With respect to any potential indemnified claim hereunder, Indemnitor may elect, by written notice to Lender, to assume the defense of any such claim by using counsel selected by Indemnitor acting reasonably. If Indemnitor assumes such defense and admits that the claim is subject to Indemnitor's indemnity obligations hereunder, then: (i) the claim shall be deemed to be a claim indemnified by Indemnitor; (ii) Lender may, at its election, participate in the defense of the claim, but Indemnitor will have no obligation to pay for any defense costs, including attorneys' fees of Lender after Lender assumes to participate in the defense of the claim; and
(iii) Indemnitor will have the right, without cost to Lender, to compromise and settle any claim on any basis believed reasonable, in good faith by Indemnitor, and Lender shall be bound thereby, provided Lender is released in such settlement.

         If after receiving a notice of a potential indemnified claim hereunder, if Indemnitor either does not assume the defense thereof, or does so under a reservation of rights without admitting that the claim is subject to Indemnitor's indemnity obligations hereunder, then: (i) the claim shall not be deemed to be a claim indemnified by the Indemnitor and neither party shall have waived any rights to assert that the claim is or is not properly a claim subject to Indemnitor's indemnity obligations; (ii) both Indemnitor and Lender may, at their individual election, participate in the defense of such claim but Indemnitor will remain responsible for the cost of defense, including reasonable attorneys' fees of Lender should the claim ultimately be determined to be subject to Indemnitor's indemnity obligations; and (iii) Lender shall have the right to compromise and settle the claim on any basis believed reasonable, in good faith, by Lender, and Indemnitor will be bound thereby should the claim ultimately be determined to be subject to Indemnitor's indemnity obligations hereunder.

         14. In the event of any litigation between the parties hereto to enforce any of the provisions of this Agreement or any right of either party hereto, the unsuccessful party to such litigation agrees to pay to the successful party all costs and expenses, including reasonable attorneys' fees, whether or not incurred in trial or an appeal, incurred therein by the successful party, all of which may be included in and as a part of the judgment rendered in such litigation.

         15. Indemnitor's obligation and liabilities under this Agreement shall survive the Expiration Date for any indemnified matter that first occurred or accrued after the Commencement Date but before the Expiration Date; however, Indemnitor shall have no obligation or liability of any kind to Lender for or concerning any Hazardous Substance, violation of any Environmental Law, Environmental Complaint, or any environmental condition or matter with respect to the Property or this Agreement that (i) first occurred, accrued or came into existence before the Commencement Date or after the Expiration Date, (ii) first occurred, accrued or came into existence on or after the date on which Indemnitor's liability under the Lease is terminated pursuant to the provisions of Article 10 of the Lease, or
(iii) was caused by the acts of Borrower or by the acts of any Person acting, holding or claiming by, through or under Borrower.

         IN WITNESS WHEREOF, the undersigned Indemnitor and Lender have executed this Agreement as of the day and year first above written.

                                           Indemnitor

                                           SARA LEE CORPORATION,
                                           a Maryland corporation

                                           By
                                             ---------------------------------
                                           Its
                                              --------------------------------

--------------------------------------,
                                           a _________ corporation

                                           By
                                             ---------------------------------

                                           Its
                                              --------------------------------

                                                                       EXHIBIT M

                       ILLUSTRATIVE AMORTIZATION SCHEDULE
      (MORTGAGE AMORTIZATION SCHEDULE : 16 YEAR TERM - 8.5% INTEREST RATE)

                                                       PRINCIPAL
                                       MONTH          OUTSTANDING
                                     ----------   -------------------
             COMMENCEMENT DATE == >           0            10,000,000
                                              1             9,975,384
                                              2             9,950,594
                                              3             9,925,628
                                              4             9,900,486
                                              5             9,875,165
                                              6             9,849,665
                                              7             9,823,984
                                              8             9,798,122
                                              9             9,772,076
                                             10             9,745,846
                                             11             9,719,430
                                             12            9,692,827*
                                             24            9,358,502*
                                             36            8,994,627*
                                             48            8,598,588*
                                             60            8,167,542*
                                             72            7,698,397*
                                             84            7,187,783*
                                             96            6,632,035*
                                            108            6,027,164*
                                            120            5,368,829*
                                            132            4,652,302*
                                            144            3,872,441*
                                            156            3,023,647*
                                            168            2,099,828*
                                            180            1,094,352*
                                            192                0
                                     ==========   ===================

------------------------

* MONTHLY PRINCIPAL REDUCTION WILL OCCUR IN ACCORDANCE WITH THE PRINCIPLES UNDERLYING THE FOREGOING IN THE MONTHS BETWEEN THOSE EXPLICITLY INDICATED IN THE ABOVE TABLE.

                                                                       EXHIBIT N

                            PRELIMINARY SITE DRAWING